Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and has become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the information herein has been completed. This Prospectus Supplement and the accompanying Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

SUBJECT TO COMPLETION, DATED MAY 16, 2007 Prospectus Supplement (To Prospectus dated May 16, 2007) Popular ABS Mortgage Pass-Through Trust 2007-A as Issuing Entity
Popular ABS, Inc., as Depositor Equity One, Inc., as Servicer and Sponsor Popular Mortgage Servicing, Inc., as Subservicer

$428,632,000 (Approximate) Mortgage Pass-Through Certificates, Series 2007-A
Offered Certificates	Principal Balance (1)	Pass-Through Rate (2)(5)	Price to Public (5)	Underwriting Discount (5)	Net Proceeds to Depositor (3)(5)
Class A-1	$212,017,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class A-2	$76,090,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class A-3	$53,232,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-1	$35,931,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-2	$10,364,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-3	$9,444,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-4	$8,752,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-5	$4,837,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-6	$6,218,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-7	$4,837,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
Class M-8	$6,910,000	LIBOR + [ ]% (4)	[ ]%	[ ]%	$[ ]
__________
(1)	This amount is subject to a variance, by class or in the aggregate, of plus or minus 5%.
(2)	This rate may be limited by the applicable maximum rate described under the caption “Summary of Terms--Distributions to Certificateholders
--Distribution of Interest.”
(3)	Approximate, before deducting expenses, payable by the depositor, estimated to be less than $[] in the aggregate (to be determined upon pricing).
(4)	This rate will increase under the circumstances described under the caption “Summary of Terms--Distributions to Certificateholders
--Distribution of Interest.”
(5)	To be determined upon pricing.

Before buying certificates, consider carefully the risk factors beginning on page S-19 in this document and on page 6 in the prospectus.

The certificates will represent interests in the issuing entity only and will not represent interests in or be obligations of any other entity, including the sponsor, the depositor or any of their affiliates.

This prospectus supplement may be used to offer and sell the certificates only if it is accompanied by the prospectus.

The certificates--
•     represent an interest in the issuing entity, a trust fund consisting primarily of a pool of fixed rate and adjustable rate, fully amortizing and balloon, first lien mortgage loans. The Class B-1, Class B-2, Class B-3, Class X and Class R Certificates are not being offered by this prospectus supplement.
•     currently have no trading market.
•     are expected to receive monthly payments of interest and, if applicable, principal, on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing on June 25, 2007, to the extent of funds available for these payments.

Credit enhancement for the certificates will include --
•     excess cashflow;
•     overcollateralization;
•     subordination; and
•     net amounts received under an interest rate swap agreement.

Other support for the certificates will include --
•     net amounts received under an interest rate swap agreement; and
•     amounts received under an interest rate cap agreement.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

It is expected that delivery of the certificates will be made in book-entry form only through the facilities of The Depository Trust Company or, upon request, Clearstream Banking, Luxembourg, S.A. or Euroclear System on or about May 30, 2007.
Deutsche Bank Securities
May [ ], 2007

Information about the certificates is presented in two separate documents that progressively provide more detail:

•	the accompanying prospectus which provides general information, some of which may not apply to your certificates, and

•	this prospectus supplement, which describes the specific terms of your certificates.

We strongly encourage you to read both this prospectus supplement and the prospectus in full. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We have made cross-references to captions in this prospectus supplement and the accompanying prospectus under which you can find further related discussions. The table of contents that follows on the next page and the table of contents in the accompanying prospectus indicate where these captions are located.

We are not offering the certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the dates stated on the cover of each document.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Mortgage Pass-Through Certificates, Series 2007-A, and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Mortgage Pass-Through Certificates, Series 2007-A will be required to deliver a prospectus supplement and prospectus until ninety (90) days after the date of this prospectus supplement.

Subject to some limitations, you can get a copy of any of the documents referred to in the accompanying prospectus under the caption “Incorporation of Certain Documents by Reference” free of charge from the trustee. You should direct any requests for these documents to the Trustee at 648 Grassmere Park Road, Nashville, TN 37211, Attention: Transfer Unit, Popular ABS 2007-A, telephone: (800) 735-7777.

This prospectus supplement and the accompanying prospectus contain forward-looking statements relating to future economic performance or projections and other financial items. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the depositor notes that these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results or performance to differ materially from these forward-looking statements. Those risks, uncertainties and other factors include, among others, the rate and timing of prepayments on mortgage loans, general economic and business conditions, competition, changes in political and social conditions, regulatory initiatives and compliance with government regulations, customer preferences and various other matters, many of which are beyond the depositor’s control. These forward-looking statements, together with related qualifying language and assumptions, are found in the material, including each of the tables, set forth under the captions “Risk Factors,” “Yield, Prepayment and Maturity Considerations,” and “Yield and Prepayment Considerations.” Forward-looking statements are also found elsewhere in this prospectus supplement and the accompanying prospectus, and may be identified by, among other things, the use of forward-looking words like “expects,” “intends,” “anticipates,” “estimates,” “believes,” “may” or other comparable words. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to update or revise forward-looking statements to reflect any change in the depositor’s expectations or any change in events, conditions or circumstances on which any forward-looking statement is based.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Risk Factors	6
The Issuing Entity	15
Use of Proceeds	18
The Sponsor	19
The Depositor	19
Loan Program	20
Description of the Certificates	26
Credit Enhancement	40
Other Derivative Instruments	45
Yield and Prepayment Considerations	45
The Pooling and Servicing Agreement	47
Legal Aspects of the Loans	62
Federal Income Tax Consequences	72
Other Tax Considerations	99
ERISA Considerations	99
Legal Investment	102
Method of Distribution	103
Legal Matters	104
Financial Information	104
Rating	104
Available Information	105
Incorporation of Certain Documents by Reference	105
Index of Defined Terms	107

EUROPEAN ECONOMIC AREA

In relation to each Member State of the European Economic Area which has implemented the “prospectus directive” (each, a “relevant member state”), each underwriter severally and not jointly has represented and agreed that with effect from and including the date on which the prospectus directive is implemented in that relevant member state (the “relevant implementation date”) it has not made and will not make an offer of certificates to the public in that relevant member state prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the prospectus directive, except that it may, with effect from and including the relevant implementation date, make an offer of certificates to the public in that relevant member state at any time:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of:

•	an average of at least 250 employees during the last financial year;

•	a total balance sheet of more than (euro) 43,000,000; and

•	an annual net turnover of more than (euro) 50,000,000, as shown in its last annual or consolidated accounts; or

•	in any other circumstances which do not require the publication of a prospectus pursuant to Article 3 of the prospectus directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that member state by any measure implementing the prospectus directive in that member state and the expression “prospectus directive” means Directive 2003/71/EC and includes any relevant implementing measure in each relevant member state.

UNITED KINGDOM

Each underwriter severally and not jointly has represented and agreed that:

•
It has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the Financial Services and Markets Act 2000 does not apply; and

•
it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

BELGIUM

The information contained herein may not be disclosed to the public in Belgium. The securities may only be offered, directly or indirectly, in Belgium (a) for a minimum of €50,000 (or its foreign currency) per investor only; or (b) to professional or institutional investors as defined in Article 2.1(e)(i) to (iii) of Directive 2003/71/EC or as referred to in Article 3, 2° of the Belgian Royal Decree of 7 July 1999 on the public character of financial operations, each acting on their own account. This prospectus supplement has not been and will not be submitted to nor approved by the Belgian Banking, Finance and Insurance Commission (Commission bancaire, financière et des assurances/Commissie voor het Bank-, Financie- en Assurantiewezen) and accordingly may not be used in connection with any offering or sale of securities in Belgium except as may otherwise be permitted by law.

HONG KONG

The information contained herein has not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice. This prospectus supplement has not been authorized by the Securities and Futures Commission and therefore the securities may not be offered or sold in Hong Kong by means of this prospectus supplement or any other document other than: (a) to “professional investors” as that term is defined in the Securities and Futures Ordinance, Cap. 571 of the laws of Hong Kong (“SFO”); or (b) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO. Offers of securities will not be and may not be made to any person in Hong Kong other than a person to whom this prospectus supplement has been issued by or on behalf of the issuer and who meets the criteria described in (a) or (b) above. No person to whom this prospectus supplement is given may issue, circulate or distribute it in Hong Kong or make or give a copy of this prospectus supplement to any person.

SUMMARY OF TERMS

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully before you decide whether to purchase certificates.

This summary provides an overview of calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

Transaction Participants

Participant	Role
• Popular ABS, Inc., a Delaware corporation	Depositor
• Equity One, Inc., a Delaware corporation	Sponsor and Servicer
• Popular Mortgage Servicing, Inc., a Delaware corporation	Subservicer for 100% of the mortgage loans to be included in the mortgage pool (by principal balance)
One or more of:

•     Equity One, Inc., a Delaware corporation

•     Equity One, Inc., a Minnesota corporation

•     Equity One Consumer Loan Company, Inc., a New Hampshire corporation

•     Equity One, Incorporated, a Pennsylvania corporation

•     Popular Financial Services, LLC, a Delaware limited liability company

Sellers
• Popular ABS Mortgage Pass-Through Trust 2007-A	Issuing Entity
• Deutsche Bank National Trust Company	Trustee
•     A swap counterparty selected by the depositor having a rating (at the time of selection) with respect to its senior debt obligations of at least “AA-” by S&P and “Aa3” by Moody’s, if rated by such rating agency. The swap counterparty may be an affiliate of the underwriter and/or the trustee.

Swap Counterparty
•     A cap counterparty selected by the depositor having a rating (at the time of selection) with respect to its senior debt obligations of at least “AA-” by S&P and “Aa3” by Moody’s, if rated by such rating agency. The cap counterparty may be an affiliate of the underwriter and/or the trustee.

Cap Counterparty
• Deutsche Bank Securities Inc.	Underwriter

Unaffiliated Originators

Other than the Sellers, no entity (or group of affiliated entities), originated 10% or more of the mortgage loans to be included in the mortgage pool (by principal balance).

The Certificates

On or about May 30, 2007, the issuing entity will issue the certificates. This document discusses the following classes of certificates: the Class A-1, Class A-2 and Class A-3 Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, the Class B-1, Class B-2 and Class B-3 Certificates, the Class X Certificates and the Class R Certificates, all of which will represent interests in the issuing entity. The Class A-1, Class A-2 and Class A-3 Certificates are sometimes referred to in this prospectus supplement as the senior certificates. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, together with the Class B-1, Class B-2 and Class B-3 Certificates, are sometimes referred to in this prospectus supplement as the subordinate certificates. The Class B-1, Class B-2, Class B-3, Class X and Class R Certificates are not being offered by this prospectus supplement. The senior certificates and the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates are sometimes referred to in this prospectus supplement as the offered certificates. The senior certificates and the subordinate certificates are sometimes referred to in this prospectus supplement as the primary certificates. Only the offered certificates are being offered to you by this prospectus supplement and the accompanying prospectus. Generally, the offered certificates will be offered for purchase in denominations of $25,000 and integral multiples of $1 in excess thereof.

The Class B-1, Class B-2 and Class B-3 Certificates are being privately offered contemporaneously with the sale of the offered certificates pursuant to a confidential private placement memorandum. The Class B-1, Class B-2 and Class B-3 Certificates will have the following initial principal balances and pass-through rates:

Class	Principal Balance (1)	Pass-Through Rate (2)
B-1	$7,370,000	LIBOR + [ ]% (3)(4)
B-2	$6,449,000	LIBOR + [ ]% (3)(4)
B-3	$11,747,000	LIBOR + [ ]% (3)(4)
_________________
(1)	This amount is subject to a variance in the aggregate of plus or minus 5%.
(2)	This rate may be limited by the applicable maximum rate described under the caption “Description of the Certificates--Distribution of Interest.”
(3)	This rate will increase under the circumstances described under the caption “Description of the Certificates--Distribution of Interest.”
(4)	To be determined upon pricing.

We are not offering the Class X Certificates or the Class R Certificates for sale to investors. The Class R Certificates will not have a pass-through rate. The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class X Certificates and the Class R Certificates are described in this prospectus supplement because their amount, structure, collateral, rights, risks and other characteristics affect the amount, structure, rights, collateral, risks and other characteristics of the offered certificates. The Class X Certificates and the Class R Certificates will initially be held by the Depositor, an affiliate of the Sponsor.

Registration of Certificates

We will issue the primary certificates in book-entry form. You will hold your interests either through a depository in the United States or, upon request, through one of two depositories in Europe. While the certificates are book-entry they will be registered in the name of the nominee of the depository in the United States.

Transfers within any depository system will be in accordance with the usual rules and operating procedures of that system. Cross-market transfers between two different depository systems may be effected through a third-party bank and/or the related depositories. The limited circumstances under which definitive certificates will replace the book-entry certificates are described in the prospectus.

We refer you to “Description of the Certificates--Book-Entry Certificates,” and Annex I in this prospectus supplement and “Description of the Certificates--Book-Entry Registration of Securities” in the prospectus for more detail.

Property of the Issuing Entity and the External Trust

The trustee will hold the issuing entity’s property in trust for the benefit of the certificateholders. The issuing entity’s property will include:

•	a pool of adjustable rate and fixed rate, fully amortizing and balloon, first lien mortgage loans;

•
prepayments, liquidation proceeds, insurance proceeds and other unscheduled payments on the mortgage loans received after the close of business on April 30, 2007 and before the close of business on May 1, 2007;

•
payments on the mortgage loans received after the close of business on May 1, 2007, sometimes referred to in this prospectus supplement as the cut-off date (other than amounts received after the cut-off date in respect of principal and interest on the related mortgage loans due on or prior to the cut-off date);

•	the deed of trust or mortgage related to each mortgage loan;

•	property that once secured a mortgage loan that the issuing entity has acquired through foreclosure or deed in lieu of foreclosure;

•	amounts on deposit in the various accounts maintained by the servicer and the trustee for the benefit of the certificateholders;

•
rights of the depositor and the trustee under the pooling and servicing agreement pursuant to which the depositor purchased the mortgage loans from the sellers, including the right to require the sellers or their successors in interest to repurchase mortgage loans for breaches of representations and warranties; and

•	rights of the sellers or their successors in interest under any hazard insurance policies covering the mortgaged properties.

The trustee, on behalf of a trust fund separate from the issuing entity and referred to herein as the External Trust, will also hold the following property for the benefit of the certificateholders:

•
an interest rate swap agreement referred to in this prospectus supplement as the Swap Agreement and amounts on deposit in a reserve fund we refer to in this prospectus supplement as the Swap Account that may be funded from time to time pursuant to the terms of the Swap Agreement;

•
an interest rate cap agreement referred to in this prospectus supplement as the Cap Agreement and amounts on deposit in a reserve fund we refer to in this prospectus supplement as the Cap Account that may be funded from time to time pursuant to the terms of the Cap Agreement; and

•
amounts on deposit in a reserve fund we refer to in this prospectus supplement as the Final Maturity Reserve Fund that may be funded from time to time pursuant to the terms of the pooling and servicing agreement.

The Mortgage Pool

Information with respect to the mortgage loans initially identified for inclusion in the mortgage pool is set forth below. Prior to May 30, 2007, the closing date, mortgage loans may be removed from the mortgage pool and other mortgage loans may be substituted therefor. The depositor believes that the information set forth herein under “--The Mortgage Pool” with respect to the mortgage loans is representative of the characteristics of the mortgage loans at the closing date, although some characteristics of the mortgage loans at the closing date may vary from those of the mortgage loans described herein as a result of removals and substitutions.

On the closing date, the issuing entity will acquire a pool of adjustable rate and fixed rate mortgage loans. As of the statistical calculation date, the mortgage loans in the issuing entity had an aggregate principal balance of approximately $460,646,763 (subject to a variance of plus or minus 5%). The mortgage pool will include only mortgage loans secured by first liens on one- to four-family dwellings. The mortgage loans were generally originated or acquired in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines.

The mortgage loan statistics presented in this prospectus supplement have been calculated as of a statistical calculation date that takes into account the actual principal balance of the mortgage loans as of the close of business on April 30, 2007 giving effect to scheduled payments of principal and interest due on May 1, 2007, whether or not those scheduled payments have been made.

The mortgage loans had the following characteristics as of the statistical calculation date:

•	50.99% fixed rate (by principal balance) (approximate)

•	49.01% adjustable rate (by principal balance) (approximate)

•	mortgage rate range 5.250% to 14.990%

•	weighted average mortgage rate (by principal balance): 8.237% (approximate)

•	principal balance range: $6,221 to $1,597,999 (approximate)

•	average principal balance: $165,760 (approximate)

•	maximum original combined loan-to-value ratio: 100.00% (approximate)

•	minimum original combined loan-to-value ratio: 13.95% (approximate)

•	weighted average original combined loan-to-value ratio (by principal balance): 84.71% (approximate)

•	loan origination dates range from July 22, 1998 to April 25, 2007

•	remaining term to stated maturity range: 21 months to 480 months

•	weighted average remaining term to stated maturity (by principal balance): 415 months (approximate)

•	100.00% of the mortgage loans are secured by one- to four-family dwellings (by principal balance)

•	mortgaged properties are 93.80% owner occupied, 4.47% investor non-owner occupied and 1.73% second home (by principal balance) (approximate)

•	1.65% of the mortgage loans are interest only mortgage loans (by principal balance) (approximate)

•	100.00% first priority lien (by principal balance)

The mortgage rate on each adjustable rate mortgage loan will adjust on each adjustment date to equal the sum of the related index and the related margin on that mortgage loan, subject to an initial rate cap, a periodic rate cap and a maximum and minimum mortgage rate, as described in this prospectus supplement.

We refer you to “The Mortgage Pool” in this prospectus supplement.

Substitution and Repurchase

Under the pooling and servicing agreement, the sellers will make representations, warranties and covenants to the depositor relating to the characteristics of the mortgage loans. Subject to the limitations described under “The Mortgage Pool--Delivery of the Mortgage Files,” the sellers will be obligated to repurchase or substitute a similar mortgage loan for any mortgage loan as to which there exists an uncured material breach of any representation, warranty or covenant. In addition, if the mortgage file relating to a mortgage loan conveyed to the trustee on the closing date is determined by the trustee to be missing material documents or to contain materially defective documents and the deficiencies are not cured by the related seller, the provisions of the pooling and servicing agreement require that seller to either repurchase the related mortgage loan or remove that mortgage loan from the issuing entity and substitute in its place another mortgage loan. However, substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended. We refer you to “The Mortgage Pool” in this prospectus supplement for more details.

Servicer, Subservicer and Servicing

Equity One, Inc., a Delaware corporation, will service, manage and make collections on the mortgage loans through its affiliate, Popular Mortgage Servicing, Inc., a Delaware corporation, which will act as subservicer for 100% of the mortgage loans (by principal balance). Equity One, Inc. will receive an annual servicing fee, payable monthly from interest collected with respect to each mortgage loan, as well as from any liquidation proceeds from a liquidated mortgage loan that are applied to accrued and unpaid interest, of 0.500% of the principal balance of each mortgage loan. The servicing fee has priority over distributions to the certificateholders. The servicer will also be entitled to other specified amounts as servicing compensation from the issuing entity. The servicer will compensate the subservicer from its own funds pursuant to a separate subservicing agreement between the servicer and the subservicer.

We refer you to “Description of the Certificates--Distributions Generally,” “--Distribution of Interest,” “Servicing of Loans--The Servicer,” “--The Subservicer” and “--Servicing Compensation and Payment of Expenses” in this prospectus supplement.

The Trustee

Deutsche Bank National Trust Company, a national banking association, will be the trustee under the pooling and servicing agreement. The principal compensation to be paid to the trustee in respect of its duties under the pooling and servicing agreement will be a trustee fee. The trustee fee is a fee payable monthly, accrued at a rate of 0.020% per annum on the pool principal balance. The trustee fee has priority over distributions to the certificateholders.

We refer you to “Description of the Certificates--Distributions Generally,” “--Distribution of Interest” and “The Trustee” in this prospectus supplement.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the certificates:

Senior Certificates (1)
distributions	Class M-1 Certificates	losses
Class M-2 Certificates
Class M-3 Certificates
Class M-4 Certificates
Class M-5 Certificates
Class M-6 Certificates
Class M-7 Certificates
Class M-8 Certificates
Class B-1 Certificates
Class B-2 Certificates
Class B-3 Certificates
Class X Certificates
_________________

(1)  Principal distributions to the Senior Certificates generally will be sequential.

We refer you to “Description of the Certificates--Distributions Generally,” “--Distribution of Interest,” “--Distribution of Principal,” “--Allocation of Losses,” “--Distribution of Monthly Excess Cashflow Amounts” and “--The Swap Account and the Swap Agreement” in this prospectus supplement.

Distributions to Certificateholders

General

On each distribution date, the trustee will remit payments on the certificates. The distribution date will be the 25th day of each month or, if the 25th day is not a business day, the next business day, commencing on June 25, 2007. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the related record date. The record date for the primary certificates is the business day immediately preceding that distribution date.

Payments on the senior certificates will be funded:

•	from the payments received with respect to the mortgage loans;

•	if the amount described in the above bullet is insufficient, from available amounts in the Swap Account; and

•
if the pass-through rate for a class of the senior certificates is determined by the applicable maximum rate, supplemental interest payments may be made to that class of senior certificates from amounts released from an interest reserve fund we refer to in this prospectus supplement as the Net WAC Cap Account and from available amounts in the Swap Account and the Cap Account.

Payments on the subordinate certificates will be funded:

•	from the payments received with respect to the mortgage loans, but only to the extent of funds remaining after making payments to the senior certificates;

•	if the amount described in the above bullet is insufficient, from available amounts in the Swap Account, but only to the extent of funds remaining after making payments to the senior certificates;

•
with respect to the Class B-1, Class B-2 and Class B-3 Certificates only, from excess cashflow remaining after making all other payments required to be made on the applicable distribution date, other than payments from the Swap Account, the Cap Account, the Net WAC Cap Account and the Final Maturity Reserve Fund;

•
if the pass-through rate for a class of the subordinate certificates is determined by the applicable maximum rate, supplemental interest payments may be made to that class of subordinate certificates from amounts released from the Net WAC Cap Account and from available amounts in the Swap Account and the Cap Account.

Payments will be made on each distribution date in the priorities described under the captions “Description of the Certificates--Distributions Generally,” “--Distribution of Interest,” “--Distribution of Principal,” “--Allocation of Losses,” “--Distribution of Monthly Excess Cashflow Amounts,” “--The Swap Account and the Swap Agreement” and “--The Cap Account and the Cap Agreement” in this prospectus supplement.

After payment of the above amounts to the holders of primary certificates, and other specified allocations, any remaining amounts will be distributed to the Class X Certificates.

We refer you to “Description of the Certificates--Distributions Generally,” “--Distribution of Monthly Excess Cashflow Amounts,” “--The Swap Account and the Swap Agreement” and “--The Cap Account and the Cap Agreement” in this prospectus supplement.

Distribution of Interest

On each distribution date, you will be entitled to receive interest earned during the applicable interest accrual period on your certificate at the rate per annum set forth or described on the cover page of this prospectus supplement, subject to the maximum rate described under the caption “Description of the Certificates--Distribution of Interest.” If you hold Class A-1 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class A-2 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class A-3 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class M-1 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class M-2 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class M-3 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class M-4 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class M-5 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class M-6 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate), if you hold Class M-7 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate) and if you hold Class M-8 Certificates, the per annum rate at which you are paid interest will increase to one-month LIBOR plus [ ]% (subject to the applicable maximum rate) with respect to any distribution date after the date on which the servicer has the option to purchase the mortgage loans in the issuing entity and properties acquired by the issuing entity in satisfaction of mortgage loans, if any, as described under the caption “Description of the Certificates--Optional Termination.” The per annum rate on the Class B-1 Certificates will increase to LIBOR plus [ ]% (subject to the applicable maximum rate), the per annum rate on the Class B-2 Certificates will increase to LIBOR plus [ ]% (subject to the applicable maximum rate) and the per annum rate on the Class B-3 Certificates will increase to LIBOR plus [ ]% (subject to the applicable maximum rate) with respect to any distribution date after the date on which the servicer has the option to purchase the mortgage loans in the issuing entity and properties acquired by the issuing entity in satisfaction of mortgage loans, if any, as described under the caption “Description of the Certificates--Optional Termination.” One-month LIBOR will be calculated as described under the caption “Description of the Certificates--Determination of One-Month LIBOR.”

The interest accrual period for the primary certificates will be the period commencing on the distribution date in the prior calendar month (or on the Closing Date with respect to the first distribution date) and ending on the day preceding each distribution date.

You will also be entitled to receive any interest that you earned previously but did not receive plus interest thereon. However, there are some circumstances which could reduce the amount of interest payable to you.

In addition, if you hold primary certificates and the amount of interest you are entitled to receive on any distribution date is determined by the applicable maximum rate, you may also be entitled to receive supplemental interest payments on a subordinated basis from a portion of the funds in the Net WAC Cap Account, the Swap Account and the Cap Account. The Net WAC Cap Account will be funded on the Closing Date with a deposit of $500. Subsequent deposits to the Net WAC Cap Account will be made from distributions of excess available funds, if any, so that the amount on deposit in the Net WAC Cap Account will not fall below $500. Each of the Swap Account and the Cap Account will be funded on the Closing Date with a deposit of $500. Subsequently, the Swap Account will be funded pursuant to the Swap Agreement and the Cap Account will be funded pursuant to the Cap Agreement.

We refer you to “Description of the Certificates--Distributions Generally,” “--Distribution of Interest,” “--Distribution of Monthly Excess Cashflow Amounts,” “--The Swap Account and the Swap Agreement” and “--The Cap Account and the Cap Agreement” in this prospectus supplement.

Distribution of Principal

On each distribution date, the trustee will remit payments of principal on your certificate if there is cash available for the payment on that date and the priorities of payment in the pooling and servicing agreement provide for a payment on your certificate on that date.

On and after the earlier of

•	the date on which the aggregate principal balance of the senior certificates has been reduced to zero or

•	the later of the 37th distribution date or the date on which specified subordination levels are first achieved,

which date is referred to in this prospectus supplement as the Stepdown Date, and assuming that specified loss or delinquency triggers have not been tripped, the required level of overcollateralization may be permitted to decrease or “step-down.”  If the required level of overcollateralization is permitted to “step-down” on a distribution date, the pooling and servicing agreement permits a portion of the amounts that would otherwise be distributed to the certificates as payments of principal, not to be so distributed on that distribution date.  This has the effect of decelerating the amortization of the certificates relative to the aggregate principal balance of the mortgage loans, thereby reducing the actual level of overcollateralization.  If however, subsequent to the Stepdown Date, the specified loss or delinquency triggers are tripped, the required level of overcollateralization will not decrease and, to the extent available, amounts will be distributed to the certificates as payments of principal in order to maintain overcollateralization at the required level.

We refer you to “Description of the Certificates--Distributions Generally,” “--Distribution of Principal,” “--Distribution of Monthly Excess Cashflow Amounts” and “--The Swap Account and the Swap Agreement” in this prospectus supplement for more details.

Credit Enhancement

General. Credit enhancement is intended to reduce the harm caused to holders of primary certificates by shortfalls in payments received on the mortgage loans. The credit enhancement provided for the benefit of the primary certificates will include excess cashflow, overcollateralization, subordination and the Swap Agreement. The various forms of credit enhancement on the primary certificates are described below and elsewhere in this prospectus supplement.

Excess Cashflow and Overcollateralization. On the date of issuance of the primary certificates, the aggregate principal balance of the primary certificates will equal approximately 98.60% of the aggregate unpaid principal balance of the mortgage loans. The overcollateralization that will serve as credit enhancement for the holders of the primary certificates is the excess, if any, of the aggregate unpaid principal balance of the mortgage loans over the aggregate principal balance of the primary certificates. Collections of principal and interest on the mortgage loans are expected to exceed the amount needed to make payments of certain administrative fees and expenses of the issuing entity, any net swap payments and swap termination payments owed to the swap counterparty (other than swap termination payments resulting from swap counterparty trigger events), distributions of principal and interest on the primary certificates and certain amounts required to be deposited in the Final Maturity Reserve Fund, if applicable, however, no assurance is given in this regard. Any excess cashflow not used to cover certain interest shortfalls or current period losses, together with any available amounts in the Swap Account, will be paid as an accelerated payment of principal on the primary certificates to the extent necessary to maintain the required level of overcollateralization. Any overcollateralization will generally be available to absorb losses on the mortgage loans. The required level of overcollateralization may increase or decrease over time. We cannot assure you that sufficient excess cashflow will be generated by the mortgage loans or the Swap Agreement to maintain the required level of overcollateralization. If the required level of overcollateralization is permitted to decrease, the pooling and servicing agreement permits a portion of the principal distribution amount available for distribution to not be distributed in reduction of the principal balance of the primary certificates.

We refer you to “Description of the Certificates--Distribution of Monthly Excess Cashflow Amounts” and “--The Swap Account and the Swap Agreement” in this prospectus supplement.

Subordination. On each distribution date, with the exception of certain amounts distributable to the Class B-1, Class B-2 and Class B-3 Certificates from excess cashflow after all other distributions have been made on that distribution date, classes of primary certificates that are lower in order of payment priority will not receive payments until the classes of primary certificates that are higher in order of payment priority have been paid. If there are insufficient funds on a distribution date to pay all classes of primary certificates, the subordinate classes are the first to forego payment. In addition, on any distribution date on which the aggregate principal balance of the primary certificates exceeds the aggregate principal balance of the mortgage loans, the principal balance of the class(es) of subordinate certificates outstanding with the lowest payment priority will be reduced by the amount of that excess.

The Swap Account and the Swap Agreement. The trustee, on behalf of the External Trust, will enter into the Swap Agreement with a swap counterparty to cover shortfalls in principal and interest on the mortgage loans, fund payments of supplemental interest to the holders of the Primary Certificates and maintain overcollateralization at the required level. Under the Swap Agreement, on each distribution date, the External Trust will be obligated to make fixed payments and the swap counterparty will be obligated to make floating payments, each as further described in “Description of the Certificates--The Swap Account and the Swap Agreement” in this prospectus supplement. To the extent that the fixed payment exceeds the floating payment on any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the swap counterparty, and to the extent that the floating payment exceeds the fixed payment on any distribution date, the swap counterparty will make a net swap payment to the External Trust.

If, on the business day immediately preceding a distribution date, the trustee has determined that

•	a net swap payment will be due and owing to the swap counterparty on that distribution date and

•
after paying the net swap payment to the swap counterparty, there would be sufficient funds available to make the distributions required to be made on that distribution date to the trustee and the servicer to cover their respective fees, expenses and indemnities as well as to make the required deposit, if any, to the Final Maturity Reserve Fund on that distribution date, then the trustee shall, on that business day, pay the net swap payment to the swap counterparty.

Upon early termination of the Swap Agreement, the External Trust or the swap counterparty may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the External Trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to any distribution to certificateholders. See “Description of the Certificates--The Swap Account and the Swap Agreement” in this prospectus supplement for additional information.

Net swap payments and swap termination payments payable by the swap counterparty will be deposited into the Swap Account. Net swap payments and swap termination payments payable by the External Trust (other than swap termination payments resulting from swap counterparty trigger events) will first be deposited into the Swap Account before payment to the swap counterparty.

On each distribution date, all amounts on deposit in the Swap Account will be withdrawn and distributed in accordance with the priorities of payment described under “Description of the Certificates--The Swap Account and the Swap Agreement” in this prospectus supplement.

The Swap Agreement is scheduled to terminate following the distribution date in April 2014.

We refer you to “Description of the Certificates--The Swap Account and the Swap Agreement” in this prospectus supplement for more details.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality, or by any other entity.

The Cap Account and the Cap Agreement

The trustee, on behalf of the External Trust, will enter into the Cap Agreement with a cap counterparty to fund payments of supplemental interest to the holders of the Primary Certificates. Payments under the Cap Agreement will be deposited in the Cap Account. Payments under the Cap Agreement will be made pursuant to the formula described in “Description of the Certificates--The Cap Account and the Cap Agreement” in this prospectus supplement.

On each distribution date, all amounts will be withdrawn from the Cap Account and distributed in accordance with the priorities of payment described under “Description of the Certificates--The Cap Account and the Cap Agreement” in this prospectus supplement.

Payments under the Cap Agreement, if any, are scheduled to commence on the distribution date in May 2014 and terminate following the distribution date in January 2018.

We refer you to “Description of the Certificates--The Cap Account and the Cap Agreement” in this prospectus supplement for more details.

The Final Maturity Reserve Fund

On the distribution date in June 2017 (the 121st distribution date) and each distribution date thereafter, if the aggregate principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period is greater than the notional balance specified in Annex IV attached to this prospectus supplement for that distribution date, a portion of interest collections calculated at a per annum rate equal to the product of (1) 0.800% and (2) the aggregate principal balance of the mortgage loans having 40-year original terms to maturity at the end of the related due period held by the issuing entity, to the extent available after payment of certain fees and expenses of the issuing entity but before payment of interest on the primary certificates, will be deposited in the Final Maturity Reserve Fund maintained by the trustee on behalf of the External Trust. On the earlier of the last scheduled distribution date and the date on which the issuing entity is terminated pursuant to the pooling and servicing agreement, any amounts on deposit in the Final Maturity Reserve Fund will be applied in payment of principal or interest with respect to the primary certificates as described in this prospectus supplement.

We refer you to “Description of the Certificates--The Final Maturity Reserve Fund” in this prospectus supplement.

Allocation of Losses

Losses on the mortgage loans that are not absorbed by overcollateralization, will be allocated against the Class B-3, Class B-2, Class B-1, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective principal balances thereof are reduced to zero. Except in the extremely limited circumstance in which principal amounts of mortgage loans that have been previously liquidated by the servicer are actually recovered by the servicer at a later date, any application of losses in reduction of the principal balance of a subordinate certificate will not be reversed or reinstated. However, on future distribution dates, holders of subordinate certificates may receive amounts in respect of prior reductions in the principal balances of their certificates as described in this prospectus supplement. These subsequent payments will be applied in the reverse of the order set forth above. We refer you to “Description of the Certificates--Allocation of Realized Losses,” “--Distribution of Principal,” “--Distribution of Monthly Excess Cashflow Amounts” and “--The Swap Account and the Swap Agreement” in this prospectus supplement.

Advances

Subject to certain exceptions, the servicer is required to make cash advances to cover delinquent scheduled payments of principal and interest on any mortgage loan in the issuing entity if it determines that these advances will be recoverable from subsequent collections on that mortgage loan. In some cases, the trustee, in its capacity as successor servicer, will be required to make an advance if the servicer fails to do so.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not a form of credit enhancement, or intended to guarantee or insure against losses.

We refer you to “Servicing of Loans--Advances” in this prospectus supplement.

Optional Termination

The servicer may exercise an option to purchase all the mortgage loans and any properties that the trustee acquired in satisfaction of any of the mortgage loans when the aggregate principal balance of all mortgage loans in the issuing entity, including the mortgage loans related to properties which the trustee has acquired, is less than 10% of the aggregate principal balance of all mortgage loans held by the issuing entity as of the statistical calculation date. If the servicer exercises this option, your certificate will be retired early and you will be entitled to:

•	the outstanding principal balance of your certificate;

•	any unpaid accrued interest on your certificate to the date of optional termination at the lesser of the rate per annum described on the cover page and the maximum rate, if applicable; and

•	any unpaid supplemental interest payments on your certificate to the date of optional termination (with respect to the primary certificates).

The servicer may not exercise this option unless the price paid by it is sufficient to also cover any swap termination payment payable to the swap counterparty then remaining unpaid or which becomes due to the swap counterparty as a result of the exercise of this optional termination.

We refer you to “Description of the Certificates--Optional Termination” in this prospectus supplement.

Last Scheduled Distribution Date

The last scheduled distribution date for the primary certificates is the distribution date in June 2037, which date represents the distribution date in the month following the expected latest scheduled maturity date for any of the mortgage loans having 30 year original terms to maturity to be included in the issuing entity. It is intended that the amounts deposited in the Final Maturity Reserve Fund will be sufficient to retire the primary certificates on the last scheduled distribution date, even though the outstanding principal balance of the mortgage loans having 40-year original terms to maturity may not have been reduced to zero on the last scheduled distribution date. We refer you to “Yield, Prepayment and Maturity Considerations--Last Scheduled Distribution Date and Expected Final Distribution Date” and “Description of the Certificates--The Final Maturity Reserve Fund” in this prospectus supplement.

The expected final distribution date for the offered certificates, assuming that the servicer exercises its optional termination right on the earliest possible date, is the distribution date in March 2015 (calculated assuming the structuring assumptions and 100% of the prepayment assumption). If the servicer does not exercise its optional termination right, the expected final distribution date for the offered certificates will be the distribution date in February 2025 (calculated assuming the structuring assumptions and 100% of the prepayment assumption).

The actual final distribution date for the primary certificates will depend on the actual incidence of prepayments of the mortgage loans and we make no assurance as to the actual date. We refer you to “Yield, Prepayment and Maturity Considerations--Structuring Assumptions” and “--Last Scheduled Distribution Date and Expected Final Distribution Date” in this prospectus supplement.

Federal Income Tax Consequences

The issuing entity will make one or more elections to treat some of its assets as one or more “real estate mortgage investment conduits,” or REMICs, for federal income tax purposes. The primary certificates and the Class X Certificates will constitute “regular interests” in a REMIC coupled with certain rights and obligations. The Class R Certificates will constitute the sole class of “residual interest” in any REMIC. Depending on their issue price and other factors, the primary certificates may be issued with original issue discount for federal income tax purposes.

We refer you to “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus.

ERISA Considerations

If you are a fiduciary of any pension, other employee benefit or similar plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your counsel whether you are permitted to buy or hold any of the certificates.

Subject to the considerations described under “ERISA Considerations” in this prospectus supplement and in the accompanying prospectus, it is expected that the offered certificates may be purchased by a pension, other employee benefit or similar plan, so long as certain conditions are met (including the condition that the acquisition and holding of the offered certificates is eligible for the exemptive relief available under one of the class exemptions or the statutory exemption described in this prospectus supplement under “ERISA Considerations”).

Legal Investment

You should consult with your counsel to see if you are permitted to buy any of the certificates since the legal investment rules vary depending on what kind of entity you are and which other entities regulate you.

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

We refer you to “Legal Investment” in this prospectus supplement and in the accompanying prospectus.

Ratings

The issuing entity will not issue the offered certificates unless they receive the respective ratings set forth below from Standard & Poor's Ratings Services and Moody's Investors Service, Inc.:

Class	Standard & Poor’s	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
M-1	AA	Aa2
M-2	AA	Aa3
M-3	A+	A1
M-4	A	A2
M-5	A-	A3
M-6	BBB+	Baa1
M-7	BBB	Baa2
M-8	BBB-	Baa3

The ratings address credit risk. When evaluating credit risk, the rating agencies look at the likelihood of whether or not you will receive your interest and principal payments. Credit risk does not relate to the likelihood of prepayments on the mortgage loans. Prepayments affect the timing of your payments and, as a result, could cause your actual return to differ substantially from your anticipated return on your investment.

The entitlement to any supplemental interest payments on the offered certificates is not rated, and therefore the ratings of the offered certificates do not address the likelihood of whether you will receive any supplemental interest payments on your certificate.

We refer you to “Ratings” and “Risk Factors--Withdrawal or downgrading of initial ratings will reduce the value of the offered certificates” in this prospectus supplement.

RISK FACTORS

•	The certificates are not suitable investments for all investors.

•	You should not purchase any of the certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with these securities.

•
The certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

•
In addition to the matters described elsewhere in this prospectus supplement and the accompanying prospectus, you should carefully consider the following risk factors before deciding to purchase a certificate. For a discussion of additional risks pertaining to the certificates, we refer you to “Risk Factors” in the accompanying prospectus.

You may have difficulty selling your certificates.

The certificates will not be listed on any securities exchange. As a result, if you wish to sell your certificates, you will have to find a purchaser that is willing to purchase your certificates. The underwriter intends to make a secondary market for the offered certificates. The underwriter may do so by offering to buy the offered certificates from investors that wish to sell. However, the underwriter will not be obligated to make offers to buy the offered certificates and may stop making offers at any time. In addition, the prices offered, if any, may not reflect prices that other potential purchasers, were they to be given the opportunity, would be willing to pay. There have been times in the past where there have been very few buyers of similar asset-backed securities, and there may be similar times in the future. As a result, you may not be able to sell your certificates when you wish to do so or you may not be able to obtain the price you wish to receive.

Subprime mortgage loans are subject to greater risk of delinquency and loss.

The underwriting standards of the sellers are less restrictive than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and other factors. A derogatory credit history or a lack of credit history will not necessarily prevent the sellers from making or purchasing a loan but may reduce the size and the combined loan-to-value ratio of the loan the sellers will make or purchase. As a result of these less restrictive standards, the issuing entity may experience higher rates of delinquencies, defaults and losses than if the mortgage loans were underwritten in a more traditional manner.

 Newly originated mortgage loans may be more likely to default which may cause losses.

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Approximately 95.17% the mortgage loans, by aggregate principal balance, were originated within 12 months prior to the sale to the issuing entity. As a result, the issuing entity may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

Book-entry certificates may be illiquid.

Issuance of the primary certificates in book-entry form may adversely affect the ability of holders of primary certificates to sell their certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

We refer you to “Description of the Certificates--Book-Entry Certificates” in this prospectus supplement.

Book-entry certificates may not be able to be pledged.

Since transactions in the primary certificates can be effected only through The Depository Trust Company, or, upon request, through Clearstream Banking, Luxembourg, S.A. or Euroclear System, their participating organizations, indirect participants and certain banks, your ability to pledge your certificate to persons or entities that do not participate in Euroclear System, The Depository Trust Company or Clearstream Banking, Luxembourg, S.A. may be limited due to lack of a physical certificate representing your certificate.

We refer you to “Description of the Certificates--Book-Entry Certificates” in this prospectus supplement.

Book-entry certificates may result in delayed receipt of distributions.

As a beneficial owner, you may experience some delay in receiving distributions of interest and principal on your certificate since these distributions will be:

•	forwarded by the trustee to the depository;

•	credited by the depository to the accounts of its participants; and

•	ultimately credited to your account by a depository participant.

We refer you to “Description of the Certificates--Book-Entry Certificates” and Annex I in this prospectus supplement.

Liquidations could result in delays and losses.

Even if the mortgaged properties provide adequate security for the mortgage loans, substantial delays could be encountered in connection with the liquidation of mortgage loans that are delinquent and resulting shortfalls in distributions on your certificate could occur. Corresponding delays in your receipt of related proceeds could occur. Also, liquidation expenses (including legal fees, real estate taxes, and maintenance and preservation expenses) will be paid first, thereby reducing the proceeds payable on your certificate and thereby reducing the security for the mortgage loans. If any of the mortgaged properties fails to provide adequate security for the related mortgage loan, you could experience a loss on your certificate.

We refer you to “Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks” in this prospectus supplement and “Yield and Prepayment Considerations” in the accompanying prospectus.

Your yield to maturity may be reduced by prepayments.

The yield to maturity and weighted average life of your certificates will be affected primarily by the rate and timing of prepayments on the mortgage loans. The mortgage loans may be prepaid in whole or in part at any time, approximately 34.37% of the mortgage loans without a prepayment penalty. The issuing entity’s prepayment experience may be affected by a wide variety of factors, including general economic conditions, interest rates, the availability of alternative financing and homeowner mobility. The servicer and its affiliates periodically conduct telemarketing and mass mailings to their existing customers with respect to the refinancing of existing mortgage loans. Although these marketing efforts are not specifically directed to customers who have mortgage loans included in an issuing entity, these customers may receive the marketing materials as part of a broader telemarketing campaign or mailing, which may result in an increase in the rate of prepayments of mortgage loans included in an issuing entity through refinancings. In addition, substantially all of the mortgage loans contain due-on-sale provisions, and the servicer intends to enforce those provisions unless (1) enforcement is not permitted by applicable law or (2) the servicer, in a manner consistent with reasonable commercial practice, permits the purchaser of the related mortgaged property to assume the mortgage loan. To the extent permitted by applicable law, assumption of the mortgage loan will not release the original borrower from its obligation under the mortgage loan. Enforcement of a due-on-sale provision would result in repayment in full of the mortgage loan, which would be treated as a prepayment.

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease; a decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the primary certificates at a time when reinvestment at the higher prevailing rates would be desirable. Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase; an increase in the prepayment rates on the mortgage loans will result in an accelerated return of principal to investors in the primary certificates at a time when reinvestment at comparable yields may not be possible. Furthermore, because the mortgage rate for each adjustable-rate mortgage loan is based on the related index set forth in the mortgage note plus a fixed percentage amount, that rate could be higher than prevailing market interest rates at the time of adjustment, and this may result in an increase in the rate of prepayments on those mortgage loans after that adjustment.

In addition, the servicer may, but is not obligated to, repurchase mortgage loans that become 91 days or more delinquent or for which the servicer has accepted a deed in lieu of foreclosure. These purchases will have the same effect on the holders of the primary certificates as a prepayment of those mortgage loans.

The servicer also may, but is not obligated to, purchase all of the mortgage loans when the aggregate principal balance of the mortgage loans is less than 10% of the aggregate principal balance of the mortgage loans as of the statistical calculation date, which will have the same effect on the holders of the primary certificates as a prepayment in full of all the mortgage loans.

You will bear any reinvestment risks resulting from a faster or slower incidence of prepayments of the mortgage loans.

Consider carefully the discussion under “Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks” in this prospectus supplement and under “Yield and Prepayment Considerations” and “Certain Legal Aspects of the Loans--Due-on-Sale Clauses” in the accompanying prospectus.

Your yield may be affected by the interest only feature of some of the mortgage loans.

As of the statistical calculation date, approximately 1.65% of the mortgage loans, by aggregate principal balance, have interest only periods of five years after their origination.

Borrowers on interest only mortgage loans are not required to make payments of principal during the interest only period for their mortgage loans and, therefore, the inclusion of interest only mortgage loans in the mortgage pool will result in less principal being available for distribution to certificateholders on some distribution dates than would be the case if all of the mortgage loans in the mortgage pool began amortizing as of their first payment dates. In addition, assuming that borrowers on interest only mortgage loans make only their required monthly payments, at the end of the interest only period these mortgage loans will have larger outstanding principal balances than mortgage loans with the same interest rate that begin to amortize their original principal balances as of their first payment date. Accordingly, interest only mortgage loans may have a higher risk of default after the interest only period due to the increased monthly payment necessary to amortize fully the mortgage loan over its remaining term to maturity.

During the interest only period, interest only mortgage loans may be less likely to be prepaid than fully amortizing mortgage loans since the perceived benefits from refinancing may be less than if the interest only mortgage loans were fully amortizing. However, as the interest only period approaches its end, interest only mortgage loans may become more likely to be refinanced in order to avoid the higher monthly payments that will begin after the interest only period ends and the mortgage loans become fully amortizing. You should consider the fact that during their interest only periods, the monthly payments on these mortgage loans only cover current interest. As a result, the monthly payment on an interest only mortgage loan with the same interest rate and monthly payment as a mortgage loan that is fully amortizing as of its first payment date would support a higher principal balance than that of the fully amortizing mortgage loan.

Defaults and delinquent payments on the mortgage loans could affect your yield.

The yield to maturity on your certificate will be sensitive to defaults and delinquent payments on the mortgage loans. If the actual rate of defaults on the mortgage loans and the actual amount of losses to the issuing entity upon liquidation of the mortgage loans is greater than the amounts assumed by you in estimating the yield to maturity on your certificate, the actual yield will be lower than your estimate. If the issuing entity experiences substantial losses, you may experience a loss. The timing of losses to the issuing entity in connection with liquidations of mortgage loans will affect the yield to maturity on your certificate even if the rate of defaults and severity of those losses are consistent with your expectations. In general, the earlier a loss occurs, the greater effect it will have on the yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.

Excess cashflow may be insufficient to maintain overcollateralization.

We expect that collections of principal and interest on the mortgage loans will exceed the amount needed to pay the fees, expenses and indemnification obligations of the issuing entity, to pay any net swap payments and swap termination payments owed to the swap counterparty (other than swap termination payments resulting from swap counterparty trigger events), to pay certain amounts required to be deposited in the Final Maturity Reserve Fund, if applicable, and to make distributions of interest and principal on the primary certificates, at least during certain periods. However, no assurance is given in this regard. Any excess cashflow generated by the mortgage loans will then be used to compensate for losses that occur on the mortgage loans. After these financial obligations of the issuing entity are covered, the available excess cashflow will be used to maintain or restore overcollateralization for the primary certificates. We cannot assure you, however, that enough excess cashflow will be generated by the mortgage loans to maintain or restore the required overcollateralization level. The factors described below will affect the amount of excess cashflow that the mortgage loans will generate:

•
Prepayments. Every time a mortgage loan is prepaid, aggregate excess cashflow after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest. The effect of this reduction on the primary certificates will be influenced by the amount of prepaid mortgage loans and their characteristics. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess cashflow.

•
Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans are higher than expected, excess cashflow will be reduced by the amount necessary to compensate for any shortfalls in cash available to distribute to certificateholders. Every time a mortgage loan is liquidated or written off, excess cashflow is reduced because that mortgage loan will no longer be outstanding and generating interest. Liquidations of a disproportionately high number of high interest rate mortgage loans would have a negative effect on future excess cashflow.

•
Increases in LIBOR. If one-month LIBOR increases, more cash will be needed to make distributions of interest to the certificateholders, and less cash will be available as excess cashflow to cover realized losses and to restore and maintain required levels of overcollateralization.

•
Extraordinary Expenses. The servicer and the trustee will be entitled to indemnification and reimbursement of expenses prior to payment of any amount to certificateholders. Payment of disproportionately high expenses to the servicer or the trustee would have a negative effect on excess cashflow and may result in the inability to make distributions in full on the primary certificates.

Amounts received under the Swap Agreement may not be sufficient to maintain required overcollateralization, cover principal and interest shortfalls on the mortgage loans or fund payments of supplemental interest and are subject to the credit risk of the swap counterparty, and a qualification, reduction or withdrawal of the credit ratings of the swap counterparty could result in a qualification, reduction or withdrawal of the credit ratings of your certificates.

Any amounts received from the swap counterparty under the Swap Agreement will be applied as described in this prospectus supplement to cover shortfalls in principal and interest on the mortgage loans, fund payments of supplemental interest to the holders of the primary certificates and maintain overcollateralization at the required level. However, no amounts will be payable by the swap counterparty unless the floating amount owed by the swap counterparty on a distribution date exceeds the fixed amount owed to the swap counterparty with respect to that distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Swap Agreement) generally exceeds the related strike rate for the applicable period. No assurance can be made that any amounts will be received under the Swap Agreement, or that any amounts that are received will be sufficient to maintain required overcollateralization, cover principal and interest shortfalls on the mortgage loans or fund payments of supplemental interest.

Further, payments under the Swap Agreement are based on a declining notional balance determined by making assumptions as to the prepayment speed of the mortgage loans. A slower prepayment speed than the one assumed under the Swap Agreement may result in the Swap Agreement providing insufficient funds to maintain required overcollateralization, cover principal and interest shortfalls on the mortgage loans or fund payments of supplemental interest. It is unlikely that the mortgage loans owned by the issuing entity will prepay exactly in accordance with those assumptions.

Any net payment payable to the swap counterparty under the terms of the Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. Upon early termination of the Swap Agreement, the External Trust or the swap counterparty may be liable to make a swap termination payment to the other party (regardless of which party caused the termination). The swap termination payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the External Trust is required to make a swap termination payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the primary certificates. Due to the priority of the distribution of available funds, the subordinate certificates will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment by the External Trust before those effects are borne by the senior certificates and one or more classes of subordinate certificates may suffer a loss as a result of such payment.

To the extent that distributions on the primary certificates depend in part on payments to be received by the External Trust under the Swap Agreement, the ability of the trustee to make those distributions on the primary certificates will be subject to the credit risk of the swap counterparty. If the credit rating of the swap counterparty is qualified, reduced or withdrawn, the ratings of the primary certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the primary certificates may be adversely affected. The credit ratings of the swap counterparty as of the date of this prospectus supplement are lower than the ratings assigned to the senior certificates.

We refer you to “Description of the Certificates--The Swap Account and the Swap Agreement” and “--The Counterparties.”

Amounts received under the Cap Agreement may not be sufficient to fund payments of supplemental interest and are subject to the credit risk of the cap counterparty.

Any amounts received from the cap counterparty under the Cap Agreement will be applied as described in this prospectus supplement to fund payments of supplemental interest to the holders of the primary certificates. However, no amounts will be payable by the cap counterparty unless one-month LIBOR (as determined pursuant to the Cap Agreement, but subject to a maximum rate of 14.00%) exceeds the related strike rate for the applicable period. No assurance can be made that any amounts will be received under the Cap Agreement, or that any amounts that are received will be sufficient to fund payments of supplemental interest.

Further, payments under the Cap Agreement are based on a declining notional balance determined by making assumptions as to the prepayment speed of the mortgage loans. A slower prepayment speed than the one assumed under the Cap Agreement may result in the Cap Agreement providing insufficient funds to fund payments of supplemental interest. It is unlikely that the mortgage loans owned by the issuing entity will prepay exactly in accordance with those assumptions.

To the extent that distributions on the primary certificates depend in part on payments to be received by the External Trust under the Cap Agreement, the ability of the trustee to make those distributions on the primary certificates will be subject to the credit risk of the cap counterparty. The credit ratings of the cap counterparty as of the date of this prospectus supplement are lower than the ratings assigned to the senior certificates.

We refer you to “Description of the Certificates--The Cap Account and the Cap Agreement” and “--The Counterparties.”

Limitations on pass-through rate of the certificates may affect your yield to maturity.

The rate at which interest accrues on the primary certificates is subject to a maximum rate based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees, expenses, any net swap payments and swap termination payments owed to the swap counterparty (other than swap termination payments resulting from swap counterparty trigger events) and amounts required to be deposited in the Final Maturity Reserve Fund, if applicable. If mortgage loans with relatively higher mortgage rates prepay, the maximum rate on the primary certificates will be lower than otherwise would be the case. Further, since the pass-through rates of the primary certificates are based on one-month LIBOR plus a margin, increases in one-month LIBOR that exceed increases in the weighted average mortgage rate of the mortgage loans may cause the pass-through rate of the primary certificates to become subject to the maximum rate. In this event, the value and marketability of the primary certificates may be temporarily or permanently reduced.

All of the mortgage loans will have either fixed mortgage rates, or adjustable mortgage rates that are generally adjusted semi-annually based on the related index. Consequently, the interest that becomes due on the mortgage loans during a due period may be less than interest that would accrue on the primary certificates at the rate of one-month LIBOR plus the applicable margin. In a rising interest rate environment, the primary certificates could therefore receive interest at the applicable maximum rate for a protracted period of time. In addition, in such a situation, there may be little or no excess cashflow to cover losses and maintain overcollateralization.

If the pass-through rate for a class of primary certificates is determined by the applicable maximum rate described in this prospectus supplement, holders of that class will be entitled to receive supplemental interest payments, on a pro rata basis based on entitlement to supplemental interest payments, only to the extent of available funds in the Net WAC Cap Account and available amounts on deposit in the Swap Account and the Cap Account. Supplemental interest payments, however, are not rated or otherwise guaranteed, are contingent on the performance of the mortgage loans, the Swap Agreement and the Cap Agreement, and may not ever be available. Further, payments under the Swap Agreement and the Cap Agreement are based on a declining notional balance determined by making assumptions as to the prepayment speed of the mortgage loans. A slower prepayment speed than the one assumed under the Swap Agreement and the Cap Agreement may result in the Swap Agreement and the Cap Agreement providing insufficient funds to cover those shortfalls. It is unlikely that the mortgage loans owned by the issuing entity will prepay exactly in accordance with those assumptions.

The rate at which interest accrues on the primary certificates may also be reduced if borrowers under the mortgage loans obtain relief from payment obligations pursuant to statutory provisions or if interest shortfalls resulting from borrower prepayments of mortgage loans are not covered by a reduction of the servicer’s fees for the following distribution date as provided in the pooling and servicing agreement.

We refer you to “Servicing of Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Loans” and “Description of the Certificates--Distribution of Interest.”

Impact of world events.

The economic impact of the United States’ military operations in Iraq, as well as the possibility of any terrorist attacks in response to these operations, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. No assurance can be given as to the effect of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from these events would be borne by the holders of the certificates. United States military operations may also increase the likelihood of shortfalls under the Servicemembers Civil Relief Act, as amended, and comparable state laws, herein referred to as the Relief Act.

The Relief Act provides relief to borrowers who enter active military service and to borrowers in reserve status who are called to active duty after the origination of their mortgage loan. The Relief Act provides generally that these borrowers may not be charged interest on a mortgage loan in excess of 6.00% per annum during the period of the borrower’s active duty. These shortfalls are not required to be paid by the borrower at any future time, will not be advanced by the servicer and will reduce accrued interest on each class of certificates on a pro rata basis. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status, and, under some circumstances during an additional period thereafter.

Recent developments in the residential mortgage market may adversely affect the performance and market value of the certificates.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of the certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to subprime mortgage loans, second homes and investor properties and residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

In addition, numerous residential mortgage loan originators that originate subprime mortgage loans have recently experienced serious financial difficulties and, in some cases, bankruptcy. Those difficulties have resulted in part from declining markets for mortgage loans as well as from claims for repurchases of mortgage loans previously sold under provisions that require repurchase in the event of early payment defaults, or for material breaches of representations and warranties made on the mortgage loans, such as fraud claims.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable rate mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that add to the cost of refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

The purchase price of your certificates and the rate, timing and severity of realized losses on the mortgage loans may affect your yield to maturity.

In general, if the certificates are purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the certificates are purchased at a discount and principal distributions thereon occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

As a result of the absorption of realized losses on the mortgage loans by overcollateralization and subordination, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon those liquidations, will result in an earlier return of principal to the certificates and will influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the certificates at any time that the overcollateralization provided by the mortgage pool is less than the required level.

Balloon loans may bear higher risk of loss.

As of the statistical calculation date, approximately 3.78% of the mortgage loans, consisted of balloon loans, which generally provide for equal monthly payments and a final monthly payment substantially greater than the preceding monthly payments. The balloon loans in the issuing entity have original terms of 180 to 360 months and provide for monthly payments based on a 360 to 480 month amortization schedule, respectively. The borrower on a balloon loan will generally attempt to refinance a balloon loan or sell the underlying mortgaged property on or prior to the stated maturity date in order to avoid payment of the final balloon payment. A borrower’s ability to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the borrower’s equity in the related mortgaged property, the financial condition of the borrower, tax laws and prevailing general economic conditions. If a borrower is unable to refinance a balloon loan prior to its stated maturity date, the borrower may be more likely to default on the loan. None of the sellers, the servicer, the depositor or the trustee is obligated to refinance any mortgage loan.

Withdrawal or downgrading of initial ratings will reduce the value of the offered certificates.

The ratings of the offered certificates will be based on, among other things, the adequacy of the value of the mortgage loans. These ratings should not be deemed a recommendation to purchase, hold or sell certificates, since they do not address market price or suitability for a particular investor. There is also no assurance that these ratings will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the rating agency if in its judgment circumstances in the future so warrant. Any reduction or withdrawal of a rating will have an adverse effect on the value of the certificates.

There could be delays in distributions on your certificate if the transfer of the mortgage loans to the issuing entity is not considered a sale in the event of bankruptcy.

The servicer, the sellers and the depositor will treat the conveyance of mortgage loans by the sellers to the depositor as a sale of those mortgage loans. The depositor will treat the conveyance of mortgage loans from the depositor to the issuing entity as a sale of those mortgage loans. If the conveyance of the mortgage loans by the sellers to the depositor is treated as a sale, those mortgage loans would not be part of the related seller’s bankruptcy estate and would not be available to that seller’s creditors. In the event of the bankruptcy or insolvency of a seller, however, the bankruptcy trustee, a conservator or a receiver of the seller or another person may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Similarly, if the conveyance of the mortgage loans by the depositor to the issuing entity is treated as a sale, those mortgage loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. In the event of the bankruptcy or insolvency of the depositor, however, the bankruptcy trustee, a conservator or a receiver of the depositor or another person may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on your certificate and result in a reduction of payments on your certificate.

Environmental conditions affecting the mortgaged properties may result in losses.

Real property pledged as security to a lender may be subject to environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, this type of lien has priority over the lien of an existing mortgage or owner’s interest against real property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, a lender may be liable, as an owner or operator, for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks liability on foreclosure of the mortgaged property.

There are risks in holding subordinate certificates.

The protections afforded the senior certificates create risks for the subordinate certificates. Prior to any purchase of any subordinate certificates, you should consider the following factors that may adversely impact your yield:

•
because the subordinate certificates receive interest and principal distributions after the senior certificates receive interest and principal distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date;

•
if the servicer determines not to advance a delinquent payment on a mortgage loan because it decides that the amount of the delinquent payment will not be recoverable from the related borrower, there may be a shortfall in distributions on the certificates that will disproportionately impact the subordinate certificates;

•
with the exception of certain amounts of principal distributable to the Class B-1, Class B-2 and Class B-3 Certificates from excess cashflow after all other distributions have been made on the related distribution date, the subordinate certificates are not expected to receive principal distributions until, at the earliest, the distribution date in June 2010 (unless the certificate balances of all of the senior certificates have been reduced to zero prior to the June 2010 distribution date);

•
losses resulting from the liquidation of defaulted mortgage loans will reduce the level of overcollateralization, if any, for the certificates. If there is no overcollateralization, losses will be allocated to the subordinate certificates. An allocation of losses to a subordinate certificate will result in a permanent reduction in that certificate’s certificate balance without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate; and

•	the earlier in the life of a certificate that a loss on a mortgage loan allocable to that certificate occurs, the greater the impact on that certificate’s yield.

We refer you to “Description of the Certificates” and “Yield, Prepayment and Maturity Considerations.”

Governmental action may affect foreclosures.

In addition to any limitations on foreclosure that may be described in the prospectus, legislative or regulatory initiatives by federal, state or local legislative bodies or administrative agencies, if enacted or adopted, could delay foreclosure, provide new defenses to foreclosure or otherwise impair the ability of the servicer to foreclose on a defaulted mortgage loan. Various jurisdictions have considered or are considering such actions, and we cannot predict the nature or extent of limitations on foreclosure that may be enacted. Any such governmental actions that interfere with the foreclosure process could affect yields on your certificates, particularly the subordinate certificates.

Geographic concentration of mortgaged properties may affect payments on your certificate.

As of the statistical calculation date:

•
approximately 8.96%, 8.08%, 7.20%, 6.87%, 5.45%, 5.21%, 5.06% and 5.05% (by aggregate outstanding principal balance) of the mortgage loans are secured by properties located in the State of North Carolina, Commonwealth of Pennsylvania, State of Florida, State of New Jersey, State of Ohio, State of Michigan, State of Maryland and State of California, respectively;

•	approximately 0.35% (by aggregate outstanding principal balance) of the mortgage loans are secured by properties located in a single zip code, which is in Brooklyn, New York; and

•	the aggregate outstanding principal balance of the mortgage loans secured by properties in each other state represents not more than approximately 5.00% of the mortgage loans.

If the North Carolina, Pennsylvania, Florida, New Jersey, Ohio, Michigan, Maryland or California residential real estate markets should experience an overall decline in property values or a catastrophic event occurs in these areas after the dates of origination of the mortgage loans, the rates of losses on the mortgage loans would be expected to increase, and could increase substantially. Because of the concentration of mortgage loans in these states, those types of problems may have a greater effect on your certificates than if borrowers and mortgaged properties were more spread out in different geographic areas.

Violations of consumer protection laws may result in losses.

Applicable state laws generally regulate interest rates and other charges and require specific disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws including:

•	the federal Truth in Lending Act and Regulation Z promulgated under the Truth in Lending Act, which require particular disclosures to the borrowers regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated under the Equal Credit Opportunity Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;

•
the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation;

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience; and

•
the Fair Debt Collections Practices Act, which provides various consumer protections to borrowers and imposes certain restrictions on debt collectors in connection with the collection of mortgage loans and other debts.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the issuing entity, as owner of the mortgage loans, to damages and administrative enforcement.

Predatory lending laws and regulations could subject the issuing entity to losses.

None of the mortgage loans are subject to the federal Home Ownership and Equity Protection Act of 1994. See “Legal Aspects of the Loans--Consumer Protection Laws” in the prospectus.

In addition to the Home Ownership and Equity Protection Act of 1994, however, a number of legislative proposals have been introduced at the federal, state and local levels that are designed to discourage predatory lending practices. Some states and localities have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of those mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Home Ownership and Equity Protection Act of 1994. Failure by the originators of the mortgage loans to comply with these laws could subject the issuing entity, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding mortgage loans against either the issuing entity or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state or local law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trust funds.

In the event the sellers are not able to repurchase or replace defective mortgage loans, you may suffer losses on your certificates.

The sellers will make various representations and warranties related to the mortgage loans. If a seller fails to cure a material breach of its representations and warranties with respect to any mortgage loan in a timely manner, that seller will be required to repurchase or replace the defective loan. In the event that the seller is not able to repurchase or replace any defective mortgage loans at the date that action is required, for financial or other reasons, you may suffer losses on your certificates. The inability of the sellers to repurchase or replace defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on your certificates could occur.

The assignment of certain of the mortgages in the name of MERS (R) may result in delays and additional costs in commencing, prosecuting and completing foreclosure proceedings.

The assignment of certain of the mortgages in the name of Mortgage Electronic Registration Systems, Inc., or MERS(R), is a new practice in the mortgage lending industry. The sellers expect that the servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS(R). Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the certificateholders and increase the amount of realized losses on the mortgage loans.

The offered certificates are not suitable investments for all investors.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of payments or payment on a specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, credit, reinvestment, default and market risks, the tax consequences of an investment, and the interaction of these factors.

THE SPONSOR

Equity One, Inc. (the “Sponsor”) was incorporated in 1988 under the laws of the State of Delaware. The Sponsor is a wholly-owned operating subsidiary of Popular Financial Holdings, Inc., a Delaware corporation (“PFH”). PFH is an indirect wholly-owned subsidiary of Popular, Inc., a diversified, publicly owned bank holding company incorporated under the General Corporation Law of Puerto Rico (“Popular”).

The Sponsor has sponsored a mortgage loan securitization program since 1997, pursuant to which the Sponsor and its affiliates sell mortgage loans from their portfolios to the Depositor for securitization as more fully described in this prospectus supplement and the related prospectus. The Sponsor has sponsored more than thirty securitization transactions since 1997. The table below sets forth the number and aggregate initial principal balance of the mortgage loans which have been included in issuing entities formed by the Depositor during the three most recently ended calendar years:

	2004	2005	2006

Number of mortgage loans	23,602	28,439	9,497

Aggregate initial principal balance(1) (in thousands)	$3,570,745	$4,869,339	$1,598,710
__________________
(1)	Consists of the sum of the “Cut-off Date Pool Principal Balances” for securitization transactions closed in that calendar year.

Recent Developments

On January 9, 2007, Popular announced a restructuring and integration plan (the “Restructuring Plan”) for PFH’s businesses, which include the businesses of the Sponsor and the other Sellers. Since PFH’s performance was poor in 2006, origination volumes had dropped, net interest margin narrowed and the expense base was unsustainable, management initiated the restructuring actions.

The Restructuring Plan, which is being implemented throughout 2007, has the following four basic components:

•	Exiting the wholesale nonprime mortgage origination business during the first quarter of 2007, which entailed shutting down the wholesale broker, retail and call center business divisions;

•
Consolidating support activities at PFH (Finance, Credit Risk, Compliance, Human Resources, Facilities) within Banco Popular North America, an affiliate of PFH and a wholly owned subsidiary of Popular (“BPNA”), to reduce expenses;

•	Integrating PFH’s existing commercial lending businesses (mortgage warehouse and mixed use) into BPNA’s business lending groups; and

•	Focusing on the core Equity One network of 132 consumer finance branches in 15 states.

The Sponsor and the other Sellers historically originated mortgage loan production through various channels including asset acquisition, mortgage loan brokers and its retail branch network. As part of the Restructuring Plan, the Sponsor and the other Sellers have ceased originating loans through all channels except for loans originated directly through their consumer finance branches and the customer loan center. This is expected to result in a significant reduction in total origination of mortgage loans at the Sponsor and the other Sellers.

STATIC POOL INFORMATION

Static pool information concerning the Sponsor's prior securitized pools of mortgage loans is available on the Internet, without charge or registration, at http://staticpool.popularABS.com under “Popular ABS Mortgage Pass-Through Trust 2007-A.pdf,” describing:

•	summary information regarding original characteristics of the Sponsor's prior securitized pools of mortgage loans; and

•
delinquency, cumulative loss, and prepayment information about each of the Sponsor’s prior securitized pools of mortgage loans formed on or after July 31, 2002, from the related cut-off date through the distribution date in March 2007.

In the event any changes or updates are made to the information available on the Sponsor's website identified above, the Depositor will provide a copy of the original information upon request to any person who writes or calls the Depositor at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810 (telephone number: (302) 478-6160).

Static pool information regarding prior securitized pools that were established before January 1, 2006 is not part of this prospectus supplement, the related prospectus or the registration statement for the securities offered hereby. Static pool information for the period prior to July 31, 2002, has been omitted as that information is either unknown or not available to the Depositor without unreasonable effort or expense.

Static pool performance may have been affected by various factors relating to the underlying borrower’s personal circumstances, including, but not limited to, unemployment or change in employment, fluctuations in income, marital separation and the mortgagor’s equity in the related mortgaged property. In addition, static pool performance may be sensitive to adverse economic conditions, either nationally or regionally, may exhibit seasonal variations and may be influenced by the level of housing prices, the level of interest rates and changes in mortgage loan product features. Changes over time in servicing practices or variations in mortgage loan underwriting guidelines or the application of those guidelines may affect the static pool data. Regional economic conditions (including declining real estate values) may particularly affect delinquency and cumulative loss experience on mortgage loans. The historical pool performance information contained in the static pool data may be attributable to factors such as those described above, although there can be no assurance as to whether this information is the result of any particular factor or a combination of factors. Consequently, the Sponsor’s static pool information may not be indicative of future performance.

THE ISSUING ENTITY

The issuing entity is Popular ABS Mortgage Pass-Through Trust 2007-A, a common law trust created pursuant to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of May 1, 2007 (the “Cut-off Date”) by and among Equity One, Inc., as Delaware corporation and one or more of Equity One, Inc., a Minnesota corporation, Equity One Consumer Loan Company, Inc., a New Hampshire corporation, Equity One, Incorporated, a Pennsylvania corporation, and Popular Financial Services, LLC, a Delaware limited liability company (each a “Seller” and, collectively, the “Sellers”), Equity One, Inc. (the “Servicer”), Popular ABS, Inc. (the “Depositor”) and Deutsche Bank Securities National Trust Company (the “Trustee”). The Pooling and Servicing Agreement states that it is governed by the laws of the State of New York. Popular ABS Mortgage Pass-Through Trust 2007-A is referred to in this prospectus supplement as the “Issuing Entity.” The Trustee will serve as trustee of the Issuing Entity and act on behalf of the Issuing Entity as the Issuing Entity will not have any directors, officers or employees. The fiscal year end for the Issuing Entity is December 31, commencing with December 31, 2007.

THE MORTGAGE POOL

General

The mortgage pool held by the Issuing Entity will consist of adjustable rate mortgage loans (the “Adjustable Rate Loans”) and fixed rate mortgage loans (the “Fixed Rate Loans, and together with the Adjustable Rate Loans, the “Loans”). The Loans are secured by first liens on one- to four-family dwellings. The Loans were generally originated or acquired in accordance with underwriting guidelines that are less stringent than Fannie Mae and Freddie Mac guidelines. All of the Loans are evidenced by promissory notes (the “Mortgage Notes”).

Information with respect to the Loans initially identified for inclusion in the mortgage pool is set forth below. Prior to May 30, 2007 (the “Closing Date”), Loans may be removed from the mortgage pool and other Loans may be substituted therefor. The Depositor believes that the information set forth herein under “The Mortgage Pool” with respect to the Loans is representative of the characteristics of the Loans at the Closing Date, although some characteristics of the Loans at the Closing Date may vary from those of the Loans described herein as a result of removals and substitutions. Information regarding FICO scores is presented for informational purposes only.

Unless otherwise indicated, information presented herein under “The Mortgage Pool” expressed as percentages (other than rates of interest) are approximate percentages based on the principal balances of the Loans calculated as of a statistical calculation date (the “Statistical Calculation Date”) that takes into account the Stated Principal Balances of the Loans as of the close of business on April 30, 2007 giving effect to scheduled payments of principal and interest due on May 1, 2007, whether or not those scheduled payments have been made.

The Depositor will purchase the Loans from the Sellers pursuant to the Pooling and Servicing Agreement. The Depositor will then convey the Loans, without recourse, to the Trustee for the benefit of the holders of the Mortgage Pass-Through Certificates, Series 2007-A (the “Certificates”).

The Certificates will consist of the Class A-1, Class A-2 and Class A-3 Certificates (collectively, the “Senior Certificates”), the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates, the Class B-1, Class B-2 and Class B-3 Certificates (together with the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1 and Class B-2 Certificates, the “Subordinate Certificates” and, together with the Senior Certificates, the “Primary Certificates”), the Class X Certificates and the Class R Certificates. We are offering the Senior Certificates and the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (collectively, the “Offered Certificates”) pursuant to this prospectus supplement. Only the Offered Certificates are offered by this prospectus supplement. The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class X Certificates and the Class R Certificates are not offered hereby. However, a description of the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class X Certificates and the Class R Certificates is included in this prospectus supplement because their amount, structure, rights, risks and other characteristics affect the amount, structure, rights, risks and other characteristics of the Offered Certificates.

Under the Pooling and Servicing Agreement, the Sellers will make representations, warranties and covenants to the Depositor relating to, among other things, the due execution and enforceability of the Pooling and Servicing Agreement and characteristics of the Loans, including, without limitation, the following:

•	each Loan at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws;

•
none of the Loans are classified and/or defined as a “high cost home,” “covered” (excluding home loans defined as “covered home loans” pursuant to the New Jersey Home Ownership Security Act of 2002 that were originated between November 26, 2003 and July 7, 2004), “high risk home,” or “predatory” loan under any applicable federal, state or local law (or are similarly classified and/or defined using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

•	none of the Loans are subject to the Home Ownership & Equity Protection Act of 1994;

•
none of the Loans originated on or after October 1, 2002 and before March 7, 2003 are secured by property located in the State of Georgia, and none of the Loans originated on or after March 7, 2003 is a “high cost home loan” as defined under the Georgia Fair Lending Act; and

•	each Loan is a “qualified mortgage” under Section 860G(a)(3) of the Code.

Subject to the limitations described below under “--Delivery of the Mortgage Files,” the Sellers will be obligated to repurchase or substitute a similar mortgage loan for any Loan as to which there exists deficient documentation or an uncured material breach of any representation, warranty or covenant. The Sellers will represent and warrant to the Depositor in the Pooling and Servicing Agreement that they selected the Loans from among the outstanding loans in their portfolios as to which the representations and warranties set forth in the Pooling and Servicing Agreement can be made and that they did not make this selection in a manner that would adversely affect the interests of the certificateholders. See “Loan Program--Representations by Sellers; Repurchases” in the accompanying prospectus. Under the Pooling and Servicing Agreement, the Depositor will convey all its right, title and interest in and to the Sellers’ representations, warranties and covenants, including the Sellers’ repurchase obligation, to the Trustee for the benefit of the certificateholders. The Depositor will make no representations or warranties with respect to the Loans and will have no obligation to repurchase or substitute Loans with deficient documentation or which are otherwise defective. The Sellers are selling the Loans without recourse and will have no obligation with respect to the Certificates in their capacity as Sellers other than the repurchase obligation described above. The obligations of Equity One, Inc., as Servicer, with respect to the Certificates are limited to the Servicer’s contractual servicing obligations under the Pooling and Servicing Agreement.

Each Loan transferred to the Issuing Entity will be identified on the loan schedule delivered to the Trustee pursuant to the Pooling and Servicing Agreement. The loan schedule will include information such as the principal balance of each Loan as of the Statistical Calculation Date, its mortgage rate as well as other information. A copy of the Pooling and Servicing Agreement will be available, on request, from the Trustee.

“Stated Principal Balance” means as to any Loan and Due Date, the unpaid principal balance of that Loan as of that Due Date, as specified in the amortization schedule at the time relating thereto, before any adjustment to that amortization schedule by reason of any moratorium or similar waiver or grace period, after giving effect to any previous partial prepayments and Liquidation Proceeds allocable to principal, other than with respect to any Liquidated Loan, received and to the payment of principal due on that Due Date and irrespective of any delinquency in payment by the related borrower.

As of any Distribution Date, the “Pool Principal Balance” with respect to any Distribution Date equals the aggregate Stated Principal Balance of the Loans.

As of the Statistical Calculation Date, the aggregate principal balance of the Loans was approximately $460,646,763 (subject to a variance of plus or minus 5%) (the “Cut-off Date Pool Principal Balance”).

Loans with balloon payments (“Balloon Loans”) provide for payment based on the amortization of the amount financed over a series of substantially equal monthly payments over approximately 360 to 480 months, with a significantly greater payment due at the stated maturity. As of the Statistical Calculation Date, approximately 3.78% of the Loans were Balloon Loans. Balloon Loans may involve a greater degree of risk than loans which are fully amortizing because the ability of a borrower to make a balloon payment typically will depend upon the ability of the borrower to either timely refinance the loan or sell the related mortgaged property.

All of the Loans provide for payments due on a set day, but not necessarily the first day, of each month (the “Due Date”). The Loans to be included in the mortgage pool were originated or acquired by the Sellers substantially in accordance with the Sellers’ underwriting criteria for mortgage loans, described herein under “The Mortgage Pool--Underwriting Standards” and under “Loan Program” in the prospectus.

Scheduled monthly payments made by the borrowers on the Loans (“Scheduled Payments”) either earlier or later than the scheduled Due Dates thereof will not affect the amortization schedule or the relative application of those payments to principal and interest. All of the Loans provide for the actuarial accrual of interest. All of the Loans provide for a grace period of 15 days for monthly payments, as required by applicable law. All of the Loans may be prepaid in full or in part at any time, approximately 34.37% without a prepayment penalty.

Each Loan was originated on or after July 22, 1998.

The latest stated maturity date of any Loan is May 1, 2047. The earliest stated maturity date of any Loan is February 15, 2009.

As of the close of business on April 30, 2007, none of the Loans were “non-performing” assets as defined in Instruction (g) to Item 1101(c) of Regulation AB under the Securities Act (17 C.F.R. 229.1101).

As of the close of business on April 30, 2007, none of the Loans were 30 or more days contractually past due (assuming 30 day months).

The non-zero weighted average of the FICO scores (a statistical ranking of likely future credit performance, with a higher score generally signifying a better credit history, developed by Fair Isaac Corporation and three national credit data repositories - Equifax, TransUnion and Experian) obtained at origination for borrowers on the Loans was approximately 616.

No Loan had a Combined Loan-to-Value Ratio at origination of more than approximately 100.00%. The weighted average Combined Loan-to-Value Ratio of the Loans at origination was approximately 84.71%.

The “Combined Loan-to-Value Ratio” of a Loan is the fraction, expressed as a percentage,

•	the numerator of which is the sum of

•	the principal balance of that Loan at the date of origination, plus

•	the outstanding principal balance, at the date of origination of the Loan, of any senior mortgage loan(s), and

•	the denominator of which is the Collateral Value of the related mortgaged property.

The “Collateral Value” of a mortgaged property, other than with respect to Loans that were used to refinance an existing mortgage loan (each, a “Refinance Loan”), is the lesser of

•	the appraised value based on an appraisal obtained by the originator from an independent fee appraiser at the time of the origination of the related Loan, and

•
if the Loan was originated either in connection with the acquisition of the mortgaged property by the borrower or within one year after acquisition of the mortgaged property by the borrower, the purchase price paid by the borrower for the mortgaged property.

In the case of Refinance Loans, the Collateral Value generally is the appraised value of the mortgaged property based on the appraisal obtained at the time of refinancing. However, in the case of Refinance Loans that are Borrower Retention Loans, the Collateral Value is the value of the mortgaged property determined as follows:

•
if the Loan is not a cash-out refinance mortgage loan, the value of the mortgaged property is typically determined using an existing appraisal that is no more than twenty-four months old. However, if the existing appraisal is more than twenty-four months old, the value of the mortgaged property based on the existing appraisal is validated through the use of an AVM at the time of the refinancing, and if the AVM evidences that the value of the mortgage property has materially declined, a new appraisal is required at the time of refinancing, and the value of the mortgaged property is determined using this new appraisal; and

•
if the Loan is a cash-out refinance mortgage loan, the value of the mortgaged property is determined using an existing appraisal that is no more than twenty-four months old, and the existing appraisal value is validated through the use of an AVM at the time of the refinancing. If the AVM evidences that the value of the mortgaged property has materially declined, or if the existing appraisal is more than twenty-four months old, a new appraisal is required at the time of refinancing, and the value of the mortgaged property is determined using this new appraisal.

Mortgage Rate Adjustment of the Adjustable Rate Loans

Adjustable Rate Loans constitute approximately 49.01% (by principal balance) of the Loans in the Issuing Entity. All of the Adjustable Rate Loans provide for semi-annual adjustment of the related mortgage rate based on Six-Month LIBOR (as defined below), as specified in the related Mortgage Note, and for corresponding adjustments to the monthly payment due thereon, in each case on each adjustment date applicable thereto (each, an “Adjustment Date”). However, the first such adjustment for approximately 0.08%, 97.71%, 0.51% and 1.70% of the Adjustable Rate Loans (by principal balance) will occur after an initial period of six-months, two years, three years or five years, respectively, following origination. On each Adjustment Date for each Adjustable Rate Loan, the mortgage rate thereon will be adjusted to equal the sum of Six-Month LIBOR and a fixed percentage amount (the “Margin”). The mortgage rate on each Adjustable Rate Loan will not increase or decrease by more than a specified percentage (the “Initial Rate Cap”) on the first Adjustment Date for that Adjustable Rate Loan. In addition, the mortgage rate will not increase or decrease by more than a specified percentage (the “Periodic Rate Cap”) on each subsequent Adjustment Date.

The mortgage rate on an Adjustable Rate Loan may not exceed the maximum rate set forth in the related Mortgage Note (the “Maximum Mortgage Rate”), or, with the exception of Adjustable Rate Loans subject to the Servicemembers Civil Relief Act, be less than the minimum rate set forth on the related Mortgage Note (the “Minimum Mortgage Rate”). The Maximum Mortgage Rates on the Adjustable Rate Loans range from 11.250% per annum to 17.990% per annum, with a weighted average Maximum Mortgage Rate as of the Statistical Calculation Date of approximately 14.489% per annum. The Minimum Mortgage Rates on the Adjustable Rate Loans range from 5.250% per annum to 11.630% per annum, with a weighted average Minimum Mortgage Rate as of the Statistical Calculation Date of approximately 8.466% per annum.

Effective with the first monthly payment due on each Adjustable Rate Loan after each related Adjustment Date, the monthly payment amount is adjusted to an amount that will fully amortize the outstanding principal balance of the related Adjustable Rate Loan over its remaining term (unless the Adjustable Rate Loan is a Balloon Loan), and pay interest at the adjusted mortgage rate. None of the Adjustable Rate Loans permits the related borrower to convert the adjustable mortgage rate thereon to a fixed mortgage rate.

The interest rate index for all of the Adjustable Rate Loans is a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks (“Six-Month LIBOR”) as published in The Wall Street Journal and as most recently available on the first business day of the month prior to each Adjustment Date.

In addition, approximately 2.49% of the Loans, by aggregate principal balance, are Adjustable Rate Loans that are intended to have the monthly payment amortize the principal balance thereof over a term of 40 years from origination with a required balloon payment after 30 years of origination. A possible interpretation of the documentation evidencing some of these Loans is that the monthly payments are to be reset after the first Adjustment Date so that the monthly payment will amortize the principal balance of the Loans over a term of 30 years from origination. The Servicer will service these Loans based on a 40 year amortization term that will result in the borrower being required to make a balloon payment 30 years after the origination date. In the event any such Loan is considered to provide for a 30 year amortization term, the related Seller will repurchase that Loan. Because the assumptions set forth in this prospectus supplement have assumed that these Loans amortize over a term of 40 years from origination, if the Sellers repurchase any of these Loans from the Issuing Entity, the weighted average lives of the Certificates may be shortened.

Interest Only Loans

The Loans include interest only mortgage loans. Interest only mortgage loans are mortgage loans that permit the borrower to pay only interest, and not principal, for a specified period after origination of the mortgage loans, at the end of which the mortgage loans, excluding interest only Balloon Loans, become fully amortizing.

Approximately 1.65% of the Loans, by aggregate principal balance, have interest only periods of five years after their origination.

Mortgage Pool Tables

This section sets forth in tabular format information relating, except as otherwise indicated, to all Loans in the aggregate. Except with respect to the table captioned “Delinquency Experience of Pool Assets Since Origination,” all information presented in the tables in this section has been calculated as of the Statistical Calculation Date. FICO scores listed represent the FICO score obtained at origination for each borrower on the Loans. The sum of the columns in the tables below may not equal the total indicated due to rounding.

Cut-Off Date Principal Balances — Aggregate Mortgage Loans (1)

Cut-off Date Principal Balance ($)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to- Value Ratios	Weighted Average Non- Zero FICO Score

1 - 50,000	170	5,562,764.42	1.21%	9.925%	252	70.60%	604
50,001 - 100,000	778	60,285,761.77	13.09%	8.743%	369	83.79%	605
100,001 - 150,000	670	83,544,233.17	18.14%	8.489%	407	85.98%	608
150,001 - 200,000	431	74,850,623.88	16.25%	8.279%	416	86.05%	616
200,001 - 250,000	240	53,549,246.86	11.62%	8.253%	424	84.94%	609
250,001 - 300,000	175	47,850,060.19	10.39%	8.007%	422	84.29%	626
300,001 - 350,000	113	36,214,258.40	7.86%	7.970%	436	85.22%	629
350,001 - 400,000	66	24,760,460.09	5.38%	7.676%	440	85.01%	632
400,001 - 450,000	41	17,274,010.66	3.75%	7.784%	436	84.61%	632
450,001 - 500,000	27	13,004,717.75	2.82%	7.797%	423	85.10%	641
500,001 - 550,000	25	13,073,593.79	2.84%	7.887%	443	83.00%	626
550,001 - 600,000	9	5,143,279.73	1.12%	7.571%	452	85.07%	616
600,001 - 650,000	10	6,260,806.34	1.36%	8.201%	440	85.79%	596
650,001 - 700,000	11	7,405,827.65	1.61%	7.999%	466	79.45%	624
700,001 - 750,000	4	2,916,077.21	0.63%	7.761%	448	81.62%	619
750,001 - 800,000	2	1,530,328.16	0.33%	7.721%	476	89.18%	614
800,001 - 850,000	2	1,651,049.31	0.36%	7.404%	476	80.54%	634
850,001 - 900,000	1	853,951.15	0.19%	8.580%	475	95.00%	577
900,001 - 950,000	1	928,380.16	0.20%	6.550%	476	68.38%	645
Greater than or equal to 1,000,001	3	3,987,332.47	0.87%	7.715%	476	78.15%	605
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

______________
(1) As of the Statistical Calculation Date, the average principal balance of the Loans was approximately $165,760.

Mortgage Rates — Aggregate Mortgage Loans (1)

Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

5.000 - 5.499	1	191,066.40	0.04%	5.250%	339	79.67%	764
5.500 - 5.999	7	1,584,108.35	0.34%	5.776%	382	66.43%	684
6.000 - 6.499	85	23,277,972.07	5.05%	6.329%	404	72.99%	675
6.500 - 6.999	241	51,253,206.95	11.13%	6.771%	420	78.68%	651
7.000 - 7.499	322	62,159,563.22	13.49%	7.257%	420	82.30%	641
7.500 - 7.999	450	82,863,837.61	17.99%	7.772%	424	83.87%	624
8.000 - 8.499	317	52,981,295.19	11.50%	8.269%	427	85.46%	608
8.500 - 8.999	396	63,385,558.69	13.76%	8.773%	417	87.78%	596
9.000 - 9.499	346	50,613,198.12	10.99%	9.261%	420	88.45%	582
9.500 - 9.999	330	43,965,977.90	9.54%	9.757%	402	90.80%	589
10.000 - 10.499	135	15,604,448.74	3.39%	10.261%	405	93.06%	590
10.500 - 10.999	76	7,802,957.56	1.69%	10.739%	347	88.68%	595
11.000 - 11.499	27	2,194,386.71	0.48%	11.183%	349	86.47%	599
11.500 - 11.999	19	1,033,749.66	0.22%	11.784%	253	73.06%	563
12.000 - 12.499	12	927,100.97	0.20%	12.214%	264	79.82%	601
12.500 - 12.999	6	431,290.65	0.09%	12.657%	277	71.74%	609
13.000 - 13.499	2	57,453.07	0.01%	13.250%	97	61.09%	495
13.500 - 13.999	4	187,232.04	0.04%	13.654%	288	82.31%	598
14.500 - 14.999	3	132,359.26	0.03%	14.808%	194	81.24%	587
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
____________
(1) As of the Statistical Calculation Date, the weighted average mortgage rate of the Loans was approximately 8.237% per annum.

FICO Scores — Aggregate Mortgage Loans (1)

FICO Score	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Unavailable	2	37,772.41	0.01%	12.058%	114	25.51%	0
1 - 499	2	83,993.99	0.02%	12.599%	91	80.42%	483
500 - 519	100	13,168,342.11	2.86%	9.462%	404	77.80%	509
520 - 539	144	19,649,859.73	4.27%	9.225%	402	81.22%	530
540 - 559	205	29,851,517.57	6.48%	8.889%	411	84.01%	551
560 - 579	331	49,567,225.65	10.76%	9.001%	426	87.23%	572
580 - 599	417	69,876,266.95	15.17%	8.539%	422	86.75%	591
600 - 619	420	68,650,694.78	14.90%	8.116%	427	84.52%	609
620 - 639	388	65,157,650.66	14.14%	7.939%	413	85.73%	629
640 - 659	293	55,436,511.85	12.03%	7.780%	416	85.63%	649
660 - 679	202	39,274,155.09	8.53%	7.651%	414	83.78%	668
680 - 699	100	17,697,722.87	3.84%	7.582%	392	84.15%	690
Greater than or equal to 700	175	32,195,049.50	6.99%	7.402%	394	80.30%	730
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
__________
(1) As of the Statistical Calculation Date, the weighted average non-zero FICO score at the time of origination of the Loans was approximately 616.

Combined Loan-to-Value Ratios — Aggregate Mortgage Loans (1)

Combined Loan-to Value (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

0.01 - 49.99	71	5,862,138.43	1.27%	8.262%	365	36.54%	614
50.00 - 59.99	90	12,188,433.25	2.65%	7.697%	389	55.54%	623
60.00 - 69.99	136	23,697,031.29	5.14%	7.527%	392	65.79%	628
70.00 - 79.99	361	58,889,231.45	12.79%	7.833%	395	75.43%	615
80.00	386	64,825,904.13	14.07%	7.786%	421	80.00%	620
80.01 - 84.99	196	35,757,895.24	7.76%	7.662%	419	82.66%	627
85.00	181	23,859,434.18	5.18%	8.465%	400	85.00%	588
85.01 - 89.99	244	49,581,835.58	10.76%	7.919%	420	87.80%	621
90.00	331	51,126,071.42	11.10%	8.714%	419	90.00%	603
90.01 - 94.99	217	40,750,433.17	8.85%	8.057%	426	92.33%	621
95.00 - 99.99	212	39,896,772.55	8.66%	8.605%	432	95.77%	619
100.00	353	54,157,705.19	11.76%	9.627%	429	100.00%	615
Total:	2,778	460,592,885.88	100.00%	8.237%	415	84.71%	616
_____________
(1) As of the Statistical Calculation Date, the weighted average Combined Loan-to-Value ratio at origination of the Loans was approximately 84.71%.

Original Terms to Maturity — Aggregate Mortgage Loans (1)

Original Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average MortgageRate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

120	5	58,196.41	0.01%	9.450%	38	43.77%	641
180	122	7,338,884.93	1.59%	9.311%	138	73.63%	614
240	63	5,249,321.89	1.14%	8.451%	212	77.07%	633
300	1	27,702.07	0.01%	10.475%	296	85.00%	515
348	1	111,165.55	0.02%	6.740%	342	81.01%	673
360	1,380	196,807,249.53	42.72%	8.242%	353	83.60%	620
480	1,207	251,054,242.78	54.50%	8.197%	477	86.08%	613
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
__________
(1) As of the Statistical Calculation Date, the weighted average original term to maturity of the Loans was approximately 421 months.

Remaining Terms to Maturity — Aggregate Mortgage Loans (1)

Remaining Term to Maturity (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

1 - 60	4	40,825.60	0.01%	9.855%	28	48.38%	625
61 - 120	84	3,365,470.10	0.73%	10.444%	93	73.64%	595
121 - 180	66	5,482,678.15	1.19%	8.783%	170	74.26%	632
181 - 240	36	3,757,429.38	0.82%	7.862%	234	77.32%	633
241 - 300	72	6,038,070.36	1.31%	10.081%	277	77.39%	609
301 - 360	1,310	190,908,046.79	41.44%	8.183%	355	83.79%	621
Greater than or equal to 361	1,207	251,054,242.78	54.50%	8.197%	477	86.08%	613
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
__________
(1) As of the Statistical Calculation Date, the weighted average remaining term to maturity of the Loans was approximately 415 months.

Months Since Origination — Aggregate Mortgage Loans (1)

Months Since Origination	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Less than 1	127	25,385,684.90	5.51%	7.860%	423	84.43%	629
1 - 4	1,828	318,807,574.35	69.21%	8.179%	425	84.84%	616
5 - 8	555	93,815,025.54	20.37%	8.271%	414	85.25%	611
9 - 12	3	514,744.78	0.11%	7.040%	322	65.99%	682
13 - 60	82	11,330,713.50	2.46%	8.649%	333	86.38%	654
61 - 90	116	6,989,869.19	1.52%	10.393%	212	77.55%	598
91 - 120	68	3,803,150.90	0.83%	9.718%	184	72.93%	627
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
__________
(1) The information listed assumes that the origination date of each Loan is one month prior to its first Scheduled Payment date. As of the Statistical Calculation Date, the weighted average of the months since origination of the Loans was approximately 6 months.

Rate Type — Aggregate Mortgage Loans

Rate Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Fixed Rate	1,525	234,877,874.33	50.99%	7.978%	399	83.30%	633
Adjustable Rate	1,254	225,768,888.83	49.01%	8.506%	433	86.18%	599
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Product Type — Aggregate Mortgage Loans

Product Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Fixed - 10 Year	5	58,196.41	0.01%	9.450%	38	43.77%	641
Fixed - 15 Year	77	3,850,475.82	0.84%	8.878%	147	69.21%	611
Fixed - 20 Year	63	5,249,321.89	1.14%	8.451%	212	77.07%	633
Fixed - 25 Year	1	27,702.07	0.01%	10.475%	296	85.00%	515
Fixed - 30 Year	791	110,397,550.30	23.97%	7.987%	352	82.72%	634
Fixed - 30 Year IO	9	2,723,180.00	0.59%	6.808%	355	77.20%	682
Fixed - 40 Year	521	106,481,724.51	23.12%	7.885%	477	85.10%	631
Balloon - 15/30	45	3,488,409.11	0.76%	9.789%	128	78.51%	618
Balloon - 30/40	12	2,490,148.67	0.54%	7.919%	356	81.29%	643
ARM - 6 Month	1	176,353.63	0.04%	11.100%	338	85.00%	607
ARM - 2 Year/6 Month	476	63,239,159.89	13.73%	8.850%	355	84.91%	596
ARM - 2 Year/6 Month IO	13	3,646,833.20	0.79%	6.894%	354	81.30%	644
ARM - 2 Year/6 Month 30/40 Balloon	60	11,113,104.10	2.41%	8.049%	356	89.90%	587
ARM - 2 Year/6 Month 40/40	675	142,195,919.80	30.87%	8.431%	476	86.78%	600
ARM - 3 Year/6 Month	5	446,816.72	0.10%	11.504%	310	80.24%	595
ARM - 3 Year/6 Month IO	2	530,239.68	0.12%	6.689%	336	84.16%	674
ARM - 3 Year/6 Month 40/40	1	169,101.01	0.04%	7.900%	463	85.00%	641
ARM - 5 Year/6 Month	8	1,396,809.75	0.30%	8.957%	356	67.59%	633
ARM - 5 Year/6 Month IO	1	306,000.00	0.07%	7.240%	357	85.00%	658
ARM - 5 Year/6 Month 30/40 Balloon	2	341,053.59	0.07%	7.413%	347	79.32%	700
ARM - 5 Year/6 Month 40/40	9	1,799,577.46	0.39%	8.471%	475	90.26%	602
ARM - 2 Year/6 Month 40/40 IO	1	407,920.00	0.09%	6.830%	476	80.00%	647
Fixed - 29 Year	1	111,165.55	0.02%	6.740%	342	81.01%	673
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
Amortization Type — Aggregate Mortgage Loans

Amortization Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Interest Only	26	7,614,172.88	1.65%	6.860%	360	80.11%	660
Not Interest Only	2,753	453,032,590.28	98.35%	8.260%	416	84.79%	616
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Interest Only Terms — Aggregate Mortgage Loans

Interest Only Term (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

N/A	2,753	453,032,590.28	98.35%	8.260%	416	84.79%	616
60	26	7,614,172.88	1.65%	6.860%	360	80.11%	660
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Prepayment Penalty Original Term — Aggregate Mortgage Loans

Prepayment Penalty Original Term (Months)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

N/A	1,007	158,339,699.47	34.37%	8.407%	415	84.80%	614
12	89	23,093,491.20	5.01%	7.864%	410	83.12%	630
24	718	128,469,152.92	27.89%	8.459%	433	86.43%	598
30	39	8,922,296.64	1.94%	8.041%	420	84.02%	627
36	871	137,869,446.91	29.93%	7.875%	405	83.59%	633
48	1	109,101.41	0.02%	10.000%	268	90.00%	545
60	54	3,843,574.61	0.83%	9.386%	242	74.36%	634
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Lien Position — Aggregate Mortgage Loans

Lien Position	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

First Lien	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Documentation Type — Aggregate Mortgage Loans

Documentation Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Full Doc	2,188	339,462,099.56	73.69%	8.165%	413	85.32%	616
SI	350	68,800,125.99	14.94%	8.656%	419	82.00%	624
AIV	205	48,187,649.00	10.46%	8.082%	432	84.49%	611
Lite Doc	36	4,196,888.61	0.91%	8.943%	331	81.88%	627
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Loan Purpose — Aggregate Mortgage Loans

Loan Purpose	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Cash Out Refinance	1,784	314,689,661.16	68.31%	8.152%	420	83.91%	613
Rate/Term Refinance	506	84,505,526.50	18.34%	7.914%	412	84.89%	629
Purchase	489	61,451,575.50	13.34%	9.116%	398	88.58%	618
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Property Type — Aggregate Mortgage Loans

Property Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Single Family	2,509	412,606,010.75	89.57%	8.248%	415	84.95%	615
Condo	92	17,013,776.85	3.69%	8.113%	420	83.38%	630
Duplex	74	13,223,480.54	2.87%	8.146%	418	83.38%	629
Triplex	23	5,547,229.43	1.20%	8.036%	433	75.43%	625
Townhouse	29	4,972,941.63	1.08%	8.245%	427	85.84%	614
Row Home	39	3,791,318.39	0.82%	8.511%	410	87.39%	616
Quadruplex	13	3,492,005.57	0.76%	7.831%	429	78.40%	649
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616

Occupancy Type — Aggregate Mortgage Loans (1)

Occupancy Type	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

Primary	2,570	432,101,539.15	93.80%	8.224%	416	85.00%	615
Non-Owner Occupied	173	20,586,501.97	4.47%	8.533%	393	80.21%	650
Second Home	36	7,958,722.04	1.73%	8.170%	417	80.87%	634
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
__________
(1)  Based on representations of the related borrowers at the time of origination.

Credit Grades — Aggregate Mortgage Loans (1)

Credit Grade	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

A	1,815	322,628,874.27	70.04%	7.885%	415	84.53%	641
B	447	64,267,040.32	13.95%	9.087%	414	88.44%	579
C	517	73,750,848.57	16.01%	9.033%	417	82.23%	544
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
_____________
(1)  See “Specific Underwriting Criteria; Underwriting Programs” in the prospectus for a description of the Sellers’ underwriting programs.

Geographic Location of Mortgaged Properties — Aggregate Mortgage Loans (1)

Geographic Location	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

North Carolina	264	41,266,174.16	8.96%	8.335%	419	84.84%	608
Pennsylvania	313	37,208,811.78	8.08%	8.318%	387	83.14%	609
Florida	170	33,174,739.81	7.20%	8.256%	424	83.61%	612
New Jersey	124	31,643,174.36	6.87%	8.057%	433	81.34%	625
Ohio	218	25,123,909.21	5.45%	8.639%	408	89.31%	605
Michigan	182	24,003,947.04	5.21%	8.628%	428	87.91%	615
Maryland	100	23,331,673.14	5.06%	7.795%	419	84.08%	612
California	66	23,242,118.88	5.05%	7.486%	430	75.15%	655
Virginia	94	20,609,939.69	4.47%	8.115%	434	84.52%	618
Georgia	129	20,039,297.13	4.35%	8.478%	420	88.19%	621
New York	73	18,437,059.63	4.00%	7.860%	401	81.22%	632
Massachusetts	49	13,334,969.29	2.89%	8.209%	444	83.80%	602
South Carolina	83	11,859,928.61	2.57%	8.596%	405	86.79%	609
Wisconsin	71	11,699,199.37	2.54%	8.403%	419	88.41%	615
Illinois	55	10,251,371.82	2.23%	8.298%	420	86.71%	627
Minnesota	44	9,667,720.86	2.10%	8.346%	435	87.49%	616
Indiana	75	8,844,772.24	1.92%	8.184%	386	87.77%	630
Missouri	63	8,366,017.54	1.82%	8.484%	396	88.23%	608
Arizona	32	7,628,200.43	1.66%	7.597%	406	83.67%	622
Connecticut	32	7,446,128.57	1.62%	7.986%	453	83.88%	598
Iowa	72	7,241,824.67	1.57%	8.631%	401	88.68%	607
Tennessee	60	6,937,683.04	1.51%	9.037%	384	89.71%	595
Delaware	41	6,549,851.72	1.42%	8.189%	417	83.81%	607
Rhode Island	20	5,292,153.10	1.15%	7.785%	461	86.05%	626
Nebraska	53	5,159,272.66	1.12%	8.603%	403	86.99%	609
Washington	21	5,100,704.39	1.11%	7.543%	416	77.38%	635
Kansas	39	4,779,997.09	1.04%	8.676%	400	89.71%	607
Colorado	23	4,277,398.17	0.93%	8.079%	411	87.06%	627
South Dakota	30	3,745,740.00	0.81%	8.307%	392	87.96%	615
New Hampshire	20	3,696,280.38	0.80%	8.665%	424	80.58%	591
Kentucky	33	3,187,264.71	0.69%	8.634%	365	90.64%	644
Oregon	13	2,644,179.94	0.57%	7.446%	422	81.70%	667
New Mexico	15	2,457,535.35	0.53%	7.726%	396	85.31%	625
Texas	25	2,102,216.87	0.46%	9.355%	342	85.91%	599
Oklahoma	22	2,040,678.23	0.44%	8.987%	340	88.38%	623
Utah	13	1,765,163.30	0.38%	8.703%	363	87.25%	613
Maine	10	1,288,741.07	0.28%	8.232%	355	85.97%	624
Montana	8	1,216,463.32	0.26%	8.299%	409	77.61%	601
North Dakota	8	1,085,922.23	0.24%	8.781%	383	91.00%	604
Nevada	3	1,059,124.15	0.23%	7.110%	386	88.52%	589
Idaho	5	864,298.45	0.19%	6.991%	453	75.76%	626
Wyoming	4	639,087.01	0.14%	8.142%	356	84.23%	638
Alabama	1	164,579.68	0.04%	8.990%	343	100.00%	627
Vermont	1	117,047.57	0.03%	8.380%	475	77.62%	606
Mississippi	1	45,132.67	0.01%	8.990%	86	65.00%	598
West Virginia	1	9,269.83	0.00%	11.890%	98	54.54%	558
Total:	2,779	460,646,763.16	100.00%	8.237%	415	84.71%	616
_____________
(1)  No more than approximately 0.35% of the Loans by principal balance are secured by mortgaged properties located in any one postal zip code area.

Gross Margins — Adjustable Rate Mortgage Loans (1)

Gross Margin (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

5.000 - 5.499	1	191,066.40	0.08%	5.250%	339	79.67%	764
5.500 - 5.999	5	794,717.93	0.35%	9.643%	319	83.09%	658
6.000 - 6.499	6	959,193.23	0.42%	7.374%	375	82.56%	644
6.500 - 6.999	1,224	221,696,996.62	98.20%	8.497%	434	86.20%	598
7.000 - 7.499	6	951,242.91	0.42%	8.891%	364	88.76%	683
7.500 - 7.999	4	569,864.66	0.25%	10.304%	333	86.14%	642
8.000 - 8.499	5	411,985.14	0.18%	10.879%	323	85.12%	638
8.500 - 8.999	1	68,405.64	0.03%	9.350%	344	94.52%	613
9.000 - 9.499	2	125,416.30	0.06%	12.097%	320	89.43%	594
Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599
__________
(1)  The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average gross margin of the Adjustable Rate Loans was approximately 6.508%.

Minimum Mortgage Rate —Adjustable Rate Mortgage Loans (1)

Minimum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

5.000 - 5.499	1	191,066.40	0.08%	5.250%	339	79.67%	764
5.500 - 5.999	2	209,383.41	0.09%	9.522%	311	78.76%	601
6.000 - 6.499	21	6,354,432.72	2.81%	6.334%	411	76.38%	655
6.500 - 6.999	74	18,212,079.18	8.07%	6.899%	440	79.23%	631
7.000 - 7.499	113	23,527,121.86	10.42%	7.289%	439	82.39%	625
7.500 - 7.999	172	34,518,642.48	15.29%	7.876%	440	82.78%	611
8.000 - 8.499	169	29,010,402.08	12.85%	8.331%	436	84.98%	597
8.500 - 8.999	224	40,459,965.21	17.92%	8.806%	427	87.53%	586
9.000 - 9.499	200	30,330,561.62	13.43%	9.273%	429	88.46%	569
9.500 - 9.999	174	28,280,497.66	12.53%	9.752%	428	92.91%	587
10.000 - 10.499	73	10,395,395.38	4.60%	10.267%	435	95.39%	591
10.500 - 10.999	23	3,255,084.31	1.44%	10.724%	419	93.04%	599
11.000 - 11.499	7	934,399.00	0.41%	11.126%	420	90.31%	617
11.500 - 11.999	1	89,857.52	0.04%	11.630%	355	54.55%	569
Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599
__________
(1)  The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average minimum mortgage rate of the Adjustable Rate Loans was approximately 8.466%.

Maximum Mortgage Rate —Adjustable Rate Mortgage Loans (1)

Maximum Mortgage Rate (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

11.000 - 11.499	1	191,066.40	0.08%	5.250%	339	79.67%	764
12.000 - 12.499	20	6,178,432.74	2.74%	6.329%	413	76.27%	656
12.500 - 12.999	71	17,712,615.78	7.85%	6.887%	440	79.23%	631
13.000 - 13.499	111	22,768,033.56	10.08%	7.268%	438	82.16%	626
13.500 - 13.999	170	34,345,165.50	15.21%	7.838%	440	82.73%	611
14.000 - 14.499	165	28,488,452.81	12.62%	8.292%	437	84.79%	594
14.500 - 14.999	228	41,448,813.77	18.36%	8.800%	428	87.64%	588
15.000 - 15.499	202	30,916,985.56	13.69%	9.265%	429	88.52%	571
15.500 - 15.999	181	28,930,403.09	12.81%	9.741%	426	92.56%	587
16.000 - 16.499	73	10,395,395.38	4.60%	10.267%	435	95.39%	591
16.500 - 16.999	23	3,255,084.31	1.44%	10.724%	419	93.04%	599
17.000 - 17.499	7	934,399.00	0.41%	11.126%	420	90.31%	617
17.500 - 17.999	2	204,040.93	0.09%	11.487%	316	67.52%	542
Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599
__________
(1) The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average maximum mortgage rate of the Adjustable Rate Loans was approximately 14.489%.

Initial Rate Caps —Adjustable Rate Mortgage Loans (1)

Initial Rate Cap (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

1.000	2	274,519.23	0.12%	11.511%	324	86.48%	599
1.500	2	168,158.42	0.07%	12.080%	303	86.38%	586
2.000	1	130,098.45	0.06%	12.875%	307	80.00%	616
3.000	1,249	225,196,112.73	99.75%	8.497%	433	86.19%	599
Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599
__________
(1) The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average initial rate cap of the Adjustable Rate Loans was approximately 2.996%.

Periodic Rate Caps —Adjustable Rate Mortgage Loans (1)

Periodic Rate Cap (%)	Number of Loans	Aggregate Principal Balance ($)	Percent of Aggregate Principal Balance	Weighted Average Mortgage Rate	Weighted Average Remaining Term to Maturity (Months)	Weighted Average Combined Loan-to-Value Ratios	Weighted Average Non-Zero FICO Score

1.000	32	4,600,392.59	2.04%	9.340%	335	87.28%	660
1.500	1,220	220,895,050.35	97.84%	8.490%	435	86.17%	598
2.000	2	273,445.89	0.12%	7.648%	335	74.19%	630
Total:	1,254	225,768,888.83	100.00%	8.506%	433	86.18%	599
___________________
(1)          The information listed is applicable only with respect to the Adjustable Rate Loans. As of the Statistical Calculation Date, the weighted average periodic rate cap of the Adjustable Rate Loans was approximately 1.490%.

Delinquency Experience of Pool Assets Since Origination (1)
			Percent of
Days Delinquent	Number of Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance
30 - 59 Days
0 times	2,486	421,128,722.82	91.42%
1 time	149	22,583,075.95	4.9%
2 times	62	9,176,747.88	1.99%
3 times	19	2,118,552.68	0.46%
4 times	21	2,838,933.45	0.62%
5 times	12	892,319.34	0.19%
6 times	15	1,013,312.73	0.22%
7 times	7	408,927.52	0.09%
8 times	6	350,195.13	0.08%
9 times	2	135,975.66	0.03%
Total:	2,779	460,646,763.16	100%

60 - 89 Days
0 times	2,748	458,503,790.67	99.53%
1 time	22	1,502,852.24	0.33%
2 times	4	285,167.53	0.06%
3 times	3	261,938.02	0.06%
4 times	2	93,014.70	0.02%
Total:	2,779	460,646,763.16	100%

90 - 119 Days
0 times	2,772	460,076,365.49	99.88%
1 time	5	400,031.24	0.09%
2 times	1	116,378.29	0.03%
3 times	1	53,988.14	0.01%
Total:	2,779	460,646,763.16	100%

120-149 Days
0 times	2,776	460,446,216.18	99.96%
1 time	2	90,443.85	0.02%
2 times	1	110,103.13	0.02%
Total:	2,779	460,646,763.16	100%

150-179 Days
0 times	2,776	460,376,477.96	99.94%
1 time	2	46,177.79	0.01%
2 times	1	224,107.41	0.05%
Total:	2,779	460,646,763.16	100%

180-209 Days
0 times	2,776	460,376,477.96	99.94%
1 time	1	224,107.41	0.05%
2 times	1	36,455.71	0.01%
9 times	1	9,722.08	0*
Total:	2,779	460,646,763.16	100%
_____________
(1)
No Loan has been 210 or more days contractually delinquent in payment (assuming 30 day months) since origination. Delinquency percentages are calculated based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month. The information presented in this table has been calculated as of the close of business on April 30, 2007. As of the close of business on April 30, 2007, none of the Loans were 30 or more days contractually past due (assuming 30 day months).

*Less than 0.005% but greater than 0.

Sale of the Loans

On the Closing Date, pursuant to the Pooling and Servicing Agreement, each Seller will convey without recourse to the Depositor all of its right, title and interest in and to each of its Loans, including

•	the related mortgage files,

•
all principal and interest received or receivable on or with respect to its Loans after the Cut-off Date and all interest and principal payments on its Loans received on or prior to the Cut-off Date in respect of installments of interest and principal due thereafter, exclusive of principal and interest due on or prior to the Cut-off Date, and

•	any prepayments, liquidation proceeds, insurance proceeds and other unscheduled payments on its Loans received or receivable on the Cut-off Date.

The Depositor will then convey without recourse to the Trustee in trust for the benefit of the certificateholders all right, title and interest of the Depositor in and to

•	the Loans, including

•	the related mortgage files,

•
all principal and interest received or receivable on or with respect to the Loans after the Cut-off Date and all interest and principal payments on the Loans received on or prior to the Cut-off Date in respect of installments of interest and principal due thereafter, exclusive of principal and interest due on or prior to the Cut-off Date, and

•	any prepayments, liquidation proceeds, insurance proceeds and other unscheduled payments on the Loans received or receivable on the Cut-off Date,

•
its right to require a Seller to cure any breach of a representation or warranty made under the Pooling and Servicing Agreement by that Seller with respect to a Loan or to repurchase or substitute for the affected Loan in accordance with the provisions of the Pooling and Servicing Agreement, and

•	all other assets to be included in the Issuing Entity as of the Closing Date.

The Servicer, the Sellers and the Depositor intend that the conveyance of Loans by the Sellers to the Depositor be treated as a sale of those Loans. The Depositor intends that the conveyance of the Loans and the other assets to be included in the Issuing Entity from the Depositor to the Trustee be treated as a sale of those assets. If these conveyances are treated as sales, the conveyed assets, including the Loans, would not be part of the related Seller’s or the Depositor’s respective bankruptcy estates and would not be available to the creditors of that Seller or the Depositor, respectively. In the event of the bankruptcy or insolvency of a Seller or the Depositor, however, the bankruptcy trustee, a conservator or a receiver of that Seller or the Depositor, as applicable, or another person may attempt to recharacterize the conveyances as borrowings secured by pledges of the conveyed assets instead of sales. This recharacterization, if accepted by a court, could result in the conveyed assets, including the Loans, being deemed to be part of the bankruptcy estate of a Seller or the Depositor and, accordingly, available to the creditors of that Seller or the Depositor, as the case may be. As a precaution against recharacterization of the conveyances, the Pooling and Servicing Agreement provides for “back up” security interests in favor of the Trustee in all conveyed assets. Under the Pooling and Servicing Agreement, the Sellers and the Servicer are required to file the necessary Uniform Commercial Code financing statements to perfect and maintain the perfection of the “back up” security interests.

Delivery of the Mortgage Files

In connection with the conveyance of the Loans and pursuant to the requirements of the Pooling and Servicing Agreement, the Depositor or the Seller(s), as the case may be, will deliver or cause to be delivered to the Trustee, or a custodian for the Trustee, among other things,

•	the Mortgage Note (and any modification or amendment thereto) endorsed to the Trustee without recourse,

•	the original instrument creating a first lien on the related mortgaged property (the “Mortgage”) with evidence of recording, if any, indicated thereon,

•
if applicable, the title policy with respect to the related mortgaged property (except for any title policies not returned from the title agent, which will be delivered to the Trustee as soon as the same are available to the Depositor),

•
if applicable, all recorded intervening assignments of the Mortgage, if any, and any riders or modifications to the Mortgage Note and Mortgage (except for any documents not returned from the public recording office, which will be delivered to the Trustee as soon as the same are available to the Depositor), and

•
an original recorded assignment of the Mortgage to the Trustee, if any, once returned from the public recording office (the items listed in this bullet and the four bullets above are collectively referred to as the “Mortgage File”).

Notwithstanding the foregoing, in lieu of providing certain of the documents described in the above bullets, the Depositor may at its discretion provide evidence that the related Mortgage is held through the MERS (R) system. Certain Mortgages were or may be, at the sole discretion of the Servicer, originally recorded in the name of MERS (R), solely as nominee for the applicable Seller, and its successors and assigns; furthermore, subsequent assignments of those Mortgages were or may be, at the sole discretion of the Servicer, registered electronically through the MERS (R) system. For certain other Loans, (i) the Mortgage was recorded in the name of the Seller, (ii) record ownership was later assigned to MERS (R), solely as nominee for that Seller, and (iii) subsequent assignments of the Mortgage were or may be, at the sole discretion of the Servicer, registered electronically through the MERS (R) system. For each of these Loans, MERS (R) serves as mortgagee of record on the Mortgage solely as a nominee in an administrative capacity on behalf of the Trustee, and does not have any beneficial interest in the Loan.

The Trustee will review certain documents contained in each Mortgage File within the time periods specified in the Pooling and Servicing Agreement. If any of those documents are found to be missing or defective in any material respect and the related Seller does not cure the defect within the applicable cure period, as provided in the Pooling and Servicing Agreement, that Seller will be obligated to either repurchase the related Loan from the Issuing Entity or remove the Loan (a “Deleted Loan”) from the Issuing Entity and substitute in its place another mortgage loan (a “Replacement Loan”). However, substitution is permitted only within two years of the Closing Date and may not be made unless an opinion of counsel is provided to the Trustee to the effect that the substitution will not disqualify any REMIC or result in a prohibited transaction tax under the Internal Revenue Code of 1986, as amended (the “Code”).

Any Replacement Loan generally will, on the date of substitution, among other characteristics set forth in the Pooling and Servicing Agreement,

•
have a Stated Principal Balance not in excess of, and not more than 10% less than, the Stated Principal Balance of the Deleted Loan (the Stated Principal Balances to be measured as of the respective Due Dates in the month of substitution, and the amount of any shortfall (a “Substitution Adjustment Amount”), plus an amount equal to the sum of (a) the aggregate amount of any unreimbursed Advances with respect to the Deleted Loan and (b) any costs and damages incurred by the Issuing Entity in connection with the Deleted Loan prior to the date of the substitution, to be deposited by the related Seller in the Certificate Account and held for distribution to the certificateholders on the related Distribution Date),

•	have the same interest rate convention, fixed or adjustable, as the Deleted Loan,

•	have a mortgage rate not lower than, and not more than 1% per annum higher than, that of the Deleted Loan,

•	have a Combined Loan-to-Value Ratio at origination not higher than that of the Deleted Loan,

•	have a debt-to-income ratio no higher than that of the Deleted Loan,

•	have been originated pursuant to the same underwriting standards as the Deleted Loan,

•	have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Loan, and

•	comply with all of the representations and warranties set forth in the Pooling and Servicing Agreement as of the date of substitution.

This cure, repurchase or substitution obligation constitutes the sole remedy available to certificateholders or the Trustee for omission of, or a material defect in, a Loan document.

Underwriting Standards

The following is a description of the underwriting procedures customarily employed by the Sellers with respect to mortgage loans.

Prior to the implementation of the Restructuring Plan, a Seller may have produced its mortgage loans through a retail origination network of loan officers and managers or through a wholesale network of mortgage brokers and other entities located throughout the United States. Now that the Restructuring Plan has been implemented, the Sellers produce mortgage loans only through their consumer finance branches and their customer loan center. Prior to the funding of any mortgage loan and irrespective of the origination channel, each Seller would have underwritten the mortgage loan in accordance with the underwriting standards that have been established by the Sponsor and are consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans (the “Equity One Standards”).

Through its historical bulk purchase program, a Seller may have also purchased mortgage loans that were originated and closed by other lenders. Sellers that had bulk purchase programs would have purchased these mortgage loans in blocks that generally ranged from $1,000,000 to $20,000,000. Prior to funding any bulk purchase, each loan package would have been underwritten in accordance with the Equity One Standards.

All Loans to be included in the mortgage pool have been underwritten by Equity One’s central credit unit in accordance with the Equity One Standards.

The Equity One Standards are primarily intended to evaluate the value and adequacy of the mortgaged property as collateral for the proposed mortgage loan, but also take into consideration the borrower’s credit standing and repayment ability. The Equity One Standards typically differ from, and, with respect to a substantial number of the Loans, are generally less stringent than, the underwriting standards established by Fannie Mae and Freddie Mac, primarily with respect to original principal balances, borrower income, credit history, required documentation, mortgage rates, and property types. To the extent the Equity One Standards are different from the underwriting standards of Fannie Mae or Freddie Mac, the performance of the Loans thereunder may reflect higher delinquency rates and credit losses.

Mortgage loans are originated or purchased under the Equity One Standards through underwriting programs designated as Grade A Credits, Grade B Credits or Grade C Credits. See “Loan Program--Specific Underwriting Criteria; Underwriting Programs” and “Loan Program--Summary of Underwriting Requirements by Program” in the prospectus.

These underwriting programs and their underwriting criteria may change from time to time. In addition, on a case-by-case basis, mortgage loans may be made to borrowers not strictly qualifying under the specific criteria of an underwriting program. Deviations from the specific criteria of an underwriting program are permitted to reflect compensating factors such as local economic trends, real estate valuations and other credit factors specific to each loan application and/or each portfolio acquired, but the Equity One Standards do not include any specific formula or assign any specific weight to compensating factors for purposes of these determinations. We expect that some of the Loans will have been originated based on those types of underwriting exceptions. Overall, the Sellers’ goal is to maintain the integrity of these underwriting programs while simultaneously providing lending officers and, historically, correspondent networks with the flexibility to consider the specific circumstances of each loan.

Under the Equity One Standards, Sellers must use the Full Doc, the Lite Doc, the SI or the AIV loan documentation program to verify a borrower’s income. The Lite Doc, SI and AIV loan documentation programs are all forms of “non-income verified” or “NIV” programs. See “Loan Program--Specific Underwriting Criteria; Underwriting Programs” in the prospectus.

As of the Statistical Calculation Date, approximately 73.69% of the Loans have been underwritten pursuant to the Full Doc program and approximately 26.31% of the Loans have been underwritten pursuant to either the Lite Doc, SI or AIV programs.

The maximum loan amount varies depending upon a borrower’s credit grade. Variations in maximum loan amount limits are permitted based on compensating factors. Maximum loan amounts for mortgage loans underwritten pursuant to the SI and AIV programs generally do not exceed $750,000 and $1,000,000, respectively.

Sellers maintain borrower retention programs pursuant to which a borrower that has an existing mortgage loan with a Seller may refinance its mortgage loan with that Seller and, in connection with the refinancing, the Seller will obtain a title search in lieu of title insurance (the refinanced mortgage loan, a “Borrower Retention Loan”). In order for a borrower to be eligible for a Borrower Retention Loan, the borrower’s existing mortgage loan with the Seller must be covered by title insurance at the time of origination of the Borrower Retention Loan. Approximately 26.04% of the Loans are Borrower Retention Loans. Title insurance has been obtained on all Loans in the mortgage pool, except for Loans that are Borrower Retention Loans.

To the best of the Servicer’s knowledge, the improvements on each mortgaged property securing a Loan in the mortgage pool are covered by hazard insurance with extended coverage in an amount at least equal to the lesser of (1) the principal balance of the Loan, and (2) the maximum insurable value of the improvements on the mortgaged property.

Except with respect to Borrower Retention Loans, the Equity One Standards require an independent appraisal that conforms to Fannie Mae standards of each mortgaged property securing each mortgage loan in excess of $15,000. All Loans in the mortgage pool that are not Borrower Retention Loans have independent appraisals on the related mortgaged properties. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area and, where deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. Every independent appraisal is reviewed by a representative of the related Seller before the mortgage loan is funded, except appraisals relating to mortgages acquired through bulk purchases. In connection with the origination of a Borrower Retention Loan, a Seller may utilize an Automated Valuation Model (“AVM”) in lieu of or to validate an appraisal.  An AVM typically accesses public records of sales of homes in the locale in which the subject mortgaged property is located and establishes a reasonable value or value range for the subject mortgaged property based on this data.

SERVICING OF LOANS

General

The Servicer will service all of the Loans in accordance with the terms set forth in the Pooling and Servicing Agreement through a subservicing arrangement with its affiliate, Popular Mortgage Servicing, Inc., a Delaware corporation (“PMSI”). Notwithstanding the Servicer’s subservicing arrangement with PMSI, the Servicer will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if the Servicer alone were servicing the Loans.

The Servicer and PMSI have provided the information set forth in the following sections through and including the section captioned “Foreclosure, Delinquency and Loss Experience.”

The Servicer

Equity One, Inc. (“Equity One”), a Delaware corporation and a wholly-owned operating subsidiary of PFH, will be the Servicer under the Pooling and Servicing Agreement. Equity One is engaged primarily in the consumer lending and mortgage banking business, and in that capacity, originates, purchases, sells and services consumer and mortgage loans. Equity One is a Fannie Mae and Freddie Mac approved lender, and is a Freddie Mac approved servicer.

Equity One originates loans primarily through a retail branch system. Equity One’s loans are generally

•	secured or unsecured consumer loans; and

•	first and second lien, fixed or adjustable rate mortgage loans secured by

•	one- to four-family dwellings, or

•	multi-family properties and structures which include both residential dwelling units and space used for retail, professional or other commercial uses.

The principal executive offices of Equity One are located at 301 Lippincott Drive, Marlton, NJ 08053. Its telephone number is (800) 461-8643.

There have been no material changes to Equity One’s policies and procedures in the servicing function it will perform for this transaction for assets of the same type included in this transaction for the past three years.

The Subservicer

Effective as of 11:59 p.m. on May 31, 2006, Equity One transferred substantially all of its mortgage servicing operations and business to PMSI, its affiliate, which, like Equity One, is a wholly owned subsidiary of PFH. Accordingly, PMSI utilizes substantially the same personnel, servicing platform and servicing policies and procedures as had been historically utilized by Equity One. Equity One had been servicing mortgage loans similar to the Loans since 1989. Prior to 11:59 p.m. on May 31, 2006, PMSI was not engaged in any material mortgage loan servicing activity.

As of March 31, 2007, Equity One and its subsidiaries provided servicing for approximately 79,612 mortgage loans (including mortgage loans serviced for third parties) having an aggregate net unpaid principal balance of approximately $11,412,975,128. As of the date of this prospectus supplement, PMSI is providing servicing for substantially all of these mortgage loans.

PMSI is a Fannie Mae and Freddie Mac approved servicer.

On May 15, 2007, Moody’s issued a press release downgrading the servicer quality rating of PMSI from SQ2- to SQ3+. The press release stated that the primary reasons for the rating downgrade were the increased volatility in the subprime mortgage market and the previous announcement of PFH, PMSI’s parent company, that it was closing its subprime wholesale and retail origination channels. As of the date of this prospectus supplement, PMSI’s ratings as a primary servicer of subprime mortgage loans are as follows:

Fitch, Inc.	RPS2-
Moody’s	SQ3+

PMSI primarily conducts its mortgage loan servicing operations from its headquarters located at 121 Woodcrest Road, Cherry Hill, NJ 08053.

PMSI subservices substantially all of the mortgage loans originated or acquired by the Sellers, and also services and subservices mortgage loans owned by other affiliated or unaffiliated entities. PMSI has established standard policies for the subservicing and collection of mortgage loans. Subservicing includes, but is not limited to, collecting and remitting mortgage loan payments, accounting for principal and interest, preparation of tax related information in connection with the mortgage loans, supervision of delinquent mortgage loans, making inspections as required of the mortgaged properties, loss mitigation efforts, foreclosure proceedings and, if applicable, the disposition of mortgaged properties, and generally administering the mortgage loans. Under its subservicing agreement with the Servicer, PMSI receives subservicing fees that are generally calculated based on the number of loans subserviced for the Servicer.

When a borrower fails to make a payment on a mortgage loan, PMSI contacts the borrower in an attempt to get the borrower to cure the deficiency. Pursuant to its servicing procedures, PMSI generally mails to the borrower a notice of intent to foreclose after the mortgage loan becomes 60 days contractually past due (assuming 30 day months) (three payments due but not received). Within 45 days thereafter, if the mortgage loan remains delinquent, PMSI will institute appropriate legal action to foreclose on the mortgaged property. PMSI may terminate these foreclosure proceedings if the borrower cures the delinquency. Mortgage loans to borrowers in bankruptcy proceedings may be restructured in accordance with law and with a view to maximizing recovery on these mortgage loans, including any deficiencies.

Once foreclosure is initiated, PMSI uses a foreclosure tracking system to monitor the progress of the proceedings. The system includes state specific parameters to monitor whether proceedings are progressing within the time frame typical for the state in which the mortgaged property is located. During the foreclosure proceeding, PMSI determines the amount of the foreclosure bid and whether to liquidate the mortgage loan.

After foreclosure, PMSI may liquidate the mortgaged property and charge-off the portion of the mortgage loan balance that was not recovered as part of Liquidation Proceeds. If foreclosed, the mortgaged property is sold at a public or private sale and may be purchased by PMSI or Equity One.

Servicing and charge-off policies and collection practices may change over time in accordance with, among other things, the business judgment of PMSI, changes in the servicing portfolio and applicable laws and regulations.

There have been no material changes to PMSI’s policies and procedures in the servicing function it will perform for this transaction for assets of the same type included in this transaction for the past three years.

Foreclosure, Delinquency and Loss Experience

The following table summarizes the foreclosure, delinquency and loss experience of mortgage loans owned and serviced by Equity One and its subsidiaries at or for the years specified therein. A mortgage loan is characterized as delinquent if the borrower has not paid the scheduled payment due by the due date. The table below discloses delinquency percentages of mortgage loans 60 days or more past due on a contractual basis and includes mortgage loans where the mortgage loan is in foreclosure or the borrower has filed for bankruptcy, but excludes mortgage loans which are real estate owned. You should not consider this information as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the Loans, and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of the actual foreclosure, delinquency and loss experience on the Loans.

Foreclosure, Delinquency and Loss Table(1)
(Dollars in Thousands)

	At or for the Year Ended November 30, 2004	At or for the Year Ended November 30, 2005	At or for the Year Ended December 31, 2006(7)

Portfolio Unpaid Principal Balance(2)	$8,169,832	$8,063,534	$6,814,932

Average Portfolio Unpaid Principal Balance(3)	$7,258,688	$7,739,357	$7,291,618

60+ Days Delinquent(4)	4.40%	4.40%	6.70%

Real Estate Owned(5)	$34,677	$50,542	$56,158

Total Credit Losses(6)	0.37%	0.60%	0.79%
___________________________
(1)	This table includes only mortgage loans owned and serviced by Equity One and its subsidiaries and real estate owned by Equity One and its subsidiaries.

(2)
Portfolio Unpaid Principal Balance is the net amount of (a) principal to be paid on each mortgage loan, (b) loan origination fees, net of costs, (c) unearned interest and (d) other miscellaneous deferred charges and fees; and excludes the principal balance of each mortgage loan for which the related mortgaged property had been acquired through foreclosure or deed in lieu of foreclosure by that date.

(3)
Average Portfolio Unpaid Principal Balances are calculated by summing monthly Portfolio Unpaid Principal Balances and dividing by the number of months summed (i.e., thirteen (13) in the case of the annual figures).

(4)
Delinquency percentages are calculated as the dollar amount of the unpaid principal balance of the mortgage loans that are delinquent divided by the Portfolio Unpaid Principal Balance. Delinquency percentages do not include the principal balance of mortgage loans as to which the related mortgaged property had been acquired through foreclosure or deed in lieu of foreclosure by that date. For the columns entitled “At or for the Year Ended November 30, 2004,” “At or for the Year Ended November 30, 2005,” and “At or for the Year Ended December 31, 2006,” delinquency percentages are calculated based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

(5)	Real estate owned represents the aggregate estimated fair value of the properties acquired through foreclosure or deed in lieu of foreclosure.

(6)
Total Credit Losses includes charge-offs of principal, net of subsequent recoveries, relating to mortgage loans written off as uncollectible and initial write-downs of loans upon transfer to real estate owned. It does not include (a) subsequent write downs of real estate owned balances, (b) expenses associated with maintaining, repairing, and selling foreclosed properties and real estate owned and (c) losses (gains) on the disposition of real estate owned.

(7)
At the beginning of calendar year 2006, Equity One changed its fiscal year-end from November 30 to December 31. As such, the data set forth under the column "For the Year Ended December 31, 2006" reflects data for the 13-month period commencing on December 1, 2005 and ending on December 31, 2006.

Historically, a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on mortgage loans. There can be no assurance that factors beyond the Servicer’s control, like national or local economic conditions or downturn in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

Servicing Compensation and Payment of Expenses

The Servicer will be paid a monthly fee from interest collected with respect to each Loan, as well as from any Liquidation Proceeds from a Liquidated Loan that are applied to accrued and unpaid interest, equal to one-twelfth of the Stated Principal Balance of the Loan multiplied by the Servicing Fee Rate (the “Servicing Fee”). The “Servicing Fee Rate” for each Loan will equal 0.500% per annum.

The “Adjusted Net Mortgage Rate” of any Loan is its mortgage rate, less the sum of (1) the Servicing Fee Rate, (2) the per annum rate on each Loan payable to the Trustee and (3) on the Distribution Date in June 2017 (the 121st Distribution Date) and each Distribution Date thereafter, if a Final Maturity Deficiency exists on that Distribution Date, the Final Maturity Reserve Fund Addition Rate. The amount of the monthly Servicing Fee may also be adjusted with respect to prepaid Loans, as described herein under “--Adjustment to Servicing Fee in Connection with Certain Prepaid Loans.”

A “Final Maturity Deficiency” exists on a Distribution Date if (1) the aggregate principal balance of 40 Year Loans as of the last day of the related Due Period exceeds (2) the notional balance for that Distribution Date set forth on the schedule attached to this prospectus supplement as Annex IV.

“40 Year Loans” means Loans that have forty (40) year original terms to maturity.

“Final Maturity Reserve Fund Addition Rate” means 0.800% per annum.

The Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid in connection with any principal prepayment of a Loan subsequent to its Due Date in any Prepayment Period, which payment of interest is intended to cover the period on and after the Due Date (“Prepayment Interest Excess”), all late payment fees, assumption fees, prepayment penalties and other similar charges and, so long as no Event of Default has occurred and is continuing under the Pooling and Servicing Agreement, all income earned on amounts on deposit in the Certificate Account. The Servicer is obligated to pay certain ongoing expenses associated with the Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement.

Adjustment to Servicing Fee in Connection with Certain Prepaid Loans

When a borrower prepays a Loan between Due Dates, the borrower only has to pay interest on the amount prepaid through the date of prepayment and not thereafter. If a borrower prepays a Loan in whole or in part during any Prepayment Period on a date that is prior to the Loan’s Due Date in that Prepayment Period, the amount of interest that accrues on the amount of the prepayment will be less than the corresponding amount of interest accruing on the Certificates. Accordingly, there will be a shortfall in the amount of interest to be distributed to certificateholders with respect to those prepaid Loans.

Pursuant to the Pooling and Servicing Agreement, the Servicing Fee for any month will be reduced, up to the full amount of the Servicing Fee, in order to pass through to certificateholders the interest to which they would be entitled in respect of each Loan prepaid in full on the related Distribution Date. If the amount of shortfalls in interest resulting from prepayments exceeds the amount of the Servicing Fee otherwise payable on the related Distribution Date, the amount of interest to which certificateholders will be entitled will be reduced by the amount of that excess. See “Description of the Certificates--Distribution of Interest.”

Advances

Subject to the following limitations, the Servicer will be required to advance (each, an “Advance”) prior to each Distribution Date, from its own funds, funds received from PMSI or funds in the Certificate Account that are not Available Funds for that Distribution Date, an amount equal to

•
the aggregate amount of payments of principal and interest on the Loans, net of the Servicing Fee with respect to those Loans, which were due on the Due Date in the related Due Period and which were still delinquent on the Determination Date in the month of that Distribution Date, plus

•	interest on each Loan as to which the Issuing Entity has acquired the related mortgaged property through foreclosure or deed-in-lieu of foreclosure (“REO Property”).

The “Determination Date” means, as to any Distribution Date, the 21st day of the month of that Distribution Date, or, if that day is not a business day, the next preceding business day; provided, however, that the Determination Date in each month will be at least two business days preceding the related Distribution Date.

Advances are intended to maintain a regular flow of scheduled interest and principal payments on the Primary Certificates rather than to guarantee or insure against losses. The Servicer only has to make Advances with respect to delinquent payments of principal of or interest on each Loan to the extent that the Advances are, in its reasonable judgment, recoverable from future payments and collections or insurance payments or proceeds of liquidation of the related Loan.

If the Servicer decides on any Determination Date to make an Advance on a Loan, that Advance will be included with the distribution on the related Distribution Date to the holders of the Primary Certificates. Failure by the Servicer to make an Advance required under the Pooling and Servicing Agreement with respect to the Primary Certificates will be an Event of Default thereunder, in which case the Trustee, acting in the capacity of servicer, or the successor servicer will be obligated to make that Advance, in accordance with the terms of the Pooling and Servicing Agreement.

THE TRUSTEE

Deutsche Bank National Trust Company, a national banking association (“DBNTC”) will act as Trustee and custodian. DBNTC is a national banking association which has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBNTC has also acted as custodian in numerous mortgage-backed transactions since 1991. As custodian, DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files in DBNTC’s custody but the mortgage files will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Trustee on behalf of the trust. DBNTC has no legal proceedings that would, individually or in the aggregate, materially affect its ability to perform its duties as Trustee or custodian, or that would have a material adverse impact on investors in the Certificates. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC shall remain liable for the duties and obligations required of it under the pooling and servicing agreement.

Primary Certificates may be surrendered at the offices designated by the Trustee from time to time, which as of the closing date is of the Trustee located at DB Services Tennessee, 648 Grassmere Park Rd, Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the trustee designates from time to time. Correspondence may be directed to the trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration - PABS 2007-A. Certificateholders may access monthly statements from the trustee's website (https://www.tss.db.com/invr) or by calling the trustee’s investor relations desk at (800) 735-7777.

The Depositor, the Servicer, PMSI and the Sellers may maintain other banking relationships in the ordinary course of business with the Trustee.

The principal compensation to be paid to the Trustee in respect of its duties under the Pooling and Servicing Agreement will be a trustee fee. The trustee fee is a fee payable monthly, accrued at a rate of 0.020% per annum on the Pool Principal Balance. The Trustee is an affiliate of the Underwriter, and may be an affiliate of the Swap Counterparty and/or the Cap Counterparty.

UNAFFILIATED ORIGINATORS

Other than the Sellers, no entity (or group of affiliated entities), originated 10% or more of the Loans (by principal balance). All of the Loans originated by third parties have been underwritten by Equity One’s central credit office in accordance with the Equity One Standards as more fully described under “The Mortgage Pool--Underwriting Standards.” in this prospectus supplement.

AFFILIATIONS AMONG TRANSACTION PARTIES

The diagram below illustrates the ownership structure among the affiliated transaction parties(1).

_______________
(1)	The Sellers in this transaction may include one or more of the entities designated as a “Seller” in the diagram.

LEGAL PROCEEDINGS

As to each of the Sellers, the Sponsor, the Servicer, PMSI, the Depositor, the Issuing Entity and the Trustee, there are no material pending legal or other proceedings involving that party that, individually or in the aggregate as to that party, would have a material adverse impact on investors in the Certificates. One or more of the Sellers, the Sponsor, PMSI or the Servicer may currently be parties to various legal proceedings arising from time to time in the ordinary course of their businesses, some of which may purport to be class actions. Based on information currently available, it is the opinion of each of these parties that the eventual outcome of any currently pending legal proceeding, individually or in the aggregate as to that party, will not have a material adverse effect on that party’s ability to perform its obligations in relation to the Loans. No assurance, however, can be given that the final outcome of these legal proceedings, if unfavorable, either individually or in the aggregate, would not have a material adverse impact on the Sellers, the Sponsor, PMSI or the Servicer. Any such unfavorable outcome with respect to the Servicer or PMSI could adversely affect the ability of the Servicer to perform its servicing duties with respect to the Loans and potentially lead to the replacement of the Servicer with a successor servicer.

DESCRIPTION OF THE CERTIFICATES

General

The Issuing Entity will issue the Certificates pursuant to the Pooling and Servicing Agreement. Set forth below are descriptions of the material terms and provisions pertaining to the issuance of the Certificates. When this document refers to particular provisions or terms used in the Pooling and Servicing Agreement, the actual provisions, including definitions of terms, are incorporated in this document by reference.

The Mortgage Pass-Through Certificates, Series 2007-A, will consist of the Senior Certificates, the Subordinate Certificates, the Class X Certificates and the Class R Certificates. Each Certificate will represent an undivided, fractional ownership interest in the Issuing Entity created pursuant to the Pooling and Servicing Agreement, subject to the limits and the priority of distribution described therein.

This document only offers the Offered Certificates. Each class of the Offered Certificates will have the initial Class Certificate Balance and will bear interest at the rate per annum set forth or described on the cover page hereof, subject to the Net WAC Cap. However, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates will increase in the circumstances described under “--Distribution of Interest.” Interest on the Primary Certificates will be subject to adjustment as described under “--Distribution of Interest.” The Offered Certificates will have an initial aggregate principal balance of $428,632,000, subject to a variance of plus or minus 5% depending on the amount of Loans actually delivered on the Closing Date. The Issuing Entity will initially issue the Offered Certificates in book-entry form.

The Class B-1, Class B-2 and Class B-3 Certificates are being privately offered contemporaneously with the sale of the Offered Certificates pursuant to a confidential private placement memorandum. The Issuing Entity will initially issue the Class B-1, Class B-2 and Class B-3 Certificates in book-entry form. The Class B-1, Class B-2 and Class B-3 Certificates will have the following initial Class Certificate Balances and Pass-Through Rates:

Class	Class Certificate Balance (1)	Pass-Through Rate (2)
B-1	$7,370,000	LIBOR + [ ]% (3)(4)
B-2	$6,449,000	LIBOR + [ ]% (3)(4)
B-3	$11,747,000	LIBOR + [ ]% (3)(4)
_________________
(1)	This amount is subject to a variance in the aggregate of plus or minus 5%.
(2)	This rate may be limited by the applicable maximum rate described under the caption “Description of the Certificates--Distribution of Interest.”
(3)	This rate will increase under the circumstances described under the caption “Description of the Certificates--Distribution of Interest.”
(4)	To be determined upon pricing.

The Class X Certificates and the Class R Certificates, which are not being offered hereby, may be sold at any time on or after the Closing Date in accordance with the Pooling and Servicing Agreement. All of the Class X Certificates and substantially all of the Class R Certificates will initially be held by the Depositor, an affiliate of the Sponsor.

Separate REMIC Structure

For federal income tax purposes, the Issuing Entity created by the Pooling and Servicing Agreement may include multiple segregated asset pools, each of which will be treated as a separate REMIC, creating a single or tiered REMIC structure. The Primary Certificates, excluding any associated rights to receive payments of Net WAC Cap Carryover or amounts from the Final Maturity Reserve Fund, will be designated as regular interests in a REMIC.

Book-Entry Certificates

The Issuing Entity will issue the Primary Certificates in one or more certificates that equal the aggregate initial Class Certificate Balance of the relevant class of Certificates and which will be held by a nominee of The Depository Trust Company (“DTC”). Persons acquiring beneficial ownership interests in the Primary Certificates (“Beneficial Owners”) will hold their Certificates indirectly through the book-entry facilities of DTC in the United States or, upon request, through Clearstream Banking, Luxembourg, S.A. or Euroclear System in Europe, if they are participants of those systems, or indirectly through participants of those systems. Investors may hold their beneficial interests in the Primary Certificates in minimum denominations representing an original principal amount of $25,000 and integral multiples of $1 in excess thereof. One investor of each class of the Primary Certificates may hold a beneficial interest therein that is not an integral multiple of $1. DTC has informed the Depositor that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Primary Certificates. Except as described in the prospectus under “Description of the Certificates--Book-Entry Certificates,” no Beneficial Owner of a Primary Certificate will be entitled to receive a physical certificate representing that Certificate (a “Definitive Certificate”).

Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Primary Certificates will be Cede & Co., as nominee of DTC. Beneficial Owners of the Primary Certificates will not be “Certificateholders,” as that term is used in the Pooling and Servicing Agreement. Beneficial Owners are only permitted to exercise the rights of certificateholders directly through DTC and DTC participants. Monthly and annual reports on the Issuing Entity provided to Cede & Co., as nominee of DTC, may be made available to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the DTC participants to whose accounts the Primary Certificates of those Beneficial Owners are credited.

For a description of the book-entry procedures generally applicable to the Primary Certificates, see “Description of the Certificates--Book-Entry Registration of Securities” in the prospectus. For information with respect to tax documentation procedures relating to the Certificates, see “Federal Income Tax Consequences” herein and “Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements” in Annex I hereto.

Payments on Loans; Certificate and Distribution Accounts

On or prior to the Closing Date, the Servicer will establish an account (the “Certificate Account”) that will be maintained for the benefit of the Trustee on behalf of the certificateholders. Funds credited to the Certificate Account may, but need not, be invested for the benefit and at the risk of the Servicer in Permitted Investments that are scheduled to mature on or prior to the business day preceding the next Distribution Date. “Permitted Investments” will be specified in the Pooling and Servicing Agreement and will be limited to the types of investments described in the prospectus under “Credit Enhancement--Reserve Accounts.”

All payments in respect of principal and interest, net of the related Servicing Fee, on the Loans received by the Servicer subsequent to the Cut-off Date other than principal and interest due on the Loans on or before the Cut-off Date, including Insurance Proceeds and Liquidation Proceeds, net of Liquidation Expenses, and any Recoveries are required to be paid into the Certificate Account not later than the next business day following receipt thereof. The Servicer may retain as additional servicing compensation Prepayment Interest Excess, all late payment fees, assumption fees, prepayment penalties and other similar charges and, so long as no Event of Default has occurred and is continuing under the Pooling and Servicing Agreement, all income earned on amounts on deposit in the Certificate Account.

Pursuant to the Pooling and Servicing Agreement, the Servicer will have the right to make Permitted Trustee Withdrawals for payment to the Trustee from amounts held in the Certificate Account and, to the extent that the Servicer does not make those Permitted Trustee Withdrawals within a reasonable time after a request has been made by the Trustee, the Trustee will have the right to make those Permitted Trustee Withdrawals from amounts held in the Distribution Account (prior to making any other distributions from the Distribution Account on the applicable Distribution Date). “Permitted Trustee Withdrawals” consist of, among other things, withdrawals of (i) expenses incurred by the Trustee in connection with the transition of servicing upon the occurrence of an Event of Default under the Pooling and Servicing Agreement in an amount not to exceed $75,000 per servicing transition event and (ii) reimbursable indemnity amounts not to exceed $150,000 per annum.

On or prior to the business day immediately preceding each Distribution Date, the Servicer will withdraw from the Certificate Account the amount of Available Funds with respect to that Distribution Date, and will deposit this amount in an account established and maintained by the Trustee for the benefit of the certificateholders (the “Distribution Account”).

Distributions Generally

The Trustee will make distributions on the Certificates on the 25th day of each month, or if that day is not a business day, on the first business day thereafter, commencing on June 25, 2007 (each, a “Distribution Date”), to the persons in whose names the Primary Certificates are registered at the close of business on the business day preceding that Distribution Date.

Distributions on each Distribution Date will be made by check mailed to the address of the person entitled thereto as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of Certificates or who holds Certificates with an aggregate initial principal balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of the Certificates will be made only upon presentment and surrender of the Certificates at the applicable Corporate Trust Office of the Trustee or at any other address that the Trustee may designate from time to time.

As described below, distributions to holders of Certificates will be made on each Distribution Date from Available Funds. “Available Funds” with respect to any Distribution Date generally will be equal to the sum of

•
all scheduled installments of interest and principal on the Loans due on the Due Date in the related Due Period and received prior to the related Determination Date, together with any Advances in respect thereof;

•
all proceeds of any insurance policies, including any primary mortgage guaranty insurance policies, with respect to the Loans, to the extent those proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the Servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts received and retained in connection with any condemnation or partial release of a mortgaged property or the liquidation of defaulted Loans, by foreclosure or otherwise, other than Recoveries (together with Insurance Proceeds, “Liquidation Proceeds”), during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any);

•	all Recoveries, if any, for that Distribution Date;

•	all partial or full prepayments received on the Loans during the calendar month preceding the month of that Distribution Date (the “Prepayment Period”); and

•
amounts received with respect to that Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a Deleted Loan or a Loan repurchased by a Seller or the Servicer or sold by the Servicer as of that Distribution Date, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicer is entitled to be reimbursed from the Certificate Account pursuant to the Pooling and Servicing Agreement.

The Class R Certificates will remain outstanding for so long as the Issuing Entity exists, whether or not they are receiving current distributions. On each Distribution Date, the holders of the Class R Certificates will be entitled to receive any remaining Available Funds after payment of the other distributions described in “--Distribution of Interest,” “--Distribution of Principal” and “--Distribution of Monthly Excess Cashflow Amounts,” including the required deposit into the Net WAC Cap Account and payments, if any, required to be made to the Class X Certificates for that Distribution Date.

The following fees and expenses will be paid by the Trustee from the Issuing Entity’s assets on each Distribution Date:

Fees and Expenses Table

	Calculation	Purpose	Source of Payment	Priority

Trustee Fee	For each Loan, one-twelfth of the Stated Principal Balance of the Loan multiplied by 0.020% per annum.	General compensation	Interest (or other amounts relating to interest) collected on the Loans.	First under Monthly Interest Distribution.

Trustee Expenses	Actual amount of expenses incurred, as permitted by the Pooling and Servicing Agreement.	Reimbursement	Interest (or other amounts relating to interest) collected on the Loans.	First under Monthly Interest Distribution.

Servicing Fee (1)	For each Loan, one-twelfth of the Stated Principal Balance of the Loan multiplied by 0.500% per annum. (2)	General compensation	Interest (or other amounts relating to interest) collected on the Loans.	Second under Monthly Interest Distribution.

Servicer Expenses	Actual amount of expenses incurred, as permitted by the Pooling and Servicing Agreement.	Reimbursement	Interest (or other amounts relating to interest) collected on the Loans.	Second under Monthly Interest Distribution.

Swap Counterparty Payment
A monthly payment calculated as the positive excess, if any, of (a) one-twelfth of the Swap Strike Rate on the Swap Notional Balance for such Distribution Date over (b) one month LIBOR (as set forth in the Swap Agreement and calculated on an actual/360 basis) on the Swap Notional Balance for such Distribution Date.
		General compensation	Interest (or other amounts relating to interest) collected on the Loans.	First under the Monthly Swap Distribution.
_______________________________
(1)	See “Servicing of Loans--Servicing Compensation” in this prospectus supplement for additional information.

(2)	This amount is subject to adjustment as described under the caption “Servicing of Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Loans” in this prospectus supplement.

Distribution of Interest

On each Distribution Date, the Trustee will distribute payments of interest in the order of priority and in the amounts set forth below to the extent available (the “Monthly Interest Distribution”):

(A)	from the Interest Remittance Amount for that Distribution Date:

(1)
first, to the Trustee, any amounts then due and owing representing fees of the Trustee based on the Pool Principal Balance and, to the extent not paid by Permitted Trustee Withdrawals, expenses and indemnity amounts due and owing to the Trustee relating to the Loans;

(2)
second, to the Servicer, an amount equal to the sum of (a) the Servicing Fee, except to the extent previously paid with permitted withdrawals from the Certificate Account, and (b) any other amounts expended by the Servicer and reimbursable thereto under the Pooling and Servicing Agreement but not previously reimbursed;

(3)	third, for deposit in the Final Maturity Reserve Fund, the Final Maturity Reserve Fund Addition Amount, if any, for that Distribution Date;

(4)
fourth, for deposit in the Swap Account, any Net Swap Payment or Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event) owed to the Swap Counterparty for that Distribution Date;

(5)	fifth, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, the applicable Interest Distribution Amounts for that Distribution Date; and

(6)	sixth, concurrently, to Class A-1, Class A-2 and Class A-3 Certificates, pro rata, the applicable Unpaid Interest Amounts, if any.

(B)	from the Remaining Interest Remittance Amount for that Distribution Date:

(1)	first, to the Class M-1 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(2)	second, to the Class M-2 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(3)	third, to the Class M-3 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(4)	fourth, to the Class M-4 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(5)	fifth, to the Class M-5 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(6)	sixth, to the Class M-6 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(7)	seventh, to the Class M-7 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(8)	eighth, to the Class M-8 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(9)	ninth, to the Class B-1 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(10)	tenth, to the Class B-2 Certificates, the applicable Interest Distribution Amount for that Distribution Date;

(11)	eleventh, to the Class B-3 Certificates, the applicable Interest Distribution Amount for that Distribution Date; and

(12)	twelfth, the Monthly Excess Interest Amount for that Distribution Date, will be applied as described below under “--Distribution of Monthly Excess Cashflow Amounts.”

Accrued interest to be distributed on any Distribution Date will be calculated on the basis of the related Class Certificate Balance immediately prior to that Distribution Date. Interest will be calculated and payable on the basis of a 360-day year and the actual number of days elapsed in the related Interest Accrual Period.

Any Unpaid Interest Amount will be carried forward and added to the amount holders of the relevant class of Primary Certificates will be entitled to receive on the next Distribution Date. Such a shortfall could occur, for example, if losses realized on the Loans were exceptionally high or were concentrated in a particular month.

“Final Maturity Reserve Fund Addition Amount” means (1) for any Distribution Date prior to the Distribution Date in June 2017 (the 121st Distribution Date), zero, and (2) for the Distribution Date in June 2017 and each Distribution Date thereafter, if a Final Maturity Deficiency exists, an amount equal to the product of (a) one-twelfth of the Final Maturity Reserve Fund Addition Rate and (b) the aggregate principal balance of 40 Year Loans as of the last day of the related Due Period.

“Interest Remittance Amount” means, as of any Determination Date, the sum, without duplication, of (1) all interest collected or advanced on the Loans during the related Due Period, and (2) the portion of any Substitution Adjustment Amount, Termination Price, purchase price of a Loan sold by the Servicer or repurchased by a Seller or the Servicer pursuant to the Pooling and Servicing Agreement, or Liquidation Proceeds, relating to interest and received during the related Prepayment Period.

With respect to each Distribution Date, the “Interest Accrual Period” for the Primary Certificates will be the period commencing on the Distribution Date in the prior calendar month (or on the Closing Date with respect to the first Distribution Date) and ending on the day preceding that Distribution Date.

The “Interest Distribution Amount” for each class of the Primary Certificates will be equal to the amount of interest accrued during the related Interest Accrual Period at the Pass-Through Rate for that class on the related Class Certificate Balance, less the amount of Net Interest Shortfalls applicable to that class.

The “Monthly Excess Interest Amount” for any Distribution Date is an amount equal to any Remaining Interest Remittance Amount remaining after the distributions set forth in clauses B(1) through B(11) of the Monthly Interest Distribution.

With respect to any Distribution Date and any class of the Primary Certificates, “Net Interest Shortfalls” is a pro rata portion (based on the amount of interest to which each of those classes would have been entitled notwithstanding those Net Interest Shortfalls) of an amount equal to the sum of:

•	the aggregate amount of interest that would otherwise have been received with respect to each Loan that was the subject of a Relief Act Reduction during the related Due Period, and

•	any Net Prepayment Interest Shortfalls with respect to the Loans and that Distribution Date.

With respect to any Distribution Date, a “Net Prepayment Interest Shortfall” is the amount by which the aggregate amount of Prepayment Interest Shortfalls during the related Prepayment Period exceeds the aggregate amount payable on that Distribution Date by the Servicer with respect to the Loans as described under “Servicing of Loans--Adjustment to Servicing Fee in Connection with Certain Prepaid Loans.”

The “Net WAC Cap” with respect to each Distribution Date is a per annum rate equal to the product of (1) the excess if any, of (a) the weighted average Adjusted Net Mortgage Rate of the Loans as of the first day of the Due Period relating to that Distribution Date, weighted on the basis of the aggregate principal balance of the Loans as of the first day of the related Due Period, over (b) the percentage equivalent of the quotient obtained by dividing (i) the product of (A) the sum of (x) the Net Swap Payment, if any, owed to the Swap Counterparty for that Distribution Date and (y) the Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Counterparty Trigger Event), if any, owed to the Swap Counterparty for that Distribution Date, and (B) 12, by (ii) the aggregate principal balance of the Loans as of the first day of the related Due Period, and (2) the quotient obtained by dividing 30 by the actual number of days elapsed in the related Interest Accrual Period.

The Primary Certificates will also be entitled to receive any Net WAC Cap Carryover for each Distribution Date from the Net WAC Cap Account, on a pro rata basis based on the related unpaid Net WAC Cap Carryover, to the extent of the available funds therein. Each class of Primary Certificates may also be entitled to receive Net WAC Cap Carryover for each Distribution Date from the Swap Account and the Cap Account, on a pro rata basis based on the related unpaid Net WAC Cap Carryover, as described below under “--The Swap Account and the Swap Agreement” and “--The Cap Account and the Cap Agreement.”

The “Net WAC Cap Carryover” payable to the Primary Certificates with respect to each Distribution Date is the sum of:

•
the excess, if any, of the Interest Distribution Amount for the relevant class of Certificates for that Distribution Date, calculated at the Formula Rate, over the actual Interest Distribution Amount for the relevant class of Certificates for that Distribution Date, and

•
any Net WAC Cap Carryover relating to that class remaining unpaid from the prior Distribution Date, together with interest accrued thereon at the Formula Rate during the related Interest Accrual Period.

The “Pass-Through Rate” for each class of the Primary Certificates is the lesser of (1) the applicable Formula Rate and (2) the applicable Net WAC Cap.

The “Formula Rate” for

•
each class of the Offered Certificates is the lesser of (1) the rate per annum set forth or described with respect to that class on the cover page hereof (except that with respect to any Distribution Date after the date on which the Servicer has the option to purchase, in whole, the Loans and the REO Property, if any, in the Issuing Entity at that time, as described under the caption “--Optional Termination,” the rate on the Class A-1 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class A-2 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class A-3 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class M-1 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class M-2 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class M-3 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class M-4 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class M-5 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class M-6 Certificates will increase to One-Month LIBOR plus [ ]% per annum, the rate on the Class M-7 Certificates will increase to One-Month LIBOR plus [ ]% per annum, and the rate on the Class M-8 Certificates will increase to One-Month LIBOR plus [ ]% per annum and (2) 14.00%;

•
the Class B-1 Certificates is the lesser of (1) One-Month LIBOR plus [ ]% per annum (except that with respect to any Distribution Date after the date on which the Servicer has the option to purchase, in whole, the Loans and the REO Property, if any, in the Issuing Entity at that time, as described under the caption “--Optional Termination,” the rate on the Class B-1 Certificates will increase to One-Month LIBOR plus [ ]% per annum) and (2) 14.00%;

•
the Class B-2 Certificates is the lesser of (1) One-Month LIBOR plus [ ]% per annum (except that with respect to any Distribution Date after the date on which the Servicer has the option to purchase, in whole, the Loans and the REO Property, if any, in the Issuing Entity at that time, as described under the caption “--Optional Termination,” the rate on the Class B-2 Certificates will increase to One-Month LIBOR plus [ ]% per annum) and (2) 14.00%; and

•
the Class B-3 Certificates is the lesser of (1) One-Month LIBOR plus [ ]% per annum (except that with respect to any Distribution Date after the date on which the Servicer has the option to purchase, in whole, the Loans and the REO Property, if any, in the Issuing Entity at that time, as described under the caption “--Optional Termination,” the rate on the Class B-3 Certificates will increase to One-Month LIBOR plus [ ]% per annum) and (2) 14.00%.

A “Prepayment Interest Shortfall” is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Loan is less than one month’s interest at the related mortgage rate, net of the Servicing Fee Rate, on the Stated Principal Balance of that Loan.

A “Relief Act Reduction” is a reduction in the amount of monthly interest payment on a Loan pursuant to the Servicemembers Civil Relief Act, as amended. See “Legal Aspects of the Loans--Servicemembers Civil Relief Act” in the prospectus.

The “Remaining Interest Remittance Amount” for any Distribution Date is an amount equal to the Interest Remittance Amount remaining after the distributions set forth in clause (A) of the Monthly Interest Distribution.

The “Unpaid Interest Amount” for each class of the Primary Certificates will be equal to the amount, if any, by which that class’ Interest Distribution Amount on each prior Distribution Date exceeded the amount actually distributed to that class as interest on that Distribution Date and not subsequently distributed, together with interest accrued thereon at the Pass-Through Rate.

Distribution of Principal

On each Distribution Date before the Stepdown Date or with respect to which a Trigger Event is in effect, the Trustee will distribute payments of principal in the order of priority and in the amounts set forth below to the extent available (“Pre-Stepdown Monthly Principal Distribution”):

(A)           from the Principal Distribution Amount, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; provided, however, that notwithstanding any provision to the contrary set forth herein, on any Distribution Date on which the sum of (1) the aggregate Class Certificate Balance of the Subordinate Certificates and (2) the Overcollateralization Amount is less than or equal to zero, all distributions of principal to the Senior Certificates will be made concurrently, on a pro rata basis, based on their respective Class Certificate Balances.

(B)	from the Pre-Stepdown Remaining Principal Distribution Amount:

(1)	first, to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(2)	second, to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(3)	third, to the Class M-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(4)	fourth, to the Class M-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(5)	fifth, to the Class M-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(6)	sixth, to the Class M-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero;
(7)	seventh, to the Class M-7 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(8)	eighth, to the Class M-8 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(9)	ninth, to the Class B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(10)	tenth, to the Class B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(11)	eleventh, to the Class B-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

(12)
twelfth, any amount of the Pre-Stepdown Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (B)(1) through (B)(11) above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under “--Distribution of Monthly Excess Cashflow Amounts.”

On each Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the Trustee will distribute payments of principal in the order of priority and in the amounts set forth below to the extent available (“Post-Stepdown Monthly Principal Distribution”):

(A)           from the Principal Distribution Amount, the Senior Principal Distribution Amount, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; provided, however, that notwithstanding any provision to the contrary set forth herein, on any Distribution Date on which the sum of (1) the aggregate Class Certificate Balance of the Subordinate Certificates and (2) the Overcollateralization Amount is less than or equal to zero, all distributions of principal to the Senior Certificates will be made concurrently, on a pro rata basis, based on their respective Class Certificate Balances.

(B)	from the Post-Stepdown Remaining Principal Distribution Amount:

(1)	first, to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(2)	second, to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(3)	third, to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(4)	fourth, to the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(5)	fifth, to the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(6)	sixth, to the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(7)	seventh, to the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(8)	eighth, to the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(9)	ninth, to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(10)	tenth, to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero;

(11)	eleventh, to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until the Class Certificate Balance thereof has been reduced to zero; and

(12)
twelfth, any amount of the Post-Stepdown Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (B)(1) through (B)(11) above will be included as part of the Monthly Excess Cashflow Amount and will be applied as described below under “--Distribution of Monthly Excess Cashflow Amounts.”

“Aggregate Class B Early Distribution Amount” means, as of any Distribution Date, the aggregate sum of all amounts paid to the Class B-1, Class B-2 and Class B-3 Certificates on prior Distribution Dates pursuant to clauses (38) through (43) of the Monthly Excess Cashflow Distribution.

“Basic Principal Distribution Amount” means, with respect to any Distribution Date, the amount by which (1) the Principal Remittance Amount for that Distribution Date exceeds (2) the Overcollateralization Release Amount, if any, for that Distribution Date.

The “Class Certificate Balance” of each class of Primary Certificates as of any Distribution Date is the initial aggregate principal balance thereof reduced by the sum of (1) all amounts previously distributed to holders of that class of Primary Certificates as payments of principal and (2) with respect to any class of Subordinate Certificates, all Applied Realized Loss Amounts for that class for previous Distribution Dates; provided, however, that with respect to any class of Subordinate Certificates to which a Realized Loss has been allocated (including any class of those Certificates for which the related Class Certificate Balance has been reduced to zero), the Class Certificate Balance of that class will be increased, up to the amount of related Recoveries for that Distribution Date as follows:

(1)	first, the Class Certificate Balance of the Class M-1 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(2)	second, the Class Certificate Balance of the Class M-2 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(3)	third, the Class Certificate Balance of the Class M-3 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(4)	fourth, the Class Certificate Balance of the Class M-4 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(5)	fifth, the Class Certificate Balance of the Class M-5 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(6)	sixth, the Class Certificate Balance of the Class M-6 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(7)	seventh, the Class Certificate Balance of the Class M-7 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(8)	eighth, the Class Certificate Balance of the Class M-8 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(9)	ninth, the Class Certificate Balance of the Class B-1 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class;

(10)	tenth, the Class Certificate Balance of the Class B-2 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class; and

(11)	eleventh, the Class Certificate Balance of the Class B-3 Certificates will be increased, up to the amount of Net Recovery Realized Losses for that class.

“Class B-1 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on that Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on that Distribution Date) and (j) the Class Certificate Balance of the Class B-1 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 89.30% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class B-2 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on that Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on that Distribution Date), (j) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on that Distribution Date) and (k) the Class Certificate Balance of the Class B-2 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 92.10% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class B-3 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on that Distribution Date), (i) the Class Certificate Balance of the Class M-8 Certificates (after taking into account the payment of the Class M-8 Principal Distribution Amount on that Distribution Date), (j) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the payment of the Class B-1 Principal Distribution Amount on that Distribution Date), (k) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the payment of the Class B-2 Principal Distribution Amount on that Distribution Date) and (l) the Class Certificate Balance of the Class B-3 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 97.20% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-1 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date) and (b) the Class Certificate Balance of the Class M-1 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 63.80% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-2 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date) and (c) the Class Certificate Balance of the Class M-2 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 68.30% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-3 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date) and (d) the Class Certificate Balance of the Class M-3 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 72.40% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-4 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date) and (e) the Class Certificate Balance of the Class M-4 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 76.20% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-5 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date) and (f) the Class Certificate Balance of the Class M-5 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 78.30% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-6 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date) and (g) the Class Certificate Balance of the Class M-6 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 81.00% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-7 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on that Distribution Date) and (h) the Class Certificate Balance of the Class M-7 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 83.10% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Class M-8 Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (1) the sum of (a) the sum of the Class Certificate Balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on that Distribution Date), (b) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on that Distribution Date), (c) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on that Distribution Date), (d) the Class Certificate Balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on that Distribution Date), (e) the Class Certificate Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on that Distribution Date), (f) the Class Certificate Balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on that Distribution Date), (g) the Class Certificate Balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on that Distribution Date), (h) the Class Certificate Balance of the Class M-7 Certificates (after taking into account the payment of the Class M-7 Principal Distribution Amount on that Distribution Date) and (i) the Class Certificate Balance of the Class M-8 Certificates immediately prior to that Distribution Date over (2) the lesser of (a) the product of (i) approximately 86.10% (subject to a variance of plus or minus 5%) and (ii) the Pool Principal Balance as of the last day of the related Due Period and (b) the Pool Principal Balance as of the last day of the related Due Period minus the product of (i) 0.50% and (ii) the Cut-off Date Pool Principal Balance.

“Due Period” means, with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which that Distribution Date occurs and ending at the close of business on the first day of the month in which that Distribution Date occurs.

“Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (1) the Monthly Excess Interest Amount for that Distribution Date and (2) the Overcollateralization Deficiency for that Distribution Date.

“Net Realized Losses” means, for any class of Subordinate Certificates and any Distribution Date, the excess of (1) the amount of unreimbursed Realized Losses previously allocated to that class over (2) the sum of (a) the amount of any increases to the Class Certificate Balance of that class due to Recoveries and (b) Realized Loss Amortization Amounts previously distributed to that class.

“Net Recovery Realized Losses” means, for any class of Subordinate Certificates and any Distribution Date, the excess of Net Realized Losses for that Distribution Date over the Realized Loss Amortization Amount distributed to that class on that Distribution Date.

“Overcollateralization Amount” means, as of any Distribution Date, (1) the Pool Principal Balance as of the last day of the immediately preceding Due Period, minus (2) the aggregate Class Certificate Balance of all classes of Primary Certificates (after taking into account all distributions of principal on that Distribution Date).

“Overcollateralization Deficiency” means, as of any Distribution Date, the excess, if any, of (1) the Targeted Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date, calculated for this purpose after taking into account the reduction on that Distribution Date of the Class Certificate Balances of all classes of Primary Certificates resulting from the distribution of the Basic Principal Distribution Amount on that Distribution Date, but prior to taking into account any Applied Realized Loss Amounts on that Distribution Date.

“Overcollateralization Release Amount” means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (1) the Principal Remittance Amount for that Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Amount for that Distribution Date, assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Certificates on that Distribution Date, over (b) the Targeted Overcollateralization Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Overcollateralization Release Amount will be zero.

“Post-Stepdown Remaining Principal Distribution Amount” for any Distribution Date is an amount equal to the Principal Distribution Amount remaining after the distributions set forth in clause (A) of the Post-Stepdown Monthly Principal Distribution.

“Pre-Stepdown Remaining Principal Distribution Amount” for any Distribution Date is an amount equal to the Principal Distribution Amount remaining after the distributions set forth in clause (A) of the Pre-Stepdown Monthly Principal Distribution.

“Principal Distribution Amount” means, with respect to any Distribution Date, the sum of (1) the Basic Principal Distribution Amount for that Distribution Date, (2) the Extra Principal Distribution Amount for that Distribution Date and (3) the Swap Extra Principal Distribution Amount for that Distribution Date.

“Principal Remittance Amount” means, with respect to any Distribution Date, to the extent of funds available therefor as described herein, the amount equal to the sum (less certain amounts available for reimbursement of Advances and certain other reimbursable expenses pursuant to the Pooling and Servicing Agreement) of the following amounts (without duplication): (1) each payment of principal on a Loan due during the related Due Period and received by the Servicer on or prior to the related Determination Date, including any Advances with respect thereto, (2) all full and partial principal prepayments on the Loans received by the Servicer during the related Prepayment Period, (3) the Liquidation Proceeds allocable to principal of the Loans received during the related Prepayment Period, (4) the Stated Principal Balance of each Loan that was sold by the Servicer or repurchased by a Seller or the Servicer pursuant to the Pooling and Servicing Agreement as of that Distribution Date, (5) any Substitution Adjustment Amounts in connection with any Deleted Loans received with respect to that Distribution Date, (6) on the Distribution Date on which the Issuing Entity is to be terminated in accordance with the Pooling and Servicing Agreement, that portion of the Termination Price allocable to principal of the Loans, and (7) all Recoveries relating to Liquidated Loans received during the related Prepayment Period, if any.

“Recovery” means, with respect to any Distribution Date and Loan that became a Liquidated Loan in a month preceding the month prior to the Distribution Date, an amount received in respect of principal on that Loan which has previously been allocated as a Realized Loss to a class or classes of Certificates, net of reimbursable expenses.

“Remaining Principal Distribution Amount” means, as of any Distribution Date, the sum of (a) the Pre-Stepdown Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (B)(1) through (B)(11) of the Pre-Stepdown Monthly Principal Distribution and (b) the Post-Stepdown Remaining Principal Distribution Amount remaining after making all of the distributions in clauses (B)(1) through (B)(11) of the Post-Stepdown Monthly Principal Distribution, each for that Distribution Date.

“Senior Enhancement Percentage” for any Distribution Date is the percentage obtained by dividing (1) the sum of (a) the aggregate Class Certificate Balance of the Subordinate Certificates and (b) the Overcollateralization Amount, in each case before taking into account the distribution of the Principal Distribution Amount on that Distribution Date by (2) the Pool Principal Balance as of the last day of the related Due Period.

“Senior Principal Distribution Amount” means, as of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the lesser of (a) the Principal Distribution Amount for that Distribution Date and (b) the excess, if any, of (i) the sum of the Class Certificate Balances of the Senior Certificates immediately prior to that Distribution Date over (ii) the lesser of (A) the product of (x) 48.20% (subject to a variance of plus or minus 5%) and (y) the Pool Principal Balance as of the last day of the related Due Period and (B) the Pool Principal Balance as of the last day of the related Due Period minus the product of (x) 0.50% and (y) the Cut-off Date Pool Principal Balance.

  “Senior Specified Enhancement Percentage” on any date of determination thereof means approximately 51.80% (subject to a variance of plus or minus 5%).

“60+ Day Delinquent Loan” means, as of any Distribution Date, each Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the calendar month immediately preceding that Distribution Date, sixty days or more contractually past due (assuming 30 day months), each Loan in foreclosure, all REO Property and each Loan with respect to which the borrower has filed for bankruptcy after the Closing Date.

“Stepdown Date” means the earlier of (1) the Distribution Date on which the Class Certificate Balances of the Senior Certificates have been reduced to zero or (2) the later to occur of (a) the Distribution Date in June 2010 (the 37th Distribution Date) or (b) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

“Targeted Overcollateralization Amount” means as of any Distribution Date, (1) prior to the Stepdown Date, the sum of (a) approximately 1.40% (subject to a variance of plus or minus 5%) of the Cut-off Date Pool Principal Balance and (b) the Aggregate Class B Early Distribution Amount, and (2) on and after the Stepdown Date, the lesser of (a) the sum of (i) approximately 1.40% (subject to a variance of plus or minus 5%) of the Cut-off Date Pool Principal Balance and (ii) the Aggregate Class B Early Distribution Amount, and (b) the greater of (i) the excess of (x) approximately 13.90% (subject to a variance of plus or minus 5%) of the Pool Principal Balance as of the last day of the related Due Period over (y) the excess of (I) the sum of the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates as of the Closing Date over (II) the aggregate amount of all distributions made in respect of principal to the Class B-1, Class B-2 and Class B-3 Certificates on all prior Distribution Dates, and (ii) 0.50% of the Cut-off Date Pool Principal Balance. With respect to any Distribution Date on which a Trigger Event is in effect, the Targeted Overcollateralization Amount will be equal to the Targeted Overcollateralization Amount for the immediately preceding Distribution Date (after taking into account any distributions of the Aggregate Class B Early Distribution Amount on the immediately preceding Distribution Date).

A “Trigger Event” is in effect on a Distribution Date if (1) the six-month rolling average of 60+ Day Delinquent Loans equals or exceeds 30.80% (subject to a variance of plus or minus 5%) of the Senior Enhancement Percentage or (2) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the calendar month immediately preceding that Distribution Date divided by the Cut-off Date Pool Principal Balance exceeds the applicable percentages set forth below with respect to that Distribution Date:

Distribution Date Occurring In	Percentage (each subject to a variance of plus or minus 5%)
June 2009 - May 2010
1.25% (or 1.65% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.55% (or 1/12th of 2.10% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

June 2010 - May 2011
2.80% (or 3.75% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.75% (or 1/12th of 2.35% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

June 2011 - May 2012
4.55% (or 6.10% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 1.40% (or 1/12th of 1.85% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

June 2012 - May 2013
5.95% (or 7.95% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 0.90% (or 1/12th of 1.20% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

June 2013 - May 2014
6.85% (or 9.15% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for the first month plus an additional 1/12th of 0.15% (or 1/12th of 0.20% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses) for each month thereafter.

June 2014 and thereafter
7.00% (or 9.35% if the Class Certificate Balances of the Class B-1, Class B-2 and Class B-3 Certificates have been reduced to zero and no part of that reduction was due to the application of Realized Losses).

Allocation of Losses

  A “Realized Loss” is:

•
as to any Liquidated Loan, the outstanding principal balance thereof (determined immediately before that Loan became a Liquidated Loan), less the Liquidation Proceeds allocable to principal received in connection with the liquidation of that Loan, which have not theretofore been used to reduce the Stated Principal Balance of that Loan; and

•	as to any Loan, a Deficient Valuation.

“Liquidated Loan” means, with respect to any Distribution Date, a defaulted Loan, including any REO Property, which was liquidated in the related Prepayment Period and as to which the Servicer has determined, in accordance with the Pooling and Servicing Agreement, that it has received all amounts it expects to receive in connection with the liquidation of that Loan, including the final disposition of an REO Property.

A Realized Loss may result from the personal bankruptcy of a borrower if the bankruptcy court establishes the value of the mortgaged property at an amount less than the then outstanding Stated Principal Balance of the Loan secured by the mortgaged property and reduces the secured debt to that value. In this case, the Issuing Entity, as the holder of that Loan, would become an unsecured creditor to the extent of the difference between the outstanding Principal Balance of the mortgage loan and the reduced secured debt (a “Deficient Valuation”).

Realized Losses will, in effect, be absorbed first by the Class X Certificates (through the application of the Monthly Excess Cashflow Amount, the Swap Distribution Amount, and, if necessary, through a reduction in the Overcollateralization Amount).

If, after giving effect to all distributions of principal to be made on any Distribution Date the aggregate Class Certificate Balance of the Primary Certificates exceeds the Pool Principal Balance as of the end of the related Due Period, the excess (the “Realized Loss Amount”) will be allocated against the Class B-3, Class B-2, Class B-1, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the respective Class Certificate Balances thereof are reduced to zero. Except as expressly provided in this prospectus supplement, any application of the Realized Loss Amount in reduction of the Class Certificate Balance of a Subordinate Certificate will not be reversed or reinstated. However, on future Distribution Dates, holders of Subordinate Certificates may receive amounts in respect of prior reductions in the Class Certificate Balances of their Certificates as described below. These subsequent payments will be applied in the reverse of the order set forth above.

Distribution of Monthly Excess Cashflow Amounts

For each Distribution Date, the collection of interest and principal on the Loans in the related Due Period and Prepayment Period is generally expected to exceed the amount needed to distribute monthly principal and interest on the Primary Certificates, to pay the fees, expenses and indemnities of the Servicer and the Trustee, to pay the Final Maturity Reserve Fund Addition Amount, if any, and to pay the Net Swap Payment owed to the Swap Counterparty, if any, however, no assurance is given in this regard. This excess cashflow from the Loans each month will be available to cover certain shortfalls in interest, absorb Realized Losses on the Loans, maintain overcollateralization at the required levels and cover any Net WAC Cap Carryover Amounts.

If Realized Losses that are not covered by an application of the Monthly Excess Cashflow Amount occur, these Realized Losses will result in an Overcollateralization Deficiency (because the Realized Losses will reduce the Pool Principal Balance without giving rise to a corresponding reduction of the aggregate Class Certificate Balance of the Primary Certificates). The cashflow priorities of the Issuing Entity require that, in this situation, an Extra Principal Distribution Amount and a Swap Extra Principal Distribution Amount be paid (subject to the availability of any Monthly Excess Cashflow Amount and any Swap Distribution Amount, respectively, in subsequent months) for the purpose of re-establishing the Overcollateralization Amount at the then required Targeted Overcollateralization Amount.

On and after the Stepdown Date and assuming that a Trigger Event is not in effect, the Targeted Overcollateralization Amount may be permitted to decrease or “step-down.” If the Targeted Overcollateralization Amount is permitted to “step-down” on a Distribution Date, the Pooling and Servicing Agreement permits a portion of the Principal Remittance Amount for that Distribution Date not to be passed through as a distribution of principal on the Primary Certificates on that Distribution Date. This has the effect of decelerating the amortization of the Primary Certificates relative to the Pool Principal Balance, thereby reducing the actual level of the Overcollateralization Amount. This portion of the Principal Remittance Amount not distributed as principal on the Primary Certificates therefore “releases” overcollateralization from the Issuing Entity. The amounts of these releases are the “Overcollateralization Release Amounts.”

On any Distribution Date, the sum of the Monthly Excess Interest Amount, the Overcollateralization Release Amount and the Remaining Principal Distribution Amount is the “Monthly Excess Cashflow Amount.”

On each Distribution Date the Trustee will distribute the Monthly Excess Cashflow Amount in the order of priority and in the amounts set forth below (the “Monthly Excess Cashflow Distribution”):

(1)	first, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, any remaining applicable Interest Distribution Amount for that Distribution Date;

(2)	second, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, any remaining Unpaid Interest Amounts for the classes of Senior Certificates;

(3)
third, to fund the Extra Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under the Pre-Stepdown Monthly Principal Distribution and the Post-Stepdown Monthly Principal Distribution;

(4)	fourth, to the Class M-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(5)	fifth, to the Class M-1 Certificates, any remaining Unpaid Interest Amount for the Class M-1 Certificates;

(6)	sixth, to fund the Class M-1 Realized Loss Amortization Amount for that Distribution Date;

(7)	seventh, to the Class M-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(8)	eighth, to the Class M-2 Certificates, any remaining Unpaid Interest Amount for the Class M-2 Certificates;

(9)	ninth, to fund the Class M-2 Realized Loss Amortization Amount for that Distribution Date;

(10)	tenth, to the Class M-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(11)	eleventh, to the Class M-3 Certificates, any remaining Unpaid Interest Amount for the Class M-3 Certificates;

(12)	twelfth, to fund the Class M-3 Realized Loss Amortization Amount for that Distribution Date;

(13)	thirteenth, to the Class M-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(14)	fourteenth, to the Class M-4 Certificates, any remaining Unpaid Interest Amount for the Class M-4 Certificates;

(15)	fifteenth, to fund the Class M-4 Realized Loss Amortization Amount for that Distribution Date;

(16)	sixteenth, to the Class M-5 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(17)	seventeenth, to the Class M-5 Certificates, any remaining Unpaid Interest Amount for the Class M-5 Certificates;

(18)	eighteenth, to fund the Class M-5 Realized Loss Amortization Amount for that Distribution Date;

(19)	nineteenth, to the Class M-6 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(20)	twentieth, to the Class M-6 Certificates, any remaining Unpaid Interest Amount for the Class M-6 Certificates;

(21)	twenty-first, to fund the Class M-6 Realized Loss Amortization Amount for that Distribution Date;

(22)	twenty-second, to the Class M-7 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(23)	twenty-third, to the Class M-7 Certificates, any remaining Unpaid Interest Amount for the Class M-7 Certificates;

(24)	twenty-fourth, to fund the Class M-7 Realized Loss Amortization Amount for that Distribution Date;

(25)	twenty-fifth, to the Class M-8 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(26)	twenty-sixth, to the Class M-8 Certificates, any remaining Unpaid Interest Amount for the Class M-8 Certificates;

(27)	twenty-seventh, to fund the Class M-8 Realized Loss Amortization Amount for that Distribution Date;

(28)	twenty-eight, to the Class B-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(29)	twenty-ninth, to the Class B-1 Certificates, any remaining Unpaid Interest Amount for the Class B-1 Certificates;

(30)	thirtieth, to fund the Class B-1 Realized Loss Amortization Amount for that Distribution Date;

(31)	thirty-first, to the Class B-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(32)	thirty-second, to the Class B-2 Certificates, any remaining Unpaid Interest Amount for the Class B-2 Certificates;

(33)	thirty-third, to fund the Class B-2 Realized Loss Amortization Amount for that Distribution Date;

(34)	thirty-fourth, to the Class B-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(35)	thirty-fifth, to the Class B-3 Certificates, any remaining Unpaid Interest Amount for the Class B-3 Certificates;

(36)	thirty-sixth, to fund the Class B-3 Realized Loss Amortization Amount for that Distribution Date;

(37)
thirty-seventh, for deposit into the Net WAC Cap Account, the amount equal to (a) the Net WAC Cap Carryover for that Distribution Date (the amount so deposited as limited by available funds) plus (b) the amount, if any, sufficient to increase the aggregate amount on deposit in the Net WAC Cap Account to $500 after giving effect to any payments of Net WAC Cap Carryover to the Primary Certificates on that Distribution Date;

(38)	thirty-eighth, to the Class B-3 Certificates as principal, any Remaining Overcollateralization Release Amount, until the Class Certificate Balance thereof has been reduced to zero;

(39)
thirty-ninth, to the Class B-2 Certificates as principal, any Remaining Overcollateralization Release Amount remaining after giving effect to the distribution set forth in clause (38) above, until the Class Certificate Balance thereof has been reduced to zero;

(40)
fortieth, to the Class B-1 Certificates as principal, any Remaining Overcollateralization Release Amount remaining after giving effect to the distribution set forth in clause (39) above, until the Class Certificate Balance thereof has been reduced to zero;

(41)	forty-first, to the Class B-3 Certificates as principal, any Remaining Excess Interest Amount, until the Class Certificate Balance thereof has been reduced to zero;

(42)
forty-second, to the Class B-2 Certificates as principal, any Remaining Excess Interest Amount remaining after giving effect to the distribution set forth in clause (41) above, until the Class Certificate Balance thereof has been reduced to zero;

(43)
forty-third, to the Class B-1 Certificates as principal, any Remaining Excess Interest Amount remaining after giving effect to the distribution set forth in clause (42) above, until the Class Certificate Balance thereof has been reduced to zero;

(44)	forty-forth, to the Swap Counterparty, any Swap Termination Payments resulting from Swap Counterparty Trigger Events; and

(45)	forty-fifth, to the Class X Certificates, the amounts specified in the Pooling and Servicing Agreement.

For purposes of the foregoing, the following terms will have the respective meanings set forth below.

“Applied Realized Loss Amount” means, the Class B-3 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class M-8 Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-2 Applied Realized Loss Amount and the Class M-1 Applied Realized Loss Amount, as applicable.

“Class B-1 Applied Realized Loss Amount” means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class B-1 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class B-1 Realized Loss Amortization Amount” means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class B-1 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (29) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class B-2 Applied Realized Loss Amount” means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class B-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the Class B-3 Applied Realized Loss Amount as of that Distribution Date.

“Class B-2 Realized Loss Amortization Amount” means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class B-2 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (32) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class B-3 Applied Realized Loss Amount” means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class B-3 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the Realized Loss Amount as of that Distribution Date.

“Class B-3 Realized Loss Amortization Amount” means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class B-3 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (35) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-1 Applied Realized Loss Amount” means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-1 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class M-2 Applied Realized Loss Amount, the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount, the Class M-8 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-1 Realized Loss Amortization Amount” means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-1 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (5) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-2 Applied Realized Loss Amount” means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-2 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class M-3 Applied Realized Loss Amount, the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount, the Class M-8 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-2 Realized Loss Amortization Amount” means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-2 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (8) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-3 Applied Realized Loss Amount” means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-3 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class M-4 Applied Realized Loss Amount, the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount, the Class M-8 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-3 Realized Loss Amortization Amount” means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-3 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (11) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-4 Applied Realized Loss Amount” means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-4 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class M-5 Applied Realized Loss Amount, the Class M-6 Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount, the Class M-8 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-4 Realized Loss Amortization Amount” means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-4 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (14) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-5 Applied Realized Loss Amount” means, as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-5 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class M-6 Applied Realized Loss Amount, the Class M-7 Applied Realized Loss Amount, the Class M-8 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-5 Realized Loss Amortization Amount” means, as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-5 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (17) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-6 Applied Realized Loss Amount” means, as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-6 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class M-7 Applied Realized Loss Amount, the Class M-8 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-6 Realized Loss Amortization Amount” means, as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-6 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (20) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-7 Applied Realized Loss Amount” means, as to the Class M-7 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-7 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class M-8 Applied Realized Loss Amount, the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-7 Realized Loss Amortization Amount” means, as to the Class M-7 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-7 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (23) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Class M-8 Applied Realized Loss Amount” means, as to the Class M-8 Certificates and as of any Distribution Date, the lesser of (1) the Class Certificate Balance thereof (after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, but prior to the application of the Class M-8 Applied Realized Loss Amount, if any, on that Distribution Date) and (2) the excess of (a) the Realized Loss Amount as of that Distribution Date over (b) the sum of the Class B-1 Applied Realized Loss Amount, the Class B-2 Applied Realized Loss Amount and the Class B-3 Applied Realized Loss Amount, in each case as of that Distribution Date.

“Class M-8 Realized Loss Amortization Amount” means, as to the Class M-8 Certificates and as of any Distribution Date, the lesser of (1) the Unpaid Realized Loss Amount for the Class M-8 Certificates as of that Distribution Date and (2) the excess of (a) the Monthly Excess Cashflow Amount over (b) the sum of the amounts described in clauses (1) through (26) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Realized Loss Amortization Amount” means, as applicable, the (1) sum of the Class M-1 Realized Loss Amortization Amount and the Swap Class M-1 Realized Loss Amortization Amount, (2) sum of the Class M-2 Realized Loss Amortization Amount and the Swap Class M-2 Realized Loss Amortization Amount, (3) sum of the Class M-3 Realized Loss Amortization Amount and the Swap Class M-3 Realized Loss Amortization Amount, (4) sum of the Class M-4 Realized Loss Amortization Amount and the Swap Class M-4 Realized Loss Amortization Amount, (5) sum of the Class M-5 Realized Loss Amortization Amount and the Swap Class M-5 Realized Loss Amortization Amount, (6) sum of the Class M-6 Realized Loss Amortization Amount and the Swap Class M-6 Realized Loss Amortization Amount, (7) sum of the Class M-7 Realized Loss Amortization Amount and the Swap Class M-7 Realized Loss Amortization Amount, (8) sum of the Class M-8 Realized Loss Amortization Amount and the Swap Class M-8 Realized Loss Amortization Amount, (9) sum of the Class B-1 Realized Loss Amortization Amount and the Swap Class B-1 Realized Loss Amortization Amount, (10) sum of the Class B-2 Realized Loss Amortization Amount and the Swap Class B-2 Realized Loss Amortization Amount and (11) sum of the Class B-3 Realized Loss Amortization Amount and the Swap Class B-3 Realized Loss Amortization Amount.

“Remaining Excess Interest Amount” means, with respect to any Distribution Date, the Monthly Excess Cashflow Amount remaining after giving effect to the distributions set forth in clauses (1) through (40) of the Monthly Excess Cashflow Distribution for that Distribution Date.

“Remaining Overcollateralization Release Amount” means, with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the lesser of (1) the Monthly Excess Cashflow Amount remaining after giving effect to the distributions set forth in clauses (1) through (37) of the Monthly Excess Cashflow Distribution for that Distribution Date and (2) the Overcollateralization Release Amount for that Distribution Date. With respect to any Distribution Date before the Stepdown Date or on which a Trigger Event is in effect, the Remaining Overcollateralization Release Amount will be zero.

“Unpaid Realized Loss Amount” means, for any class of Subordinate Certificates and as to any Distribution Date, the excess of (1) the cumulative amount of Applied Realized Loss Amounts with respect to that class for all prior Distribution Dates over (2) the sum of (a) the cumulative amount of Realized Loss Amortization Amounts with respect to that class for all prior Distribution Dates and (b) the cumulative amount of Recoveries with respect to that class for all prior Distribution Dates.

Determination of One-Month LIBOR

On each LIBOR Determination Date, the Trustee will determine One-Month LIBOR for the next Interest Accrual Period for the Primary Certificates.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in Reuters Screen LIBOR 01 Page as of 11:00 a.m., London time, on that date. If the rate does not appear on Reuters Screen LIBOR 01 Page, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The Trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee in consultation with the Servicer, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period for the Primary Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Reference Banks” means only three major banks that are engaged in transactions in Eurodollar deposits in the international Eurocurrency market selected by the Trustee after consultation with the Servicer.

“Reuters Screen LIBOR 01 Page” means the display page so designated on the Reuters Monitor Money Rates service (or such other page as may replace that page on such service for the purpose of displaying London interbank offered rates of major banks).

The Swap Account and the Swap Agreement

On the Closing Date, the Trustee will establish a reserve fund account (the “Swap Account”) with an initial deposit of $500 to cover shortfalls in principal and interest on the mortgage loans, fund payments of supplemental interest to the Primary Certificates and maintain the Overcollateralization Amount at the Targeted Overcollateralization Amount. The Swap Account will be held by the Trustee on behalf of a trust separate from the Issuing Entity (the “External Trust”) for the benefit of the holders of the Primary Certificates. Amounts on deposit in the Swap Account may, but need not, be invested in Permitted Investments. Any income earned on amounts on deposit in the Swap Account will remain in that account and will be distributed as described below. In addition, on the Closing Date, an interest rate swap agreement, which will be evidenced by an ISDA Master Agreement (Multicurrency-Cross Border) and related documents (collectively, the “Swap Agreement”), will be entered into by the Swap Counterparty and the Trustee on behalf of the External Trust. Pursuant to the Swap Agreement, on each Distribution Date, an amount will be deposited in the Swap Account equal to the Net Swap Payment (as defined below). The Swap Agreement contains provisions that limit the notional balance of the interest rate swap for a Distribution Date to the aggregate Class Certificate Balance of the Primary Certificates for that Distribution Date. The Swap Agreement and the Swap Account will not be assets of the Issuing Entity and will not be included as assets of any REMIC.

Under the Swap Agreement, on each Distribution Date,

•	the External Trust will be obligated to pay to the Swap Counterparty from amounts available therefor pursuant to the Pooling and Servicing Agreement, a fixed amount equal to the product of

•	the Swap Strike Rate,

•	the Swap Notional Balance for that Distribution Date and

•
a fraction, the numerator of which is 30 (or, for the first Distribution Date, the number of days elapsed from the Closing Date to but excluding the first Distribution Date on a 30/360 basis), and the denominator of which is 360, and

•	the Swap Counterparty will be obligated to pay to the Trustee a floating amount equal to the product of

•	one-month LIBOR (as determined pursuant to the Swap Agreement),

•	the Swap Notional Balance for that Distribution Date, and

•
a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.

A net payment will be required to be made on each Distribution Date (each such net payment, a “Net Swap Payment”) (1) by the External Trust, to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (2) by the Swap Counterparty to the External Trust to the extent that the floating amount exceeds the corresponding fixed amount.

If, on the business day immediately preceding a Distribution Date, the Trustee has determined that (1) a Net Swap Payment will be due and owing to the Swap Counterparty on that Distribution Date and (2) after paying the Net Swap Payment to the Swap Counterparty, there would be sufficient funds remaining in the Distribution Account to make the distributions required to be made pursuant to clauses (A)(1), (A)(2) and (A)(3) of the Monthly Interest Distribution on that Distribution Date, then the Trustee shall, on that business day, transfer the appropriate amount of funds from the Distribution Account to the Swap Account and pay the Net Swap Payment to the Swap Counterparty.

The “Swap Notional Balance,” for any Distribution Date, will be equal to the lesser of (1) the Swap Scheduled Notional Balance for that Distribution Date, as set forth on the schedule attached to this prospectus supplement as Annex II, and (2) the aggregate Class Certificate Balance of the Primary Certificates for that Distribution Date (before taking into account all distributions of principal on that Distribution Date). The “Swap Strike Rate,” for any Distribution Date, will be as set forth on the schedule attached to this prospectus supplement as Annex II. The Swap Scheduled Notional Balances set forth in Annex II to this prospectus supplement are based on a prepayment assumption with respect to the Loans. There can be no assurance that the Loans will pay at these rates or at any other rates. See “Yield, Prepayment and Maturity Considerations” herein.

The Swap Agreement will terminate immediately after the April 2014 Distribution Date unless terminated earlier upon the occurrence of a Swap Default, a Termination Event or an Additional Termination Event.

The respective obligations of the Swap Counterparty and the External Trust to pay specified amounts due under the Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default, in each case, in respect of the other party, shall have occurred and be continuing with respect to the Swap Agreement and (2) no “Early Termination Date” (as defined in the ISDA Master Agreement) has occurred or been effectively designated with respect to the Swap Agreement.

“Swap Defaults” include, but are not limited to, the following standard events of default under the ISDA Master Agreement (as may be modified by the Swap Agreement):

•	“Failure to Pay or Deliver,”

•	“Bankruptcy,” and

•	“Merger without Assumption”,

as described in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement.

Upon the occurrence of any Swap Default under the Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date. With respect to Termination Events (including Additional Termination Events), an Early Termination Date may be designated by one of the parties (as specified in the Swap Agreement) and will occur only after notice has been given of the Termination Event, all as set forth in the Swap Agreement.

Upon any Swap Early Termination, the External Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the Swap Agreement computed in accordance with the procedures set forth in the Swap Agreement taking into account the present value of the unpaid amounts that would have been owed to and by the Swap Counterparty under the remaining scheduled term of the Swap Agreement. In the event that the External Trust is required to make a Swap Termination Payment, that payment will be paid from the assets of the External Trust on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

Upon a Swap Early Termination, the Trustee, at the direction of the Depositor, will seek a replacement swap counterparty to enter into a replacement interest rate swap agreement or similar agreement. To the extent the Trustee receives a Swap Termination Payment from the Swap Counterparty, the Trustee will apply, as set forth in the Pooling and Servicing Agreement, all or such portion of the Swap Termination Payment as may be required to the payment of amounts due to a replacement swap counterparty under a replacement interest rate swap agreement or similar agreement. Furthermore, to the extent the External Trust is required to pay a Swap Termination Payment to the Swap Counterparty, the External Trust will apply all or a portion of amounts received from a replacement counterparty upon entering into a replacement interest rate swap agreement or similar agreement to the Swap Termination Payment amount owing to the Swap Counterparty.

Net Swap Payments and Swap Termination Payments payable by the Issuing Entity under the Pooling and Servicing Agreement will first be deposited into the Swap Account before payment to the Swap Counterparty.

A “Swap Early Termination” means the occurrence of an Early Termination Date under the Swap Agreement.

A “Swap Counterparty Trigger Event” means a Swap Termination Payment that is triggered upon:

•	a Swap Default with respect to which the Swap Counterparty is a Defaulting Party (as defined in the Swap Agreement),

•	a Termination Event under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party (as defined in the Swap Agreement) or

•	an Additional Termination Event under the Swap Agreement with respect to which the Swap Counterparty is the sole Affected Party.

A “Swap Termination Payment” is the amount, if any, owed by the External Trust or the Swap Counterparty upon a Swap Early Termination.

“Termination Events” under the Swap Agreement consist of the following standard events under the ISDA Master Agreement (as may be modified by the Swap Agreement):

•	“Illegality” (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Swap Agreement),

•
“Tax Event” (which generally relates to either party to the Swap Agreement being required to pay an indemnifiable tax, or receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes),

•
“Tax Event Upon Merger” (which generally relates to a party being required to pay an indemnifiable tax, or receiving a payment under the Swap Agreement from which an amount has been deducted or withheld for or on account of taxes resulting from a merger, consolidation or similar event),

•
“Credit Event Upon Merger” (which generally relates to a party’s merging, consolidating or being subject to a similar event with another entity, wherein the new entity is materially weaker than the party immediately prior to such event), and

•	The occurrence of an Additional Termination Event,

as described in Sections 5(b)(i), 5(b)(ii), 5(b)(iii), 5(b)(iv) and 5(b)(v) of the ISDA Master Agreement.

“Additional Termination Events” (as defined in the Swap Agreement) include, but are not limited to, the occurrence of certain events relating to the Issuing Entity and affecting the Swap Counterparty (including, but not limited to, if the Issuing Entity should terminate), if the Pooling and Servicing Agreement or other transaction documents are amended or modified without the prior written consent of the Swap Counterparty (where written consent of the Swap Counterparty is required) or if, pursuant to the terms of the Pooling and Servicing Agreement, the Servicer exercises the Optional Termination. With respect to the Swap Counterparty, an Additional Termination Event will occur if the Swap Counterparty fails to comply with the Downgrade Provisions.

Upon the triggering of a Downgrade Provision, the Swap Counterparty may, among other things, be required to (1) post collateral securing its obligations under the Swap Agreement, (2) obtain a guaranty of its obligations under the Swap Agreement from a third-party acceptable to the Rating Agencies or (3) obtain a substitute swap counterparty acceptable to the Rating Agencies that will assume the obligations of the Swap Counterparty under the Swap Agreement. The “Downgrade Provisions” of the Swap Agreement will be triggered if the rating of the Swap Counterparty or any credit support provider of the Swap Counterparty fall below the levels specified in the Swap Agreement.

On each Distribution Date, after the Trustee has made all of the distributions and deposits described above under “--Distribution of Interest,” “--Distribution of Principal,” and “--Distribution of Monthly Excess Cashflow Amounts,” the Trustee will withdraw all funds available in the Swap Account (the “Swap Distribution Amount”) to make the following payments in the following order of priority below (the “Monthly Swap Distribution”):

(1)	first, to the Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Swap Agreement for such Distribution Date;

(2)	second, to the Swap Counterparty, any Swap Termination Payment owed to the Swap Counterparty not resulting from a Swap Counterparty Trigger Event pursuant to the Swap Agreement;

(3)	third, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, any remaining applicable Interest Distribution Amount for that Distribution Date;

(4)	fourth, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, any remaining Unpaid Interest Amounts for the classes of Senior Certificates;

(5)	fifth, to the Class M-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(6)	sixth, to the Class M-1 Certificates, any remaining Unpaid Interest Amount for the Class M-1 Certificates;

(7)	seventh, to the Class M-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(8)	eighth, to the Class M-2 Certificates, any remaining Unpaid Interest Amount for the Class M-2 Certificates;

(9)	ninth, to the Class M-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(10)	tenth, to the Class M-3 Certificates, any remaining Unpaid Interest Amount for the Class M-3 Certificates;

(11)	eleventh, to the Class M-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(12)	twelfth, to the Class M-4 Certificates, any remaining Unpaid Interest Amount for the Class M-4 Certificates;

(13)	thirteenth, to the Class M-5 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(14)	fourteenth, to the Class M-5 Certificates, any remaining Unpaid Interest Amount for the Class M-5 Certificates;

(15)	fifteenth, to the Class M-6 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(16)	sixteenth, to the Class M-6 Certificates, any remaining Unpaid Interest Amount for the Class M-6 Certificates;

(17)	seventeenth, to the Class M-7 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(18)	eighteenth, to the Class M-7 Certificates, any remaining Unpaid Interest Amount for the Class M-7 Certificates;

(19)	nineteenth, to the Class M-8 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(20)	twentieth, to the Class M-8 Certificates, any remaining Unpaid Interest Amount for the Class M-8 Certificates;

(21)	twenty-first, to the Class B-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(22)	twenty-second, to the Class B-1 Certificates, any remaining Unpaid Interest Amount for the Class B-1 Certificates;

(23)	twenty-third, to the Class B-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(24)	twenty-forth, to the Class B-2 Certificates, any remaining Unpaid Interest Amount for the Class B-2 Certificates;

(25)	twenty-fifth, to the Class B-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(26)	twenty-sixth, to the Class B-3 Certificates, any remaining Unpaid Interest Amount for the Class B-3 Certificates;

(27)
twenty-seventh, to fund the Swap Extra Principal Distribution Amount for that Distribution Date in accordance with the priorities set forth under the Pre-Stepdown Monthly Principal Distribution and the Post-Stepdown Monthly Principal Distribution;

(28)
twenty-eighth, to pay to each class of Primary Certificates, any remaining Net WAC Cap Carryover relating to that class of Primary Certificates, after taking into account amounts deposited into the Net WAC Cap Account with respect to that class of Primary Certificates pursuant to clause (37) of the Monthly Excess Cashflow Distribution (distributions of Net WAC Cap Carryover to the Primary Certificates will be made on a pro rata basis based on the related unpaid Net WAC Cap Carryover);

(29)	twenty-ninth, to fund the Swap Class M-1 Realized Loss Amortization Amount for that Distribution Date;

(30)	thirtieth, to fund the Swap Class M-2 Realized Loss Amortization Amount for that Distribution Date;

(31)	thirty-first, to fund the Swap Class M-3 Realized Loss Amortization Amount for that Distribution Date;

(32)	thirty-second, to fund the Swap Class M-4 Realized Loss Amortization Amount for that Distribution Date;

(33)	thirty-third, to fund the Swap Class M-5 Realized Loss Amortization Amount for that Distribution Date;

(34)	thirty-forth, to fund the Swap Class M-6 Realized Loss Amortization Amount for that Distribution Date;

(35)	thirty-fifth, to fund the Swap Class M-7 Realized Loss Amortization Amount for that Distribution Date;

(36)	thirty-sixth, to fund the Swap Class M-8 Realized Loss Amortization Amount for that Distribution Date;

(37)	thirty-seventh, to fund the Swap Class B-1 Realized Loss Amortization Amount for that Distribution Date;

(38)	thirty-eighth, to fund the Swap Class B-2 Realized Loss Amortization Amount for that Distribution Date;

(39)	thirty-ninth, to fund the Swap Class B-3 Realized Loss Amortization Amount for that Distribution Date; and

(40)	fortieth, to the Class X Certificates, the amounts specified in the Pooling and Servicing Agreement.

For purposes of the foregoing, the following terms will have the respective meanings set forth below:

“Swap Class B-1 Realized Loss Amortization Amount” means, as to the Class B-1 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class B-1 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (36) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class B-2 Realized Loss Amortization Amount” means, as to the Class B-2 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class B-2 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (37) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class B-3 Realized Loss Amortization Amount” means, as to the Class B-3 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class B-3 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (38) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-1 Realized Loss Amortization Amount” means, as to the Class M-1 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-1 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (28) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-2 Realized Loss Amortization Amount” means, as to the Class M-2 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-2 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (29) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-3 Realized Loss Amortization Amount” means, as to the Class M-3 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-3 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (30) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-4 Realized Loss Amortization Amount” means, as to the Class M-4 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-4 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (31) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-5 Realized Loss Amortization Amount” means, as to the Class M-5 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-5 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (32) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-6 Realized Loss Amortization Amount” means, as to the Class M-6 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-6 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (33) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-7 Realized Loss Amortization Amount” means, as to the Class M-7 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-7 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (34) of the Monthly Swap Distribution for that Distribution Date.

“Swap Class M-8 Realized Loss Amortization Amount” means, as to the Class M-8 Certificates and as of any Distribution Date, the lesser of (1) the Swap Unpaid Realized Loss Amount for the Class M-8 Certificates as of that Distribution Date and (2) the excess of (a) the Swap Distribution Amount over (b) the sum of the amounts described in clauses (1) through (35) of the Monthly Swap Distribution for that Distribution Date.

“Swap Extra Principal Distribution Amount” means, as of any Distribution Date, the lesser of (1) the remaining Swap Distribution Amount after making all of the distributions in clauses (1) through (26) of the Monthly Swap Distribution, (2) the Overcollateralization Deficiency for that Distribution Date, calculated after giving effect to the funding of the Extra Principal Distribution Amount pursuant to clause (3) of Monthly Excess Cashflow Distribution and (3) the excess of (a) the aggregate amount of Realized Losses for that Distribution Date and Realized Losses for all prior Distribution Dates (other than Realized Losses applied in reduction of the Class Certificate Balance of one or more classes of Subordinate Certificates) over (b) the aggregate amount distributed pursuant to clause (27) of the Monthly Swap Distribution on all prior Distribution Dates.

“Swap Unpaid Realized Loss Amount” means, for any class of Subordinate Certificates and as to any Distribution Date, the excess of (1) the Unpaid Realized Loss Amount with respect to that class for that Distribution Date over (2) the Excess Cashflow Realized Loss Amortization Amount paid to that class pursuant to the Monthly Excess Cashflow Distribution on that Distribution Date.

“Excess Cashflow Realized Loss Amortization Amount” means the Class M-1 Realized Loss Amortization Amount, the Class M-2 Realized Loss Amortization Amount, the Class M-3 Realized Loss Amortization Amount, the Class M-4 Realized Loss Amortization Amount, the Class M-5 Realized Loss Amortization Amount, the Class M-6 Realized Loss Amortization Amount, the Class M-7 Realized Loss Amortization Amount, the Class M-8 Realized Loss Amortization Amount, the Class B-1 Realized Loss Amortization Amount, the Class B-2 Realized Loss Amortization Amount and the Class B-3 Realized Loss Amortization Amount, as applicable.

The Cap Account and the Cap Agreement

On the Closing Date, the Trustee will establish a reserve fund account (the “Cap Account”) with an initial deposit of $500 to fund payments of supplemental interest to the Primary Certificates. The Cap Account will be held by the Trustee on behalf of the External Trust for the benefit of the holders of the Primary Certificates. Amounts on deposit in the Cap Account may, but need not, be invested in Permitted Investments. Any income earned on amounts on deposit in the Cap Account will remain in that account and will be distributed as described below. In addition, on the Closing Date, an interest rate cap agreement, which will be evidenced by an ISDA Master Agreement (Multicurrency-Cross Border) and related documents (the “Cap Agreement”) will be entered into by the Cap Counterparty and the Trustee on behalf of the External Trust. Pursuant to the Cap Agreement, on each Distribution Date, an amount will be deposited in the Cap Account equal to the Cap Account Addition (as defined below). The Cap Agreement contains provisions that limit the notional balance of the interest rate cap for a Distribution Date to the aggregate Class Certificate Balance of the Primary Certificates for that Distribution Date. The Cap Agreement and the Cap Account will not be assets of the Issuing Entity and will not be included as assets of any REMIC.

With respect to any Distribution Date, the “Cap Account Addition” for the Primary Certificates will equal a monthly payment calculated at a per annum rate equal to the excess, if any, of (1) the lesser of (a) one-month LIBOR (determined pursuant to the Cap Agreement) and (b) 14.00% over (2) the related Cap Strike Rate, on an amount equal to the Cap Notional Balance for that Distribution Date, accrued during the related Interest Accrual Period.

The “Cap Notional Balance,” for any Distribution Date, will be equal to the lesser of (1) the Cap Scheduled Notional Balance for that Distribution Date, as set forth on the schedule attached to this prospectus supplement as Annex III, and (2) the aggregate Class Certificate Balance of the Primary Certificates for that Distribution Date (before taking into account all distributions of principal on that Distribution Date). The “Cap Strike Rate,” for any Distribution Date, will be as set forth on the schedule attached to this prospectus supplement as Annex III. The Cap Scheduled Notional Balances set forth in Annex III to this prospectus supplement are based on a prepayment assumption with respect to the Loans. There can be no assurance that the Loans will pay at these rates or at any other rates. See “Yield, Prepayment and Maturity Considerations” herein.

Payments under the Cap Agreement, if any, are scheduled to commence on the Distribution Date in May 2014 and terminate following the Distribution Date in January 2018.

On each Distribution Date, after the Trustee has made all of the distributions and deposits described above under “--Distribution of Interest,” “--Distribution of Principal,” “--Distribution of Monthly Excess Cashflow Amounts” and “--The Swap Account and the Swap Agreement,” the Trustee will withdraw all funds available in the Cap Account (the “Cap Distribution Amount”) to make the following payments in the following order of priority below (the “Monthly Cap Distribution”):

(1)
first, to pay to each class of Primary Certificates, any remaining Net WAC Cap Carryover relating to that class of Primary Certificates, after taking into account (a) amounts deposited into the Net WAC Cap Account with respect to that class of Primary Certificates pursuant to clause (37) of the Monthly Excess Cashflow Distribution and (b) amounts paid pursuant to clause (28) of the Monthly Swap Distribution (distributions of Net WAC Cap Carryover to the Primary Certificates will be made on a pro rata basis based on the related unpaid Net WAC Cap Carryover); and

(2)	second, to the Class X Certificates, the amounts specified in the Pooling and Servicing Agreement.

The Counterparties

The Swap Counterparty and the Cap Counterparty will be selected by the depositor. At the time of selection, each of the Swap Counterparty and the Cap Counterparty will have a rating with respect to its senior debt obligations of at least “AA-” by S&P and “Aa3” by Moody’s, if rated by that rating agency. The Swap Counterparty or the Cap Counterparty may be an affiliate of the Underwriter and/or the Trustee.

With respect to each class of the Primary Certificates, the aggregate “significance percentage” of the Swap Agreement and the Cap Agreement, as calculated in accordance with Item 1115 of Regulation AB under the Securities Act (17 C.F.R. 229.1115), both individually and in the aggregate, is less than 10% for that class.

Net WAC Cap Account

The Pooling and Servicing Agreement provides for a reserve fund (the “Net WAC Cap Account”) which will be established with an initial deposit of $500 on the Closing Date and held by the Trustee for the benefit of the holders of the Primary Certificates. To the extent of amounts on deposit therein, on each Distribution Date after the Trustee has made all of the distributions and deposits described above under “--Distribution of Interest,” “--Distribution of Principal,” “--Distribution of Monthly Excess Cashflow Amounts,” “--The Swap Account and the Swap Agreement” and “--The Cap Account and the Cap Agreement,” holders of the Primary Certificates will be entitled to receive payments from the Net WAC Cap Account equal to any Net WAC Cap Carryover applicable to those classes, which payments will be made to those classes on a pro rata basis. The amount required to be deposited in the Net WAC Cap Account on each Distribution Date will equal any Net WAC Cap Carryover relating to the Primary Certificates for that Distribution Date plus the amount, if any, sufficient to increase the amount on deposit in the Net WAC Cap Account (after giving effect to any payments to be made to the holders of the Primary Certificates from that account on that date) to $500, to the extent of funds available after giving effect to any required payments of the Monthly Excess Cashflow Amount. Any income earned on amounts on deposit in the Net WAC Cap Account will be paid to (and for the benefit of) the holders of the Class X Certificates and will not be available to pay any Net WAC Cap Carryover. The Net WAC Cap Account will not be included as an asset of any REMIC.

Optional Purchase of Defaulted Loans

The Servicer may, at its option, purchase from the Issuing Entity any Loan that is contractually delinquent in payment by 91 days or more (assuming 30 day months) under certain circumstances set forth in the Pooling and Servicing Agreement and, with respect to each such delinquent Loan, during certain prescribed time periods relating to the length of time the Loan has been delinquent, as set forth in the Pooling and Servicing Agreement. Any purchase will be at a price equal to 100% of the Stated Principal Balance of the Loan plus accrued interest thereon at the applicable mortgage rate, less the Servicing Fee Rate, from the date through which interest was last paid by the related borrower or advanced, and not reimbursed, to the first day of the month in which that amount is to be distributed.

Optional Termination

On any Distribution Date on which the Pool Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance (the first such Distribution Date, the “Optional Termination Date”), the Servicer will have the option to purchase, in whole, the Loans and the REO Property, if any, remaining in the Issuing Entity and, thereby, effect early retirement of the Certificates (the “Optional Termination”). In the event the Servicer exercises this option, the purchase price (the “Termination Price”) distributed with respect to the Primary Certificates will be 100% of their then outstanding principal balance, and the sum of:

•
any accrued and unpaid interest on the applicable class of Certificates at the applicable Pass-Through Rate (including any Unpaid Interest Amounts) through the Distribution Date on which the Servicer effects early retirement of the Certificates, and

•	any accrued and unpaid Net WAC Cap Carryover payable to that class of Certificates as of that Distribution Date.

The servicer may not exercise the Optional Termination unless the price paid by it is sufficient to also cover any Swap Termination Payment payable to the Swap Counterparty then remaining unpaid or which becomes due to the Swap Counterparty as a result of the exercise of the Optional Termination.

Distributions on the Certificates in respect of any optional termination will be paid to the Certificates as described in “--Distribution of Principal” and “--Distribution of Interest.” Following payment of the applicable Termination Price by the Servicer, any and all amounts received in respect of the affected mortgage loans will be retained exclusively by the Servicer.

The Final Maturity Reserve Fund

The Pooling and Servicing Agreement provides for a reserve fund (the “Final Maturity Reserve Fund”) which will be established with an initial deposit of $500 on the Closing Date and held by the Trustee on behalf of the External Trust for the benefit of the holders of the Primary Certificates. On the earlier to occur of the Last Scheduled Distribution Date (as defined below) or the Distribution Date on which the Issuing Entity is terminated pursuant to the Pooling and Servicing Agreement, after giving effect to all other distributions to be made on that Distribution Date, all amounts on deposit in the Final Maturity Reserve Fund will be distributed to certificateholders in the amounts and priorities described below. It is intended that these amounts will be sufficient to retire the Primary Certificates on the Last Scheduled Distribution Date, even though the aggregate outstanding principal balance of the 40 Year Loans may not have been reduced to zero on the Last Scheduled Distribution Date. Amounts on deposit in the Final Maturity Reserve Fund may, but need not, be invested in Permitted Investments. Any income earned on amounts on deposit in the Final Maturity Reserve Fund will remain in that account and will be distributed as described below. The Final Maturity Reserve Fund will not be an asset of the Issuing Entity and will not be included as an asset of any REMIC.

On the earlier to occur of the Last Scheduled Distribution Date (as defined below) or the Distribution Date on which the Issuing Entity is terminated pursuant to the Pooling and Servicing Agreement, after giving effect to all other distributions to be made on that Distribution Date, the Trustee will distribute all amounts on deposit in the Final Maturity Reserve Fund in the order of priority and in the amounts set forth below:

(1)
first, in payment of principal, sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; provided, however, that notwithstanding any provision to the contrary set forth herein, if the sum of (1) the aggregate Class Certificate Balance of the Subordinate Certificates and (2) the Overcollateralization Amount is less than or equal to zero, all distributions of principal to the Senior Certificates will be made concurrently, on a pro rata basis, based on their respective Class Certificate Balances;

(2)	second, in payment of principal, to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(3)	third, in payment of principal, to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(4)	fourth, in payment of principal, to the Class M-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(5)	fifth, in payment of principal, to the Class M-4 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(6)	sixth, in payment of principal, to the Class M-5 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(7)	seventh, in payment of principal, to the Class M-6 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(8)	eighth, in payment of principal, to the Class M-7 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(9)	ninth, in payment of principal, to the Class M-8 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(10)	tenth, in payment of principal, to the Class B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(11)	eleventh, in payment of principal, to the Class B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(12)	twelfth, in payment of principal, to the Class B-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

(13)	thirteenth, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, any remaining applicable Interest Distribution Amount for that Distribution Date;

(14)	fourteenth, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, any remaining Unpaid Interest Amounts for the classes of Senior Certificates;

(15)	fifteenth, to the Class M-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(16)	sixteenth, to the Class M-1 Certificates, any remaining Unpaid Interest Amount for the Class M-1 Certificates;

(17)	seventeenth, to the Class M-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(18)	eighteenth, to the Class M-2 Certificates, any remaining Unpaid Interest Amount for the Class M-2 Certificates;

(19)	nineteenth, to the Class M-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(20)	twentieth, to the Class M-3 Certificates, any remaining Unpaid Interest Amount for the Class M-3 Certificates;

(21)	twenty-first, to the Class M-4 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(22)	twenty-second, to the Class M-4 Certificates, any remaining Unpaid Interest Amount for the Class M-4 Certificates;

(23)	twenty-third, to the Class M-5 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(24)	twenty-fourth, to the Class M-5 Certificates, any remaining Unpaid Interest Amount for the Class M-5 Certificates;

(25)	twenty-fifth, to the Class M-6 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(26)	twenty-sixth, to the Class M-6 Certificates, any remaining Unpaid Interest Amount for the Class M-6 Certificates;

(27)	twenty-seventh, to the Class M-7 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(28)	twenty-eighth, to the Class M-7 Certificates, any remaining Unpaid Interest Amount for the Class M-7 Certificates;

(29)	twenty-ninth, to the Class M-8 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(30)	thirtieth, to the Class M-8 Certificates, any remaining Unpaid Interest Amount for the Class M-8 Certificates;

(31)	thirty-first, to the Class B-1 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(32)	thirty-second, to the Class B-1 Certificates, any remaining Unpaid Interest Amount for the Class B-1 Certificates;

(33)	thirty-third, to the Class B-2 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(34)	thirty-fourth, to the Class B-2 Certificates, any remaining Unpaid Interest Amount for the Class B-2 Certificates;

(35)	thirty-fifth, to the Class B-3 Certificates, any remaining Interest Distribution Amount for that Distribution Date;

(36)	thirty-sixth, to the Class B-3 Certificates, any remaining Unpaid Interest Amount for the Class B-3 Certificates;

(37)
thirty-seventh, to pay to each class of Primary Certificates, any remaining Net WAC Cap Carryover relating to that class of Primary Certificates (distributions of Net WAC Cap Carryover to the Primary Certificates will be made on a pro rata basis based on the related unpaid Net WAC Cap Carryover); and

(38)	thirty-eighth, to the Class X Certificates, the amounts specified in the Pooling and Servicing Agreement.

Events of Default

“Events of Default” under the Pooling and Servicing Agreement will include:

•
any failure by the Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than Advances) required to be made with respect to any class of Certificates under the terms of the Pooling and Servicing Agreement, which failure shall continue unremedied for five days after the date upon which written notice of that failure shall have been given (a) to the Servicer by the Trustee or the Depositor or (b) to the Servicer, the Depositor and the Trustee by the holders of Certificates of that class evidencing not less than 25% of the Voting Rights allocated to that class;

•
any failure by the Servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in the Pooling and Servicing Agreement, which failure shall continue unremedied for a period of thirty days after the date on which written notice of that failure shall have been given (a) to the Servicer by the Trustee or the Depositor or (b) to the Servicer, the Depositor and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the Voting Rights allocated to that class;

•
a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and that decree or order shall have remained in force undischarged or unstayed for a period of sixty consecutive days;

•
the Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or all or substantially all of the property of the Servicer;

•
the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

•
so long as the Servicer is a Seller, any failure by any Seller to observe or perform in any material respect any of the other covenants or agreements on the part of any Seller contained in this Agreement, which failure shall continue unremedied for a period of sixty days after the date on which written notice of that failure shall have been given to that Seller by the Trustee or the Depositor, or to that Seller and the Trustee by the holders of Certificates of any class evidencing not less than 25% of the Voting Rights allocated to that class;

•
any failure of the Servicer to make any Advance in the manner and at the time required to be made pursuant to the relevant provisions of the Pooling and Servicing Agreement which continues unremedied for a period of one business day after the date of that failure.

If an Event of Default described in one of the first six bullets above has occurred, then, and in each and every such case, so long as that Event of Default has not been remedied, the Trustee may, and at the direction of the holders of Certificates of any class evidencing not less than 25% of the Voting Rights allocated to that class shall, by notice in writing to the Servicer (with a copy to each rating agency), terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Loans and the proceeds thereof, other than its rights as a certificateholder under the Pooling and Servicing Agreement. If an Event of Default described in the seventh bullet above has occurred, then, and in each and every such case, so long as that Event of Default has not been remedied, the Trustee shall, by telephonic notice to the Servicer, followed by notice in writing (with a copy to each rating agency), terminate all of the rights and obligations of the Servicer under the Pooling and Servicing Agreement and in and to the Loans and the proceeds thereof, other than its rights as a certificateholder under the Pooling and Servicing Agreement. On and after the receipt by the Servicer of that telephonic notice, all authority and power of the Servicer under the Pooling and Servicing Agreement, whether with respect to the Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee, in its capacity as successor servicer, shall, subject to certain limitations described in the Pooling and Servicing Agreement, thereupon be obligated to make any required Advances. No assurance can be given that termination of the rights and obligations of the Servicer under the Pooling and Servicing Agreement would not adversely affect the servicing of the Loans, including the delinquency experience of the Loans.

Voting Rights

With respect to any date of determination, the Primary Certificates will be allocated 100% of all Voting Rights. The “Voting Rights” allocated to each class of the Primary Certificates will be the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of that class then outstanding and the denominator of which is the aggregate Stated Principal Balance of the Loans then outstanding. The Voting Rights allocated to each class of Certificates will be allocated among all holders of the class in proportion to the outstanding principal balance of those Certificates. The Class X Certificates and the Class R Certificates will not have any Voting Rights.

YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

General

Delinquencies on the Loans that are not advanced by or on behalf of the Servicer, because those advances would be nonrecoverable, may adversely affect the yield on the Primary Certificates. Shortfalls resulting from delinquencies not so advanced may be borne by the Primary Certificates.

With the exception of any distributions of the Aggregate Class B Early Distribution Amount to the Class B-1, Class B-2 and Class B-3 Certificates, the Subordinate Certificates are not expected to receive any principal distributions until, at the earliest, the Distribution Date in June 2010 (unless the aggregate Class Certificate Balance of the Senior Certificates is reduced to zero prior thereto). As a result, the weighted average lives of the Subordinate Certificates will be longer than would have been the case if principal distributions were to be made on a pro rata basis. The longer weighted average lives may increase the risk that an Applied Realized Loss Amount will be allocated to one or more classes of Subordinate Certificates.

The weighted average life and yield to maturity of each class of Primary Certificates will also be influenced by the amount of Monthly Excess Cashflow Amounts generated by the Loans and the amount of Swap Distribution Amount received under the Swap Agreement and applied in reduction of the Class Certificate Balances of those Certificates.

The level of Monthly Excess Cashflow Amounts available on any Distribution Date to be applied in reduction of the Class Certificate Balances of the Primary Certificates will be influenced by, among other factors,

•
the overcollateralization level of the Loans at that time (i.e., the extent to which interest on the Loans is accruing on a higher principal balance than the aggregate Class Certificate Balance of the Primary Certificates),

•	the delinquency and default experience of the Loans, and

•	the level of the various indices applicable to the Adjustable Rate Loans.

The level of Swap Distribution Amounts available on any Distribution Date to be applied in reduction of the Class Certificate Balances of the Primary Certificates will be influenced by, among other factors,

•	the extent to which one-month LIBOR (as determined under the Swap Agreement) exceeds the related strike rate for the applicable period,

•	the prepayment speed assumed under the Swap Agreement with respect to the notional balance of the Primary Certificates, and

•	the Swap Counterparty’s performance of its obligations under the Swap Agreement.

To the extent that greater amounts of Monthly Excess Cashflow Amounts or Swap Distribution Amounts are distributed in reduction of the Class Certificate Balance of a class of Primary Certificates, the weighted average life thereof can be expected to shorten. No assurance can be given as to the amount of Monthly Excess Cashflow Amounts or Swap Distribution Amounts that will be distributed at any time or in the aggregate.

The recordation of the mortgages in the name of MERS (R) is a new practice in the mortgage lending industry. The Sellers expect that the Servicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate; however, public recording officers and others may have limited, if any, experience with lenders seeking to foreclose Mortgages, assignments of which are registered with MERS (R). Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of Liquidation Proceeds to the certificateholders and increase the amount of realized losses on the Loans.

Prepayment Considerations and Risks

The rate of principal payments and the aggregate amount of distributions on, and the yield to maturity of, the Primary Certificates will be related to the rate and timing of payments of principal on the Loans. The rate of principal payments on the Loans will in turn be affected by the amortization schedules of the Loans and by the rate of principal prepayments, including for this purpose prepayments resulting from refinancing, liquidations of the Loans due to defaults, casualties, condemnations and repurchases by a Seller or the Servicer. The Loans may be prepaid by the borrowers at any time, 34.37% without a prepayment penalty. The Loans are subject to the due-on-sale provisions included therein. In addition, the Servicer and its affiliates periodically conduct telemarketing and mass mailings to their existing customers with respect to the refinancing of existing mortgage loans. Although these marketing efforts are not specifically directed to customers who have mortgage loans included in the Issuing Entity, these customers may receive the marketing materials as part of a broader mailing, which may result in an increase in the rate of prepayments of mortgage loans included in the Issuing Entity through refinancings. See “The Mortgage Pool.”

Prepayments, liquidations and purchases of the Loans, including any optional purchase by the Servicer of a defaulted Loan and any optional repurchase of the remaining Loans in connection with the termination of the Issuing Entity, in each case as described under “Description of the Certificates--Optional Purchase of Defaulted Loans” and “--Optional Termination,” will result in distributions on the Primary Certificates of principal amounts that would otherwise be distributed over the remaining terms of the Loans. Since the rate of payment of principal of the Loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Primary Certificates may vary from the anticipated yield will depend upon the degree to which that Primary Certificate is purchased at a discount or premium, and the degree to which the timing of payments thereon is sensitive to prepayments, liquidations and purchases of the Loans. Further, you should consider the risk that, in the case of a Primary Certificate purchased at a discount, a slower than anticipated rate of principal payments, including prepayments, on Loans could result in you receiving an actual yield that is lower than your anticipated yield. In the case of a Primary Certificate purchased at a premium, a faster than anticipated rate of principal payments could result in you receiving an actual yield that is lower than your anticipated yield.

The rate of principal payments, including prepayments, on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in borrowers’ housing needs, job transfers, unemployment, borrowers’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the Loans, the Loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on the Loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the Loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the Loans in stable or changing interest rate environments.

The timing of changes in the rate of prepayments on Loans may significantly affect your actual yield to maturity, even if the average rate of principal payments is consistent with your expectation. In general, the earlier a prepayment of principal on the Loans occurs, the greater the effect on your yield to maturity. The effect on your yield as a result of principal payments occurring at a rate higher or lower than the rate that you anticipated during the period immediately following the issuance of the Primary Certificates may not be offset by a subsequent like decrease or increase in the rate of principal payments.

The Pass-Through Rates

The Pass-Through Rate for each class of Primary Certificates is subject to an applicable Net WAC Cap. If Loans bearing higher mortgage rates were to prepay at rates faster than Loans with lower mortgage rates, the Net WAC Cap relating to your class of Certificates would be lower than otherwise would be the case. Although the holders of Primary Certificates will be entitled to receive the related Net WAC Cap Carryover to the extent funds are available for that purpose as described and in the priority set forth in this prospectus supplement, there is no assurance that sufficient funds will be available. The ratings of the Primary Certificates do not address the likelihood of the payment of any Net WAC Cap Carryover.

The yield to investors in the case of the Primary Certificates will be sensitive to, among other things, the level of the index rate applicable to the Adjustable Rate Loans and the level of One-Month LIBOR. All of the Adjustable Rate Loans are 6-month/30, 2/28, 2/38, 3/27, 3/37, 5/25 or 5/35 Loans, which will bear interest at fixed mortgage rates for 6, 24, 36 and 60 months, as applicable, after origination. Although each of the Adjustable Rate Loans bears interest at an adjustable rate, this rate is subject to a minimum rate, a maximum rate, an initial rate cap and a periodic rate cap. If Six-Month LIBOR, the index rate for the Adjustable Rate Loans, increases substantially between Adjustment Dates, the adjusted mortgage rate on the related Adjustable Rate Loan may not equal Six-Month LIBOR plus the related gross margin due to the constraint of the caps. In this event, the related mortgage rate will be less than would have been the case in the absence of the caps. In addition, the mortgage rate applicable to any Adjustment Date will be based on Six-Month LIBOR as of the Adjustment Date. Thus, if the value of Six-Month LIBOR with respect to an Adjustable Rate Loan rises, the lag in time before the corresponding mortgage rate increases will, all other things being equal, slow the upward adjustment of the Net WAC Cap. Furthermore, Adjustable Rate Loans that have not reached their first Adjustment Date are more likely to be subject to the applicable periodic rate cap on their first Adjustment Date than on their subsequent Adjustment Dates. See “The Mortgage Pool” in this prospectus supplement.

Although the mortgage rates on the Adjustable Rate Loans are subject to adjustment, the mortgage rates adjust less frequently than One-Month LIBOR and adjust by reference to Six-Month LIBOR. Changes in One-Month LIBOR may not correlate with changes in Six-Month LIBOR and either may not correlate with prevailing interest rates. It is possible that an increased level of One-Month LIBOR could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thus reducing the weighted average lives of the Primary Certificates.

Weighted Average Lives of the Primary Certificates

The weighted average life of a Primary Certificate is determined by (1) multiplying the amount of the net reduction, if any, of the Class Certificate Balance of that Certificate on each Distribution Date by the number of years from the date of issuance to that Distribution Date, (2) summing the results and (3) dividing the sum by the aggregate amount of the net reductions in Class Certificate Balance of that Certificate referred to in clause (1).

For a discussion of the factors that may influence the rate of payments, including prepayments, of the Loans, see “--Prepayment Considerations and Risks” herein and “Yield and Prepayment Considerations” in the prospectus.

In general, the weighted average lives of the Primary Certificates will be shortened if the level of prepayments of principal of the Loans increases. However, the weighted average lives of the Primary Certificates will depend upon a variety of other factors, including, without limitation, the timing of changes in the rate of principal payments, changes in the interest rate environment and delays in realizing on REO Properties.

The interaction of the foregoing factors may have different effects on the Primary Certificates at different times during the life of each class. Accordingly, no assurance can be given as to the weighted average life of each class of Primary Certificates. Further, to the extent the price of any class of Primary Certificates represents a discount or premium to its original Class Certificate Balance, variability in the weighted average life of that class of Certificates will result in variability in its yield to maturity. For an example of how the weighted average lives of the Primary Certificates may be affected at various constant percentages of Prepayment Assumption, see “--Decrement Tables” below.

Structuring Assumptions

Unless otherwise specified, the information in the tables in this prospectus supplement has been prepared on the basis of the following assumed characteristics of the Loans and the following additional assumptions (collectively, the “Structuring Assumptions”):

•	the Fixed Rate Loans consist of the following hypothetical Loans with the following characteristics:

Principal Balance	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Original Amortization Term (months)	Original Interest Only Term (months)	Remaining Term to Maturity (months)
$1,365,328.59	10.4147974555	180	360	N/A	132
$183,549.96	8.9245930291	180	360	N/A	120
$1,766,402.76	9.3991753852	180	360	N/A	127
$173,127.80	9.7528009332	180	360	N/A	109
$1,116,304.22	8.1422685746	360	480	N/A	356
$207,600.29	7.0100000000	360	480	N/A	355
$214,581.30	6.2300000000	360	480	N/A	355
$866,187.03	8.3209831217	360	480	N/A	358
$85,475.83	7.3900000000	360	480	N/A	343
$15,436.27	10.6351598216	120	120	N/A	36
$14,199.40	9.2500000000	120	120	N/A	21
$17,370.81	8.5000000000	120	120	N/A	61
$11,189.93	9.5460000000	120	120	N/A	27
$1,740,452.58	9.0339874808	180	180	N/A	140
$210,913.66	10.1046470892	180	180	N/A	139
$1,599,444.62	8.1421560376	180	180	N/A	166
$299,664.96	11.0413976192	180	180	N/A	94
$1,418,363.98	9.0079410300	240	240	N/A	206
$361,528.93	8.6085507808	240	240	N/A	195
$180,980.51	7.4843692003	240	240	N/A	201
$209,032.11	8.2000000000	240	240	N/A	236
$2,310,179.80	7.9335304095	240	240	N/A	230
$769,236.56	9.2025745219	240	240	N/A	169
$27,702.07	10.4750000000	300	300	N/A	296
$111,165.55	6.7400000000	348	348	N/A	342
$35,923,170.36	8.1595045518	360	360	N/A	353
$6,290,595.60	7.6769991603	360	360	N/A	342
$1,707,706.41	7.8575529259	360	360	N/A	354
$3,128,106.77	7.5810004216	360	360	N/A	357
$61,112,282.93	7.8772020156	360	360	N/A	354
$109,101.41	10.0000000000	360	360	N/A	268
$2,126,586.82	9.7185059384	360	360	N/A	279
$257,500.00	6.5700000000	360	300	60	358
$720,700.00	6.5400777022	360	300	60	355
$230,000.00	6.9800000000	360	300	60	334
$1,514,980.00	6.9495694993	360	300	60	357
$29,849,526.50	8.1598451926	480	480	N/A	477
$7,356,099.56	7.5507036633	480	480	N/A	478
$826,568.43	8.0457737356	480	480	N/A	472
$4,503,845.03	8.2451957998	480	480	N/A	478
$63,945,684.99	7.7683180188	480	480	N/A	477

•	the Adjustable Rate Loans consist of the following hypothetical Loans with the following characteristics:

Index	Principal Balance	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Original Amortization Term (months)	Original Interest Only Term (months)	Remaining Term to Maturity (months)	Gross Margin (%)	Months to Next Adjustment Date	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Mortgage Rate Adjustment Frequency (months)
6 Month LIBOR	$22,416,292.27	8.8309344586	360	360	N/A	356	6.5000000000	20	3.0000000000	1.4964148221	14.8264573724	8.8212685394	6
6 Month LIBOR	$2,273,412.10	8.7160951623	360	360	N/A	355	6.5552423655	19	3.0000000000	1.4826281869	14.7160951623	8.6535566353	6
6 Month LIBOR	$35,657,171.27	8.7829569141	360	360	N/A	356	6.5213737606	20	3.0000000000	1.4904974260	14.7864598738	8.7749641519	6
6 Month LIBOR	$996,934.27	7.8105088001	360	360	N/A	355	6.6509672960	19	3.0000000000	1.4702234130	13.8105088001	7.8105088001	6
6 Month LIBOR	$191,066.40	5.2500000000	360	360	N/A	339	5.0000000000	3	3.0000000000	1.0000000000	11.2500000000	5.2500000000	6
6 Month LIBOR	$54,656,398.48	8.4906895986	480	480	N/A	476	6.4992041332	20	3.0000000000	1.5000000000	14.5133925277	8.4990158754	6
6 Month LIBOR	$4,652,153.81	7.9964461968	480	480	N/A	476	6.5000000000	20	3.0000000000	1.5000000000	13.9964461968	7.9964461968	6
6 Month LIBOR	$81,675,847.20	8.4086717473	480	480	N/A	476	6.5000000000	20	3.0000000000	1.5000000000	14.4234424830	8.4082353102	6
6 Month LIBOR	$368,943.60	9.2871676451	480	480	N/A	476	6.5000000000	20	3.0000000000	1.5000000000	15.2871676451	9.2871676451	6
6 Month LIBOR	$842,576.71	8.7310615947	480	480	N/A	478	6.5000000000	22	3.0000000000	1.5000000000	14.7310615947	8.7310615947	6
6 Month LIBOR	$407,920.00	6.8300000000	480	420	60	476	6.5000000000	20	3.0000000000	1.5000000000	12.8300000000	6.8300000000	6
6 Month LIBOR	$4,920,849.00	7.8224339191	360	480	N/A	356	6.4584192972	20	3.0000000000	1.5000000000	13.8224339191	7.8224339191	6
6 Month LIBOR	$707,056.44	8.3713598219	360	480	N/A	355	6.5000000000	19	3.0000000000	1.5000000000	14.3713598219	8.3713598219	6
6 Month LIBOR	$3,842,776.46	8.0369769748	360	480	N/A	356	6.5000000000	20	3.0000000000	1.5000000000	14.0369769748	8.0369769748	6
6 Month LIBOR	$497,787.83	8.8748426917	360	480	N/A	356	6.5000000000	20	3.0000000000	1.5000000000	14.8748426917	8.8748426917	6
6 Month LIBOR	$1,144,634.37	8.5093572950	360	480	N/A	356	6.5000000000	20	3.0000000000	1.5000000000	14.5495328762	8.5067928962	6
6 Month LIBOR	$1,032,272.24	7.2085484736	360	300	60	357	6.5000000000	21	3.0000000000	1.4157199074	13.3163107438	7.2085484736	6
6 Month LIBOR	$2,614,560.96	6.7704426675	360	300	60	352	6.4776941538	16	3.0000000000	1.4448855842	12.8377579769	6.7194666138	6
6 Month LIBOR	$104,778.41	8.0500000000	360	360	N/A	356	6.5000000000	32	3.0000000000	1.5000000000	14.0500000000	8.0500000000	6
6 Month LIBOR	$169,101.01	7.9000000000	480	480	N/A	463	6.1000000000	19	3.0000000000	1.0000000000	13.9000000000	7.9000000000	6

•	the Adjustable Rate Loans consist of the following hypothetical Loans with the following characteristics (continued):

Index	Principal Balance	Gross Mortgage Rate (%)	Original Term to Maturity (months)	Original Amortization Term (months)	Original Interest Only Term (months)	Remaining Term to Maturity (months)	Gross Margin (%)	Months to Next Adjustment Date	Initial Rate Cap (%)	Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Mortgage Rate Adjustment Frequency (months)
6 Month LIBOR	$530,239.68	6.6892063953	360	300	60	336	6.6692063953	12	3.0000000000	1.0000000000	12.6892063953	6.6892063953	6
6 Month LIBOR	$1,209,583.44	9.0297695270	360	360	N/A	356	6.5000000000	56	3.0000000000	1.5000000000	15.1074444793	9.0297695270	6
6 Month LIBOR	$187,226.31	8.4900000000	360	360	N/A	358	6.5000000000	58	3.0000000000	1.5000000000	14.4900000000	8.4900000000	6
6 Month LIBOR	$1,077,742.10	8.5448378085	480	480	N/A	474	6.6341338976	54	3.0000000000	1.5000000000	14.5459480327	8.2467262611	6
6 Month LIBOR	$435,199.93	7.9935324447	480	480	N/A	476	6.5000000000	56	3.0000000000	1.5000000000	13.9935324447	7.9935324447	6
6 Month LIBOR	$286,635.43	8.9172217929	480	480	N/A	475	6.5000000000	55	3.0000000000	1.5000000000	14.9172217929	8.9172217929	6
6 Month LIBOR	$341,053.59	7.4128504468	360	480	N/A	347	6.9435747766	47	3.0000000000	1.1303543528	13.4128504468	7.4128504468	6
6 Month LIBOR	$306,000.00	7.2400000000	360	300	60	357	6.5000000000	57	3.0000000000	1.5000000000	13.2400000000	7.2400000000	6
6 Month LIBOR	$488,512.53	12.3807115168	360	360	N/A	303	7.0097090707	3	2.7336845178	1.0000000000	14.8555456180	8.4051881421	6
6 Month LIBOR	$299,231.41	10.9900000000	360	360	N/A	328	5.9000000000	4	3.0000000000	1.0000000000	12.9900000000	6.9900000000	6
6 Month LIBOR	$537,770.78	11.0098839703	360	360	N/A	315	7.1109468012	4	3.0000000000	1.1812034302	13.8070365833	7.6258331531	6
6 Month LIBOR	$378,768.86	12.3637655924	360	360	N/A	301	7.0047630144	4	2.2403625921	1.2311620074	16.0387971074	7.8100062031	6
6 Month LIBOR	$66,045.70	14.6250000000	360	360	N/A	301	9.3000000000	1	3.0000000000	1.0000000000	16.4200000000	10.4200000000	6
6 Month LIBOR	$275,992.61	12.0681848827	360	360	N/A	294	6.6846829754	4	2.4172241242	1.1942586253	15.7634423855	9.3749251350	6
6 Month LIBOR	$176,353.63	11.1000000000	360	360	N/A	338	7.5600000000	2	1.0000000000	1.0000000000	15.1000000000	8.1000000000	6

•	One-Month LIBOR and Six-Month LIBOR remain constant at [ ]% and [ ]% respectively (to be determined upon pricing),

•	The Servicing Fee Rate is 0.500% per annum and the Trustee’s fee rate is 0.020% per annum,

•	the Loans prepay at the specified constant percentages of the Prepayment Assumption,

•	no Loan is ever delinquent and no Loan ever defaults,

•	there are no Net Interest Shortfalls and all prepayments are prepays in full and include 30 days interest thereon,

•
the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page hereof, the initial Class Certificate Balance of the Class B-1 Certificates is $7,370,000, the initial Class Certificate Balance of the Class B-2 Certificates is $6,449,000 and the initial Class Certificate Balance of the Class B-3 Certificates is $11,747,000,

•	interest accrues on each class of Primary Certificates at its Pass-Through Rate,

•	distributions in respect of the Primary Certificates are received in cash on the 25th day of each month commencing June 25, 2007,

•	the Closing Date of the sale of the Primary Certificates is May 30, 2007,

•
the fixed amount payable by the External Trust on each Distribution Date under the Swap Agreement is calculated as described under “Description of the Certificates--The Swap Account and the Swap Agreement” and no Swap Termination Payment is made, and

•	where indicated, the Servicer exercises the option to repurchase the Loans described herein under “Description of the Certificates--Optional Termination” at the earliest possible date.

While it is assumed that each of the Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual Loans which will be delivered to the Trustee and characteristics of the Loans used in preparing the tables herein.

Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement for the Fixed Rate Loans is the Standard Prepayment Assumption (“SPA”) and for the Adjustable Rate Loans is a constant prepayment rate (“CPR” and together with SPA, the “Prepayment Assumption”), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of new mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Loans. 100% of the Prepayment Assumption with respect to the Fixed Rate Loans assumes prepayment rates of 2.30% per annum of the then unpaid principal balance of the Fixed Rate Loans in the first month of the life of the Fixed Rate Loans and an additional 2.30% per annum in each month thereafter (for example, 4.60% per annum in the second month) until the 10th month. Beginning in the 10th month and in each month thereafter during the life of the Fixed Rate Loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 23.00% per annum. 100% of the Prepayment Assumption assumes a constant prepayment rate of 28.00% per annum for the Adjustable Rate Loans. 0% of the Prepayment Assumption assumes no prepayments. There is no assurance that prepayments will occur at any rate of the Prepayment Assumption or at any other rate.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the Offered Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Assumption and the corresponding weighted average lives of the Offered Certificates. The tables have been prepared on the basis of the Structuring Assumptions. It is not likely that the Loans will have the precise characteristics described herein or that all of the Loans will prepay at a constant percentage of the Prepayment Assumption. Moreover, the diverse remaining terms to maturity of the Loans could produce slower or faster principal distributions than indicated in the tables, which have been prepared using the specified constant percentages of the Prepayment Assumption, even if the remaining term to maturity of the Loans is consistent with the remaining term to maturity of the Loans specified in the Structuring Assumptions.

Class A-1 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity
(Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class A-2 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class A-3 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-1 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-2 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-3 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-4 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-5 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-6 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-7 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Class M-8 Certificates

Percent of Initial Class Certificate Balance Outstanding

Various Constant Percentages of the Prepayment Assumption (To Be Determined Upon Pricing)

Date	50%	75%	100%	125%	150%
Initial	100	100	100	100	100

Weighted Average
Life to Maturity (Years)**

Weighted Average
Life to Optional Termination (Years)**

** Determined as specified under “--Weighted Average Lives of the Primary Certificates.”

Yield Sensitivity of the Subordinate Certificates

If the Class Certificate Balances of the Class B-3, Class B-2, Class B-1, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3 and Class M-2 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-1 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-1 Certificates. If the Class Certificate Balance of the Class B-3, Class B-2, Class B-1, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4 and Class M-3 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-2 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-2 Certificates. If the Class Certificate Balance of the Class B-3, Class B-2, Class B-1, Class M-8, Class M-7, Class M-6, Class M-5 and Class M-4 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-3 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-3 Certificates. If the Class Certificate Balance of the Class B-3, Class B-2, Class B-1, Class M-8, Class M-7, Class M-6 and Class M-5 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-4 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-4 Certificates. If the Class Certificate Balance of the Class B-3, Class B-2, Class B-1, Class M-8, Class M-7 and Class M-6 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-5 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-5 Certificates. If the Class Certificate Balance of the Class B-3, Class B-2, Class B-1, Class M-8 and Class M-7 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-6 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-6 Certificates. If the Class Certificate Balance of the Class B-3, Class B-2, Class B-1 and Class M-8 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-7 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-7 Certificates. If the Class Certificate Balance of the Class B-3, Class B-2 and Class B-1 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class M-8 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class M-8 Certificates. If the Class Certificate Balance of the Class B-3 and Class B-2 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class B-1 Certificates. If the Class Certificate Balance of the Class B-3 Certificates and the Overcollateralization Amount have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class B-2 Certificates. If the Overcollateralization Amount has been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the Loans (and the timing thereof) that are covered by subordination, because the entire amount of any Realized Losses (to the extent not covered by the Monthly Excess Cashflow Amount or the Swap Distribution Amount) will be allocated to the Class B-3 Certificates. The initial undivided interests in the Issuing Entity evidenced by the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class B-1, Class B-2 and Class B-3 Certificates are approximately 7.80%, approximately 2.25%, approximately 2.05%, approximately 1.90%, approximately 1.05%, approximately 1.35%, approximately 1.05%, approximately 1.50%, approximately 1.60%, approximately 1.40% and approximately 2.55%, respectively (subject to a variance of plus or minus 5%).

Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the Loans could result in the failure of investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Subordinate Certificates, their Class Certificate Balances will be reduced by the amounts so allocated. Therefore, unless and until Recoveries are allocated to those Certificates as described in this prospectus supplement, the amounts of Realized Losses allocated to the Subordinate Certificates will no longer accrue interest nor will these amounts be reinstated thereafter. However, Applied Realized Loss Amounts may be recovered in the form of Realized Loss Amortization Amounts by the holders of the Subordinate Certificates from the Monthly Excess Cashflow Amount and the Swap Distribution Amount in the priorities set forth under “Description of the Certificates--Distribution of Monthly Excess Cashflow Amounts” and “--The Swap Account and the Swap Agreement” in this prospectus supplement.

With the exception of any distributions of the Aggregate Class B Early Distribution Amount to the Class B-1, Class B-2 and Class B-3 Certificates, unless the Class Certificate Balance of the Senior Certificates has been reduced to zero, the Subordinate Certificates will not be entitled to any principal distributions until the Stepdown Date and during any period in which a Trigger Event is in effect. As a result, the weighted average lives of the Subordinate Certificates will be longer than would otherwise be the case if distributions of principal were allocated on a pro rata basis among all of the Primary Certificates. As a result of the longer weighted average lives of the Subordinate Certificates, the holders of these Certificates have a greater risk of suffering a loss on their investments. Further, because a Trigger Event may be based on delinquencies and not losses, it is possible for the Subordinate Certificates, other than the Class B-1, Class B-2 and Class B-3 Certificates, to receive no principal distributions (unless the Class Certificate Balance of the Senior Certificates has been reduced to zero) on and after the Stepdown Date even if no losses have occurred on the Loans.

With the exception of any distributions of the Aggregate Class B Early Distribution Amount to the Class B-3 Certificates, for all purposes, the Class B-3 Certificates will have the lowest payment priority of any class of Subordinate Certificates.

Last Scheduled Distribution Date and Expected Final Distribution Date

The “Last Scheduled Distribution Date” for the Primary Certificates is the Distribution Date in June 2037. The Last Scheduled Distribution Date for the Primary Certificates is the Distribution Date in the month following the expected latest scheduled maturity date for any of the Loans having 30-year original terms to maturity to be included in the Issuing Entity.

The expected final distribution date for the Offered Certificates, assuming that the Optional Termination has occurred on the earliest possible date, is the Distribution Date in March 2015 (calculated assuming the Structuring Assumptions and 100% of the Prepayment Assumption). If the Optional Termination does not occur, the expected final distribution date for the Offered Certificates will be the Distribution Date in February 2025 (calculated assuming the Structuring Assumptions and 100% of the Prepayment Assumption).

Since the rate of distributions in reduction of the Class Certificate Balance of each of the classes of Primary Certificates will depend on the rate of payment, including prepayments, of the Loans, the Class Certificate Balance of any or all of the classes of Primary Certificates could be reduced to zero significantly earlier or later than the Last Scheduled Distribution Date or, with respect to the Offered Certificates, the expected final distribution date. The rate of payments on the Loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the Loans. See “Yield, Prepayment and Maturity Considerations--Prepayment Considerations and Risks” and “--Weighted Average Lives of the Primary Certificates” herein and “Yield and Prepayment Considerations” in the prospectus.

USE OF PROCEEDS

After paying expenses, estimated to be approximately $[] in the aggregate (to be determined upon pricing) (including a $5,000 acceptance fee payable to the Trustee) the Depositor will use the remaining net proceeds received by it from the sale of the Offered Certificates to pay the purchase price of the Loans and for general corporate purposes.

FEDERAL INCOME TAX CONSEQUENCES

The discussion below regarding the federal income tax consequences relating to the acquisition, holding, or disposition of the Primary Certificates is intended to supplement and to be read in conjunction with the discussion set out in the prospectus under the heading “FEDERAL INCOME TAX CONSEQUENCES.” Accordingly, investors are referred to the material under the heading “FEDERAL INCOME TAX CONSEQUENCES” in the prospectus for additional information. The discussion in this prospectus supplement and in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Primary Certificates. No portion of the “FEDERAL INCOME TAX CONSEQUENCES” sections of the prospectus supplement or prospectus constitutes an opinion of counsel, other than as expressly set forth in the second sentence of the first paragraph below and where indicated in “FEDERAL INCOME TAX CONSEQUENCES” in the prospectus.

For federal income tax purposes, one or more elections will be made to treat some of the assets of the Issuing Entity as one or more REMICs. Assuming those elections are timely made and the terms of the Pooling and Servicing Agreement are complied with, Stradley, Ronon, Stevens & Young, LLP, special tax counsel to the Depositor (“Tax Counsel”), is of the opinion that certain assets of the Issuing Entity will qualify as one or more REMICs within the meaning of Section 860D of the Code.

As described below, a portion of each of the Primary Certificates will constitute “regular interests” in a REMIC. The Class R Certificates will constitute the sole class of “residual interest” in any REMIC. See “Federal Income Tax Consequences” in the prospectus.

Beneficial Owners of the Primary Certificates must allocate their purchase price for that Certificate among one or more of the following components, as appropriate - the REMIC regular interest component and the right to receive payment in the form of the Net WAC Cap Carryover as a result of having entered into a notional principal contract (the “Net WAC Cap Component”). The REMIC regular interest corresponding to a Primary Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Primary Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from Monthly Excess Cashflow Amounts and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the Net WAC Cap. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Primary Certificate may exceed the actual amount of distributions on the Primary Certificate.

Any amount payable on a Primary Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Primary Certificate pursuant to the notional principal contract. Alternatively, any amount payable on the REMIC regular interest corresponding to a Primary Certificate in excess of the amount payable on the Primary Certificate will be treated as having been received by the holder of that Primary Certificate and then as having been paid by such holder pursuant to the notional principal contract. Consequently, each beneficial owner of a Primary Certificate will be required to report income accruing with respect to REMIC regular interest component as discussed under “Federal Income Tax Consequences” in the prospectus. In addition, each beneficial owner of a Primary Certificate will be required to report net income with respect to the Net WAC Cap Component and will be permitted to recognize a net deduction with respect to the Net WAC Cap Component, subject to the discussion below. Prospective investors are encouraged to consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Primary Certificate.

For information reporting purposes, it will be assumed that, with respect to each of the Primary Certificates, the Net WAC Cap Component will have only nominal value relative to the value of the regular interest component. The IRS could, however, argue that the Net WAC Cap Component has a greater than de minimis value. If that argument was sustained, the regular interest component in respect of the Primary Certificates could be viewed as having been issued with original issue discount (“OID”) (which could cause the total amount of discount to exceed a statutorily defined de minimis amount).

Upon the sale, exchange, or other disposition of a Primary Certificate, the Beneficial Owner thereof must allocate the amount realized among the appropriate components of that Primary Certificate based on the relative fair market values of those components at the time of sale. Assuming that a Beneficial Owner holds a Primary Certificate as a “capital asset” within the meaning of section 1221 of the Code, gain or loss on the disposition of an interest in the Net WAC Cap Component should be capital gain or loss, and gain or loss on the disposition of the regular interest should, subject to the limitation described below, be capital gain or loss. Gain attributable to the regular interest component of a Primary Certificate will be treated as ordinary income, however, to the extent the gain does not exceed the excess, if any, of:

•
the amount that would have been includible in the Beneficial Owner’s gross income with respect to the regular interest component had income thereon accrued at a rate equal to 110% of the applicable federal rate as defined in section 1274(d) of the Code determined as of the date of purchase of that Certificate, over

•	the amount actually included in the Beneficial Owner’s income.

As indicated above, a portion of the purchase price paid by a certificateholder to acquire a Primary Certificate may be attributable to the Net WAC Cap Component of that Certificate. The portion of the overall purchase price attributable to this component must be amortized over the life of the Certificate taking into account the declining balance of the related regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract and the consequences on the disposition of the contract. A disposition of the contract would be deemed to occur, for example, upon the sale of a Primary Certificate. Beneficial Owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Net WAC Cap Component of a Primary Certificate.

The REMIC regular interest components of the Primary Certificates will be treated as debt instruments for federal income tax purposes.

The REMIC regular interest components of the Primary Certificates, depending on their issue prices, as described in the prospectus under “Federal Income Tax Consequences,” may be treated as having been issued with OID for federal income tax purposes. For purposes of determining the amount and rate of accrual of OID and market discount, the Issuing Entity intends to assume that there will be prepayments on the Loans at a rate equal to 100% of the Prepayment Assumption, as described under “Yield, Prepayment and Maturity Considerations--Structuring Assumptions.” No representation is made as to whether the Loans will prepay at the foregoing rate or any other rate. See “Yield, Prepayment and Maturity Considerations” herein and “Federal Income Tax Consequences” in the prospectus.

If the Beneficial Owners of the Primary Certificates are treated as holding the REMIC regular interest components of the Certificates at a premium, those Beneficial Owners should consult their tax advisors regarding the election to amortize bond premium and the method to be employed.

Any payments made to a beneficial owner of a Primary Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on the Net WAC Cap Component of such Certificate, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Net WAC Cap Component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Primary Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the counterparty pursuant to the notional principal contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the notional principal contract for such taxable year. Although not clear, net income or a net deduction with respect to the notional principal contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Net WAC Cap Component is limited under Sections 67 (2 percent floor on miscellaneous itemized deductions) and 68 (overall limitation on itemed deductions) of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and not publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Net WAC Cap Component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Primary Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the notional principal contract but may not be able to deduct that amount from income, a beneficial owner of a Primary Certificate may have income that exceeds cash distributions on the Primary Certificate, in any period and over the term of the Primary Certificate. As a result, the Primary Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the notional principal contract would be subject to the limitations described above.

A Beneficial Owner of the Primary Certificates that receives a payment from the Final Maturity Reserve Fund will be treated as having sold a portion of its interest in those Primary Certificates to the holders of the Class X Certificates. The amount received from the Final Maturity Reserve Fund will be treated as the proceeds of a sale. The portion of that Beneficial Owner's interest in the Primary Certificates that will be treated as having been sold will equal the amount of the corresponding reduction in the Class Certificate Balance of that Class of Certificates. Accordingly, any such payment will not be treated as a distribution from any REMIC. Prospective investors should consult their tax advisors concerning the tax consequences of any such sale.

As is described more fully under “Federal Income Tax Consequences” in the prospectus, the REMIC regular interest components of the Primary Certificates will represent qualifying assets to a Real Estate Investment Trust (“REIT”) under Section 856(c)(4)(A) and to a domestic building and loan association under Section 7701(a)(19)(C) of the Code. Net interest income attributable to the REMIC regular interest components of the Primary Certificates will be “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code for REIT qualification purposes, to the extent the assets of the Issuing Entity are assets described in those sections. The Primary Certificates will not be treated as qualifying assets under Section 860G(a)(3) in their entirety. As a result of the obligations represented by the Net WAC Cap Components, the Primary Certificates generally will not be a suitable investment for a REMIC.

The Net WAC Cap Account, the Final Maturity Reserve Fund, the Cap Account and the Swap Account are outside reserve funds and are not assets of any REMIC. Amounts transferred by a REMIC to any of these outside reserve funds are treated as amounts distributed by the applicable REMIC to the holders of the Class X Certificates or transferees of the holders of the Class X Certificates for all federal tax purposes.

ERISA CONSIDERATIONS

Any Plan fiduciary who proposes to cause a Plan (as defined below) to acquire the Offered Certificates should consult with its counsel with respect to the potential consequences under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and/or the Code, of the Plan’s acquisition and ownership of those Certificates. See “ERISA Considerations” in the prospectus. Section 406 of ERISA and Section 4975 of the Code prohibit “parties in interest” and “disqualified persons” with respect to an employee benefit or other plan or arrangement, including, but not limited to, an individual retirement account, that is subject to ERISA and/or the excise tax provisions set forth under Section 4975 of the Code (a “Plan”) from engaging in certain transactions involving that Plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving Plans described under that Section. ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not subject to the requirements of Section 4975 of the Code.

Some employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of those plans may be invested in the Offered Certificates without regard to the ERISA considerations described herein and in the prospectus, subject to the provisions of other applicable federal and state law. Any plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary who decides to invest the assets of a Plan in the Offered Certificates should consider, among other factors, the extreme sensitivity of the investment to the rate of principal payments, including prepayments, on the Loans.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter Exemption, as defined below, which Offered Certificate entitles the holder to receive payments from the Final Maturity Reserve Fund, the Cap Account or the Swap Account held by the External Trust, will be deemed to have acquired, for purposes of ERISA and Section 4975 of the Code, those Offered Certificate without the right to receive payments from the External Trust, together with an additional right to receive payments from the External Trust.

The Department of Labor has granted prohibited transaction exemptive relief to Deutsche Banc Alex Brown, Inc. as Prohibited Transaction 94-84 and to Deutsche Morgan Grenfell/C.J. Lawrence Inc. as FAN 97-03E, both as most recently amended and restated by Prohibited Transaction Exemptions 2007-5 (the “Underwriter Exemption”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemption. The Underwriter Exemption applies to the Loans in the Issuing Entity.

On July 21, 1997, November 13, 2000, August 22, 2002 and March 20, 2007, the Department of Labor published in the Federal Register amendments to the Underwriter Exemption. The November 13, 2000 amendment to the Underwriter Exemption permits Plans to invest in certain investment grade (i.e., securities which are rated at the time of issuance in one of the four highest generic rating categories by at least one rating agency) mortgage-backed securities and asset-backed securities which are either senior or subordinated. The amendment also permits the use of eligible interest rate swaps (both ratings dependent and non-rating dependent) under certain circumstances; permits the use of yield supplements which involve notional principal amounts; and makes other changes to the Underwriter Exemption that reflect the Department’s current interpretation of the Underwriter Exemption.

For a general description of the Underwriter Exemption, as amended on July 21, 1997, November 13, 2000, August 22, 2002 and March 20, 2007, and the conditions that must be satisfied for the Underwriter Exemption to apply, see “ERISA Considerations” in the prospectus.

The rating of a security may change. If a class of Offered Certificates is no longer rated at least BBB- or Baa3, Offered Certificates of that class will no longer be eligible for relief under the Underwriter Exemption (although a Plan that had purchased the Offered Certificate when it had an investment-grade rating would not be required by the Underwriter Exemption to dispose of it). Consequently, in these circumstances, these Offered Certificates may not be purchased by Plans other than “insurance company general accounts” as that term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), pursuant to Sections I and III of PTCE 95-60.

It is expected that the Underwriter Exemption will apply to the acquisition and holding by Plans of Offered Certificates (excluding the right of any Offered Certificate to receive payments from the External Trust) and that all conditions of the Underwriter Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single borrower that is the obligor on five percent (5%) of the Loans included in the Issuing Entity by aggregate unamortized principal balance of the assets of the Issuing Entity.

The Underwriter Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the External Trust by a Plan. The right to receive those payments could also result in a prohibited transaction if the Cap Counterparty, the Swap Counterparty or the Class X Certificateholder is a party in interest with respect to the Plan, unless another administrative exemption or a statutory exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter Exemption, unless the acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”), or under the statutory exemption in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code. This statutory exemption pertains to certain transactions with a service provider that is not a fiduciary (or an affiliate of a fiduciary) with respect to a Plan with assets that are involved in the transactions. Plan fiduciaries should consult their legal counsel concerning this issue. Each Beneficial Owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under one of the five Prohibited Transaction Class Exemptions or under the statutory exemption in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, as required immediately above.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the immediately preceding permitted Beneficial Owner will be treated as the Beneficial Owner of that Offered Certificate, retroactive to the date of transfer to the purported Beneficial Owner. Any purported Beneficial Owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Sellers, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the effect of the Plan Asset Regulation described in the prospectus, the applicability of the Underwriter Exemption, and the potential consequences in their specific circumstances, prior to making an investment in any of the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in any of the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The Offered Certificates will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Enhancement Act of 1984. Accordingly, many institutions with legal authority to invest in “mortgage related securities” may not be legally authorized to invest in the Offered Certificates.

The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase Offered Certificates, may be subject to significant interpretive uncertainties. Accordingly, institutions whose investment activities are subject to review by federal or state regulatory authorities should consult with their counsel or the applicable authorities to determine whether an investment in the Offered Certificates complies with applicable guidelines, policy statements or restrictions. See “Legal Investment” in the prospectus.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement relating to the Offered Certificates (the “Underwriting Agreement”) among the Depositor, Equity One and Deutsche Bank Securities Inc. (the “Underwriter”), the Depositor has agreed to sell to the Underwriter and the Underwriter has agreed to purchase from the Depositor all of the Offered Certificates in the principal amounts set forth on the cover of this pospectus supplement.

The Offered Certificates will be offered by the Underwriter when, as and if issued and sold by the Depositor to the Underwriter, subject to the Underwriter’s right to reject any subscription in whole or in part.

The Underwriter has informed the Depositor that it proposes to offer the Offered Certificates for sale to the public at the prices listed on the cover page of this prospectus supplement. The Underwriter may effect those transactions by selling the Offered Certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Offered Certificates by it may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the “Securities Act”). After the initial public offering of the Offered Certificates, the public offering prices and concessions may be changed.

No Offered Certificate will have an established trading market when issued. The Underwriter may, from time to time, act as a broker or purchase and sell Offered Certificates in the secondary market, but the Underwriter is under no obligation to do so and there can be no assurance that there will be a secondary market for the Offered Certificates or liquidity in the secondary market if one does develop.

Until the distribution of the Offered Certificates is completed, rules of the Securities and Exchange Commission may limit the ability of the Underwriter and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriter is permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Those transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of those purchases.

Neither the Depositor nor the Underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above, if engaged in, may have on the prices of the Offered Certificates. In addition, neither the Depositor nor the Underwriter make any representation that the Underwriter will engage in those transactions or that those transactions, once commenced, will not be discontinued without notice.

Equity One and the Depositor have agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to specific liabilities, including liabilities under the Securities Act. Additionally, the Underwriter has agreed to indemnify Equity One and the Depositor against, or make contributions to Equity One and Depositor, with respect to specific liabilities, including liabilities which may arise from certain information furnished to the Depositor by or on behalf of the Underwriter.

Immediately prior to the sale of the Loans to the Depositor, certain of the Loans were subject to financing provided to one or more of the Sellers by an affiliate of the Underwriter. The Underwriter is an affiliate of the Trustee, and may be an affiliate of the Swap Counterparty and/or the Cap Counterparty.

LEGAL MATTERS

Certain legal matters relating to the Certificates, including specific federal income tax consequences with respect thereto, will be passed upon for the Depositor by Stradley, Ronon, Stevens & Young, LLP, Philadelphia, Pennsylvania. McKee Nelson LLP, New York, New York, will pass upon certain legal matters on behalf of the Underwriter.

RATINGS

It is a condition to the issuance of the Offered Certificates that they receive the respective ratings set forth below from Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“Standard & Poor’s”) and Moody’s Investors Service, Inc. (“Moody’s” and, together with Standard & Poor’s, the “Rating Agencies”).

Class	Standard & Poor’s	Moody’s
A-1	AAA	Aaa
A-2	AAA	Aaa
A-3	AAA	Aaa
M-1	AA	Aa2
M-2	AA	Aa3
M-3	A+	A1
M-4	A	A2
M-5	A-	A3
M-6	BBB+	Baa1
M-7	BBB	Baa2
M-8	BBB-	Baa3

The ratings that the Rating Agencies assign to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which they are entitled. The rating process addresses structural and legal aspects associated with the Offered Certificates, including the nature of the underlying mortgage loans. The ratings assigned to mortgage pass-through certificates do not represent any assessment of the likelihood that principal prepayments will be made by the borrowers or the degree to which the prepayments will differ from that originally anticipated. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Loans. The ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield due to non-credit events, and do not address the likelihood that holders of the Offered Certificates will receive any Net WAC Cap Carryover.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Offered Certificates are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Offered Certificates.

The Depositor has not requested that any rating agency rate the Offered Certificates other than as stated above. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates, or, if it does, what rating would be assigned by that rating agency. A rating on the Offered Certificates by another rating agency, if assigned at all, may be lower than the ratings assigned to the Offered Certificates as stated above.

The fees paid by the Depositor to the Rating Agencies at closing include a fee for ongoing surveillance by the Rating Agencies for so long as any Offered Certificates are outstanding. However, the Rating Agencies will monitor their ratings as they deem appropriate, and may, in their discretion, modify, withdraw, suspend or revoke all or part of their ratings at any time.

AVAILABLE INFORMATION

To the extent required under the Securities Exchange Act of 1934, as amended, information relating to the Offered Certificates (including, distribution reports on Form 10-D, current reports on Form 8-K, annual reports on Form 10-K and any amendments to those reports) will be filed with the Securities and Exchange Commission by the Depositor under Popular ABS Mortgage Pass-Through Trust 2007-A (333-129704-04). These reports and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet website that contains reports, information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that Internet website is http://www.sec.gov. The Depositor at this time does not intend to make the information contained in these reports available on an Internet website, although it may determine to do so at some point in the future.

The Trustee may provide the information contained in monthly distribution reports required to be delivered under the Pooling and Servicing Agreement to any interested party via the Internet at http://www https://www.tss.db.com/invr. Furthermore, some investment banking firms as well as financial information service firms may make portions of, or summaries of portions of, the information available relating to the Certificates to their customers and subscribers. The Depositor, the Sponsor and their respective affiliates have no control over and take no responsibility for the actions of those firms in processing, analyzing or disseminating the information.

INDEX OF DEFINED TERMS

40 Year Loans	57
60+ Day Delinquent Loan	74
Additional Termination Events	86
Adjustable Rate Loans	31
Adjusted Net Mortgage Rate	57
Adjustment Date	34
Advance	58
Aggregate Class B Early Distribution Amount	69
Applied Realized Loss Amount	79
Available Funds	62
AVM	53
Balloon Loans	33
Basic Principal Distribution Amount	69
Beneficial Owners	61
Borrower Retention Loan	53
BPNA	30
Cap Account	89
Cap Account Addition	90
Cap Agreement	90
Cap Distribution Amount	90
Cap Notional Balance	90
Cap Strike Rate	90
Certificate Account	61
Certificates	32
Class B-1 Applied Realized Loss Amount	80
Class B-1 Principal Distribution Amount	70
Class B-1 Realized Loss Amortization Amount	80
Class B-2 Applied Realized Loss Amount	80
Class B-2 Principal Distribution Amount	70
Class B-2 Realized Loss Amortization Amount	80
Class B-3 Applied Realized Loss Amount	80
Class B-3 Principal Distribution Amount	70
Class B-3 Realized Loss Amortization Amount	80
Class Certificate Balance	69
Class M-1 Applied Realized Loss Amount	80
Class M-1 Principal Distribution Amount	71
Class M-1 Realized Loss Amortization Amount	80
Class M-2 Applied Realized Loss Amount	80
Class M-2 Principal Distribution Amount	71
Class M-2 Realized Loss Amortization Amount	81
Class M-3 Applied Realized Loss Amount	81
Class M-3 Principal Distribution Amount	71
Class M-3 Realized Loss Amortization Amount	81
Class M-4 Applied Realized Loss Amount	81
Class M-4 Principal Distribution Amount	71
Class M-4 Realized Loss Amortization Amount	81
Class M-5 Applied Realized Loss Amount	81
Class M-5 Principal Distribution Amount	71
Class M-5 Realized Loss Amortization Amount	81
Class M-6 Applied Realized Loss Amount	81
Class M-6 Principal Distribution Amount	72
Class M-6 Realized Loss Amortization Amount	82
Class M-7 Applied Realized Loss Amount	82
Class M-7 Principal Distribution Amount	72
Class M-7 Realized Loss Amortization Amount	82
Class M-8 Applied Realized Loss Amount	82
Class M-8 Principal Distribution Amount	72
Class M-8 Realized Loss Amortization Amount	82
Closing Date	32
Code	51
Collateral Value	34
Combined Loan-to-Value Ratio	34
CPR	102
Cut-off Date	31
Cut-off Date Pool Principal Balance	33
DBNTC	58
Deficient Valuation	76
Definitive Certificate	61
Deleted Loan	51
Depositor	31
Determination Date	58
Distribution Account	62
Distribution Date	62
Downgrade Provisions	86
DTC	61
Due Date	33
Due Period	73
Equity One	54
Equity One Standards	52
ERISA	118
Events of Default	94
Excess Cashflow Realized Loss Amortization Amount	89
External Trust	83
Extra Principal Distribution Amount	73
Final Maturity Deficiency	57
Final Maturity Reserve Fund	91
Final Maturity Reserve Fund Addition Amount	65
Final Maturity Reserve Fund Addition Rate	57
Fixed Rate Loans	31
Formula Rate	66
Initial Rate Cap	35
Insurance Proceeds	62
Interest Accrual Period	65
Interest Distribution Amount	65
Interest Remittance Amount	65
Issuing Entity	31
Last Scheduled Distribution Date	115
LIBOR Determination Date	83
Liquidated Loan	76
Liquidation Proceeds	62
Loans	31
Margin	35
Maximum Mortgage Rate	35
MERS (R)	28
Minimum Mortgage Rate	35
Monthly Cap Distribution	90
Monthly Excess Cashflow Amount	77

Monthly Excess Cashflow Distribution	77
Monthly Excess Interest Amount	65
Monthly Interest Distribution	64
Monthly Swap Distribution	86
Moody’s	122
Mortgage	51
Mortgage File	51
Mortgage Notes	32
Net Interest Shortfalls	65
Net Prepayment Interest Shortfall	65
Net Realized Losses	73
Net Recovery Realized Losses	73
Net Swap Payment	84
Net WAC Cap	65
Net WAC Cap Account	90
Net WAC Cap Carryover	66
Net WAC Cap Component	116
Offered Certificates	32
OID	117
One-Month LIBOR	83
Optional Termination	91
Optional Termination Date	91
Overcollateralization Amount	73
Overcollateralization Deficiency	73
Overcollateralization Release Amount	73
Pass-Through Rate	66
Periodic Rate Cap	35
Permitted Investments	61
Permitted Trustee Withdrawals	62
PFH	30
Plan	118
PMSI	53
Pool Principal Balance	33
Pooling and Servicing Agreement	31
Popular	30
Post-Stepdown Monthly Principal Distribution	68
Post-Stepdown Remaining Principal Distribution Amount	73
Prepayment Assumption	102
Prepayment Interest Excess	57
Prepayment Interest Shortfall	67
Prepayment Period	62
Pre-Stepdown Monthly Principal Distribution	67
Pre-Stepdown Remaining Principal Distribution Amount	73
Primary Certificates	32
Principal Distribution Amount	73
Principal Remittance Amount	73
PTCE 95-60	119
Rating Agencies	122
Realized Loss	76
Realized Loss Amortization Amount	82
Realized Loss Amount	76
Recovery	74
Reference Banks	83
Refinance Loan	34
REIT	118
Relief Act Reduction	67
Remaining Excess Interest Amount	82
Remaining Interest Remittance Amount	67
Remaining Overcollateralization Release Amount	82
Remaining Principal Distribution Amount	74
REO Property	58
Replacement Loan	51
Restructuring Plan	30
Reuters Screen LIBOR 01 Page	83
Scheduled Payments	33
Securities Act	121
Seller and Sellers	31
Senior Certificates	32
Senior Enhancement Percentage	74
Senior Principal Distribution Amount	74
Senior Specified Enhancement Percentage	74
Servicer	31
Servicing Fee	57
Servicing Fee Rate	57
Six-Month LIBOR	35
SPA	102
Sponsor	30
Standard & Poor’s	122
Stated Principal Balance	33
Statistical Calculation Date	32
Stepdown Date	74
Structuring Assumptions	99
Subordinate Certificates	32
Substitution Adjustment Amount	51
Swap Account	83
Swap Agreement	83
Swap Class B-1 Realized Loss Amortization
Amount	88
Swap Class B-2 Realized Loss Amortization
Amount	88
Swap Class B-3 Realized Loss Amortization
Amount	88
Swap Class M-1 Realized Loss Amortization Amount	88
Swap Class M-2 Realized Loss Amortization Amount	88
Swap Class M-3 Realized Loss Amortization Amount	89
Swap Class M-4 Realized Loss Amortization Amount	89
Swap Class M-5 Realized Loss Amortization Amount	89
Swap Class M-6 Realized Loss Amortization Amount	89
Swap Class M-7 Realized Loss Amortization Amount	89
Swap Class M-8 Realized Loss Amortization Amount	89
Swap Counterparty Trigger Event	85
Swap Defaults	84

Swap Distribution Amount	86
Swap Early Termination	85
Swap Extra Principal Distribution Amount	89
Swap Notional Balance	84
Swap Strike Rate	84
Swap Termination Payment	85
Swap Unpaid Realized Loss Amount	89
Targeted Overcollateralization Amount	74
Tax Counsel	116
Termination Events	85
Termination Price	91
Trigger Event	74
Trustee	31
Underwriter	120
Underwriter Exemption	119
Underwriting Agreement	120
Unpaid Interest Amount	67
Unpaid Realized Loss Amount	82
Voting Rights	95

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in specific limited circumstances, the globally offered Mortgage Pass-Through Certificates, Series 2007-A (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold the Global Securities through The Depository Trust Company (“DTC”) or, upon request, through, either of Clearstream Banking, Luxembourg, S.A. (“Clearstream”) or Euroclear System (“Euroclear”). The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and similar issues of mortgage pass-through certificates.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Certificates will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless the holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of mortgage pass-through certificates. Investor’s securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to similar issues of mortgage pass-through certificates in same-day funds.

Trading between Clearstream and/or Euroclear participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC seller and Clearstream or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day before settlement. Clearstream or Euroclear will instruct its respective depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date, on the basis of either the actual number of days in that accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to but excluding the first day of the following month. Payment will then be made by the respective depositary of the DTC participant’s account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last distribution date to but excluding the settlement date, on the basis of either the actual number of days in that accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities. For transactions settling on the 31st of the month, payment will include interest accrued to but excluding the first day of the following month. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

(1)
borrowing through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(2)
borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

(3)
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A Beneficial Owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below) (or U.S. backup withholding tax at a rate of 28%), unless (1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (2) the Beneficial Owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for non-U.S. Persons (as defined below) (Form W-8BEN). Beneficial Owners of Global Securities that are non-U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, may be able to obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States may be able to obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN.

Exemption for U.S. Persons (Form W-9). U.S. Persons may be able to obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are generally effective for three calendar years.

The term “U.S. Person” means:

(1)	a citizen or resident of the United States;

(2)
a corporation or partnership organized in or under the laws of the United States, any state thereof or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

(3)	an estate the income of which is includible in gross income for United States tax purposes, regardless of its source; or

(4)
a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities or with all aspects of Treasury regulations relating to tax documentation requirements. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities, the right to receive any Net WAC Cap Carryover and the U.S. federal income tax documentation requirements (described above) related to the same.

ANNEX II

SWAP SCHEDULED NOTIONAL BALANCES SCHEDULE

The Swap Scheduled Notional Balances (subject to a variance in the aggregate of plus or minus 5%) and Swap Strike Rates (subject to adjustment in respect of a variance in the Swap Scheduled Notional Balances) relating to the Swap Agreement are expected to be determined pursuant to the following schedule:

Distribution Date	Swap Scheduled Notional Balance	Swap Strike Rate	Distribution Date	Swap Scheduled Notional Balance	Swap Strike Rate
June 2007	$454,198,000	5.145%	March 2011	$131,701,569	5.145%
July 2007	$443,922,418	5.145%	April 2011	$128,483,137	5.145%
August 2007	$433,696,495	5.145%	May 2011	$125,343,529	5.145%
September 2007	$423,305,397	5.145%	June 2011	$122,280,822	5.145%
October 2007	$412,766,948	5.145%	July 2011	$119,293,101	5.145%
November 2007	$402,162,935	5.145%	August 2011	$116,378,519	5.145%
December 2007	$391,628,113	5.145%	September 2011	$113,535,275	5.145%
January 2008	$381,038,296	5.145%	October 2011	$110,761,613	5.145%
February 2008	$370,740,224	5.145%	November 2011	$108,055,532	5.145%
March 2008	$360,694,650	5.145%	December 2011	$105,415,666	5.145%
April 2008	$350,779,775	5.145%	January 2012	$102,840,424	5.145%
May 2008	$341,219,642	5.145%	February 2012	$100,327,934	5.145%
June 2008	$331,838,540	5.145%	March 2012	$97,876,973	5.145%
July 2008	$322,739,451	5.145%	April 2012	$95,485,328	5.145%
August 2008	$313,810,704	5.145%	May 2012	$93,152,095	5.145%
September 2008	$305,150,836	5.145%	June 2012	$90,875,916	5.145%
October 2008	$296,702,451	5.145%	July 2012	$88,655,389	5.145%
November 2008	$288,407,935	5.145%	August 2012	$86,489,222	5.145%
December 2008	$280,362,524	5.145%	September 2012	$84,376,003	5.145%
January 2009	$272,467,356	5.145%	October 2012	$82,314,437	5.145%
February 2009	$264,803,469	5.145%	November 2012	$80,303,247	5.145%
March 2009	$257,049,274	5.145%	December 2012	$78,341,196	5.145%
April 2009	$249,393,286	5.145%	January 2013	$76,427,078	5.145%
May 2009	$242,003,859	5.145%	February 2013	$74,559,715	5.145%
June 2009	$234,752,469	5.145%	March 2013	$72,737,961	5.145%
July 2009	$227,713,560	5.145%	April 2013	$70,960,697	5.145%
August 2009	$220,805,355	5.145%	May 2013	$69,226,832	5.145%
September 2009	$214,069,791	5.145%	June 2013	$67,535,300	5.145%
October 2009	$207,494,216	5.145%	July 2013	$65,885,063	5.145%
November 2009	$201,040,070	5.145%	August 2013	$64,275,110	5.145%
December 2009	$194,772,295	5.145%	September 2013	$62,704,453	5.145%
January 2010	$188,620,870	5.145%	October 2013	$61,172,129	5.145%
February 2010	$182,646,224	5.145%	November 2013	$59,677,198	5.145%
March 2010	$176,812,615	5.145%	December 2013	$58,218,744	5.145%
April 2010	$171,055,279	5.145%	January 2014	$56,795,874	5.145%
May 2010	$165,492,920	5.145%	February 2014	$55,407,716	5.145%
June 2010	$160,033,977	5.145%	March 2014	$54,053,421	5.145%
July 2010	$159,112,125	5.145%	April 2014	$52,732,159	5.145%
August 2010	$156,611,505	5.145%	May 2014	N/A	N/A
September 2010	$152,782,608	5.145%
October 2010	$149,047,588	5.145%
November 2010	$145,404,130	5.145%
December 2010	$141,849,975	5.145%
January 2011	$138,382,919	5.145%
February 2011	$135,000,815	5.145%

ANNEX III

CAP SCHEDULED NOTIONAL BALANCES SCHEDULE

The Cap Scheduled Notional Balances (subject to a variance in the aggregate of plus or minus 5%) and Cap Strike Rates (subject to adjustment in respect of a variance in the Cap Scheduled Notional Balances) relating to the Cap Agreement are expected to be determined pursuant to the following schedule:

Distribution Date	Cap Scheduled Notional Balance	Cap Strike Rate	Distribution Date	Cap Scheduled Notional Balance	Cap Strike Rate
May 2014	$101,533,143	10.171%	June 2016	$63,571,246	9.73%
June 2014	$99,665,409	9.839%	July 2016	$62,352,401	10.05%
July 2014	$97,830,838	10.162%	August 2016	$61,181,539	9.722%
August 2014	$96,028,841	9.829%	September 2016	$60,031,481	9.718%
September 2014	$94,258,840	9.825%	October 2016	$58,901,858	10.037%
October 2014	$92,520,267	10.147%	November 2016	$57,792,309	9.709%
November 2014	$90,812,565	9.815%	December 2016	$56,702,478	10.028%
December 2014	$89,135,186	10.138%	January 2017	$55,632,016	9.7%
January 2015	$87,487,592	9.806%	February 2017	$54,580,580	9.696%
February 2015	$85,869,255	9.802%	March 2017	$53,547,833	10.73%
March 2015	$84,279,656	10.847%	April 2017	$52,533,445	9.687%
April 2015	$82,718,285	9.793%	May 2017	$51,537,091	10.006%
May 2015	$81,185,709	10.114%	June 2017	$50,535,627	9.68%
June 2015	$79,680,346	9.784%	July 2017	$49,574,805	9.998%
July 2015	$78,201,712	10.105%	August 2017	$48,631,069	9.671%
August 2015	$76,749,335	9.775%	September 2017	$47,704,116	9.667%
September 2015	$75,322,748	9.77%	October 2017	$46,793,651	9.985%
October 2015	$73,921,495	10.091%	November 2017	$45,899,380	9.659%
November 2015	$72,545,126	9.761%	December 2017	$45,021,018	9.976%
December 2015	$71,193,201	10.082%	January 2018	$43,960,605	9.655%
January 2016	$69,865,287	9.752%	February 2018	N/A	N/A
February 2016	$68,560,958	9.748%
March 2016	$67,279,796	10.415%
April 2016	$66,021,391	9.739%
May 2016	$64,785,339	10.059%

ANNEX IV

40 YEAR LOAN NOTIONAL BALANCES SCHEDULE

The notional balances to be used in determining the existence of a Final Maturity Deficiency (subject to a variance in the aggregate of plus or minus 5%) are expected to be as set forth in the following schedule:

Distribution Date	Notional Balance	Distribution Date	Notional Balance	Distribution Date	Notional Balance	Distribution Date	Notional Balance
June 2017	$145,239,367.10	April 2021	$116,203,836.33	February 2025	$91,784,969.77	December 2028	$71,030,974.92
July 2017	$144,551,526.32	May 2021	$115,627,632.00	March 2025	$91,297,997.08	January 2029	$70,614,191.10
August 2017	$143,866,378.78	June 2021	$115,053,592.05	April 2025	$90,812,742.04	February 2029	$70,198,742.31
September 2017	$143,183,911.92	July 2021	$114,481,705.96	May 2025	$90,329,195.71	March 2029	$69,784,620.81
October 2017	$142,504,113.32	August 2021	$113,911,963.24	June 2025	$89,847,349.17	April 2029	$69,371,818.90
November 2017	$141,826,970.56	September 2021	$113,344,353.48	July 2025	$89,367,193.59	May 2029	$68,960,328.90
December 2017	$141,152,471.25	October 2021	$112,778,866.25	August 2025	$88,888,720.05	June 2029	$68,550,143.15
January 2018	$140,480,603.11	November 2021	$112,215,491.21	September 2025	$88,411,919.81	July 2029	$68,141,254.01
February 2018	$139,811,353.83	December 2021	$111,654,218.02	October 2025	$87,936,784.01	August 2029	$67,733,653.85
March 2018	$139,144,711.20	January 2022	$111,095,036.41	November 2025	$87,463,303.92	September 2029	$67,327,335.12
April 2018	$138,480,663.05	February 2022	$110,537,936.12	December 2025	$86,991,470.79	October 2029	$66,922,290.18
May 2018	$137,819,197.23	March 2022	$109,982,906.94	January 2026	$86,521,275.95	November 2029	$66,518,511.53
June 2018	$137,160,301.68	April 2022	$109,429,938.70	February 2026	$86,052,710.69	December 2029	$66,115,991.63
July 2018	$136,503,964.34	May 2022	$108,879,021.25	March 2026	$85,585,766.39	January 2030	$65,714,722.95
August 2018	$135,850,173.23	June 2022	$108,330,144.51	April 2026	$85,120,434.42	February 2030	$65,314,698.04
September 2018	$135,198,916.39	July 2022	$107,783,298.38	May 2026	$84,656,706.19	March 2030	$64,915,909.40
October 2018	$134,550,181.96	August 2022	$107,238,472.85	June 2026	$84,194,573.13	April 2030	$64,518,349.61
November 2018	$133,903,958.02	September 2022	$106,695,657.95	July 2026	$83,734,026.73	May 2030	$64,122,011.22
December 2018	$133,260,232.82	October 2022	$106,154,843.69	August 2026	$83,275,058.47	June 2030	$63,726,886.84
January 2019	$132,618,994.56	November 2022	$105,616,020.15	September 2026	$82,817,659.86	July 2030	$63,332,969.08
February 2019	$131,980,231.52	December 2022	$105,079,177.46	October 2026	$82,361,822.47	August 2030	$62,940,250.59
March 2019	$131,343,932.06	January 2023	$104,544,305.76	November 2026	$81,907,537.86	September 2030	$62,548,724.02
April 2019	$130,710,084.52	February 2023	$104,011,395.24	December 2026	$81,454,797.64	October 2030	$62,158,382.03
May 2019	$130,078,677.31	March 2023	$103,480,436.11	January 2027	$81,003,593.44	November 2030	$61,769,217.34
June 2019	$129,449,698.89	April 2023	$102,951,418.62	February 2027	$80,553,916.91	December 2030	$61,381,222.65
July 2019	$128,823,137.77	May 2023	$102,424,333.07	March 2027	$80,105,759.75	January 2031	$60,994,390.72
August 2019	$128,198,982.49	June 2023	$101,899,169.78	April 2027	$79,659,113.65	February 2031	$60,608,714.25
September 2019	$127,577,221.64	July 2023	$101,375,919.10	May 2027	$79,213,970.35	March 2031	$60,224,186.06
October 2019	$126,957,843.84	August 2023	$100,854,571.43	June 2027	$78,770,321.62	April 2031	$59,840,798.95
November 2019	$126,340,837.76	September 2023	$100,335,117.18	July 2027	$78,328,159.23	May 2031	$59,458,545.69
December 2019	$125,726,192.13	October 2023	$99,817,546.81	August 2027	$77,887,475.02	June 2031	$59,077,419.14
January 2020	$125,113,895.72	November 2023	$99,301,850.82	September 2027	$77,448,260.81	July 2031	$58,697,412.15
February 2020	$124,503,937.28	December 2023	$98,788,019.72	October 2027	$77,010,508.46	August 2031	$58,318,517.58
March 2020	$123,896,305.71	January 2024	$98,276,044.09	November 2027	$76,574,209.88	September 2031	$57,940,728.30
April 2020	$123,290,989.86	February 2024	$97,765,914.50	December 2027	$76,139,356.97	October 2031	$57,564,037.24
May 2020	$122,687,978.67	March 2024	$97,257,621.58	January 2028	$75,705,941.66	November 2031	$57,188,437.31
June 2020	$122,087,261.10	April 2024	$96,751,155.99	February 2028	$75,273,955.94	December 2031	$56,813,921.47
July 2020	$121,488,826.15	May 2024	$96,246,508.40	March 2028	$74,843,391.79	January 2032	$56,440,482.63
August 2020	$120,892,662.88	June 2024	$95,743,669.54	April 2028	$74,414,241.19	February 2032	$56,068,113.81
September 2020	$120,298,760.38	July 2024	$95,242,630.17	May 2028	$73,986,496.23	March 2032	$55,696,807.98
October 2020	$119,707,107.78	August 2024	$94,743,381.05	June 2028	$73,560,148.93	April 2032	$55,326,558.17
November 2020	$119,117,694.24	September 2024	$94,245,913.02	July 2028	$73,135,191.43	May 2032	$54,957,357.40
December 2020	$118,530,508.97	October 2024	$93,750,216.91	August 2028	$72,711,615.77	June 2032	$54,589,198.70
January 2021	$117,945,541.25	November 2024	$93,256,283.63	September 2028	$72,289,414.13	July 2032	$54,222,075.15
February 2021	$117,362,780.35	December 2024	$92,764,104.03	October 2028	$71,868,578.63	August 2032	$53,855,979.81
March 2021	$116,782,215.57	January 2025	$92,273,669.09	November 2028	$71,449,101.51	September 2032	$53,490,905.78

40 YEAR LOAN NOTIONAL BALANCES SCHEDULE
(continued)

Distribution Date	Notional Balance	Distribution Date	Notional Balance
October 2032	$53,126,846.20	January 2036	$39,648,054.31
November 2032	$52,763,794.15	February 2036	$39,319,095.33
December 2032	$52,401,742.81	March 2036	$38,990,880.86
January 2033	$52,040,685.33	April 2036	$38,663,404.56
February 2033	$51,680,614.87	May 2036	$38,336,660.11
March 2033	$51,321,524.66	June 2036	$38,010,641.22
April 2033	$50,963,407.86	July 2036	$37,685,341.61
May 2033	$50,606,257.73	August 2036	$37,360,754.97
June 2033	$50,250,067.49	September 2036	$37,036,875.07
July 2033	$49,894,830.40	October 2036	$36,713,695.64
August 2033	$49,540,539.72	November 2036	$36,391,210.43
September 2033	$49,187,188.74	December 2036	$36,069,413.21
October 2033	$48,834,770.76	January 2037	$35,748,297.73
November 2033	$48,483,279.09	February 2037	$35,427,857.77
December 2033	$48,132,707.07	March 2037	$35,108,087.15
January 2034	$47,783,048.03	April 2037	$34,788,979.61
February 2034	$47,434,295.31	May 2037	$34,470,529.02
March 2034	$47,086,442.32
April 2034	$46,739,482.41
May 2034	$46,393,409.00
June 2034	$46,048,215.49
July 2034	$45,703,895.30
August 2034	$45,360,441.88
September 2034	$45,017,848.69
October 2034	$44,676,109.18
November 2034	$44,335,216.83
December 2034	$43,995,165.15
January 2035	$43,655,947.62
February 2035	$43,317,557.77
March 2035	$42,979,989.13
April 2035	$42,643,235.24
May 2035	$42,307,289.64
June 2035	$41,972,145.93
July 2035	$41,637,797.66
August 2035	$41,304,238.42
September 2035	$40,971,461.84
October 2035	$40,639,461.49
November 2035	$40,308,231.04
December 2035	$39,977,764.08

Prospectus dated May 16, 2007

POPULAR ABS, INC.
Depositor

Asset Backed Certificates
(Issuable in Series)
_______________________________

Popular ABS, Inc., as depositor, may offer asset-backed certificates from time to time under this prospectus and related prospectus supplements. The depositor will sell these certificates from time to time in one or more series, each of which will be issued in one or more classes.

Before buying certificates, consider carefully the risk factors beginning on page 6 of this prospectus.

Except as specified in the related prospectus supplement, neither the certificates of any series nor the underlying loans will be insured or guaranteed by any governmental agency or instrumentality, or by any other entity.

The certificates of each series will represent interests in the related issuing entity only and will not represent interests in or be obligations of any other entity.

This prospectus may be used to offer and sell any series of certificates only if it is accompanied by the prospectus supplement for that series.

The related prospectus supplement will set forth the specific assets of the issuing entity and the seller or sellers from whom the assets are acquired.

Each issuing entity’s assets may include--

•     one or more pools of

•     mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, and

•     mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties or other multi-family residential properties,

•     all monies due under the above assets, which may be net of some of the amounts payable to the servicer, and

•     other funds, credit enhancements and other assets.

The assets in the issuing entity may be divided into one or more asset groups and each class of the related series will evidence beneficial ownership of the corresponding asset group.

The prospectus supplement will state if the issuing entity will make one or more REMIC elections for federal income tax purposes.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Information about the certificates is presented in two separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your series of certificates; and

•	the accompanying prospectus supplement, which will describe the specific terms of your series of certificates, including:

•	the principal balances and interest rates of each class;

•	the timing and priority of interest and principal payments;

•	statistical and other information about the loans;

•	information about credit enhancement, if any, for each class;

•	the ratings for each class; and

•	the method for selling the certificates.

We strongly encourage you to read both this prospectus and the accompanying prospectus supplement in full. You should rely only on the information contained or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with different information.

If the description of the terms of your certificates varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

We are not offering certificates in any state where the offer is not permitted.

We do not claim that the information in this prospectus and the accompanying prospectus supplement is accurate as of any date other than the dates stated on the cover of each document.

We have made cross-references to captions in this prospectus and the accompanying prospectus supplement under which you can find further related discussions. The following table of contents and the table of contents in the related prospectus supplement indicate where these captions are located.

________________________________

For means of acquiring additional information about us or a series of certificates, see “Available Information” and “Incorporation of Certain Documents by Reference” beginning on page 105.

TABLE OF CONTENTS

RISK FACTORS	6
You will have only limited recourse to sellers, depositor and servicer.	6
The depositor has limited assets.	6
Limited liquidity may result in delays in liquidation or lower returns.	7
Credit enhancement may not be sufficient to protect you from losses.	7
Prepayments of loans and other factors may result in a lower yield on the certificates.	7
Junior liens may result in losses in foreclosure proceedings.	8
Declines in property values may adversely affect you.	8
Delays in liquidation may adversely affect you.	8
The disproportionate impact of liquidation expenses on smaller loans may adversely affect you.	9
Consumer protection laws may adversely affect you.	9
Balloon payment mortgages held by the issuing entity may pose a higher risk of loss.	10
The liquidation proceeds of mixed use loans may take longer to recover.	10
You could be adversely affected by violations of environmental laws.	10
The ratings of the certificates do not assure their payment.	10
Book-entry certificates may pose limitations.	11
Book-entry certificates may result in delayed receipt of distributions.	11
Bankruptcy or insolvency may affect the timing and amount of distributions on the certificates.	11
The principal amount of the certificates may exceed the market value of the issuing entity’s assets.	12
You may receive a prepayment of principal from unused amounts in any pre-funding account.	12
Some of the certificates may be issued with original issue discount.	13
You may be adversely affected if the provider of any financial instrument defaults or is downgraded.	13
THE ISSUING ENTITY	15
General	15
The Loans	16
Substitution of Issuing Entity Assets	18
USE OF PROCEEDS	18
THE SPONSOR	19
THE DEPOSITOR	19
LOAN PROGRAM	20
Underwriting Standards	20
Specific Underwriting Criteria; Underwriting Programs	21
Summary of Underwriting Requirements by Program	22
Qualifications of Sellers and Servicer	25
Representations by Sellers; Repurchases	25
DESCRIPTION OF THE CERTIFICATES	26
General	27
Distributions on Certificates	28
Advances	30
Reports to Certificateholders	30
Categories of Classes of Certificates	32
Indices Applicable to Floating Rate and Inverse Floating Rate Classes	35
Book-Entry Registration of Certificates	37
CREDIT ENHANCEMENT	40
General	40
Subordination	41
Overcollateralization	42
Cross-Collateralization	42
Financial Guaranty Insurance Policies	42
Mortgage Pool Insurance Policies	42
Special Hazard Insurance Policies	43
Bankruptcy Bonds	43
Reserve Accounts	43
Hedge Agreements	44
Other Credit Enhancement	45

OTHER DERIVATIVE INSTRUMENTS	45
YIELD AND PREPAYMENT CONSIDERATIONS	45
THE POOLING AND SERVICING AGREEMENT	47
Assignment of the Issuing Entity Assets	47
Payments on Loans; Deposits to Certificate Account	49
Pre-Funding Account	51
Subservicing	51
Collection Procedures	52
Hazard Insurance	52
Realization Upon Defaulted Loans	54
Servicing and Other Compensation and Payment of Expenses	55
Evidence as to Compliance	55
Certain Matters Regarding the Servicer and the Depositor	56
Events of Default; Rights Upon Event of Default	57
Amendment	58
Termination; Optional Termination	59
The Trustee	59
Duties of Trustee	59
Indemnification of Trustee	60
Resignation or Removal of Trustee	61
LEGAL ASPECTS OF THE LOANS	62
General	62
Foreclosure/Repossession	62
Environmental Risks	63
Rights of Redemption	64
Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens	65
Due-on-Sale Clauses	66
Enforceability of Prepayment and Late Payment Fees	66
Equitable Limitations on Remedies	66
Applicability of Usury Laws	67
Servicemembers Civil Relief Act	67
Junior Mortgages; Rights of Senior Mortgagees	67
The Title I Program	68
Consumer Protection Laws	71
Forfeiture for Drug, RICO and Money Laundering Violations	72
FEDERAL INCOME TAX CONSEQUENCES	72
Federal Income Tax Consequences for REMIC Certificates	73
General	73
Status of REMIC Certificates	73
Qualification as a REMIC	74
Taxation of Regular Certificates	76
Taxation of Residual Certificates	82
Taxes That May Be Imposed on the REMIC Pool	89
Liquidation of the REMIC Pool	90
Administrative Matters	90
Limitations on Deduction of Certain Expenses	90
Taxation of Certain Foreign Investors	91
Backup Withholding	92
Reporting Requirements	92
Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made	92
General	92
Tax Status	93
Premium and Discount	94
Recharacterization of Servicing Fees	94
Sale or Exchange of Certificates	95
Stripped Certificates	95
Reporting Requirements and Backup Withholding	98

Reportable Transactions	99
Taxation of Certain Foreign Investors	99
OTHER TAX CONSIDERATIONS	99
ERISA CONSIDERATIONS	99
LEGAL INVESTMENT	102
METHOD OF DISTRIBUTION	103
LEGAL MATTERS	104
FINANCIAL INFORMATION	104
RATING	104
AVAILABLE INFORMATION	105
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	105
INDEX OF DEFINED TERMS	107

RISK FACTORS

You should carefully consider the following risk factors prior to any purchase of certificates.

You will have only limited recourse to sellers, depositor and servicer.

The only obligations, if any, of the depositor to the certificates of any series will be pursuant to representations and warranties made by the depositor. The depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase primary assets with respect to which there has been a breach of any representation or warranty. If, for example, the depositor were required to repurchase a primary asset, its only source of funds to make the repurchase would be funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the primary assets, the servicer or a seller, as the case may be, or from a reserve fund established to provide funds for these repurchases.

The only obligations of the servicer, other than its servicing obligations, to the assets of the issuing entity or the certificates of any series will be pursuant to representations and warranties made by the servicer. The servicer may be required to repurchase or replace any loan with respect to which its representations and warranties are breached. There is no assurance, however, that the servicer will have the financial ability to effect any repurchase or substitution of loans.

The only obligations of any seller of loans (and Equity One, Inc., where the seller is a subsidiary or affiliate of Equity One, Inc.) to assets of the issuing entity or the certificates of any series will be pursuant to representations and warranties made by the relevant entity and document delivery requirements. A seller (and Equity One, Inc., where the seller is a subsidiary or affiliate of Equity One, Inc.) may be required to repurchase or replace any loan with respect to which its representations and warranties or document delivery requirements are breached. There is no assurance, however, that a seller (and Equity One, Inc., where the seller is a subsidiary or affiliate of Equity One, Inc.) will have the financial ability to effect a repurchase or substitution.

We refer you to “Loan Program--Representations by Sellers; Repurchases.”

The depositor has limited assets.

The depositor does not have, nor is it expected to have, any significant assets. The certificates of a series will be payable solely from the assets of the issuing entity for those certificates. There will be no recourse to the depositor or any other person for any failure to receive distributions on the certificates.

Further, unless otherwise stated in the related prospectus supplement, at the times set forth in the related prospectus supplement, some of the primary assets and any balance remaining in the certificate account or distribution account immediately after making all payments due on the certificates of the related series and other payments specified in the related prospectus supplement, may be promptly released or remitted to the depositor, the servicer, the provider of any credit enhancement or any other person entitled thereto and will no longer be available for making payments to holders of certificates. Consequently, holders of certificates of each series must rely solely upon payments from the primary assets and the other assets owned by the issuing entity for a series of certificates, including, if applicable, any amounts available pursuant to any credit enhancement for that series, for the payment of principal of and interest on the certificates of that series.

Limited liquidity may result in delays in liquidation or lower returns.

There will be no market for the certificates of any series prior to their issuance, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide holders with liquidity of investment or that any market will continue for the life of the certificates of any series. Any underwriter(s) specified in the related prospectus supplement may make a secondary market in the certificates, but have no obligation to do so. Absent a secondary market for the certificates you may experience a delay if you choose to sell your certificates or the price you receive may be less than that which is offered for a comparable liquid security.

Credit enhancement may not be sufficient to protect you from losses.

Credit enhancement is intended to reduce the effect of loan losses. Credit enhancements may benefit only some classes of a series of certificates, however, and the amount of any credit enhancement will be limited as described in the applicable prospectus supplement. The amount of a credit enhancement may decline over time pursuant to a schedule or formula or otherwise, and could be depleted from payments or for other reasons before the certificates covered by the credit enhancement are paid in full. In addition, a credit enhancement may not cover all potential sources of loss. For example, a credit enhancement may or may not cover fraud or negligence by a loan originator or other parties. Also, the trustee may be permitted to reduce, substitute for, or even eliminate all or a portion of a credit enhancement so long as the rating agencies that have rated the certificates at the request of the depositor indicate that that would not cause them to change adversely their rating of the certificates. Consequently, certificateholders may suffer losses even though a credit enhancement exists and its provider does not default.

We refer you to “Credit Enhancement.”

Prepayments of loans and other factors may result in a lower yield on the certificates.

The timing of principal payments of the certificates of a series will be affected by a number of factors, including:

•
the extent of prepayments of the loans underlying that series of certificates, which may be influenced by a variety of factors (including prepayments resulting from refinancing or liquidations of loans due to defaults, casualties, condemnations and repurchases by the depositor, the servicer or a seller due to material breaches of their representations and warranties regarding the loans);

•	the manner of allocating principal payments among the classes of certificates of a series as specified in the related prospectus supplement;

•	the exercise by the party entitled thereto of any right of optional termination of a series of certificates; and

•	the rate and timing of payment defaults and losses incurred on the assets underlying the series.

The yields to maturity and weighted average lives of a series of certificates will be affected primarily by the rate and timing of prepayment of the loans representing assets underlying a series. The yields to maturity and weighted average lives of certificates will also be affected by the distribution of amounts remaining in any pre-funding account following the end of the related funding period. Any reinvestment risks resulting from a faster or slower incidence of prepayments of loans held by an issuing entity will be borne entirely by the holders of one or more classes of a related series of certificates.

We refer you to “Loan Program--Representations by Sellers; Repurchases,” “Yield and Prepayment Considerations” and “The Pooling and Servicing Agreement--Pre-Funding Account.”

Interest payable on the certificates of a series on each distribution date will include all interest accrued during the period specified in the related prospectus supplement. If interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the certificate were to accrue through the day immediately preceding each distribution date, and the effective yield (at par) to holders will be less than the indicated coupon rate.

We refer you to “Description of the Certificates--Distributions on Certificates--Distributions of Interest.”

Junior liens may result in losses in foreclosure proceedings.

Some of the mortgages serving as collateral for your series of certificates may be junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages. The proceeds from any liquidation, insurance or condemnation proceedings in connection with a mortgage will be available to satisfy the outstanding balance of the junior mortgage only after the claims of all senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The issuing entity will not have any source of funds to satisfy any senior mortgages or make payments due to any senior mortgagees and may therefore be prevented from foreclosing on the related underlying property.

We refer you to “Legal Aspects of the Loans--Junior Mortgages; Rights of Senior Mortgagees.”

Declines in property values may adversely affect you.

The value of the properties underlying the loans held by the issuing entity may decline over time. Among the factors that could adversely affect the value of the properties are:

•	an overall decline in the residential real estate market in the areas in which they are located;

•	a decline in their general condition from the failure of borrowers to maintain their property adequately; and

•	natural disasters that are not covered by insurance like earthquakes and floods.

If property values decline, the actual rates of delinquencies, foreclosures, and losses on all underlying loans could be higher than those currently experienced in the mortgage lending industry in general. These losses, to the extent not otherwise covered by credit enhancement, will be borne by the holder of one or more classes of certificates.

We refer you to “The Issuing Entity--The Loans--Additional Information.”

Delays in liquidation may adversely affect you.

Even if the properties underlying the loans held by the issuing entity provide adequate security for the loans, substantial delays could occur before defaulted loans are liquidated and their proceeds are forwarded to investors. Property foreclosure actions are regulated by state statutes and rules and are subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are made, sometimes requiring several years to complete. Furthermore, in some states if the proceeds of the foreclosure are insufficient to repay the loan, the borrower is not liable for the deficit. Thus, if a borrower defaults, these restrictions may impede the issuing entity's ability to dispose of the property and obtain sufficient proceeds to repay the loan in full. In addition, the servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover on the defaulted loan, including legal fees and costs, real estate taxes, and property maintenance and preservation expenses.

We refer you to “Yield and Prepayment Considerations.”

The disproportionate impact of liquidation expenses on smaller loans may adversely affect you.

Liquidation expenses of defaulted loans generally do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, if a servicer takes the same steps for a defaulted loan having a small remaining principal balance as it does for a defaulted loan having a large remaining principal balance, the amount realized after expenses is smaller as a percentage of the outstanding principal balance of the small loan than it is for the defaulted loan having a large remaining principal balance.

Consumer protection laws may adversely affect you.

State laws generally regulate interest rates and other charges, require specified disclosures, and require licensing of mortgage loan originators and servicers. In addition, most states have other laws and public policies for the protection of consumers that prohibit certain “abusive” terms and practices and unfair and deceptive practices in the origination, servicing, and collection of mortgage loans. Depending on the particular law and the specific facts involved, violations may limit the ability to collect all or part of the principal or interest on the underlying loans held by the issuing entity. In some cases, the lender may be assessed a fine and the borrower may be entitled to damages, including, a refund of amounts previously paid.

The loans held by the issuing entity may also be subject to federal laws, including:

•	the Federal Truth in Lending Act and its regulations, which require disclosures to the borrowers regarding the terms of any mortgage loan;

•
the Equal Credit Opportunity Act and its regulations, which prohibit discrimination in the extension of credit on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance, or the exercise of any right under the Consumer Credit Protection Act; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

The Riegle Act. Some loans may be subject to the Riegle Community Development and Regulatory Improvement Act of 1994, known as the Riegle Act, which incorporates the Home Ownership and Equity Protection Act of 1994. These provisions impose additional disclosure and other requirements on creditors with respect to non-purchase money mortgage loans with high interest rates or high up-front fees and charges. The provisions of the Riegle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995. These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans. In addition, any assignee of the creditor would generally be subject to all claims and defenses that the consumer could assert against the creditor, including the right to rescind the mortgage loan.

Some violations of these federal laws may limit the ability to collect the principal or interest on the loans held by the issuing entity, and in addition could subject the issuing entity to damages and administrative enforcement. Violations may also result in a rescission of the mortgage loan and a refund by the issuing entity to the respective borrower of all finance charges and interest paid by the borrower in connection with the underlying mortgage loan. Losses on loans from the application of those laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Additionally, many states require a lender to send notice to a borrower prior to taking any steps to accelerate the principal amount of a note or to otherwise exercise remedies like foreclosure. Many states also require that a lender allow a borrower to obtain credit counseling prior to exercising remedies under a mortgage loan. Failure to comply with these laws may result in the invalidation of mortgage foreclosure proceedings and other collection efforts.

We refer you to “Legal Aspects of the Loans.”

Balloon payment mortgages held by the issuing entity may pose a higher risk of loss.

Some of the mortgage loans held by the issuing entity may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Loans with balloon payments involve a greater degree of risk than fully amortizing loans because typically the borrower must be able to refinance the loan or sell the property to make the balloon payment at maturity. The ability of a borrower to do this will depend on various factors including mortgage rates at the time of sale or refinancing, the borrower's equity in the property, the relative strength of the local housing market, the financial condition of the borrower, and tax laws. Losses on these loans that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

The liquidation proceeds of mixed use loans may take longer to recover.

Mixed use loans are mortgage loans secured by multi-family properties and structures that include both residential dwelling units and space used for retail, professional or other commercial uses. Due to the limited market for the type of properties securing mixed use loans, in the event of a foreclosure we expect that it will take longer to recover proceeds from the liquidation of a mixed use loan than it would for a mortgage loan secured by a one- to four-family dwelling.

We refer you to “The Issuing Entity--The Loans--General.”

You could be adversely affected by violations of environmental laws.

Federal, state and local laws and regulations impose a wide range of requirements on activities that may affect the environment, health, and safety. In certain circumstances, these laws and regulations impose obligations on owners or operators of residential properties like those that secure the loans held by the issuing entity. Failure to comply with these laws and regulations can result in fines and penalties that could be assessed against the issuing entity as owner of the related property. In some states, a lien on the property due to contamination has priority over the lien of an existing mortgage. Also, a mortgage lender may be held liable as an 'owner' or 'operator' for costs associated with the release of petroleum from an underground storage tank under certain circumstances. If the trust is considered the owner or operator of a property, it will suffer losses as a result of any liability imposed for environmental hazards on the property.

We refer you to “Legal Aspects of the Loans--Environmental Risks.”

The ratings of the certificates do not assure their payment.

Any class of certificates issued under this prospectus and the accompanying prospectus supplement may be rated by one or more nationally recognized rating agencies. A rating is based on the adequacy of the value of the trust assets and any credit enhancement for that class, and reflects the rating agency's assessment of how likely it is that holders of the class of certificates will receive the payments to which they are entitled. A rating does not constitute an assessment of how likely it is that principal prepayments on the underlying loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated, or the likelihood that the certificates will be redeemed early. A rating is not a recommendation to purchase, hold or sell certificates because it does not address the market price of the certificates or the suitability of the certificates for any particular investor.

A rating may not remain in effect for any given period of time and the rating agency could lower or withdraw the rating entirely in the future. For example, the rating agency could lower or withdraw its rating due to:

•	a decrease in the adequacy of the value of the trust assets or any related credit enhancement;

•	an adverse change in the financial or other condition of a credit enhancement provider; or

•	a change in the rating of the credit enhancement provider's long-term debt.

The amount, type, and nature of credit enhancement established for a class of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates. These criteria are sometimes based upon an actuarial analysis of the behavior of similar loans in a larger group. That analysis is often the basis upon which each rating agency determines the amount of credit enhancement required for a class. The historical data supporting any actuarial analysis may not accurately reflect future experience, and the data derived from a large pool of similar loans may not accurately predict the delinquency, foreclosure, or loss experience of any particular pool of mortgage loans. Mortgaged properties may not retain their values. If residential real estate markets experience an overall decline in property values such that the outstanding principal balances of the loans held by a particular issuing entity and any secondary financing on the related mortgaged properties become equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures, and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions may affect timely payment by mortgagors on their loans whether or not the conditions affect real property values and, accordingly, the rates of delinquencies, foreclosures, and losses of any issuing entity. Losses from this that are not covered by a credit enhancement will be borne, at least in part, by the holders of one or more classes of certificates.

We refer you to “Rating.”

Book-entry certificates may pose limitations.

If the certificates are issued in book-entry form, you may have difficulty selling your certificates in the secondary trading market since investors may be unwilling to purchase certificates for which they cannot obtain physical certificates. In addition, since transactions in book-entry certificates can be effected only through The Depository Trust Company’s participating organizations, indirect participants and some banks, your ability to pledge your certificates to persons or entities that do not participate in The Depository Trust Company system may be limited due to lack of a physical certificate representing your certificates.

We refer you to “Description of the Certificates--Book-Entry Registration of Certificates.”

Book-entry certificates may result in delayed receipt of distributions.

As a beneficial owner of book-entry certificates, you may experience some delay in receiving payments on your certificates since these payments will be:

•	forwarded by the trustee to The Depository Trust Company;

•	credited by The Depository Trust Company to the accounts of The Depository Trust Company’s participants; and

•	ultimately credited to your account by one of The Depository Trust Company’s participants.

We refer you to “Description of the Certificates--Book-Entry Registration of Certificates.”

Bankruptcy or insolvency may affect the timing and amount of distributions on the certificates.

The servicer, the sellers and the depositor will treat each conveyance of loans by the sellers to the depositor or, in the case of subsequently conveyed loans, the issuing entity as a sale of those loans. The depositor will treat each conveyance of loans from the depositor to the issuing entity as a sale of those loans. If the conveyance of the loans by the sellers to the depositor or, in the case of subsequently conveyed loans, the issuing entity is treated as a sale, those loans would not be part of the related seller’s bankruptcy estate and would not be available to that seller’s creditors. If a seller becomes bankrupt or insolvent, however, the bankruptcy trustee, a conservator or a receiver of the seller or another person may attempt to recharacterize the sale of the loans as a borrowing by the seller, secured by a pledge of the loans. Similarly, if the conveyance of the loans by the depositor to the issuing entity is treated as a sale, those loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. In the event of the bankruptcy or insolvency of the depositor, however, the bankruptcy trustee, a conservator or a receiver of the depositor or another person may attempt to recharacterize the sale of the loans as a borrowing by the depositor, secured by a pledge of the loans. In either case, this position, if argued before or accepted by a court, could prevent timely payments of amounts due on your certificates and result in a reduction of payments due on your certificates.

In addition, we anticipate that the trustee will hold original promissory notes for each of the loans, together with assignments of each of the mortgages (except in the case of mortgages registered with MERS(R)), and the assignments of mortgages will be filed of public record.

In the event of a bankruptcy or insolvency of the servicer, the bankruptcy trustee or a conservator or receiver of the servicer may have the power to prevent the trustee or the certificateholders from appointing a successor servicer.

In addition, federal and state statutory provisions, including the Bankruptcy Reform Act of 1978, as amended, and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Reform Act of 1978, as amended, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. If the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, the debtor’s proposed rehabilitation plan may provide for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference. The debtor’s proposed plan may also reduce the monthly payments due under the mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule. These proceedings under the Bankruptcy Reform Act of 1978, as amended, including but not limited to any automatic stay, could cause delays in receiving payments on the loans underlying a series of certificates and possible reductions in, or eliminations of, the aggregate amount of these payments.

The principal amount of the certificates may exceed the market value of the issuing entity’s assets.

There is no assurance that the market value of the primary assets or any other assets for a series of certificates will at any time be equal to or greater than the aggregate principal amount of the certificates of that series then outstanding, plus accrued interest thereon. In addition, upon a sale of the assets of an issuing entity for a series of certificates, the trustee, the servicer, if any, the credit enhancer and any other service provider specified in the related prospectus supplement generally will be entitled to receive the proceeds of the sale to the extent of unpaid fees and other amounts owing to those persons under the related agreement prior to distributions to holders of certificates. Upon any sale of an issuing entity’s assets, the proceeds from the sale may be insufficient to pay in full the principal of and interest on the certificates of the related series.

Liquidation expenses for defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted loans may also be smaller as a percentage of the principal amount of the loans than in the case of a typical pool of first mortgage loans. The payment of these expenses will reduce the portion of the amount realized that will be available to make payments on the certificates and may result in the related certificateholders suffering a loss.

We refer you to “Yield and Prepayment Considerations.”

You may receive a prepayment of principal from unused amounts in any pre-funding account.

If the prospectus supplement relating to your series of certificates provides for pre-funding, on the closing date the depositor will deposit a specified amount of cash into a pre-funding account. The amount of cash deposited will not exceed 50% of the initial aggregate principal amount of the related series of certificates. The deposited cash will be used to purchase loans from the seller or sellers specified in the related prospectus supplement, or from the depositor (which, in turn, will acquire these loans from the seller or sellers specified in the related prospectus supplement), during the funding period, which is a period which will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the earliest to occur of:

•	the date the amount on deposit in the pre-funding account is less than the minimum dollar amount, if any, specified in the pooling and servicing agreement relating to that series;

•	the date an event of default occurs under the related pooling and servicing agreement; or

•	the date which is one year after the related closing date.

These subsequently purchased loans will be required to conform to the requirements set forth in the related pooling and servicing agreement and described in the related prospectus supplement. The trustee will maintain the pre-funding account for the related series of certificates for the sole purpose of holding funds to be paid by the trustee during the above-described funding period to the depositor or the applicable seller(s) to cover the purchase price of these loans. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount of cash in the pre-funding account has not been used to purchase loans by the end of the related funding period, any amounts remaining in the pre-funding account will be distributed as a prepayment of principal to holders of certificates on the distribution date immediately following the end of the funding period, in the amounts and pursuant to the priorities set forth in the related prospectus supplement. The holders of the related class of certificates will bear any reinvestment risk resulting from this prepayment.

Some of the certificates may be issued with original issue discount.

Some classes of certificates may be issued with original issue discount for federal income tax purposes. If you hold certificates issued with original issue discount, you will be required to include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to that income. Accrued but unpaid interest on certificates that are accrual certificates generally will be treated as original issue discount for this purpose.

We refer you to “Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificate--Original Issue Discount” and “--Market Discount”, “Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense”, “Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Premium and Discount--Original Issue Discount” and “--Market Discount”, and “Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Stripped Certificates--Taxation of Stripped Certificates--Original Issue Discount.”

You may be adversely affected if the provider of any financial instrument defaults or is downgraded.

The issuing entity may include one or more financial instruments including interest rate or other swap agreements and interest rate cap or floor agreements. These financial instruments may provide protection against some types of risks or provide specific cashflow characteristics for one or more classes of a series of certificates. The protection or benefit to be provided by any specific financial instrument will be dependent on, among other things, the credit strength of the provider of that financial instrument. If that provider were to be unable or unwilling to perform its obligations under the financial instrument, the certificateholders of the applicable class or classes would bear that credit risk. This could cause a material adverse effect on the yield to maturity, the rating or the market price and liquidity for that class. For example, if a financial instrument is designed to cover the risk that the interest rates on the mortgage assets that adjust based on one index will be less than the interest rate payable on the certificates based on another index and that financial instrument does not perform, then the certificateholders of the applicable class or classes of a series of certificates will bear basis risk, or the risk that their yield will be reduced if the first index declines relative to the second. Even if the provider of a financial instrument performs its obligations under that financial instrument, a withdrawal or reduction in a credit rating assigned to that provider may adversely affect the rating or the market price and liquidity of the applicable class or classes of a series of certificates.

THE ISSUING ENTITY

General

The certificates of each series will represent interests in the assets of a related trust fund, the issuing entity. The entity named in the related prospectus supplement as trustee will hold the assets of the issuing entity for a series of certificates for the benefit of the related certificateholders. Each issuing entity will hold a group of assets (the “Issuing Entity Assets”), including a pool of loans and payments in respect of these loans, as specified in the related prospectus supplement.* The pool of loans will be created on the first day of the month of the issuance of the related series of certificates or another date specified in the related prospectus supplement. The certificates will be entitled to payment from the assets of the related issuing entity or entities or other assets pledged for the benefit of the certificateholders, as specified in the related prospectus supplement, and will not be entitled to payments in respect of the assets of any other trust fund established by the depositor.

The depositor will acquire the Issuing Entity Assets, either directly or through affiliates, from originators or sellers that may be affiliates of the depositor pursuant to a pooling and servicing agreement (each, a “Pooling and Servicing Agreement”). The depositor will then convey the Issuing Entity Assets without recourse to the related issuing entity. The depositor will acquire loans that were either originated or acquired by affiliates of the depositor in accordance with the underwriting criteria specified below under “Loan Program--Underwriting Standards,” “--Specific Underwriting Criteria; Underwriting Programs” and “--Summary of Underwriting Requirements by Program.” We refer you to “Loan Program--Underwriting Standards,” “--Specific Underwriting Criteria; Underwriting Programs” and “--Summary of Underwriting Requirements by Program.”

The depositor will cause the Issuing Entity Assets to be conveyed to the trustee for the benefit of the holders of the certificates of the related series. The entity named as servicer in the related prospectus supplement, which may be an affiliate of the depositor, will service the Issuing Entity Assets, either directly or through other servicing institutions called subservicers, pursuant to a Pooling and Servicing Agreement. The servicer will receive a fee for these services. We refer you to “Loan Program” and “The Pooling and Servicing Agreement.” If the servicer services Issuing Entity Assets through a subservicer, the servicer will remain liable for its servicing obligations under the related Pooling and Servicing Agreement as if the servicer alone were servicing the Issuing Entity Assets.

No issuing entity will have any assets or liabilities prior to the initial offering of the related series of certificates. No issuing entity is expected to engage in any activities other than purchasing, managing and holding the related Issuing Entity Assets and other assets contemplated herein and specified in the related prospectus supplement and the proceeds thereof, issuing certificates, making payments and distributions on certificates and related activities. No issuing entity is expected to have any source of capital other than its assets and any related credit enhancement.

Unless otherwise specified in the applicable prospectus supplement, the depositor’s only obligations with respect to a series of certificates will be to obtain specific representations and warranties from Equity One, Inc., a Delaware corporation (“Equity One”), and the sellers and to assign to the trustee for that series of certificates the depositor’s rights relating to those representations and warranties. We refer you to “Loan Program--Representations by Sellers; Repurchases” and “The Pooling and Servicing Agreement--Assignment of the Issuing Entity Assets.” The servicer’s obligations with respect to the Issuing Entity Assets will consist principally of its contractual servicing obligations under the Pooling and Servicing Agreement (including its obligation to enforce the obligations of the subservicers or sellers, or both, as more fully described herein under “Loan Program--Representations by Sellers; Repurchases” and “The Pooling and Servicing Agreement--Subservicing” and “--Assignment of the Issuing Entity Assets”) and its obligation, if any, to make cash advances in the event of delinquencies in payments on or with respect to the loans in the amounts described herein under “Description of the Certificates--Advances.” The servicer’s obligation to make advances may be subject to limitations, to the extent provided herein and in the related prospectus supplement.
___________________________
*
Whenever the terms “pool” and “certificates” are used in this prospectus, they will be deemed to apply, unless the context indicates otherwise, to one specific pool and the certificates of one series representing certain undivided interests in a single issuing entity whose assets consist primarily of the loans in such pool. Similarly, the term “Pass-Through Rate” will refer to the Pass-Through Rate borne by the certificates and the term “issuing entity” will refer to one specific issuing entity.

The following is a brief description of the assets expected to be held by the issuing entities. If specific information respecting the Issuing Entity Assets is not known at the time the related series of certificates initially is offered, more general information of the nature described below will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) following the initial issuance of the certificates. A copy of the Pooling and Servicing Agreement for each series of certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement. A schedule of the loans relating to that series will be attached to the Pooling and Servicing Agreement delivered to the trustee upon delivery of the certificates.

The Loans

General. Loans will consist of

•	mortgage loans secured by first and/or subordinate liens on one- to four-family residential properties, and

•	mortgage loans secured by first and/or subordinate liens on mixed commercial/residential use properties or other multi-family residential properties.

Except with respect to Subsequent Loans, as described herein under “The Pooling and Servicing Agreement--Pre-Funding Account,” all loans will be purchased by the depositor, either directly or through an affiliate, from one or more sellers. The sellers will have either originated the loans or purchased the loans from other lenders. As more fully described in the related prospectus supplement, the loans may be “conventional” loans or loans that are insured or guaranteed by a governmental agency like the Federal Housing Administration (“FHA”) or Department of Veterans Affairs (“VA”).

All of the loans will have monthly payments due on a set day, but not necessarily the first day, of each month. The payment terms of the loans to be included in an issuing entity will be described in the related prospectus supplement and may include any of the following features (or a combination thereof), all as described below or in the related prospectus supplement:

•
Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under specific circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of these limitations. Accrued interest may be deferred and added to the principal of a loan for the periods and under the circumstances as may be specified in the related prospectus supplement. Loans may provide for the payment of interest at a rate lower than the specified interest rate of the loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the mortgaged property or another source.

•
Principal may be payable in equal installments over the term of the loan, may be calculated on the basis of an assumed term to maturity that is significantly longer than the actual term to maturity (resulting in the need to make a larger “balloon” payment upon final maturity) or on an interest rate that is different from the loan’s specified interest rate, or may not be payable during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity, called a balloon payment. Principal may include interest that has been deferred and added to the principal balance of the loan.

•
Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments. Certain loans may provide for monthly payments that consist of interest only for a specified period of time.

•
The loans generally may be prepaid at any time. Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the loan or may decline over time, and may be prohibited for the life of the loan or for specific periods, which are called lockout periods. Some loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any subsequent prepayment. Other loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include “due on sale” clauses which permit the mortgagee to demand payment of the entire loan in connection with the sale or transfer of the related mortgaged property. Other loans may be assumable by persons meeting the then applicable underwriting standards of the related seller.

The loans will be secured by mortgages or deeds of trust or other similar security instruments creating a lien on the related mortgaged property.

Loans with specified Combined Loan-to-Value Ratios and/or principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies. The existence, extent and duration of any coverage will be described in the applicable prospectus supplement.

The aggregate principal balance of loans secured by mortgaged properties that are owner-occupied will be disclosed in the related prospectus supplement. The applicable prospectus supplement may provide for the basis for representations relating to Single Family Properties, but if it does not, the sole basis for a representation that a given percentage of the loans is secured by Single Family Properties that are owner-occupied will be either

•
the making of a representation by the borrower at origination of the loan that the underlying mortgaged property will be used by the borrower for a period of at least six months every year, or that the borrower intends to use the mortgaged property as a primary residence, or

•	a finding that the address of the underlying mortgaged property is the borrower’s mailing address.

The mortgaged properties relating to residential loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and other types of one- to four-family dwelling units (“Single Family Properties”). The mortgaged properties relating to mixed use loans will consist of other multi-family properties and structures which include residential dwelling units and space used for retail, professional or other commercial uses (“Mixed Use Properties”). Mortgaged properties may include vacation and second homes and investment properties and may be located in any one of the fifty states, the District of Columbia, Puerto Rico or any territory of the United States.

Additional Information. Each prospectus supplement will contain information, as of the date of that prospectus supplement and to the extent then specifically known to the depositor, regarding the loans constituting Issuing Entity Assets of the related issuing entity, including among other things:

•	the aggregate outstanding principal balance and the average outstanding principal balance of the loans as of the applicable measure date;

•	the type of property securing the loan (e.g., Single Family Properties, Mixed Use Properties, or other real property);

•	the range of remaining terms to maturity of the loans;

•	the range of principal balances of the loans as of the applicable measure date;

•	the earliest origination date and latest maturity date of any of the loans;

•	the Combined Loan-to-Value Ratios of the loans;

•	the stated interest rates or annual percentage rates (“APR”), or range of stated interest rates or APRs, of the loans;

•	the range of maximum and minimum per annum interest rates of the adjustable rate loans, if any; and

•	the geographic location of the mortgaged properties.

If specific information respecting the loans is not known to the depositor at the time the related certificates are initially offered, more general information of the nature described above will be provided in the related prospectus supplement, and specific information will be set forth in a report on Form 8-K to be filed with the SEC.

The “Combined Loan-to-Value Ratio” of a loan will be calculated pursuant to the formula set forth in the related prospectus supplement.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market experiences an overall decline in property values causing the sum of the outstanding principal balances of the loans and any primary or secondary financing on the mortgaged properties, as applicable, in a particular issuing entity to become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values), including without limitation, loss of employment, illness or other personal difficulties suffered by obligors on the loans, may affect the timely payment by borrowers of scheduled payments of principal and interest on the loans and, accordingly, the actual rates of delinquencies, foreclosures and losses on any group of loans. To the extent that these losses are not covered by subordination provisions or alternative arrangements, the losses will be borne, at least in part, by the holders of the certificates of the related series.

Substitution of Issuing Entity Assets

Substitution of Issuing Entity Assets will be permitted if the representations and warranties regarding any original Issuing Entity Asset are breached or if the documentation regarding any Issuing Entity Asset is determined by the trustee to be incomplete. The related prospectus supplement will generally set forth the period during which substitution will be permitted. Substituted Issuing Entity Assets generally will comply with all of the representations and warranties and satisfy the criteria set forth in the related Pooling and Servicing Agreement and described in the related prospectus supplement as of the date of substitution. We refer you to “Loan Program--Representations by Sellers; Repurchases” and “The Pooling and Servicing Agreement--Assignment of the Issuing Entity Assets.”

USE OF PROCEEDS

The depositor will use all or substantially all of the net proceeds from the sale of each series of certificates for one or more of the following purposes:

•	to purchase the related Issuing Entity Assets and to repay any financing to which those Issuing Entity Assets were subject prior to their sale to the depositor;

•	to establish any pre-funding account, capitalized interest account or reserve accounts described in the related prospectus supplement;

•	to pay costs of structuring and issuing the certificates, including the costs of obtaining credit enhancement, if any; and

•	to serve any other corporate purpose specifically permitted by its certificate of incorporation.

The depositor expects to sell certificates in series from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of Issuing Entity Assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

THE SPONSOR

Equity One, the sponsor, was incorporated in 1988 under the laws of the State of Delaware. Equity One is a wholly-owned operating subsidiary of Popular Financial Holdings, Inc., a Delaware corporation (“PFH”). PFH is an indirect wholly-owned subsidiary of Popular, Inc., a diversified, publicly owned bank holding company incorporated under the General Corporation Law of Puerto Rico. Equity One is engaged primarily in the consumer lending and mortgage banking business, and in that capacity, originates, purchases, sells and services consumer and mortgage loans. [Equity One is a Fannie Mae and Freddie Mac approved lender.]  Equity One originates loans primarily through a retail branch system. Equity One’s loans are principally

•	secured or unsecured consumer loans, and

•	first and second lien, fixed or adjustable rate mortgage loans secured by

•	one- to four-family dwellings or

•	multi-family properties and structures which include both residential dwelling units and space used for retail, professional or other commercial uses.

Equity One works with the underwriters to structure the securitization transactions and may, if so specified in the related prospectus supplement, act as the servicer or a seller in connection with a securitization transaction.

The principal executive offices of Equity One are located at 301 Lippincott Drive, Marlton, NJ 08053. Its telephone number is (800) 461-8643. Equity One conducts operations from its headquarters in Marlton and, through subsidiaries, from offices throughout the nation.

THE DEPOSITOR

Popular ABS, Inc. (formerly known as Equity One ABS, Inc.), a Delaware corporation, the depositor, was incorporated in March of 1997 for the limited purpose of acquiring, owning and transferring Issuing Entity Assets and selling securities representing interests therein or secured thereby. The depositor is a limited purpose wholly-owned finance subsidiary of Equity One. The depositor and Equity One are subject to comprehensive regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). No obligations of the depositor are insured by any governmental agency. The depositor maintains its principal office at 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810. Its telephone number is (302) 478-6160.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the certificates of any series. Other than the periodic securitization of assets and activities that are incidental to these securitizations, the depositor is not expected to engage in any other business or activity.

LOAN PROGRAM

Except with respect to Subsequent Loans, as described herein under “The Pooling and Servicing Agreement--Pre-Funding Account,” the loans will have been purchased by the depositor, either directly or through affiliates, from the sellers. The applicable prospectus supplement may describe the underwriting criteria used in originating the loans, but if it does not, the loans so purchased by the depositor will have been either originated or acquired by the sellers in accordance with the underwriting criteria specified below under “Underwriting Standards,” “Specific Underwriting Criteria; Underwriting Programs” and “Summary of Underwriting Requirements by Program.” All of the loans will have been underwritten by Equity One’s central credit office.

Underwriting Standards

Each seller operates under underwriting standards that have been approved by Equity One and are consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans (the “Equity One Standards”). Equity One and each seller will represent and warrant that all loans conveyed by it to the depositor or one of its affiliates have been underwritten in accordance with the Equity One Standards. As to any loan insured by the FHA or partially guaranteed by the VA, each seller will represent that it has complied with the underwriting policies of the FHA or the VA, as the case may be.

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the related mortgaged property as collateral. In general, a prospective borrower applying for a loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent information regarding the applicant’s liabilities, income, credit history, including the principal balance and payment history regarding any senior mortgage, and employment history, as well as other personal information which, to the extent specified in the related prospectus supplement, has been verified by the related seller. In addition, to the extent specified in the related prospectus supplement, each seller, as part of its quality control system, will have reverified information regarding the foregoing matters that has been provided by a mortgage brokerage company prior to funding a loan and will periodically audit files based on a random sample of closed loans. Each borrower is generally required to provide an authorization to apply for a credit report which summarizes the borrower’s credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, suits or judgments. If this credit report identifies any judgments or repossessions that are secured by a lien against the prospective borrower’s real property to be the subject of a loan, those judgments or repossessions are generally required to be paid in full, and any liens released, at or prior to the making of the loan. In most cases, an employment verification is obtained either in writing or verbally from the borrower’s employer, which verification reports, among other things, the length of employment with that organization and the borrower’s current salary. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns.

In determining the adequacy of the property to be used as collateral, a full or drive by appraisal will generally be made of each property considered for financing in an amount in excess of $15,000. The appraiser is generally required to inspect the property, issue a report on its condition and, if applicable, verify construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home. The value of the property being financed, as indicated by the appraisal, must be high enough to currently support, and be anticipated to support in the future, the outstanding loan balance.

Once all applicable employment, credit and property information is received, a determination generally is made, with the assistance of a Debt-to-Income Ratio, as to whether the prospective borrower has sufficient monthly income available

•
to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the property (such as property taxes and hazard insurance), and

•	to meet other financial obligations and monthly living expenses.

The “Debt-to-Income Ratio” is the ratio of the borrower’s total monthly payments to the borrower’s gross monthly income. The maximum monthly Debt-to-Income Ratio varies depending upon a borrower’s credit grade and loan documentation level (as described below) but does not generally exceed 50%. Variations in the monthly Debt-to-Income Ratio limit are permitted based on compensating factors. The underwriting standards applied by sellers, particularly regarding the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors such as a low Combined Loan-to-Value Ratio or other favorable credit factors exist.

Some of the types of loans that may be included in an issuing entity are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, some loans may provide for escalating or variable payments by the borrower. These types of loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, a borrower’s income may not be sufficient to permit continued loan payments as payment amounts increase. These types of loans may also be underwritten primarily upon the basis of low Combined Loan-to-Value Ratios or other favorable credit factors. An issuing entity may also include both first and second lien loans made to a borrower at the same time on the same mortgaged property, provided that each of those loans must separately satisfy the Equity One Standards.

Specific Underwriting Criteria; Underwriting Programs

The Equity One Standards allow for the origination and purchase of loans generally under three underwriting programs, known as Grade A Credits, Grade B Credits and Grade C Credits, all of which are summarized below. These programs and their underwriting criteria may change from time to time. Deviations from the specific criteria of an underwriting program are permitted to reflect local economic trends and real estate valuations, as well as other credit factors specific to each loan application and/or each portfolio acquired. Some loans may be to borrowers whose creditworthiness may not coincide with all program criteria. Overall, the goal is to maintain the integrity of these programs and simultaneously provide lending officers and correspondent networks with the flexibility to consider the specific circumstances of each loan.

Under the Equity One Standards, the following four types of income documentation programs are used:

•	full income documentation (“Full Doc”);

•	stated income (“SI”);

•	alternative income verification (“AIV”); and

•	light income documentation (“Lite Doc”).

Under the Full Doc program, income is verified by reviewing the borrower’s (1) most recent W-2 and most recent paystub or (2) most recent signed federal tax return, together with all schedules. Under the SI program, the borrower is not required to submit any income documentation. Under the AIV program, the borrower must submit bank statements for the past twelve months to verify the average monthly income used to qualify the borrower. Under the Lite Doc program, the borrower must submit bank statements for the past six months. Tax returns are generally not required under any income documentation program, however, each lender always has the right to require tax returns if that is the only means of verifying income or cash flow.

Underwriting with the SI, AIV or Lite Doc program is reserved for Grade A Credits and Grade B Credits, as well as Grade C Credits that meet the criteria described under “--Grade C Credits” below, and offers an alternative for self-employed and employed applicants with supplemental income, who are either unable to or do not wish to produce income documentation to substantiate all of their income. For loans underwritten pursuant to the SI program, the Debt-to-Income Ratio is based on a maximum of 50% of stated income as disclosed on the loan application. For loans underwritten pursuant to the AIV program, the Debt-to-Income Ratio is based on a maximum of 50% of average monthly income over the past twelve months, as verified through monthly bank statements. For loans underwritten pursuant to the Lite Doc program, the Debt-to-Income Ratio is based on a maximum of 50% of average monthly income over the past six months, as verified through monthly bank statements.

Summary of Underwriting Requirements by Program

Grade A Credits. For Grade A Credits, the following criteria generally apply:

•
An in-file credit report on the borrower by an independent credit reporting agency reflecting the borrower’s complete credit history is required. Typically, a good to excellent credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a timely manner. A Chapter 7 bankruptcy that has been discharged for a minimum of two years is acceptable if the borrower has since re-established a credit history, notwithstanding the bankruptcy, consistent with this underwriting program. A Chapter 13 bankruptcy that has been discharged for a minimum of two years from the date of filing is acceptable if the borrower has since re-established a credit history, notwithstanding the bankruptcy, consistent with this underwriting program. A Chapter 13 buyout is acceptable with a minimum 12 months satisfactory pay history and with the bankruptcy trustee’s approval of the buyout, notwithstanding the bankruptcy, consistent with this underwriting program.  Unpaid charge offs or collections may be left open unless secured by a lien against the borrower’s real property. All judgments and liens, whether on title or not on title, must be paid prior to or at closing or proof must be provided that any such judgments or liens have been paid in full. During the most recent 12 month period, the borrower may not have more than three 30 day delinquencies, one 60 day delinquency and one 90 day delinquency in his or her mortgage payment history (consecutive 30 day delinquencies are treated as one 30 day account). In addition, all accounts that are delinquent for 60 days or longer may be paid current or paid in full from the proceeds.

•	Generally, the borrower must have

•	been employed for not less than two years with the same employer or

•	established comparable stability in a particular field of work.

•
Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria (except that the Combined Loan-to-Value Ratio may exceed the maximum indicated below up to a maximum of 100% solely as a result of including credit insurance premiums and discount points financed as part of the loan in the calculation of the ratio):

Property Type	Maximum Combined Loan-to-Value-Ratio	Maximum Debt- to-Income Ratio

Owner occupied one- to four-family dwellings, townhouses, condominiums, true second homes	100%	50%

Non-owner occupied one- to two- family dwellings, townhouses, condominiums	90%	50%

Non-owner occupied three- to four-family dwellings	85%	50%

Mixed use: Purchase Refinance	80% 75%	Minimum Debt Service Coverage 1.00

Grade B Credits. For Grade B Credits, the following criteria generally apply:

•
An in-file credit report on the borrower by an independent credit reporting agency reflecting the borrower’s complete credit history is required. Typically, a satisfactory to good credit history of at least one year is required, and prior credit history may be rated on a case-by-case basis. The credit history should reflect that existing and previous debts were paid in a predominately timely manner. A Chapter 7 bankruptcy, if discharged for one year from the date of filing, is acceptable if there is re-established credit and a satisfactory written explanation. A Chapter 13 bankruptcy with a minimum of a satisfactory payment plan for one year from file date and one year of reestablished credit is acceptable. A Chapter 13 buyout is acceptable with a minimum 12 months satisfactory pay history and with the bankruptcy trustee’s approval of the buyout, notwithstanding the bankruptcy, consistent with this underwriting program.  Unpaid charge offs or collections may be left open unless secured by a lien against the borrower’s real property. All judgments and liens, whether on title or not on title, must be paid prior to or at closing or proof must be provided that any such judgments or liens have been paid in full. During the most recent 12 month period, the borrower may not have more than three 30 day delinquencies, one 60 day delinquency and one 90 day delinquency in his or her mortgage payment history (consecutive 30 day delinquencies are treated as one 30 day account). In addition, all accounts that are delinquent for 60 days or longer may be paid current or paid in full from the proceeds.

•	Generally, the borrower must have

•	been employed for not less than two years with the same employer or

•	established comparable stability in a particular field of work.

•
Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria (except that the Combined Loan-to-Value Ratio may exceed the maximum indicated below up to a maximum of 100% solely as a result of including credit insurance premiums and discount points financed as part of the loan in the calculation of the ratio):

Property Type	Maximum Combined Loan-to-Value-Ratio	Maximum Debt- to-Income Ratio

Owner occupied one- to four-family dwellings, townhouses, condominiums	100%	50%

True second homes	100%	50%

Non-owner occupied one- to two- family dwellings, townhouses, condominiums	80%	50%

Non-owner occupied three- to four-family dwellings	75%	50%

Mixed use: Purchase Refinance	75% 70%	Minimum Debt Service Coverage 1.00

Grade C Credits. For Grade C Credits, the following criteria generally apply:

•
An in-file credit report on the borrower by an independent credit reporting agency reflecting the borrower’s complete credit history is required. Typically, a fair to satisfactory credit history of at least one year is required. A Chapter 7 bankruptcy, if discharged for one day, is acceptable if the borrower has re-established credit. A Chapter 13 bankruptcy will be considered if, at a minimum, it has been discharged for one year and a satisfactory payment plan is in place. A Chapter 13 buyout is acceptable with a minimum 12 months satisfactory pay history and with the bankruptcy trustee’s approval of the buyout, notwithstanding the bankruptcy, consistent with this underwriting program.  During the most recent 12 month period, the borrower may not have more than three 30 day delinquencies, one 60 day delinquency and one 90 day delinquency in his or her mortgage payment history (consecutive 30 day delinquencies are treated as one 30 day account). In addition, all accounts that are delinquent for 60 days or longer may be paid current or paid in full from the proceeds.

•	Generally, the borrower must have

•	been employed for not less than two years with the same employer or

•	established comparable stability in a particular field of work.

•
Combined Loan-to-Value Ratios and Debt-to-Income Ratios must conform to the following criteria (except that the Combined Loan-to-Value Ratio may exceed the maximum indicated below up to a maximum of 100% solely as a result of including credit insurance premiums and discount points financed as part of the loan in the calculation of the ratio):

Property Type	Maximum Combined Loan-to-Value-Ratio	Maximum Debt- to-Income Ratio

Owner occupied one- to four-family dwellings, townhouses, condominiums	90%	50%

True second homes	N/A	50%

In determining the credit grade of the borrower’s loan, each seller generally will also analyze standardized credit history data available from credit bureaus in the form of a credit “score” of the borrower based on the borrower’s past credit history. Generally, a higher credit score signifies that a borrower has a better credit history. Currently, the sellers employ the credit scoring system of the Fair Isaac Credit Bureau, known as FICO scores, in assessing borrowers under these circumstances. If a borrower’s credit score becomes relevant because the borrower’s loan has a high Combined Loan-to-Value Ratio, the borrower’s loan may receive a lower credit grade from a seller if his or her credit score does not meet a minimum threshold. The sellers also periodically analyze the FICO scores of borrowers after their loans have been underwritten together with the payment history of the borrowers on their loans as part of the continuing assessment of the accuracy and effectiveness of the Equity One Standards. Generally, a Grade C Credit may be underwritten using the SI, AIV or Lite Doc program only if that Grade C Credit has a FICO score above a minimum level, and a maximum loan amount below a maximum level, specified in the Equity One Standards.

Qualifications of Sellers and Servicer

Unless otherwise specified in the related prospectus supplement, each seller is required to be an institution experienced in originating or acquiring loans of the type held by the related issuing entity in accordance with accepted practices and prudent guidelines and must maintain satisfactory facilities to originate or acquire those loans. The servicer or, if applicable, each subservicer, is required to be an institution experienced in servicing loans of the type held by the related issuing entity in accordance with accepted practices and prudent guidelines and must maintain satisfactory facilities to service those loans. The servicer and each subservicer must maintain all of the material licenses necessary for the conduct of their business.

Representations by Sellers; Repurchases

Each seller (and Equity One, where a seller is a subsidiary or affiliate of Equity One) will make representations and warranties in respect of the loans sold by the seller to an issuing entity. These representations and warranties may include, among other things:

•
that (except for certain loans specified in the applicable Pooling and Servicing Agreement) title insurance (or in the case of mortgaged properties located in areas where these policies are generally not available, an attorney’s certificate of title) and any required hazard insurance policy were effective at origination of each loan and that the title insurance (or certificate of title as applicable) remained in effect on the date of purchase of the loan from the seller by or on behalf of the depositor;

•
that the seller had good title to each loan and that each loan was subject to no offsets, defenses, counterclaims or rights of rescission except to the extent that any buydown agreement may forgive some indebtedness of a borrower;

•
that each loan constituted a valid lien on, or a perfected security interest attaching to the mortgaged property (subject only to permissible liens disclosed, if applicable, title insurance exceptions, if applicable, and other exceptions described in the Pooling and Servicing Agreement) and that the mortgaged property was free from damage and was in acceptable condition;

•	that there were no delinquent tax or assessment liens against the mortgaged property;

•	that no required payment on a loan was contractually delinquent more than the number of days specified in the related prospectus supplement; and

•	that each loan was made in compliance with all applicable local, state and federal laws and regulations in all material respects.

The servicer or the trustee, if the servicer is the seller, will promptly notify the relevant seller (and Equity One, if it is not the servicer or the seller) of any breach of any representation or warranty made by it in respect of a loan which materially and adversely affects the interests of holders of the certificates secured by the loan. If the seller cannot cure a breach within 90 days following notice from the servicer or the trustee, as the case may be, then the seller will be obligated either to

•
repurchase the loan from the issuing entity at a price (the “Purchase Price”) equal to 100% of the unpaid principal balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month following the month of repurchase at the loan’s stated interest rate plus any costs and damages incurred by the issuing entity in connection with such loan prior to its repurchase (less any advances or amount payable as related servicing compensation if the seller is the servicer) or

•	substitute for the loan a replacement loan that satisfies the criteria specified in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

If a REMIC election is to be made for an issuing entity, the servicer or a holder of the related residual certificate generally will be obligated to pay any prohibited transaction tax which may arise in connection with any repurchase or substitution and the trustee must have received a satisfactory opinion of counsel that the repurchase or substitution will not cause the issuing entity to lose its status as a REMIC or otherwise subject the issuing entity to a prohibited transaction tax. The servicer may be entitled to reimbursement for any payment from the assets of the related issuing entity or from any holder of the related residual certificate. We refer you to “Description of the Certificates--General.” Except in those cases in which the servicer is the seller, the servicer will be required under the applicable Pooling and Servicing Agreement to enforce this obligation for the benefit of the trustee and the holders of the certificates, following the practices it would employ in its good faith business judgment were it the owner of the loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of certificates or the trustee for a breach of representation by a seller.

If Equity One makes a representation or warranty on behalf of a seller, Equity One will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, but no assurance can be given that Equity One will carry out its purchase or substitution obligations for loans. Neither the depositor nor the servicer (unless the servicer is a seller) will be obligated to purchase or substitute a loan if a seller defaults on its obligation to do so, and no assurance can be given that sellers will carry out their respective repurchase or substitution obligations for loans.

DESCRIPTION OF THE CERTIFICATES

Each series of certificates will be issued pursuant to a Pooling and Servicing Agreement, dated as of the related cut-off date, among various parties including, without limitation, the depositor, the servicer, the trustee and the sellers. A form of Pooling and Servicing Agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The provisions of each Pooling and Servicing Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related issuing entity. The following are descriptions of material provisions relating to certificates that may appear in each Pooling and Servicing Agreement. The descriptions are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling and Servicing Agreement for each series of certificates and the applicable prospectus supplement.

General

The certificates of each series will be issued in book-entry or fully registered form as specified in the related prospectus supplement, in the authorized denominations specified in the related prospectus supplement, and will evidence specified beneficial ownership interests in the assets of the related issuing entity created pursuant to the related Pooling and Servicing Agreement and will not be entitled to payments in respect of the assets included in any other trust fund established by the depositor. The certificates will not represent obligations of the depositor or any affiliate of the depositor. Some of the loans may be guaranteed or insured as set forth in the related prospectus supplement. To the extent provided in the related Pooling and Servicing Agreement, each issuing entity will hold, among other things:

•
the Issuing Entity Assets, as from time to time are subject to the related Pooling and Servicing Agreement (exclusive of any amounts specified in the related prospectus supplement (each, a “Retained Interest”)), including all payments of interest and principal received on the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date);

•	assets that from time to time are required to be deposited in the various accounts maintained by the servicer and the trustee for the benefit of the holders of certificates of the related series;

•	property that secured a loan and that is acquired on behalf of the holders of certificates of the related series by foreclosure or deed in lieu of foreclosure; and

•	any insurance policies or other forms of credit enhancement required to be maintained pursuant to the related Pooling and Servicing Agreement.

If so specified in the related prospectus supplement, an issuing entity may also hold reinvestment income on payments received on the Issuing Entity Assets.

Each series of certificates will be issued in one or more classes. Each class of certificates of a series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the related Issuing Entity Assets. A series of certificates may include one or more classes that are senior in right to payment to one or more other classes of certificates of that series. Some series or classes of certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described under “Credit Enhancement” herein and in the related prospectus supplement. One or more classes of certificates of a series may be entitled to receive distributions of principal, interest or any combination thereof. Distributions on one or more classes of a series of certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula or on the basis of collections from designated portions of the related Issuing Entity Assets, in each case as specified in the related prospectus supplement. The timing and amounts of distributions may vary among classes or over time as specified in the related prospectus supplement.

Distributions of principal and interest (or, where applicable, of principal only or interest only) on the related certificates will be made by the trustee on each distribution date (i.e., monthly, quarterly, semi-annually or at other intervals and on other dates as specified in the related prospectus supplement) in proportion to the percentages specified in the related prospectus supplement. Distributions will be made to the persons in whose names the certificates are registered at the close of business on the dates specified in the related prospectus supplement (each, a “Record Date”). Distributions will be made in the manner specified in the related prospectus supplement to the persons entitled thereto at the address appearing in the register maintained for holders of certificates; provided, however, that the final distribution in retirement of the certificates will be made only upon presentation and surrender of the certificates at the office or agency of the trustee or other person specified in the notice to certificateholders of the final distribution.

The certificates will be freely transferable and exchangeable at the corporate trust office of the trustee as set forth in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of certificates of any series, but the trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

An election may be made to treat the issuing entity related to each series or designated portions thereof as a “real estate mortgage investment conduit” or “REMIC,” as defined in the Code. The related prospectus supplement will specify whether a REMIC election is to be made. Alternatively, the Pooling and Servicing Agreement for a series may provide that a REMIC election may be made at the discretion of the depositor or the servicer and may only be made if specific conditions are satisfied. The terms and provisions applicable to the making of a REMIC election for a particular series will be set forth in the related prospectus supplement. If a REMIC election is made for a series, one of the classes will be designated as evidencing the sole class of “residual interests” in the related REMIC, as defined in the Code. All other classes of certificates in that series will constitute “regular interests” in the related REMIC, as defined in the Code. If a REMIC election is made for a particular series, the servicer or a holder of the related residual certificate, as specified in the related Pooling and Servicing Agreement, will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The servicer, unless otherwise provided in the related prospectus supplement, will be entitled to reimbursement for any payment from the assets of the issuing entity or from any holder of the related residual certificate.

Distributions on Certificates

General. In general, the method of determining the amount of distributions on a particular series of certificates will depend on the type of credit enhancement, if any, that is used for that series. We refer you to “Credit Enhancement.” Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the certificates of a particular series. The prospectus supplement for each series of certificates will describe the method to be used in determining the amount of distributions on the certificates of that series.

Except as otherwise provided in the related prospectus supplement, distributions allocable to principal and interest on the certificates will be made by the trustee out of, and only to the extent of, funds in the related Certificate Account (as defined below), including any funds transferred from any reserve account or other cash account established and available therefor. The related prospectus supplement will describe the method for allocating distributions made on any distribution date among certificates of different classes and between distributions of principal (and, if applicable, between distributions of Principal Prepayments, as defined below, and scheduled payments of principal) and interest. The prospectus supplement will also describe the method for allocating distributions among certificates of a particular class.

Available Funds. All distributions on the certificates of each series on each distribution date will be made from the Available Funds described below, in accordance with the terms described in the related prospectus supplement and specified in the Pooling and Servicing Agreement. “Available Funds” for each distribution date will generally equal the amount on deposit in the related Certificate Account on that distribution date (net of related fees and expenses payable by the related issuing entity) other than amounts to be held therein for distribution on future distribution dates.

Distributions of Interest. Interest will accrue on the aggregate principal balance (or, in the case of certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of certificates entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in the related prospectus supplement), and for the periods specified in the related prospectus supplement. “Pass-Through Rate” means a rate equal to the interest rate borne by the underlying loans net of the aggregate servicing fees and any other amounts specified in the related prospectus supplement. To the extent funds are available therefor, interest accrued during each specified period on each class of certificates entitled to interest (other than a class of certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as “Accrual Certificates”) will be distributable on the distribution dates specified in the related prospectus supplement until the aggregate principal balance of that class of certificates has been distributed in full or, in the case of certificates entitled only to distributions allocable to interest, until the aggregate notional amount of those certificates is reduced to zero or for the period of time designated in the related prospectus supplement. The original aggregate principal balance of each class of certificates will equal the aggregate distributions allocable to principal to which that certificate is entitled. Distributions allocable to interest on each certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of that certificate. The notional amount of a certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for other specified purposes.

Interest payable on the certificates of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues over a period ending two or more days prior to a distribution date, the effective yield to certificateholders will be reduced from the yield that would otherwise be obtainable if interest payable on the certificate were to accrue through the day immediately preceding that distribution date, and the effective yield (at par) to certificateholders will be less than the indicated coupon rate.

If specified in the related prospectus supplement, any interest that has accrued on a class of Accrual Certificates but is not paid on a given distribution date will be added to the aggregate principal balance of that class of Accrual Certificates on that distribution date. Distributions of interest on any class of Accrual Certificates will commence only after the occurrence of the events specified in the related prospectus supplement. Until distribution of interest commences, the beneficial ownership interest in the issuing entity or the principal balance, as applicable, of that class of Accrual Certificates, will increase on each distribution date by the amount of interest that accrued on that class of certificates during the preceding interest accrual period but was not distributed to that class on that distribution date. Each class of Accrual Certificates will thereafter accrue interest on its outstanding aggregate principal balance as so adjusted.

Distributions of Principal. The related prospectus supplement will specify the method by which the amount of principal to be distributed on the certificates on each distribution date will be calculated and the manner in which principal will be allocated among the classes of certificates entitled to distributions of principal. The aggregate principal balance of any class of certificates entitled to distributions of principal generally will be the initial aggregate principal balance of that class of certificates specified in the related prospectus supplement, reduced by all distributions reported to the holders of those certificates as allocable to principal and,

•	in the case of Accrual Certificates, increased by all interest accrued but not then distributable on the Accrual Certificates, and

•	in the case of adjustable rate certificates, subject to the effect of negative amortization, if applicable.

If so provided in the related prospectus supplement, one or more classes of certificates will be entitled to receive all or a disproportionate percentage of the payments of principal which are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of these payments (“Principal Prepayments”) in the percentages and under the circumstances or for the periods specified in the related prospectus supplement. Any allocation of Principal Prepayments to a class or classes of certificates will have the effect of accelerating the amortization of those certificates while increasing the interests evidenced by one or more other classes of certificates of the issuing entity. Increasing the interests of the other classes of certificates relative to that of specific certificates is intended to preserve the availability of the subordination provided by the other certificates. We refer you to “Credit Enhancement--Subordination.”

Unscheduled Distributions. If specified in the related prospectus supplement, the certificates will be subject to receipt of distributions before the next scheduled distribution date under the circumstances and in the manner described below and in the prospectus supplement. If applicable, the trustee will be required to make unscheduled distributions on the day and in the amount specified in the related prospectus supplement if, due to substantial payments of principal (including Principal Prepayments) on the Issuing Entity Assets, the trustee or the servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any reserve account, may be insufficient to make required distributions on the certificates on that distribution date. The applicable prospectus supplement may provide for limits on the amount of any unscheduled distribution, but if it does not, the amount of any unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the certificates on the next distribution date. The applicable prospectus supplement may specify whether unscheduled distributions will include interest, but if it does not, unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in the related prospectus supplement.

Advances

To the extent provided in the related prospectus supplement, the servicer will be required to advance on or before each distribution date (from its own funds, funds advanced by subservicers or funds held in the Certificate Account for future distributions to the holders of certificates of the related series), an amount equal to the aggregate of payments of interest and/or principal that were delinquent on the related Determination Date (as this term is defined in the related prospectus supplement), subject to the servicer’s determination that the advances may be recoverable out of late payments by borrowers, Liquidation Proceeds, Insurance Proceeds or otherwise.

In making advances, the servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the certificates, rather than to guarantee or insure against losses. If advances are made by the servicer from cash being held for future distribution to certificateholders, the servicer will replace these funds on or before any future distribution date to the extent that funds in the applicable Certificate Account on that distribution date would be less than the amount required to be available for distributions to certificateholders on that date. Each advance will be reimbursable to the servicer out of recoveries on the specific loans with respect to which the advances were made (e.g., late payments made by the related borrower, any related Insurance Proceeds, Liquidation Proceeds or proceeds of any loan purchased by the depositor, a subservicer or a seller pursuant to the related Pooling and Servicing Agreement). Advances also will be reimbursable to the servicer from cash otherwise distributable to certificateholders (including the holders of senior certificates) to the extent that the servicer determines that any advances previously made are not ultimately recoverable as described above. To the extent provided in the related prospectus supplement, the servicer also will be obligated to make advances, to the extent recoverable out of Insurance Proceeds, Liquidation Proceeds or otherwise, for some taxes and insurance premiums not paid by borrowers on a timely basis. These advances are reimbursable to the servicer to the extent permitted by the related Pooling and Servicing Agreement. The obligations of the servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement of the type described herein under “Credit Enhancement,” in each case as described in the related prospectus supplement.

In the event the servicer or a subservicer fails to make a required advance, the applicable prospectus supplement may specify whether another party will have advancing obligations, but if it does not, the trustee will be obligated to make the advance in its capacity as successor servicer. If the trustee makes an advance, it will be entitled to be reimbursed for the advance to the same extent and degree as the servicer or a subservicer is entitled to be reimbursed for advances. We refer you to “Description of the Certificates--Distributions on Certificates.”

Reports to Certificateholders

Prior to or concurrently with the distribution of funds on a distribution date, the servicer or the trustee will furnish to each certificateholder of record of the related series (if applicable to that series of certificates) a statement setting forth certain specified information that may include, among other things:

•	the applicable Record Date, Determination Date (as this term is defined in the related prospectus supplement) and distribution date;

•
the amount of the distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related prospectus supplement, any applicable prepayment penalties included therein;

•	the amount of the distribution allocable to interest;

•	the amount of any advance;

•	the aggregate amount

•	otherwise allocable to subordinated certificates on that distribution date, and

•	withdrawn from the reserve account, if any, that is included in the amounts distributed to the senior certificates;

•	the outstanding principal balance or notional amount of each class of the related series after giving effect to the distribution of principal on that distribution date;

•	the percentage of principal payments on the loans (excluding Principal Prepayments), if any, which each class will be entitled to receive on the following distribution date;

•	the percentage of Principal Prepayments on the loans, if any, which each class will be entitled to receive on the following distribution date;

•
the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the servicer, and the amount of additional servicing compensation received by the servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

•	the amount of any other fees or expenses paid from the assets of the issuing entity, and the identity of the party receiving such fees or expenses;

•	the number and aggregate principal balances of loans

•	contractually delinquent (exclusive of loans in foreclosure)

•	1 to 30 days,

•	31 to 60 days,

•	61 to 90 days, and

•	91 or more days, and

•	in foreclosure and contractually delinquent

•	1 to 30 days,

•	31 to 60 days,

•	61 to 90 days, and

•	91 or more days,

as of the close of business on the last day of the calendar month preceding that distribution date;

•	the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

•	the Pass-Through Rate, if adjusted from the date of the last statement, of any class expected to be applicable to the next distribution to that class;

•	if applicable, the amount drawn from any reserve account for distribution on that distribution date and the amount remaining in any reserve account at the close of business on the distribution date;

•	the Pass-Through Rate, as of the day prior to the immediately preceding distribution date;

•
if applicable, the amounts drawn on any letters of credit, pool policies or other forms of credit enhancement for distribution on that distribution date and the amounts remaining under any letters of credit, pool policies or other forms of credit enhancement at the close of business on the distribution date;

•	any material modifications, extensions or waivers to the terms of the loans during the reporting period or that have cumulatively become material over time;

•	any material breaches of loan representations or warranties or covenants in the related Pooling and Servicing Agreement; and

•	information on any ratio, coverage or other tests used for determining any optional termination or performance trigger and whether the trigger was met.

Where applicable, any amount set forth above may be expressed as a dollar amount per single certificate of the relevant class having the Percentage Interest specified in the related prospectus supplement. The report to certificateholders for any series of certificates may include additional or other information of a similar nature to that specified above.

In addition, within a reasonable period of time after the end of each calendar year, the servicer or the trustee will furnish to each certificateholder of record at any time during that calendar year a report

•
as to the aggregate of amounts reported pursuant to the first two items above for that calendar year or, in the event that person was a certificateholder of record during a portion of that calendar year, for the applicable portion of that year, and

•	other customary information deemed necessary or desirable for certificateholders to prepare their tax returns.

The Pooling and Servicing Agreement relating to the particular series of certificates will set forth the party or parties responsible for the preparation of the above reports. No information contained in the reports will have been examined or reported upon by an independent public accountant. Copies of these reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the related issuing entity as an exhibit to that issuing entity’s monthly distribution reports on Form 10-D for so long as the issuing entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

Categories of Classes of Certificates

The certificates of any series may be comprised of one or more classes. The different classes of certificates in a series, in general, will fall into different categories. The following chart identifies and generally defines some of the more typical categories. The prospectus supplement for a series of certificates may identify the classes which comprise that series by reference to the following categories.

Categories of Classes	Definition

PRINCIPAL TYPES

Accretion Directed Class
A class that receives principal payments from the accreted interest from specified Accrual Classes. An accretion directed class also may receive principal payments from principal paid on the underlying Issuing Entity Assets for the related series.

Component Class
A class consisting of “components.” The components of a component class may have different principal and/or interest payment characteristics but together constitute a single class. Each component of a component class may be identified as falling into one or more of the categories in this chart.

Notional Amount Class	A class having no principal balance and bearing interest on the related notional amount. The notional amount is used for purposes of the determination of interest distributions.

Planned Principal Class
(also sometimes referred to as a “PAC”)
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the “structuring range” for the planned principal class. The planned principal classes in any series of certificates may be subdivided into different categories (e.g., primary planned principal classes, secondary planned principal classes and so forth) having different effective structuring ranges and different principal payment priorities. The structuring range for the secondary planned principal class of a series of certificates will be narrower than that for the primary planned principal class of that series. The prospectus supplement relating to each planned principal class will disclose the principal balance schedule pertaining to that class and the pricing and prepayment assumptions based upon which the schedule will have been prepared, including the actual characteristics of the underlying loans, the assumptions regarding original terms to maturity, the remaining terms to maturity, and interest rates of the underlying loans, and the assumptions some the rate of prepayment on the underlying loans.

Scheduled Principal Class
A class that is designed to receive principal payments using a predetermined principal balance schedule but is not designated as a planned principal class or targeted principal class. In many cases, the schedule is derived by assuming two constant prepayment rates for the underlying Issuing Entity Assets. These two rates are the endpoints for the “structuring range” for the scheduled principal class.

Sequential Pay Class
Classes that receive principal payments in a prescribed sequence, that do not have predetermined principal balance schedules and that under all circumstances receive payments of principal continuously from the first distribution date on which they receive principal until they are retired. A single class that receives principal payments before or after all other classes in the same series of certificates may be identified as a sequential pay class.

Strip Class	A class that receives a constant proportion, or “strip,” of the principal payments on the underlying Issuing Entity Assets.

Support Class (also
sometimes referred to
as a “Companion Class”)
A class that receives principal payments on any distribution date only if scheduled payments have been made on specified planned principal classes, targeted principal classes and/or scheduled principal classes.

Targeted Principal Class
(also sometimes
referred to as a “TAC”)
A class that is designed to receive principal payments using a predetermined principal balance schedule derived by assuming a single constant prepayment rate for the underlying Issuing Entity Assets. The prospectus supplement relating to each targeted principal class will disclose the principal balance schedule pertaining to that class and the pricing and prepayment assumptions based upon which the schedule will have been prepared, including the actual characteristics of the underlying loans, the assumptions regarding original terms to maturity, the remaining terms to maturity, and interest rates of the underlying loans, and the assumptions regarding the rate of prepayment on the underlying loans.

Non-amortizing Sequential Class
A class that generally receives no principal payments for a designated number of distribution dates and then receives a disproportionately small or large portion of the funds available for principal payments on subsequent distribution dates.

INTEREST TYPES

Fixed Rate Class	A class with an interest rate that is fixed throughout the life of the class.

Floating Rate Class	A class with an interest rate that resets periodically based upon a designated index and that varies directly with changes in that index.

Inverse Floating Rate Class	A class with an interest rate that resets periodically based upon a designated index and that varies inversely with changes in that index.

Variable Rate Class
A class with an interest rate that resets periodically and is calculated by reference to the rate or rates of interest applicable to specified assets or instruments (e.g., the interest rates borne by the underlying loans).

Interest Only Class
A class that receives some or all of the interest payments made on the underlying Issuing Entity Assets and little or no principal. Interest only classes have either a nominal principal balance or a notional amount. A nominal principal balance represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes. A notional amount is the amount used as a reference to calculate the amount of interest due on an interest only class that is not entitled to any distributions in respect of principal.

Principal Only Class	A class that does not bear interest and is entitled to receive only distributions in respect of principal.

Partial Accrual Class
A class that accretes a portion of the amount of accrued interest thereon, which amount will be added to the principal balance of that class on each applicable distribution date, with the remainder of accrued interest to be distributed currently as interest to that class. This accretion may continue until a specified event has occurred or until the partial accrual class is retired.

Accrual Class
A class that accretes the amount of accrued interest otherwise distributable on the class, which amount will be added as principal to the principal balance of the class on each applicable distribution date. This accretion may continue until some specified event has occurred or until the accrual class is retired.

Indices Applicable to Floating Rate and Inverse Floating Rate Classes

General. The indices applicable to Floating Rate and Inverse Floating Rate Classes will be indices used in debt transactions and, unless otherwise specified in the related prospectus supplement, will be limited to the indices described below.

LIBOR. The applicable prospectus supplement may specify some other basis for determining LIBOR, but if it does not, on the LIBOR Determination Date (as this term is defined in the related prospectus supplement) for each class of certificates of a series as to which the applicable interest rate or Pass-Through Rate is determined by reference to an index denominated as LIBOR, the person designated in the related Pooling and Servicing Agreement as the calculation agent will determine LIBOR in accordance with one of the two methods described below (which method will be specified in the related prospectus supplement):

LIBO Method. If using this method to calculate LIBOR, the calculation agent will determine LIBOR by reference to the quotations, as set forth on the Reuters Screen LIBO Page (as defined in the International Swaps and Derivatives Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), offered by the principal London office of each of the designated reference banks meeting the criteria set forth herein for making United States dollar deposits of the applicable duration in leading banks in the London Interbank market, as of 11:00 a.m. (London time) on the LIBOR Determination Date. In lieu of relying on the quotations for those reference banks that appear at that time on the Reuters Screen LIBO Page, the calculation agent will request each of the reference banks to provide the offered quotations at that time.

LIBOR will be established by the calculation agent on each LIBOR Determination Date as follows:

•
If on any LIBOR Determination Date two or more reference banks provide offered quotations, LIBOR for the next interest accrual period shall be the arithmetic mean of the offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/32%).

•	If on any LIBOR Determination Date only one or none of the reference banks provides offered quotations, LIBOR for the next interest accrual period shall be whichever is the higher of

•	LIBOR as determined on the previous LIBOR Determination Date, or

•	the reserve interest rate.

The reserve interest rate shall be the rate per annum which the calculation agent determines to be either

•
the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the calculation agent are quoting, on the relevant LIBOR Determination Date, to the principal London offices of at least two of the reference banks to which these quotations are, in the opinion of the calculation agent, being so made, or

•
if the calculation agent can not determine the arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the calculation agent are quoting on that LIBOR Determination Date to leading European banks.

•
If on any LIBOR Determination Date for a class specified in the related prospectus supplement, the calculation agent is required but is unable to determine the reserve interest rate in the manner provided above, LIBOR for the next interest accrual period shall be LIBOR as determined on the preceding LIBOR Determination Date, or, in the case of the first LIBOR Determination Date, LIBOR shall be deemed to be the per annum rate specified in the related prospectus supplement.

Each reference bank

•	must be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market,

•	may not control, be controlled by, or be under common control with the calculation agent, and

•	must have an established place of business in London.

If any reference bank is unwilling or unable to act in that capacity or if appointment of any reference bank is terminated, another leading bank meeting the criteria specified above will be appointed.

BBA Method. If using this method of determining LIBOR, the calculation agent will determine LIBOR on the basis of the British Bankers’ Association “Interest Settlement Rate” for one-month deposits in United States dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each LIBOR Determination Date. Interest Settlement Rates currently are based on rates quoted by eight British Bankers’ Association designated banks as being, in the view of those banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. Interest Settlement Rates are calculated by eliminating the two highest rates and the two lowest rates, averaging the four remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the LIBOR method described above under “--LIBO Method.”

The establishment of LIBOR on each LIBOR Determination Date by the calculation agent and its calculation of the rate of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Treasury Index. The applicable prospectus supplement may specify some other basis for determining and defining the Treasury Index, but if it does not, on the Treasury Index Determination Date (as this term is defined in the related prospectus supplement) for each class of certificates of a series as to which the applicable interest rate is determined by reference to an index denominated as a “Treasury Index,” the calculation agent will ascertain the Treasury Index for U.S. Treasury securities of the maturity and for the period (or, if applicable, date) specified in the related prospectus supplement. The Treasury Index for any period means the average of the yield for each business day during the period specified therein (and for any date means the yield for that date), expressed as a per annum percentage rate, on U.S. Treasury securities adjusted to the “constant maturity” (as further described below) specified in the related prospectus supplement or if no “constant maturity” is so specified, U.S. Treasury securities trading on the secondary market having the maturity specified in the related prospectus supplement, in each case as published by the Federal Reserve Board in its Statistical Release No. H.15 (519). Statistical Release No. H.15 (519) is published on Monday or Tuesday of each week and may be obtained by writing or calling the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 (202) 452-3244. If the calculation agent has not yet received Statistical Release No. H.15 (519) for that week, then it will use the Statistical Release from the immediately preceding week.

Yields on U.S. Treasury securities at “constant maturity” are derived from the U.S. Treasury’s daily yield curve. This curve, which relates the yield on a certificate to its time to maturity, is based on the closing market bid yields on actively traded U.S. Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no certificate with that exact maturity is outstanding. If the Treasury Index is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Pooling and Servicing Agreement relating to the particular series of certificates. The calculation agent’s determination of the Treasury Index, and its calculation of the rates of interest for the applicable classes for the related interest accrual period shall (in the absence of manifest error) be final and binding.

Prime Rate. The applicable prospectus supplement may specify the party responsible for determining the Prime Rate, but if it does not, on the Prime Rate Determination Date (as this term is defined in the related prospectus supplement) for each class of certificates of a series as to which the applicable interest rate is determined by reference to an index denominated as the Prime Rate, the calculation agent will ascertain the Prime Rate for the related interest accrual period. The applicable prospectus supplement may provide for the means for determining the Prime Rate, but if it does not, the Prime Rate for an interest accrual period will be the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal (or if not so published, the “Prime Rate” as published in a newspaper of general circulation selected by the calculation agent in its sole discretion) on the related Prime Rate Determination Date. If a prime rate range is given, then the average of the range will be used. If the Prime Rate is no longer published, a new index based upon comparable data and methodology will be designated in accordance with the Pooling and Servicing Agreement relating to the particular series of certificates. The calculation agent’s determination of the Prime Rate and its calculation of the rates of interest for the related interest accrual period shall (in the absence of manifest error) be final and binding.

The interest rate index or indices applicable to floating rate and inverse floating rate classes of any series (the “Certificates Index”) may not be equal to the actual index or indices employed under applicable loan documents in calculating the interest rates on loans in the relevant class or classes of certificates (the “Loan Indices”). If this type of interest rate mismatch occurs, the amounts available for payment of interest on the relevant class or classes of certificates may increase or decrease depending upon the divergence between performance of the applicable Certificates Index and the composite performance of the applicable Loan Indices. While it might be possible, through the use of a reserve account, interest rate swaps, financial derivative contracts or other means, to hedge against the risk that divergences between the Certificates Index and the Loan Indices might result in insufficient interest payments being generated from loans backing the relevant class or classes of certificates to pay the interest accruing on those class or classes of certificates, the availability of interest rate hedging protection, if any, will only be as disclosed in the related prospectus supplement.

Book-Entry Registration of Certificates

The prospectus supplement for a series may specify that the certificates of that series initially will be represented by one or more book-entry certificates, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company (“DTC”).  Unless and until the certificates are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a certificate.  All references in this prospectus to actions by certificateholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to certificateholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the certificates, for distribution to certificateholders in accordance with DTC’s procedures.  The beneficial owners of the certificates will not be recognized by the trustee as certificateholders under the related Pooling and Servicing Agreement, and the beneficial owners of the certificates will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participating organizations.  The beneficial owners of the certificates may hold certificates in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.  DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the securities, banks, trust companies, clearing corporations and other organizations.  Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly.  Transfers between organizations participating in DTC will occur in accordance with DTC rules.  The rules applicable to DTC and its participating organizations are on file with the SEC.

Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers’ securities accounts in the name of Clearstream and Euroclear on the books of their respective depositories.  The depositories will in turn hold those positions in customers’ securities accounts in the depositories’ names on the books of DTC.  Transfers between organizations participating in Clearstream and organizations participating in Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or Euroclear, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines.  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.  Organizations participating in Clearstream or Euroclear may not deliver instructions directly to the Clearstream or Euroclear depositories.

Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or Euroclear on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through an organization participating in Clearstream or Euroclear to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the securities on DTC’s records.  The ownership interests of the beneficial owners of the securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant.  The beneficial owners of the securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction.  Transfers of ownership interests in the securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the securities.

To facilitate subsequent transfers, all securities deposited with DTC by its participating organizations are registered in the name of Cede & Co.  The deposit of securities with DTC and their registration in the name of Cede & Co. effects no change in beneficial ownership.  DTC has no knowledge of the identity of the beneficial owners of the securities.  DTC’s records reflect only the identity of the organizations participating in DTC to whose accounts the securities are credited, which may or may not be the beneficial owners of the securities.  Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the securities, may be limited due to lack of a physical certificate for the securities.

Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.  Neither DTC nor Cede & Co. will consent or vote with respect to the securities.  Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date, which assigns Cede & Co.’s consenting or voting rights to those organizations participating in DTC to whose accounts the securities are credited on the record date as identified in a listing attached to the omnibus proxy.  Principal and interest payments on the securities will be made to DTC.  DTC’s practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the distribution date.  Payments by organizations participating in DTC to the beneficial owners of the securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee, the servicer or the depositor, subject to any statutory or regulatory requirements as may be in effect from time to time.  Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the securities is the responsibility of those organizations or indirect participants in DTC.  Accordingly, the beneficial owners of the securities may experience some delay in their receipt of principal and interest payments.

Clearstream Banking, Luxembourg, S.A. (“Clearstream”) is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts.  The electronic book-entry system eliminates the need for physical movement of securities.  Transactions may be settled by Clearstream in multiple currencies, including United States dollars.  Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the securities.  Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly.  Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V., as operator of Euroclear, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

Euroclear System (“Euroclear”) was created in 1968 to hold securities for organizations participating in Euroclear and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment.  The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled through Euroclear in multiple currencies, including United States dollars.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

Euroclear Bank S.A./N.V., a market owned bank incorporated under the laws of the Kingdom of Belgium and licensed by the Belgian Banking and Finance Commission, assumed the operating and banking functions of Euroclear as of January 1, 2001. All operations are conducted by Euroclear Bank S.A./N.V., and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with Euroclear Bank S.A./N.V. Euroclear Bank S.A./N.V. establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include central banks, commercial banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of Euroclear, transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The operator of Euroclear acts only on behalf of organizations participating in Euroclear and has no record of or relationship with persons holding through those organizations.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by its depository.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  We refer you to “Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors” and “Federal Income Tax Consequences--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made--Taxation of Certain Foreign Investors.” Clearstream or the operator of Euroclear, as the case may be, will take any other action permitted to be taken by a certificateholder under the applicable agreement on behalf of an organization participating in Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to its depository’s ability to effect those actions on its behalf through DTC.

Definitive certificates will be issued to certificateholders only if

•
DTC or the depositor advises the applicable trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository for the certificates and the trustee is unable to locate a qualified successor,

•	the depositor at its option, elects to terminate the book-entry system through DTC, or

•
after the occurrence of an Event of Default or the resignation or removal of the servicer for the certificates, holders representing at least a majority of the outstanding principal amount of the related certificates of that series advise DTC, either directly or through DTC participants, in writing (with instructions to notify the applicable trustee in writing) that the continuation of a book-entry system through DTC (or a successor thereto) for those certificates is no longer in the best interest of the holders of the certificates.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the certificates of the occurrence of the event and the availability through DTC of definitive certificates. Upon surrender by DTC of the global certificate or certificates representing the book-entry certificates and instructions for re-registration, the trustee will issue definitive certificates, and thereafter the trustee will recognize the holders of the definitive certificates as certificateholders under the applicable Pooling and Servicing Agreement.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants in DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, and these procedures may be modified or discontinued at any time.

None of the servicer, the depositor or the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee of DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

CREDIT ENHANCEMENT

General

If so specified in the prospectus supplement for a series of certificates, the related issuing entity may hold, or one or more classes of that series may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the loans to the holders of the certificates, including, without limitation, insurance policies, surety bonds, reserve accounts and hedge agreements. In addition, if so specified in the prospectus supplement for a series, one or more classes of certificates of the series may be entitled to the benefits of other credit enhancement arrangements, including subordination, overcollateralization or cross-collateralization. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the certificates and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more classes of certificates will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several classes of certificates, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of certificates are distributed prior to the distributions to other classes of certificates, the classes of certificates which receive distributions at a later time are more likely to bear any losses that exceed the amount covered by credit enhancement. In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related certificates.

Subordination

If so specified in the related prospectus supplement, a series may include one or more classes of certificates that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of certificates of the series. If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated certificates of a series may instead be payable to one or more classes of senior certificates of the series under the circumstances and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, delays in receipt of scheduled payments on the loans and losses with respect to those loans will be borne first by classes of subordinated certificates and thereafter by one or more classes of senior certificates, under the circumstances and subject to the limitations specified in the prospectus supplement. The aggregate distributions in respect of delinquent payments on the loans over the lives of the certificates or at any time, the aggregate losses which must be borne by the subordinated certificates by virtue of subordination and the amount of the distributions otherwise payable to the subordinated certificates that will be payable to the senior certificates on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the loans or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated certificates or, if applicable, were to exceed a specified maximum amount, holders of senior certificates could experience losses on the certificates.

If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated certificates on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior certificates or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels. If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the holders of any class of certificates at the times and under the circumstances specified in the prospectus supplement.

If so specified in the related prospectus supplement, one or more classes of certificates may bear the risk of losses not covered by credit enhancement prior to other classes of certificates. Subordination might be effected by reducing the principal balance of the subordinated certificates on account of the losses, thereby decreasing the proportionate share of distributions allocable to the certificates, or by another means specified in the prospectus supplement.

If so specified in the related prospectus supplement, various classes of senior certificates and subordinated certificates may themselves be subordinate in their right to receive distributions to other classes of senior certificates and subordinated certificates, respectively, through a cross-collateralization mechanism or otherwise. If so set forth in the prospectus supplement, the same class of certificates may constitute senior certificates with respect to specified types of payments or losses and subordinated certificates with respect to other types of payments or losses.

Distributions may be allocated among classes of senior certificates and classes of subordinated certificates

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events, or

•	otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated certificates, payments to holders of senior certificates on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, the aggregate principal balance of the loans held by an issuing entity may exceed the original principal balance of the related certificates. In addition, if so provided in the related prospectus supplement, specified classes of certificates may be entitled to receive distributions of excess cash as an additional payment of principal, thereby accelerating the payment of the principal of the certificates relative to the amortization of the related loans. This acceleration feature may continue for the life of the applicable classes of certificates or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross-Collateralization

If so specified in the related prospectus supplement, the interests in separate groups of assets may be evidenced by separate classes of the related series of certificates. In that case, credit enhancement may be provided by a cross-collateralization feature which requires that distributions be made with respect to specified certificates evidencing interests in one or more asset groups prior to distributions to other certificates evidencing interests in other asset groups. The prospectus supplement for a series that includes a cross-collateralization feature will describe the specific manner and conditions for applying the cross-collateralization feature.

Financial Guaranty Insurance Policies

If so specified in the related prospectus supplement, one or more financial guaranty insurance policies will be obtained and maintained for one or more classes or series of certificates. The issuer of any specified financial guaranty insurance policy will be named in the related prospectus supplement. In general, financial guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related certificates are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by the trustee or an agent of the trustee for distribution by the trustee to those holders. The specific terms and limitations of any financial guaranty insurance policy will be set forth in the related prospectus supplement.

Mortgage Pool Insurance Policies

If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement. A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy. The specific terms and limitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any special hazard insurance policy will be named in the related prospectus supplement. The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

Bankruptcy Bonds

If so specified in the related prospectus supplement, one or more mortgagor bankruptcy bonds covering losses resulting from proceedings under the Bankruptcy Reform Act of 1978, as amended, and related rules promulgated thereunder (collectively, the “Bankruptcy Code”), will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any bankruptcy bond will be named in the related prospectus supplement. Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a loan or a reduction by the court of the principal amount of a loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Accounts

If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve accounts established and maintained with the trustee. In addition, if so specified in the related prospectus supplement, a reserve account may be funded with all or a portion of the interest payments on the related loans not needed to make required distributions.

Amounts on deposit in a reserve account and the proceeds of any other instrument upon maturity will be held in cash or will be invested in “Permitted Investments” which may include

•	obligations of the United States or any agency thereof, provided these obligations are backed by the full faith and credit of the United States,

•
general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency rating the related series of certificates, or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to that certificates by each Rating Agency,

•
commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to that certificates by each Rating Agency,

•
certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of that depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of that holding company, but only if Moody’s Investors Service, Inc. (“Moody’s”) is not a Rating Agency for that series of certificates) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for those certificates, or any lower ratings that will not result in the downgrading or withdrawal of the rating then assigned to those certificates by any Rating Agency,

•	demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that the deposits are fully insured by the FDIC,

•
guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of the agreements, terms and conditions that will not result in the downgrading or withdrawal of the rating then assigned to those certificates by any Rating Agency,

•
repurchase obligations for any certificate described in the first two bullets above, in either case entered into with a depository institution or trust company (acting as principal) described in the fourth bullet above,

•
certificates (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of that investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s or Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (“S&P”), the rating shall be the highest commercial paper rating of Moody’s or S&P, as applicable, for those certificates), or a lower rating that will not result in the downgrading or withdrawal of the rating then assigned to those certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency,

•
interests in any money market fund which at the date of acquisition of the interests in the fund and throughout the time those interests are held in the fund has the highest applicable rating by each Rating Agency or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to those certificates by each Rating Agency,

•
short term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its respective highest applicable rating category or a lower rating that will not result in the downgrading or withdrawal of the ratings then assigned to those certificates by each Rating Agency, and

•
other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to those certificates by any Rating Agency, as evidenced by a signed writing delivered by each Rating Agency; provided that no instrument shall be a Permitted Investment if the instrument evidences the right to receive interest-only payments on the obligations underlying that instrument; and provided further, that no investment specified in the ninth or tenth bullet above will be a Permitted Investment for any pre-funding account or any related capitalized interest account.

If a letter of credit is deposited in a reserve account, the letter of credit will be irrevocable. All instruments deposited in a reserve account will name the trustee, in its capacity as trustee for the holders of the certificates, as beneficiary and will be issued by an entity acceptable to each Rating Agency that rates the certificates of the related series. Additional information regarding instruments deposited in reserve accounts will be set forth in the related prospectus supplement.

Amounts on deposit, and proceeds of instruments on deposit, in reserve accounts will be available for withdrawal and distribution to the holders of certificates of the related series for the purposes, in the manner and at the times specified in the related prospectus supplement.

Hedge Agreements

If so provided in the prospectus supplement for a series of certificates, the related issuing entity may hold one or more interest rate swap agreements, interest rate cap agreements, interest rate corridor agreements or similar derivative instruments providing limited protection against interest rate and other risks for one or more classes of that series. These hedge agreements may provide the issuing entity with additional amounts that will be available to make payments or build up overcollateralization, or both, on one or more classes of a series of certificates. The specific terms and limitations of any hedge agreement will be set forth in the related prospectus supplement.

Other Credit Enhancement

If so provided in the prospectus supplement for a series of certificates, the related issuing entity may hold, or one or more classes of that series may be entitled to the benefits of, other specified assets including, without limitation, insurance policies, guaranties, surety bonds, letters of credit, guaranteed investment contracts or similar arrangements:

•	for the purpose of maintaining timely payments or providing additional protection against losses on the assets held by the issuing entity;

•	for the purpose of paying administrative expenses;

•	for the purpose of establishing a minimum reinvestment rate on the payments made in respect of those assets or principal payment rates on those assets;

•	for the purpose of guaranteeing timely distributions with respect to the certificates; or

•	for other purposes as may be specified in the prospectus supplement.

These arrangements may be in addition to or in substitution for any forms of credit enhancement described in this prospectus.

Any form of credit enhancement must be acceptable to each rating agency that provides, at the request of the depositor, a rating for the certificates of the related series.

If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate asset groups included in an issuing entity, without priority among the asset groups, until the credit enhancement is exhausted. If applicable, the prospectus supplement will identify the asset groups in the issuing entity to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified asset groups included in the issuing entity.

OTHER DERIVATIVE INSTRUMENTS

If so provided in the prospectus supplement for a series of certificates, the related issuing entity may hold one or more interest rate swap agreements, interest rate cap agreements, interest rate corridor agreements or similar derivative instruments that are used to alter the payment characteristics of the cash flows from the issuing entity and whose primary purpose is not to provide credit enhancement relating to the mortgage loans or the certificates. The specific terms and limitations of any derivative instrument of this type will be set forth in the related prospectus supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

The yields to maturity and weighted average lives of the certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Issuing Entity Assets held by the related issuing entity. The original terms to maturity of the loans held by a given issuing entity will vary depending upon the type of loans included therein. Each prospectus supplement will contain information regarding the type and maturities of the loans held by the related issuing entity. The related prospectus supplement will specify the circumstances, if any, under which the related loans will be subject to prepayment penalties. The prepayment experience on the loans held by an issuing entity will affect the weighted average life of the related series of certificates.

The rate of prepayment on the loans cannot be predicted. The prepayment experience of the related issuing entity may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility. The enforcement of a “due-on-sale” provision (as described below) will have the same effect as a prepayment of the related loan. We refer you to “Legal Aspects of the Loans--Due-on-Sale Clauses.” In addition, the servicer and its affiliates periodically conduct mass mailings to their existing customers with respect to the refinancing of existing mortgage loans. Although these marketing efforts are not specifically directed to customers who have mortgage loans held by an issuing entity, these customers may receive the marketing materials as part of a broader mailing, which may result in an increase in the rate of prepayments of mortgage loans held by an issuing entity through refinancings. The yield to an investor who purchases certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the loans is actually different than the rate anticipated by the investor at the time the certificates were purchased.

Collections on revolving credit line loans may vary because, among other things, borrowers may

•
make payments during any month as low as the minimum monthly payment for that month or, during the interest-only period for some revolving credit line loans with respect to which an interest-only payment option has been selected, the interest and the fees and charges for that month, or

•	make payments as high as the entire outstanding principal balance plus accrued interest and the fees and charges thereon.

It is possible that borrowers may fail to make the required periodic payments. In addition, collections on the loans may vary due to seasonal purchasing and the payment habits of borrowers.

To the extent specified in the related prospectus supplement, conventional loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or some transfers by the borrower of the related mortgaged property. Loans insured by the FHA, and loans on Single Family Properties partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on these loans may be lower than that of conventional loans bearing comparable interest rates. The servicer generally will enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the mortgaged property and reasonably believes that it is entitled to do so under applicable law; provided, however, that the servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. We refer you to “The Pooling and Servicing Agreement--Collection Procedures” and “Legal Aspects of the Loans” for a description of some provisions of each Pooling and Servicing Agreement and some legal developments that may affect the prepayment experience on the loans.

The rate of prepayments on conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the interest rates borne by the loans, the loans are more likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above those interest rates. Conversely, if prevailing interest rates rise appreciably above the interest rates borne by the loans, the loans are more likely to experience a lower prepayment rate than if prevailing rates remain at or below those loan interest rates. However, there can be no assurance that this will be the case.

When a full prepayment is made on a loan, the borrower is charged interest on the principal amount of the loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment, rather than for a full month. The effect of prepayments in full will be to reduce the amount of interest passed through or paid in the following month to holders of certificates because interest on the principal amount of any loan so prepaid will generally be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through or paid in that month. Prepayments will be passed through or paid as described in the related prospectus supplement.

Even assuming that the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by certificateholders could occur. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a property. In the event of a default by a borrower, these restrictions among other things, may impede the ability of the servicer to foreclose on or sell the mortgaged property or to obtain Liquidation Proceeds sufficient to repay all amounts due on the related loan. In addition, the servicer will be entitled to deduct from related Liquidation Proceeds all expenses reasonably incurred in attempting to recover amounts due on defaulted loans and not yet repaid, including payments to senior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses.

Liquidation expenses for defaulted mortgage loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted mortgage loan having a small remaining principal balance as it would in the case of a defaulted mortgage loan having a large remaining principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the remaining principal balance of the small mortgage loan than would be the case with the other defaulted mortgage loan having a large remaining principal balance.

Applicable state laws generally regulate interest rates and other charges, require specified disclosures, and require licensing of some originators and servicers of loans. In addition, most have other laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the servicer to damages and administrative sanctions.

If the rate at which interest is passed through or paid to the holders of certificates of a series is calculated on a loan-by-loan basis, disproportionate principal prepayments among loans with different interest rates will affect the yield on those certificates. In most cases, the effective yield to certificateholders will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price, because while interest will accrue on each loan in each month, the distribution of interest will not be made earlier than the month following the month of accrual.

Under some circumstances, the servicer, the holders of the residual interests in a REMIC or any person specified in the related prospectus supplement may have the option to purchase the assets of an issuing entity thereby causing earlier retirement of the related series of certificates. We refer you to “The Pooling and Servicing Agreement--Termination; Optional Termination.”

The relative contribution of the various factors affecting prepayment may vary from time to time. There can be no assurance as to the rate of payment of principal of the Issuing Entity Assets at any time or over the lives of the certificates.

The prospectus supplement relating to a series of certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of those certificates.

THE POOLING AND SERVICING AGREEMENT

Set forth below is a description of the material provisions of each Pooling and Servicing Agreement which is not described elsewhere in this prospectus. The description is subject to, and qualified in its entirety by reference to, the provisions of each Pooling and Servicing Agreement. Where particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the provisions or terms are as specified in the Pooling and Servicing Agreement.

Assignment of the Issuing Entity Assets

Conveyance of the Loans. At the time of issuance of the certificates of a series, the depositor will convey the Issuing Entity Assets, including the loans and all payments of principal and interest received on the loans after the cut-off date (to the extent not applied in computing the principal balance of the loans as of the cut-off date) but excluding any Retained Interest, to the trustee, without recourse. The trustee will, concurrently with the conveyance, deliver the certificates to the depositor in exchange for the Issuing Entity Assets. Each loan included in the Issuing Entity Assets will be identified in a schedule appearing as an exhibit to the related Pooling and Servicing Agreement. This schedule will include information as to the outstanding principal balance of each loan after application of payments due on or before the cut-off date, as well as information regarding the interest rate or APR, the maturity of the loan, the Combined Loan-to-Value Ratio at origination and other specified information.

If stated in the accompanying prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS(R), assignments of mortgages for any loans held by the related issuing entity will be registered electronically through the MERS(R) system. For mortgages registered through the MERS(R) system, MERS(R) shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those mortgages or the related loans.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will also deliver or cause to be delivered to the trustee (or to the custodian hereinafter referred to) as to each loan, among other things:

•	the mortgage note or contract endorsed without recourse in blank or to the order of the trustee;

•
the mortgage, deed of trust or similar instrument (a “Mortgage”) with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the depositor will deliver or cause to be delivered a copy of the Mortgage together with a certificate stating that the original of the Mortgage was delivered to that recording office);

•	except in the case of a mortgage registered with MERS(R), an assignment of the Mortgage to the trustee, which assignment will be in recordable form;

•	other assignments deemed necessary by the trustee, including assignments of title insurance policies covering the mortgaged properties; and

•
any other security documents, including those relating to any senior interests in the mortgaged property, as may be specified in the related prospectus supplement or the related Pooling and Servicing Agreement.

The trustee (or the custodian hereinafter referred to) will review these loan documents within the time period specified in the related Pooling and Servicing Agreement after receipt thereof, and the trustee will hold those documents in trust for the benefit of the related certificateholders. If certain loan documents are found to be missing or defective in any material respect, the trustee (or the custodian) will notify the servicer and the depositor, and the servicer will notify the related seller. If the seller cannot cure the omission or defect within the time period specified in the related Pooling and Servicing Agreement after receipt of the notice, the seller will be obligated to either

•	purchase the related loan from the issuing entity at the Purchase Price, or

•
if so specified in the related prospectus supplement, remove the loan from the issuing entity and substitute in its place one or more other loans that meets the requirements set forth in the related Pooling and Servicing Agreement and described in the related prospectus supplement.

There can be no assurance that a seller will fulfill this purchase or substitution obligation. Although the servicer may be obligated to enforce this obligation to the extent described above under “Loan Program--Representations by Sellers; Repurchases,” neither the servicer nor the depositor will be obligated to purchase or replace the loan if the seller defaults on its obligation. The applicable prospectus supplement may provide other remedies, but if it does not, this obligation to cure, purchase or substitute constitutes the sole remedy available to the certificateholders or the trustee for omission of, or a material defect in, a loan document.

The trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the loans as agent of the trustee.

Notwithstanding the foregoing provisions, no purchase or substitution of a loan will be made for an issuing entity which has made a REMIC election if the purchase or substitution would result in a prohibited transaction tax under the Code.

No Recourse to Sellers, Depositor or Servicer. As described above under “--Conveyance of the Loans,” the depositor will cause the loans included in the Issuing Entity Assets to be conveyed to the trustee, without recourse. However, each seller (and Equity One, where the seller is a subsidiary or affiliate of Equity One) will be obligated to repurchase or substitute for any loan as to which certain representations and warranties are breached or for failure to deliver certain documents relating to the loans as described herein under “--Conveyance of the Loans” and “Loan Program--Representations by Sellers; Repurchases.” The applicable prospectus supplement may provide other remedies, but if it does not, these obligations to purchase or substitute constitute the sole remedy available to the certificateholders of the related series or the trustee for a breach of any representation or failure to deliver a loan document.

Payments on Loans; Deposits to Certificate Account

The servicer will establish and maintain or cause to be established and maintained for the related issuing entity a separate account or accounts for the collection of payments on the related Issuing Entity Assets held by the issuing entity (the “Certificate Account”). The applicable prospectus supplement may provide for other requirements for the Certificate Account, but if it does not, the Certificate Account must be one of the following:

•
maintained with a depository institution the debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the obligations of which) are rated in one of the two highest rating categories by the Rating Agency or Rating Agencies that rated one or more classes of the related series of certificates;

•
an account or accounts the deposits in which are fully insured by the Bank Insurance Fund (the “BIF”) of the FDIC or the Savings Association Insurance Fund (as successor to the Federal Savings and Loan Insurance Corporation (the “SAIF”));

•
an account or accounts the deposits in which are insured by the BIF or the SAIF (to the limits established by the FDIC), and the uninsured deposits in which are otherwise secured so that, as evidenced by an opinion of counsel, the certificateholders have a claim on the funds in the Certificate Account or a perfected first priority security interest against any collateral securing these funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained; or

•	an account or accounts otherwise acceptable to each Rating Agency.

The collateral eligible to secure amounts in the Certificate Account is limited to Permitted Investments. A Certificate Account may be maintained as an interest-bearing account or the funds held therein may be invested pending each succeeding distribution date in Permitted Investments. The servicer or its designee will be entitled to receive any interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the servicer or with a depository institution that is an affiliate of the servicer, provided it meets the standards set forth above.

The servicer will deposit or cause to be deposited in the Certificate Account for each issuing entity, to the extent applicable and provided in the Pooling and Servicing Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the cut-off date (other than payments applied in computing the principal balance of the loans as of the cut-off date and exclusive of any amounts representing Retained Interests):

•	all payments on account of principal, including Principal Prepayments and, if specified in the related prospectus supplement, any applicable prepayment penalties, on the loans;

•	all payments on account of interest on the loans, net of applicable servicing compensation;

•
all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items (“Insured Expenses”) incurred, and unreimbursed advances made, by the servicer, if any) of the hazard insurance policies and any primary mortgage insurance policies, to the extent these proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the servicer’s normal servicing procedures (collectively, “Insurance Proceeds”) and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure (“Liquidation Expenses”) and unreimbursed advances made, by the servicer, if any) received and retained in connection with the liquidation of defaulted loans, by foreclosure or otherwise (“Liquidation Proceeds”), together with any net proceeds received on a monthly basis on any properties acquired on behalf of the certificateholders by foreclosure or deed in lieu of foreclosure;

•
all proceeds of any loan or property in respect thereof purchased by the servicer, the depositor or any seller as described under “Loan Program--Representations by Sellers; Repurchases” or “--Assignment of the Issuing Entity Assets” and all proceeds of any loan repurchased as described under “--Termination; Optional Termination”;

•	all payments required to be deposited in the Certificate Account in order to satisfy any deductible clause in any blanket insurance policy described under “--Hazard Insurance”;

•
any amount required to be deposited by the servicer in connection with losses realized on investments for the benefit of the servicer of funds held in the Certificate Account and, to the extent specified in the related prospectus supplement, any payments required to be made by the servicer in connection with prepayment interest shortfalls; and

•	all other amounts required to be deposited in the Certificate Account pursuant to the Pooling and Servicing Agreement.

The servicer (or the depositor, as applicable) may from time to time direct the institution that maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

•
to pay to the servicer the servicing fees described in the related prospectus supplement (subject to reduction) and, as additional servicing compensation, earnings on or investment income on funds in the amounts in the Certificate Account credited thereto;

•
to reimburse the servicer for advances, this right of reimbursement for any loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on the loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which that advance was made;

•	to reimburse the servicer for any advances previously made which the servicer has determined to be nonrecoverable;

•	to reimburse the servicer from Insurance Proceeds for expenses incurred by the servicer and covered by the related insurance policies;

•
to reimburse the servicer for unpaid servicing fees and unreimbursed out-of-pocket costs and expenses incurred by the servicer in the performance of its servicing obligations, the right of reimbursement being limited to amounts received representing late recoveries of the payments for which the advances were made;

•
to pay to the servicer, for each loan or property acquired in respect thereof that has been purchased by the servicer pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the principal balance of the repurchased loan;

•	to reimburse the servicer or the depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

•	to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

•	to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, on or prior to the business day immediately preceding each distribution date, the servicer shall withdraw from the Certificate Account the amount of Available Funds, to the extent on deposit, for deposit in an account maintained by the trustee for the related series of certificates.

Pre-Funding Account

If so provided in the related prospectus supplement, the servicer will establish and maintain a pre-funding account, in the name of the related trustee on behalf of the related certificateholders, into which the depositor will deposit cash in an amount (the “Pre-Funded Amount”) specified in the related prospectus supplement on the related closing date. The pre-funding account will be maintained with the trustee for the related series of certificates and is designed solely to hold funds to be applied by the trustee during the period from the related closing date to a date specified in the related prospectus supplement (the “Funding Period”) to pay to the depositor or the applicable sellers, as the case may be, the purchase price for subsequent loans (“Subsequent Loans”) acquired as Issuing Entity Assets. Subsequent Loans will be required to conform to the requirements set forth in the related Pooling and Servicing Agreement and described in the related prospectus supplement. Monies on deposit in the pre-funding account will not be available to cover losses on or in respect of the related loans. The Pre-Funded Amount will not exceed 50% of the initial aggregate principal amount of the certificates of the related series. The Pre-Funded Amount will be used by the related trustee to purchase Subsequent Loans from the depositor or the applicable sellers, as the case may be, from time to time during the Funding Period. The Funding Period, if any, for an issuing entity will begin on the related closing date and will end on the date specified in the related prospectus supplement, which in no event will be later than the date that is the earliest to occur of

•	the date the amount on deposit in the pre-funding account is less than the minimum dollar amount, if any, specified in the related Pooling and Servicing Agreement;

•	the date on which an event of default occurs under the related Pooling and Servicing Agreement, or

•	the date which is one year after the related closing date.

Monies on deposit in the pre-funding account may be invested in Permitted Investments under the circumstances and in the manner described in the related Pooling and Servicing Agreement. Earnings on investment of funds in the pre-funding account will be deposited into the related Certificate Account or another trust account specified in the related prospectus supplement and losses will be charged against the funds on deposit in the pre-funding account. Any amounts remaining in the pre-funding account at the end of the Funding Period will be distributed to the related certificateholders in the manner and priority specified in the related prospectus supplement, as a prepayment of principal of the related certificates.

In addition, if so provided in the related prospectus supplement, on the related closing date the depositor will deposit in a capitalized interest account cash in the amount necessary to cover shortfalls in interest on the related series of certificates that may arise as a result of utilization of the pre-funding account as described above. The capitalized interest account shall be maintained with the trustee for the related series of certificates and is designed solely to cover the above-mentioned interest shortfalls. Monies on deposit in the capitalized interest account will not be available to cover losses on or in respect of the related loans. To the extent that the entire amount on deposit in the capitalized interest account has not been applied to cover shortfalls in interest on the related series of certificates by the end of the Funding Period any amounts remaining in the capitalized interest account will be paid to the depositor.

Subservicing

Each seller of a loan or any other servicing entity may act as the subservicer for the loan pursuant to a subservicing agreement, which will not contain any terms inconsistent with the related Pooling and Servicing Agreement. A subservicer may be an affiliate of the depositor. Under any subservicing agreement, each subservicer will agree, among other things, to perform some or all of the servicer's servicing obligations, including but not limited to, making Advances to the related securityholders. While each subservicing agreement will be a contract solely between the servicer and the subservicer, the Pooling and Servicing Agreement pursuant to which a series of certificates is issued will provide that, if for any reason the servicer for the series of certificates is no longer the servicer of the related loans, the trustee or any successor servicer must recognize the subservicer’s rights and obligations under the subservicing agreement. The servicer will remain liable for its servicing obligations that are delegated to a subservicer as if the servicer alone were servicing such loans.

Collection Procedures

The servicer, directly or through one or more subservicers, will make reasonable efforts to collect all payments called for under the loans and will, consistent with each Pooling and Servicing Agreement and any pool insurance policy, primary mortgage insurance policy, FHA insurance, VA guaranty, bankruptcy bond or alternative arrangements, follow collection procedures that are customary for loans comparable to the loans. Consistent with the above, the servicer may, in its discretion, waive any assumption fee, late payment or other charge in connection with a loan and, to the extent not inconsistent with the coverage of the loan by a pool insurance policy, primary mortgage insurance policy, FHA insurance, VA bond or alternative arrangements, if applicable, arrange with a borrower a schedule for the liquidation of delinquencies running for no more than 125 days after the applicable due date for each payment. To the extent the servicer is obligated to make or cause to be made advances, the obligation will remain during any period of this arrangement.

In any case in which property securing a loan has been, or is about to be, conveyed by the mortgagor or obligor, the servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and will not impair or threaten to impair any recovery under any primary mortgage insurance policy. If these conditions are not met or if the servicer reasonably believes it is unable under applicable law to enforce the due-on-sale clause or if the loan is a mortgage loan insured by the FHA or partially guaranteed by the VA, the servicer will enter into or cause to be entered into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person becomes liable for repayment of the loan and, to the extent permitted by applicable law, the mortgagor remains liable thereon. Any fee collected by or on behalf of the servicer for entering into an assumption agreement will be retained by or on behalf of the servicer as additional servicing compensation. We refer you to “Legal Aspects of the Loans--Due-on-Sale Clauses.” In connection with any assumption of this type, the terms of the related loan may not be changed.

Hazard Insurance

Except as otherwise specified in the related prospectus supplement, the servicer will require the mortgagor or obligor on each loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of mortgaged property in the state in which that mortgaged property is located. Except as otherwise specified in the related prospectus supplement, this coverage will be in an amount equal to at least the lesser of

•	the sum of the original principal balance of the loan and the original principal balance of any other loan on the mortgaged property having lien priority over the loan, if any, and

•	the greater of

•	the maximum insurable value of the improvements on the mortgaged property and

•	an amount sufficient to ensure that the proceeds of the policy will prevent the mortgagor and/or the mortgagee from becoming a co-insurer.

All amounts collected by the servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor or obligor in accordance with the servicer’s normal servicing procedures) will be deposited in the related Certificate Account. In the event that the servicer maintains a blanket policy insuring against hazard losses on all the loans held by an issuing entity, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. This blanket policy may contain a deductible clause, in which case the servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for this clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in some cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all inclusive. If the mortgaged property securing a loan is located in a federally designated special flood area at the time of origination, the servicer will require the mortgagor or obligor to obtain and maintain flood insurance.

The hazard insurance policy covering each mortgaged property securing each loan typically contains a clause which in effect requires the insured at all times to carry insurance in an amount which is the lesser of

•	the replacement value of the mortgaged property, or

•	the principal amount of the loan.

Most insurance policies provide that if the insured’s coverage falls below a specified percentage (usually 80% to 90%), then the insurer’s liability in the event of partial loss will not exceed the larger of

•	the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed, or

•	the same proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of these improvements.

Since the amount of hazard insurance the servicer may cause to be maintained on the improvements securing the loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related prospectus supplement, a special hazard insurance policy will be obtained to insure against some of the uninsured risks described above. We refer you to “Credit Enhancement.”

If the mortgaged property securing a defaulted loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged mortgaged property, the servicer is not required to expend its own funds to restore the damaged mortgaged property unless it determines

•	that the restoration will increase the proceeds to certificateholders on liquidation of the loan after reimbursement of the servicer for its expenses, and

•	that these expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

If recovery on a defaulted loan under any related insurance policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted loan is not covered by an insurance policy, the servicer will be obligated to follow or cause to be followed normal practices and procedures that it deems necessary or advisable to realize upon the defaulted loan. If the proceeds of any liquidation of the mortgaged property securing the defaulted loan are less than the principal balance of the loan plus interest accrued thereon that is payable to certificateholders, the issuing entity will realize a loss in the amount of the difference plus the aggregate of expenses incurred by the servicer in connection with these proceedings and which are reimbursable under the Pooling and Servicing Agreement. In the unlikely event that any proceedings result in a total recovery which is, after reimbursement to the servicer of its expenses, in excess of the principal balance of the loan plus interest accrued thereon that is payable to certificateholders, the servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation for the loan and amounts representing the balance of the excess, exclusive of any amount required by law to be forwarded to the related borrower, as additional servicing compensation.

If the servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the servicer, exceed the principal balance of a loan plus interest accrued thereon that is payable to certificateholders, the servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation resulting from that loan. In the event that the servicer has expended its own funds to restore the damaged mortgaged property and these funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to the expenses incurred by it, in which event the issuing entity may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the servicer, no payment or recovery will result in a recovery to the issuing entity which exceeds the principal balance of the defaulted loan together with accrued interest thereon. We refer you to “Credit Enhancement.”

The proceeds from any liquidation of a loan will be applied in the following order of priority:

•
first, to reimburse the servicer for any unreimbursed expenses incurred by it to restore the related mortgaged property and any unreimbursed servicing compensation payable to the servicer relating to the loan;

•	second, to reimburse the servicer for any unreimbursed advances relating to the loan;

•	third, to accrued and unpaid interest (to the extent no advance has been made for this amount) on the loan; and

•	fourth, as a recovery of principal of the loan.

Realization Upon Defaulted Loans

FHA Insurance, VA Guaranties. Loans designated in the related prospectus supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. In addition to the Title I Program of the FHA (see “Certain Legal Aspects of the Loans--Title I Program”) some loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA insured loans relating to a series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of the loan.

Loans designated in the related prospectus supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman’s Readjustment Act of 1944, as amended. The Serviceman’s Readjustment Act of 1944, as amended, permits a veteran (or in some instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering a portion of the mortgage financing for the purchase or refinancing of a dwelling to be used as the veteran’s home at interest rates permitted by the VA. Loans made under the program cannot exceed the reasonable value of the property or certain lower limits in the case of refinancing loans. The program requires no down payment from the purchaser and permits the guaranty of mortgage loans of up to 30 years’ duration. No loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guaranty for the loan. The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 3703, as amended.

Primary Mortgage Insurance Policies. If so specified in the related prospectus supplement, the servicer will maintain or cause to be maintained, as the case may be, in full force and effect, a primary mortgage insurance policy with regard to each loan for which the coverage is required. Primary mortgage insurance policies reimburse certain losses sustained by reason of defaults in payments by borrowers. The servicer will not cancel or refuse to renew any primary mortgage insurance policy in effect at the time of the initial issuance of a series of certificates that is required to be kept in force under the applicable Pooling and Servicing Agreement unless the replacement primary mortgage insurance policy for a cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of certificates of that series that have been rated.

Servicing and Other Compensation and Payment of Expenses

The principal servicing compensation to be paid to the servicer in respect of its servicing activities for each series of certificates will be equal to the percentage per annum described in the related prospectus supplement (which may vary under some circumstances) of the outstanding principal balance of each loan, and this compensation will be retained by it from collections of interest on the loan held by the related issuing entity. As compensation for its servicing duties, the servicer or subservicer will be entitled to a monthly servicing fee as described in the related prospectus supplement. In addition, unless otherwise provided in the related prospectus supplement, the servicer or subservicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from borrowers, and any benefit that may accrue as a result of the investment of funds in the applicable Certificate Account.

The servicer will pay or cause to be paid certain ongoing expenses associated with each issuing entity and incurred by it in connection with its responsibilities under the related Pooling and Servicing Agreement, which expenses may include, without limitation, fees or other amounts payable in respect of credit enhancement arrangements, fees and disbursements of the trustee, any custodian appointed by the trustee, the certificate registrar or any paying agent, and expenses incurred in enforcing the obligations of subservicers and sellers. The servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and sellers under limited circumstances.

Evidence as to Compliance

Each Pooling and Servicing Agreement will provide that on or before a specified date in each year for which the depositor is required to file an annual report on Form 10-K with respect to the related issuing entity, the servicer and any other party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising the Issuing Entity Assets will deliver annually to the depositor and the trustee, a report that assesses compliance by that party, on a "servicing platform" level, with the servicing criteria set forth in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122). The assessment of compliance report will contain the following:

•	a statement of the party's responsibility for assessing compliance with the servicing criteria applicable to it;

•	a statement that the party used the criteria in Item 1122(d) of Regulation AB under the Securities Act (17 C.F.R. 229.1122) to assess compliance with the applicable servicing criteria;

•
the party's assessment of compliance with the applicable servicing criteria for and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria for and as of the end of the prior calendar year.

Each party that is required to deliver an assessment of compliance report will also be required to simultaneously deliver an attestation report of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party's assessment of compliance with the applicable servicing criteria.

Each Pooling and Servicing Agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual compliance statement pursuant to Item 1123 of Regulation AB under the Securities Act (17 C.F.R. 229.1123) signed by an officer of the servicer to the effect that:

•	a review of the servicer’s activities during the reporting period and its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision; and

•
to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Copies of the assessment of compliance reports, the attestation reports and the compliance statements may be obtained by certificateholders of the related series without charge upon written request to the servicer at the address set forth in the related prospectus supplement.

Certain Matters Regarding the Servicer and the Depositor

The servicer under each Pooling and Servicing Agreement will be named in the related prospectus supplement. The entity serving as servicer may have normal business relationships with the depositor or the depositor’s affiliates.

Each Pooling and Servicing Agreement will provide that the servicer may not resign from its obligations and duties under the Pooling and Servicing Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law or except in connection with a permitted transfer of servicing which each Rating Agency has confirmed will not result in a downgrading of its rating on the related certificates. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s obligations and duties under the Pooling and Servicing Agreement. If the servicer resigns for any of the foregoing reasons and the trustee is unable or unwilling to assume responsibility for its duties under the Pooling and Servicing Agreement, it may appoint another institution to so act as described below under “--Events of Default; Rights Upon Event of Default.”

Each Pooling and Servicing Agreement will further provide that neither the servicer, the sellers, the depositor nor any director, officer, employee, or agent of the servicer, the sellers or the depositor will be under any liability to the related issuing entity or certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that none of the servicer, the sellers, the depositor or any director, officer, employee, or agent of the servicer, the sellers or the depositor will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Pooling and Servicing Agreement will further provide that the servicer, the sellers, the depositor and any director, officer, employee or agent of the servicer, the sellers or the depositor will be entitled to indemnification by the related issuing entity and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the certificates, other than any loss, liability or expense related to any specific loan or loans (except any loss, liability or expense otherwise reimbursable pursuant to the Pooling and Servicing Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that none of the servicer, the sellers or the depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Pooling and Servicing Agreement and which in its opinion may involve it in any expense or liability. Any of the servicer, the sellers or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the trustee and the certificateholders thereunder. If this occurs, the legal expenses and costs of the action and any liability resulting therefrom will be expenses, costs and liabilities of the issuing entity and the servicer, the sellers or the depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to certificateholders.

Except as otherwise specified in the related prospectus supplement, any person into which the servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor of the servicer under each Pooling and Servicing Agreement, provided that the person is qualified to service mortgage loans on behalf of, the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and further provided that the merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of certificates of that series that have been rated.

Events of Default; Rights Upon Event of Default

Events of default under each Pooling and Servicing Agreement generally will include

•
any failure by the servicer to distribute or cause to be distributed to certificateholders of any class any required payment (other than an advance) which continues unremedied for five days after the giving of written notice of failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates of that class evidencing not less than 25% of the total distributions allocated to that class (“Percentage Interests”),

•	any failure by the servicer to make an advance as required under the Pooling and Servicing Agreement, unless cured as specified therein,

•
any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Pooling and Servicing Agreement which continues unremedied for thirty days after the giving of written notice of failure to the servicer by the trustee or the depositor, or to the servicer, the depositor and the trustee by the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class, and

•
certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the servicer indicating its insolvency, reorganization or inability to pay its obligations.

Material variations to the foregoing events of default and additional events of default will be specified in the related prospectus supplement.

If specified in the related prospectus supplement, the Pooling and Servicing Agreement will permit the trustee to sell the Issuing Entity Assets and the other assets of an issuing entity described under “Credit Enhancement” herein if payments from these sources are insufficient to make all payments required in the Pooling and Servicing Agreement. The assets of an issuing entity will be sold only under the circumstances and in the manner specified in the related prospectus supplement.

Unless otherwise provided in the related prospectus supplement, so long as an event of default under a Pooling and Servicing Agreement remains unremedied, the trustee may, and at the direction of holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests under any other circumstances specified in the Pooling and Servicing Agreement shall, terminate all of the rights and obligations of the servicer under the Pooling and Servicing Agreement relating to that issuing entity and in and to the related Issuing Entity Assets. The trustee will then succeed to all of the responsibilities, duties and liabilities of the servicer under the Pooling and Servicing Agreement, including, if specified in the related prospectus supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. If the trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the Pooling and Servicing Agreement. Pending this appointment, the trustee is obligated to act as a successor to the servicer. The trustee and any successor to the servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the servicer under the Pooling and Servicing Agreement. If the related prospectus supplement so provides, the trustee may be entitled to receive from the issuing entity reimbursement of a specified amount of expenses incurred by the trustee in connection with the transition of servicing caused by an event of default.

Unless otherwise provided in the related prospectus supplement, no certificateholder, solely by virtue of its status as a certificateholder, will have any right under any Pooling and Servicing Agreement to institute any proceeding relating to the Pooling and Servicing Agreement, unless the holder previously has given to the trustee written notice of default and unless the holders of certificates of any class of that series evidencing not less than 25% of the aggregate Percentage Interests constituting the class have made a written request of the trustee to institute the proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity, and the trustee for 60 days has neglected or refused to institute the proceeding.

Amendment

Each Pooling and Servicing Agreement may be amended by the depositor, the servicer and the trustee, with the consent of the provider of credit enhancement for the related series of certificates, if any, but without the consent of any of the certificateholders,

•	to cure any ambiguity,

•	to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

•	to conform the Pooling and Servicing Agreement to the final prospectus supplement provided to investors in accordance with the initial offering of the certificates,

•	to comply with any requirements imposed by the Code or to facilitate compliance by the depositor with Regulation AB under the Securities Act, or

•	to make any other revisions relating to matters or questions arising under the Pooling and Servicing Agreement which are not inconsistent with its provisions,

provided that the amendment will not adversely affect in any material respect the interests of any certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the certificateholders if the person requesting the amendment obtains a letter from each Rating Agency requested to rate the class or classes of certificates of that series stating that the amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to those certificates.

In addition, to the extent provided in the related Pooling and Servicing Agreement, a Pooling and Servicing Agreement may be amended without the consent of any of the certificateholders to change the manner in which the Certificate Account is maintained, provided that the change does not adversely affect the then current rating on the class or classes of certificates of that series that have been rated. In addition, if a REMIC election is made for an issuing entity, the related Pooling and Servicing Agreement may be amended to modify, eliminate or add to any of its provisions to the extent necessary to maintain the qualification of the related issuing entity as a REMIC or to avoid or minimize the risk of imposition of any tax on the REMIC, provided that the trustee has received an opinion of counsel to the effect that the action is necessary or helpful to maintain the qualification, avoid or minimize that risk or comply with those requirements, as applicable.

Each Pooling and Servicing Agreement may also be amended by the depositor, the servicer and the trustee with consent of holders of certificates of that series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in an manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the related certificates; provided, however, that no amendment may

•	reduce in any manner the amount of or delay the timing of, payments received on loans which are required to be distributed on any certificate without the consent of the holder of the certificate, or

•
reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of that class covered by the Pooling and Servicing Agreement then outstanding.

If a REMIC election is made for an issuing entity, the trustee will not be entitled to consent to an amendment to the related Pooling and Servicing Agreement without having first received an opinion of counsel to the effect that the amendment will not cause the issuing entity to fail to qualify as a REMIC.

Termination; Optional Termination

Pooling and Servicing Agreement. Unless otherwise specified in the related Pooling and Servicing Agreement, the obligations created by each Pooling and Servicing Agreement for each series of certificates will terminate upon the payment to the related holders of certificates of all amounts held in the Certificate Account or by the servicer and required to be paid to them pursuant to that Pooling and Servicing Agreement following the later of

•
the final payment of or other liquidation of the last of the Issuing Entity Assets subject thereto or the disposition of all property acquired upon foreclosure of any Issuing Entity Assets remaining in the issuing entity, or

•
the purchase by the servicer or, if REMIC treatment has been elected and if specified in the related prospectus supplement, by the holder of the residual interest in the REMIC from the related issuing entity of all of the remaining Issuing Entity Assets and all property acquired in respect of those Issuing Entity Assets.

Unless otherwise specified in the related prospectus supplement, any purchase of Issuing Entity Assets and property acquired in respect of Issuing Entity Assets evidenced by a series of asset-backed certificates will be made at the option of the servicer, the holders of certificates or, if applicable, a holder of the REMIC residual interest, at a price specified in the related prospectus supplement. The exercise of this right will effect early retirement of the asset-backed certificates of that series, but the right of the servicer, the holders of certificates or, if applicable, a holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Issuing Entity Assets being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the Issuing Entity Assets at the cut-off date for the series. The foregoing is subject to the provision that if a REMIC election is made for an issuing entity, any purchase pursuant to the second bullet above will be made only in connection with a “qualified liquidation” of the REMIC within the meaning of Section 860F(a)(4) of the Code.

The Trustee

The trustee under each Pooling and Servicing Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as trustee may have normal banking relationships with the depositor, the servicer and any of their respective affiliates. In addition, for the purpose of meeting the legal requirements of local jurisdictions, the trustee will have the power to appoint co-trustees or separate trustees of all or any part of the assets held by the issuing entity relating to a series of certificates. In the event of an appointment, all rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and each separate trustee or co-trustee jointly, or, in any jurisdiction in which the trustee is incompetent or unqualified to perform as trustee, singly upon the separate trustee or co-trustee who will exercise and perform solely at the direction of the trustee. The trustee may also appoint agents to perform any of the responsibilities of the trustee, which agents will have any or all of the rights, powers, duties and obligations of the trustee conferred on them by appointment and the trustee will not be responsible for any misconduct or negligence on the part of any agents appointed by the trustee with due care.

Duties of Trustee

The trustee will not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the certificates or of any mortgage loan or related document. If no event of default as defined in the Pooling and Servicing Agreement has occurred, the trustee is required to perform only those duties specifically required of it under the Pooling and Servicing Agreement. Upon receipt of the various certificates, statements, reports or other instruments furnished to it, the trustee is required to examine them to determine whether they are in the form required by the Pooling and Servicing Agreement. However, the trustee will not be responsible for the accuracy or content of any of the documents furnished to it by the holders or the servicer under the Pooling and Servicing Agreement. The trustee may be held liable for its negligent action or failure to act, or for its willful misconduct. The trustee will not be liable, however, with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the holders evidencing not less than 25% of the voting rights of the certificates relating to the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred upon the trustee under the Pooling and Servicing Agreement. The trustee is not required to expend its own funds or incur any financial liability in the performance of its duties, or in the exercise of any of its rights or powers, if repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Indemnification of Trustee

The trustee and any director, officer, employee or agent of the trustee will be indemnified by the servicer and held harmless against any loss, liability or expense (including reasonable attorney’s fees)

•	incurred in connection with any claim or legal action relating to

•	the Pooling and Servicing Agreement,

•	the certificates or

•
the performance of any of the trustee’s duties under the Pooling and Servicing Agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the trustee’s duties under the Pooling and Servicing Agreement,

•	resulting from any error in any tax or information return prepared by the servicer,

•
incurred as a result of the inclusion in the issuing entity of a mortgage loan that is a “High-Cost Home Loan” as defined by the Homeownership and Equity Protection Act of 1994 or any other applicable predatory or abusive lending laws or

•
directly resulting from the gross negligence or willful misconduct of the servicer in the performance of its duties under the Pooling and Servicing Agreement or in the servicing of the mortgage loans in compliance with the terms of the Pooling and Servicing Agreement.

In addition, the depositor will indemnify the trustee for any losses, liabilities, damages, claims or expenses of the trustee arising from any errors or miscalculations of the trustee that result from any failure of the depositor to provide, or to cause to be provided, accurate information or data to the trustee on a timely basis to enable the trustee to make the necessary REMIC election(s) for the issuing entity. The trustee’s rights to indemnity will survive the termination of the Pooling and Servicing Agreement or the resignation or removal of the trustee.

The servicer will, except as otherwise agreed upon in writing by the depositor and the trustee, and except for any expense, disbursement or advance that may arise from the trustee’s negligence, bad faith or willful misconduct, pay or reimburse the trustee, for all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with any of the provisions of the Pooling and Servicing Agreement with respect to the following:

•	the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the certificates,

•
the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the trustee, to the extent that the trustee must engage those persons to perform acts or services under the Pooling and Servicing Agreement and

•	printing and engraving expenses in connection with preparing any definitive certificates.

Except as described in this paragraph, the trustee will not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the trustee in the ordinary course of its duties under the Pooling and Servicing Agreement or for any other expenses.

Resignation or Removal of Trustee

The trustee may, upon 60 days written notice to the depositor and the other parties, if any, specified in the related prospectus supplement, resign at any time. If no successor trustee has been appointed and has accepted the appointment within 30 days after the giving of a notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee. The trustee may also be removed at any time

•	if the trustee ceases to be eligible to continue as a trustee under the Pooling and Servicing Agreement,

•
if the trustee becomes bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the issuing entity by any state in which the trustee or the issuing entity is located and the imposition of that tax would be avoided by the appointment of a different trustee or

•	by a majority of the holders.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

LEGAL ASPECTS OF THE LOANS

The following discussion contains summaries, which are general in nature, of certain legal matters relating to the loans. Because these legal aspects are governed primarily by applicable state law (which laws may differ substantially), the descriptions do not, except as expressly provided below, reflect the laws of any particular jurisdiction, or encompass the laws of all jurisdictions in which the security for the loans is situated. The descriptions are qualified in their entirety by reference to applicable federal laws and the appropriate laws of the jurisdictions in which loans may be originated.

General

The loans for a series may be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. A mortgage creates a lien upon the real property encumbered by the mortgage that is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage: the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until the underlying debt is repaid. The trustee’s authority under a deed of trust, the mortgagee’s authority under a mortgage and the grantee’s authority under a security deed or deed to secure debt are governed by law and, for some deeds of trust, the directions of the beneficiary.

Foreclosure/Repossession

Deeds of Trust and Security Deeds. Foreclosure of a deed of trust or a security deed is generally accomplished by a non-judicial sale under a specific provision in the deed of trust or security deed which authorizes the trustee or grantee to sell the property at public auction upon any default by borrower under the terms of the note, deed of trust or security deed. In some states, foreclosure also may be accomplished by judicial sale in the manner provided for foreclosure of mortgages.

Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property.

Actions prior to Commencement of Foreclosure. Many states require notices, sometimes in prescribed form, be given to borrowers prior to commencement of foreclosure proceedings in addition to any notice requirements contained in the mortgage or deed of trust. In some states, a notice of default must be recorded and a copy sent to the borrower and any other party with an interest in the property. In some states, the borrower has the right to reinstate the loan at any time following default until shortly before the sale. If a deed of trust, security deed or mortgage is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

Foreclosure Proceedings. In the case of foreclosure of a security deed, deed of trust or mortgage, delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties, but when the mortgagee’s right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time consuming. After completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and the court either appoints or directs a referee, sheriff, or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Deeds of trust and security deeds are generally foreclosed by the trustee or grantee in a non-judicial sale.

Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender’s lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier’s check. Thus, the foreclosing lender often purchases the property from the trustee, referee, sheriff, or other court officer, for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure in which event the mortgagor’s debt will be extinguished. However, the lender may purchase for a lesser amount in some jurisdictions which only require a minimum bid, or, in states where a deficiency judgment is available, in order to preserve its right to seek a deficiency judgment. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burden of ownership, including obtaining hazard insurance and making repairs necessary to render the property suitable for sale at its own expense. The lender will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

Courts have imposed equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s default under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Right of Redemption. In many states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney’s fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale.

When the beneficiary under a junior mortgage or deed of trust cures the default and reinstates or redeems by paying the full amount of the senior mortgage or deed of trust, the amount paid by the beneficiary so to cure or redeem becomes a part of the indebtedness secured by the junior mortgage or deed of trust. We refer you to “--Junior Mortgages; Rights of Senior Mortgagees.”

Environmental Risks

Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of some states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states this lien has priority over the lien of an existing mortgage against the property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), the United States Environmental Protection Agency (“EPA”) may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to preexisting, perfected security interests.

Under the laws of some states, and under CERCLA, it is conceivable that a secured lender may be held liable as an “owner” or “operator” for the costs of addressing releases or threatened releases of hazardous substances at a mortgaged property, even though the environmental damage or threat was caused by a prior or current owner or operator. CERCLA imposes liability for these costs on any and all “responsible parties,” including an owner or operator as that term is therein defined. In 1996, however, Congress passed the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which substantially modified the definition of “owner or operator” to make several important exclusions relating to persons who hold indicia of facility ownership primarily as a means to protect that person’s security interest in the facility (the “Secured Creditor Exclusion”). This exclusion contains several restrictions, however, under which the lender holding the security interest must operate to insure that it is not “participating in management” of the facility. Thus, if a lender’s activities begin to encroach on the actual management of a contaminated facility or property while the borrower is still in possession of the facility or property, the lender may incur liability as an “owner or operator” under CERCLA. Similarly, if a lender forecloses and takes title to a contaminated facility or property, the lender may incur CERCLA liability in various circumstances, including, but not limited to, when it holds the facility or property as an investment, or fails to market or lease the property at the earliest practicable, commercially reasonable time, on commercially reasonable terms, taking into account market conditions and legal and regulatory requirements.

This new legislation also provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The legislation provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations, which had been one of the major concerns arising from the Eleventh Circuit’s decision in U.S. v. Fleet Factors Corp., 901 F. 2d 1550 (11th Cir. 1990). A lender does not “participate in the management,” the standard for incurring owner and operator liability under CERCLA, unless it:

•	exercises decision-making control over environmental compliance related to the property while the borrower is still in possession of the property or facility;

•	actually participates in the management or operational affairs of the facility; or

•	exercises control over substantially all of the non-environmental compliance operational functions of the property (as opposed to financial or administrative functions).

These amendments do not, however, affect the potential for liability under other federal or state laws which impose liability on “owners or operators” but do not provide any protection for secured creditors.

If a lender is or becomes liable, it can bring an action for contribution against any other “responsible parties,” including a previous owner or operator, who created the environmental hazard, but those persons or entities may be bankrupt or otherwise judgment-proof. The costs associated with environmental cleanup may be substantial. It is conceivable that costs arising from the circumstances set forth above would result in a loss to certificateholders.

CERCLA does not apply to petroleum products, and the Secured Creditor Exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and Recovery Act (“RCRA”), which regulates underground petroleum storage tanks (except heating oil tanks). The EPA has adopted a lender liability rule for underground storage tanks under Subtitle I of RCRA which also contains a liability exclusion analogous to the Secured Creditor Exclusion. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors. Moreover, several states impose strict liability upon homeowners and property owners for discharges of oil from residential heating oil tanks that are not governed by CERCLA or RCRA, and the remediation of these tanks can impose a significant economic burden upon a borrower. It is possible that if a lender forecloses and takes ownership of a property impacted by an underground storage tank, it could be held directly liable for the cost of remediation since the statutory protections afforded to lenders under RCRA and CERCLA do not extend to tanks that are not within the jurisdiction of those statutes.

In the case of residential loans, at the time of origination, no environmental assessment of the mortgaged properties was conducted. In the case of mixed use loans, except as otherwise specified in the related prospectus supplement, at the time of origination, no environmental assessment of the mortgaged properties was conducted.

Rights of Redemption

In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some other states, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property.

Anti-Deficiency Legislation; Bankruptcy Laws; Tax Liens

Some states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against borrowers financing the purchase of their residence or following sale under a deed of trust or certain other foreclosure proceedings. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting borrowers.

Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In some other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, however, in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies relating to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the mortgaged property is not the debtor’s principal residence and the court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any proceedings under the Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the loans underlying a series of certificates and possible reductions in the aggregate amount of these payments.

The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party.

Due-on-Sale Clauses

To the extent specified in the related prospectus supplement, conventional loans will contain due-on-sale clauses which will generally provide that if the mortgagor or obligor sells, transfers or conveys the mortgaged property, the loan or contract may be accelerated by the mortgagee or secured party. Court decisions and legislative actions have placed substantial restriction on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn-St Germain Act”), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of these clauses over mortgage loans that were

•	originated or assumed during the “window period” under the Garn-St Germain Act which ended in all cases not later than October 15, 1982, and

•	originated by lenders other than national banks, federal savings institutions and federal credit unions.

Freddie Mac has taken the position in its published mortgage servicing standards that, out of a total of eleven “window period states,” five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses for certain categories of window period loans. Also, the Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered thereunder may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the loans and the number of loans which may extend to maturity.

In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from the bankruptcy proceeding.

Enforceability of Prepayment and Late Payment Fees

Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under some state laws, prepayment charges may not be imposed after a specified period of time following the origination of mortgage loans when the prepayments are made on loans secured by liens encumbering owner-occupied residential properties. Since many of the mortgaged properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed on many of the loans. The absence of a restraint on prepayment, particularly on fixed rate loans having higher interest rates, may increase the likelihood of refinancing or other early retirement of these loans or contracts. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

Equitable Limitations on Remedies

In connection with lenders’ attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate a borrower suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon the lender’s security if the default under the security agreement is not monetary, such as the borrower’s failure to adequately maintain the property or the borrower’s execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in some cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protection to the borrower.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980, as amended (“Title V”) provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

Servicemembers Civil Relief Act

Generally, under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of the borrower’s loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of the borrower’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that the interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on some of the loans. Unless otherwise provided in the related prospectus supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to certificateholders. The Relief Act also imposes limitations which would impair the ability of the servicer to foreclose on an affected loan during the borrower’s period of active duty status. Moreover, the Relief Act permits the extension of a loan’s maturity and the re-adjustment of its payment schedule beyond the completion of military service. Thus, in the event that a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Junior Mortgages; Rights of Senior Mortgagees

To the extent that the loans held by an issuing entity for a series are secured by mortgages which are junior to other mortgages held by other lenders or institutional investors, the rights of the issuing entity (and therefore the certificateholders), as mortgagee under any junior mortgage, are subordinate to those of any mortgagee under any senior mortgage. The senior mortgagee has the right to receive hazard insurance and condemnation proceeds and to cause the property securing the loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee’s lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure a default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply these proceeds and awards to any indebtedness secured by the mortgage, in the order determined by the mortgagee. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

Other provisions sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligate the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is generally given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

The Title I Program

General. Some of the loans held by an issuing entity may be loans insured under the Title I Credit Insurance program created pursuant to Sections I and 2(a) of the National Housing Act of 1934, as amended (the “Title I Program”). Under the Title I Program, the Secretary of the Department of Housing and Urban Development (“HUD”) is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the Secretary of HUD insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender’s insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan.

The types of loans which are eligible for insurance by the Secretary of HUD under the Title I Program include property improvement loans (“Property Improvement Loans” or “Title I Loans”). A Property Improvement Loan or Title I Loan means a loan made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes single family improvement loans.

There are two basic methods of lending or originating these loans which include a “direct loan” or a “dealer loan.” For a direct loan, the borrower makes application directly to a lender without any assistance from a dealer, which application may be filled out by the borrower or by a person acting at the direction of the borrower who does not have a financial interest in the loan transaction, and the lender may disburse the loan proceeds solely to the borrower or jointly to the borrower and other parties to the transaction. For a dealer loan, the dealer, who has a direct or indirect financial interest in the loan transaction, assists the borrower in preparing the loan application or otherwise assists the borrower in obtaining the loan from lender and the lender may distribute proceeds solely to the dealer or the borrower or jointly to the borrower and the dealer or other parties. For a dealer Title I Loan, a dealer may include a seller, a contractor or supplier of goods or services.

Loans insured under the Title I Program are required to have fixed interest rates and, generally, provide for equal installment payments due weekly, biweekly, semi-monthly or monthly, except that a loan may be payable quarterly or semi-annually in order to correspond with the borrower’s irregular flow of income. The first or last payments (or both) may vary in amount but may not exceed 150% of the regular installment payment, and the first payment may be due no later than two months from the date of the loan. The note must contain a provision permitting full or partial prepayment of the loan. The interest rate must be negotiated and agreed to by the borrower and lender and must be fixed for the term of the loan and recited in the note. Interest on an insured loan must accrue from the date of the loan and be calculated on a simple interest basis. The lender must assure that the note and all other documents evidencing the loan are in compliance with applicable federal, state and local laws.

Each insured lender is required to use prudent lending standards in underwriting individual loans and to satisfy the applicable loan underwriting requirements under the Title I Program prior to its approval of the loan and disbursement of loan proceeds. Generally, the lender must exercise prudence and diligence to determine whether the borrower and any co-maker is solvent and an acceptable credit risk, with a reasonable ability to make payments on the loan obligation. The lender’s credit application and review must determine whether the borrower’s income will be adequate to meet the periodic payments required by the loan, as well as the borrower’s other housing and recurring expenses, which determination must be made in accordance with the expense-to-income ratios published by the Secretary of HUD.

Under the Title I Program, the Secretary of HUD does not review or approve for qualification for insurance the individual loans insured thereunder at the time of approval by the lending institution (as is typical) the case with other federal loan programs). If, after a loan has been made and reported for insurance under the Title I Program, the lender discovers any material misstatement of fact or that the loan proceeds have been misused by the borrower, dealer or any other party, it shall promptly report this to the Secretary of HUD. In this case, provided that the validity of any lien on the property has not been impaired, the insurance of the loan under the Title I Program will not be affected unless the material misstatement of fact or misuse of loan proceeds was caused by (or was knowingly sanctioned by) the lender or its employees.

Requirements for Title I Loans. The maximum principal amount for Title I Loans must not exceed the actual cost of the project plus any applicable fees and charges allowed under the Title I Program; provided that the maximum amount does not exceed $25,000 (or the current applicable amount) for a single family property improvement loan. Generally, the term of a Title I Loan may not be less than six months nor greater than 20 years and 32 days. A borrower may obtain multiple Title I Loans on multiple properties, and a borrower may obtain more than one Title I Loan on a single property, in each case as long as the total outstanding balance of all Title I Loans in the same property does not exceed the maximum loan amount for the type of Title I Loan thereon having the highest permissible loan amount.

Borrower eligibility for a Title I Loan requires that the borrower have at least a one-half interest in either fee simple title to the real property, a lease thereof for a term expiring at least six months after the final maturity of the Title I Loan or a recorded land installment contract for the purchase of the real property. Any Title I Loan in excess of $7,500 must be secured by a recorded lien on the improved property which is evidenced by a mortgage or deed of trust executed by the borrower and all other owners in fee simple.

The proceeds from a Title I Loan may be used only to finance property improvements which substantially protect or improve the basic livability or utility of the property as disclosed in the loan application. The Secretary of HUD has published a list of items and activities which cannot be financed with proceeds from any Title I Loan and from time to time the Secretary of HUD may amend the list of items and activities. Before the lender may disburse funds on any dealer Title I Loan, the lender must have in its possession a completion certificate on a HUD approved form, signed by the borrower and the dealer. For a direct Title I Loan, the lender is required to obtain, promptly upon completion of the improvements but not later than six months after disbursement of the loan proceeds with one six month extension if necessary, a completion certificate, signed by the borrower. The lender is required to conduct an on-site inspection on any Title I Loan where the principal obligation is $7,500 or more, and on any direct Title I Loan where the borrower fails to submit a completion certificate.

HUD Insurance Coverage. Under the Title I Program the Secretary of HUD establishes an insurance coverage reserve account for each lender which has been granted a Title I insurance contract. The amount of insurance coverage in this account is 10% of the amount disbursed, advanced or expended by the lender in originating or purchasing eligible loans registered with the Secretary of HUD for Title I insurance, with certain adjustments. The balance in the insurance coverage reserve account is the maximum amount of insurance claims the FHA is required to pay. Loans to be insured under the Title I Program will be registered for insurance by the Secretary of HUD and the insurance coverage attributable to these loans will be included in the insurance coverage reserve account for the originating or purchasing lender following the receipt and acknowledgment by the Secretary of HUD of a timely filed loan report on the prescribed form pursuant to the Title I regulations. The Secretary of HUD charges a fee of 1.00% of the loan amount multiplied by the number of years in the loan term for any eligible loan so reported and acknowledged for insurance. For loans with maturities of 25 months or less, payment of the entire insurance premium is due 25 days after the Secretary of HUD acknowledges the loan report. For loans with a term longer than 25 months, payment of the insurance premium is made in annual installments beginning 25 days after the Secretary of HUD acknowledges the loan report. If an insured loan is prepaid during the year, FHA will not refund or abate portions of the insurance premium already paid. Refunds and abatements are allowed only in limited circumstances.

Under the Title I Program the Secretary of HUD will reduce the insurance coverage available in the lender’s insurance coverage reserve account for loans insured under the lender’s contract of insurance by

•	the amount of insurance claims approved for payment relating to insured loans and

•	the amount of insurance coverage attributable to insured loans sold by the lender.

The balance of the lender’s insurance coverage reserve account will be further adjusted as required under Title I or by the Secretary of HUD. Originations and acquisitions of new eligible loans will continue to increase a lender’s insurance coverage reserve account balance by 10% of the amount disbursed, advanced or expended in originating or acquiring eligible loans registered with the Secretary of HUD for insurance under the Title I Program. The Secretary of HUD may transfer insurance coverage between insurance coverage reserve accounts with earmarking relating to a particular insured loan or group of insured loans when a determination is made that it is in the Secretary of HUD’s interest to do so.

The lender may transfer insured loans and loans reported for insurance only to another qualified lender under a valid Title I contract of insurance (except as collateral in a bona fide transaction). Unless an insured loan is transferred with recourse or with a guaranty or repurchase agreement, the Secretary of HUD, upon receipt of the loan report required upon transfer in accordance with the Title I regulations, will transfer from the transferor’s insurance coverage reserve account to the transferee’s insurance coverage reserve account an amount, if available, equal to 10% of the actual purchase price or the net unpaid principal balance of the loan (whichever is less). However, under the Title I Program not more than $5,000 in insurance coverage shall be transferred to or from a lender’s insurance coverage reserve account during any October 1 to September 30 period without the prior approval of the Secretary of HUD.

Claims Procedures Under Title I. Under the Title I Program the lender may accelerate an insured loan following a default on the loan only after the lender or its agent has contacted the borrower in a face-to-face meeting or by telephone to discuss the reasons for the default and to seek its cure. If the borrower does not cure the default or agree to a modification agreement or repayment plan, in addition to complying with applicable state and local notice requirements, the lender will notify the borrower in writing that, unless within 30 days the default is cured or the borrower enters into a modification agreement or repayment plan, the loan will be accelerated and that, if the default persists, the lender will report the default to an appropriate credit agency. The lender may rescind the acceleration of maturity after full payment is due and reinstate the loan only if the borrower brings the loan current, executes a modification agreement or agrees to an acceptable repayment plan.

Following acceleration of maturity upon a secured Title I Loan, the lender may either

•	proceed against the property under any security instrument, or

•	make a claim under the lender’s contract of insurance.

If the lender chooses to proceed against the property under a security instrument (or if it accepts a voluntary conveyance or surrender of the property), the lender may file an insurance claim only with the prior approval of the Secretary of HUD.

When a lender files an insurance claim with the Secretary of HUD under the Title I Program, the Secretary of HUD reviews the claim, the complete loan file and documentation of the lender’s efforts to obtain recourse against any dealer who has agreed thereto, certification of compliance with applicable state and local laws in carrying out any foreclosure or repossession, and evidence that the lender has properly filed proofs of claims, where the borrower is bankrupt or deceased. Generally, a claim for reimbursement for loss on any Property Improvement Loan must be filed with the Secretary of HUD no later than nine months after the date of default of the loan. Concurrently with filing the insurance claim, the lender shall assign to the United States the lender’s entire interest in the loan note (or a judgment in lieu of the note), in any security held and in any claim filed in any legal proceedings. If the Secretary of HUD has reason to believe that the note is not valid or enforceable against the borrower, the Secretary of HUD may deny the claim and reassign the note to the lender. If either of these defects is discovered after the Secretary of HUD has paid a claim, the Secretary of HUD may require the lender to repurchase the paid claim and to accept a reassignment of the loan note. If the lender subsequently obtains a valid and enforceable judgment against the borrower, the lender may resubmit a new insurance claim with an assignment of the judgment. The Secretary of HUD may contest any insurance claim and make a demand for repurchase of the loan at any time up to two years from the date the claim was certified for payment and may do so thereafter in the event of fraud or misrepresentation on the part of the lender.

Under the Title I Program the amount of an insurance claim payment, when made, is equal to the Claimable Amount, up to the amount of insurance coverage in the lender’s insurance coverage reserve account. For the purposes hereof, the “Claimable Amount” means an amount equal to 90% of the sum of

•	the unpaid loan obligation (net unpaid principal and the uncollected interest earned to the date of default) with adjustments thereto if the lender has proceeded against property securing the loan,

•
the interest on the unpaid amount of the loan obligation from the date of default to the date of the claim’s initial submission for payment plus 15 calendar days (but not to exceed 9 months from the date of default), calculated at the rate of 7% per annum,

•	the uncollected court costs,

•	the attorney’s fees not to exceed $500, and

•	the expenses for recording the assignment of the security to the United States.

Consumer Protection Laws

 Federal, state and local laws extensively regulate various aspects of brokering, originating, servicing and collecting loans secured by consumer’s dwellings. Among other things, these laws may regulate interest rates and other charges, require disclosures, impose financial privacy requirements, mandate specific business practices, and prohibit unfair and deceptive trade practices. In addition, licensing requirements may be imposed on persons that broker, originate, service or collect such loans.

Additional requirements may be imposed under federal, state or local laws on so-called “high cost mortgage loans,” which typically are defined as loans secured by a consumer’s dwelling that have interest rates or origination costs in excess of prescribed levels. These laws may limit certain loan terms, such as prepayment penalties, or the ability of a creditor to refinance a loan unless it is in the borrower’s interest. In addition, certain of these laws may allow claims against loan brokers or originators, including claims based on fraud or misrepresentations, to be asserted against persons acquiring the loans, such as the issuing entity.

The federal laws that may apply to loans held by an issuing entity include the following:

•
the Truth in Lending Act and its regulations, which (among other things) require disclosures to borrowers regarding the terms of loans and provide consumers who pledged their principal dwelling as collateral in a non-purchase money transaction with a right of rescission that generally extends for three days after proper disclosures are given;

•
the Home Ownership and Equity Protection Act and its regulations, which (among other things) impose additional disclosure requirements and limitations on loan terms with respect to non-purchase money, installment loans secured by the consumer’s principal dwelling that have interest rates or origination costs in excess of prescribed levels;

•
the Real Estate Settlement Procedures Act and its regulations, which (among other things) prohibit the payment of referral fees for real estate settlement services (including mortgage lending and brokerage services) and regulate escrow accounts for taxes and insurance and billing inquiries made by borrowers;

•
the Equal Credit Opportunity Act and its regulations, which (among other things) generally prohibit discrimination in any aspect of a credit transaction on certain enumerated basis, such as age, race, color, sex, religion, marital status, national origin or receipt of public assistance;

•
the Fair Credit Reporting Act, which (among other things) regulates the use of consumer reports obtained from consumer reporting agencies and the reporting of payment histories to consumer reporting agencies; and

•
the Federal Trade Commission’s Rule on Preservation of Consumer Claims and Defenses, which generally provides that the rights of an assignee of a conditional sales contract (or of certain lenders making purchase money loans) to enforce a consumer credit obligation are subject to the claims and defenses that the consumer could assert against the seller of goods or services financed in the credit transaction.

The penalties for violating these federal, state, or local laws vary depending on the applicable law and the particular facts of the situation. However, private plaintiffs typically may assert claims for actual damages and, in some cases, also may recover civil money penalties or exercise a right to rescind the loan. Violations of certain laws may limit the ability to collect all or part of the principal or interest on a loan and, in some cases, borrowers even may be entitled to a refund of amounts previously paid. Federal, state and local administrative or law enforcement agencies also may be entitled to bring legal actions, including actions for civil money penalties or restitution, for violations of certain of these laws.

Depending on the particular alleged misconduct, it is possible that claims may be asserted against various participants in secondary market transactions, including assignees that hold the loans, such as the issuing entity. Losses on loans from the application of these federal, state and local laws that are not otherwise covered by a credit enhancement will be borne by the holders of one or more classes of certificates.

Forfeiture for Drug, RICO and Money Laundering Violations

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a Lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the Lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of certificates offered hereby, and, where expressly indicated herein, represents the opinion of Stradley, Ronon, Stevens & Young LLP, special tax counsel to the depositor. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury (“Treasury”). Certificateholders should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion, where the applicable prospectus supplement provides for a Retained Interest with respect to the mortgage loans of a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the issuing entity that does not include the Retained Interest. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

Federal Income Tax Consequences for REMIC Certificates

General

With respect to a particular series of certificates, an election may be made to treat the issuing entity or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (the “Code”). An issuing entity or a portion or portions thereof as to which one or more REMIC elections will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “regular certificates” and one class of “residual certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Stradley, Ronon, Stevens & Young LLP, special counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming (i) the making of an appropriate election, (ii) compliance with the Pooling and Servicing Agreement, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the regular certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the residual certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related issuing entity will be made, in which event references to “REMIC” or “REMIC Pool” herein shall be deemed to refer to each such REMIC Pool.

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute “a regular or residual interest in a REMIC” within the meaning of Code Section 7701(a)(19)(C)(xi) in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C). REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(4)(A), and interest on the regular certificates and income with respect to residual certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(4)(A), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment.

Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular certificates will represent “qualified mortgages,” within the meaning of Code Section 860G(a)(3), for other REMICs. REMIC Certificates held by a regulated investment company will not constitute “government securities” within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “startup day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement will be met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC Pool also must provide “reasonable arrangements” to prevent its residual interests from being held by “disqualified organizations” or agents thereof and must furnish applicable tax information to transferors or agents that violate this requirement. We refer you to “--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the startup day or is either purchased by the REMIC Pool within a three-month period thereafter or represents an increase in the loan advanced to the obligor under its original terms, in each case pursuant to a fixed price contract in effect on the startup day. Qualified mortgages include whole mortgage loans, such as the mortgage loans, and, generally, certificates of beneficial interest in a grantor trust that holds mortgage loans and regular interests in another REMIC, such as lower-tier regular interests in a tiered REMIC. The REMIC Regulations specify that loans secured by timeshare interests and shares held by a tenant stockholder in a cooperative housing corporation can be qualified mortgages. A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the startup day and that is received either

•	in exchange for any qualified mortgage within a three-month period thereafter, or

•	in exchange for a “defective obligation” within a two-year period thereafter. A “defective obligation” includes

•	a mortgage in default or as to which default is reasonably foreseeable,

•	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,

•	a mortgage that was fraudulently procured by the mortgagor, and

•	a mortgage that was not in fact principally secured by real property.

A mortgage loan that is “defective” as described in the last bullet directly above that is not sold or, if within two years of the startup day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which such property is acquired with an extension that may be granted by the Internal Revenue Service (the “IRS”).

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

•	one or more classes of regular interests, or

•	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the startup day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, a fixed rate or a variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the startup day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, in the opinion of Stradley, Ronon, Stevens & Young LLP, the regular certificates of a series will constitute one or more classes of regular interests, and the residual certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the regular certificates may be treated as equity interests therein. If:

•	an entity, such as the REMIC Pool, ceases to be a REMIC;

•	the Secretary of the Treasury determines that such cessation was inadvertent;

•	no later than a reasonable time after the discovery of the event resulting in such cessation, steps are taken so that such entity once more is a REMIC; and

•
such entity and each person holding an interest in such entity at certain specified time periods agrees to make adjustments consistent with the treatment of such entity as a REMIC or a C corporation (as may be required by the Secretary of the Treasury), then, notwithstanding the terminating event and at the discretion of the Secretary of the Treasury, such entity shall be treated as continuing to be a REMIC or such cessation will be disregarded. Certificateholders should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General. In general, a regular certificate will be treated as a debt instrument. Interest, original issue discount, and market discount on a regular certificate will be treated as ordinary income to a holder of the regular certificate (the “Regular Certificateholder”), and principal payments on a regular certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the regular certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to regular certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount. Accrual Certificates will be, and other classes of regular certificates may be, issued with “original issue discount” or “OID” within the meaning of Code Section 1273(a). Holders of any class of regular certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the regular certificates. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Certificateholders are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the regular certificates.

Each regular certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a regular certificate is the excess of the “stated redemption price at maturity” of the regular certificate over its “issue price.” The issue price of a class of regular certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of such class is sold to the public (excluding bond houses, brokers and underwriters). The issue price of a regular certificate also includes any amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the regular certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a regular certificate always includes the original principal amount of the regular certificate, but generally will not include distributions of interest if such distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the regular certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a regular certificate, it is possible that no interest on any class of regular certificates will be treated as qualified stated interest. Distributions of interest on regular certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such regular certificates includes all distributions of interest as well as principal thereon. If the interval between the issue date and the first distribution date on a regular certificate is shorter than the interval between subsequent distribution dates, but the amount of the distribution is not adjusted to reflect the shorter interval, then for the purposes of determining the original issue discount, if any, on the regular certificate, the excess amount of the distribution would be added to the regular certificate’s stated redemption price.

Under a de minimis rule, original issue discount on a regular certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the regular certificate multiplied by the weighted average maturity of the regular certificate. For this purpose, the weighted average maturity of the regular certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the regular certificate and the denominator of which is the stated redemption price at maturity of the regular certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the regular certificates. The Prepayment Assumption with respect to a series of regular certificates will be set forth in the applicable prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the regular certificate is held as a capital asset. Under the OID Regulations, however, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium, under the constant yield method. We refer you to “--Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the regular certificate accrued during an accrual period for each day on which it holds the regular certificate. The Issuer will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each regular certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the regular certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of

•	the sum of

•	the present value of all of the remaining distributions to be made on the regular certificate as of the end of that accrual period, and

•	the distributions made on the regular certificate during the accrual period that are included in the regular certificate’s stated redemption price at maturity,

•	over the adjusted issue price of the regular certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to above is calculated based on

•	the yield to maturity of the regular certificate at the issue date,

•	events (including actual prepayments) that have occurred prior to the end of the accrual period, and

•	the Prepayment Assumption.

For these purposes, the adjusted issue price of a regular certificate at the beginning of any accrual period equals the issue price of the regular certificate, increased by the aggregate amount of original issue discount with respect to the regular certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the regular certificate’s stated redemption price at maturity that were made on the regular certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion (“daily portion”) of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the regular certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of regular certificates can result in both a change in the priority of principal payments with respect to certain classes of regular certificates and either an increase or decrease in the daily portions of original issue discount with respect to such regular certificates.

Acquisition Premium. A purchaser of a regular certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the regular certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “--Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates. Regular certificates may provide for interest based on a variable rate. Under the OID regulations, interest is treated as payable at a variable rate if, generally,

•	the issue price does not exceed the original principal balance by more than a specified amount, and

•	the interest compounds or is payable at least annually at current values of

•	one or more “qualified floating rates,”

•	a single fixed rate and one or more qualified floating rates,

•	a single “objective rate,” or

•	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than 0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not within the control of the issuer or a related party, or unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A class of regular certificates may be issued under this prospectus that does not have a variable rate under the foregoing rules, for example, a class that bears different rates at different times during the period it is outstanding such that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations. It is possible that such a class may be considered to bear “contingent interest” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to regular certificates. However, if final regulations dealing with contingent interest with respect to regular certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest regular certificates as ordinary income. Certificateholders should consult their tax advisors regarding the appropriate treatment of any regular certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a regular certificate qualifies as a regular interest in a REMIC, if the regular certificate

•
bears a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including such a rate that is subject to one or more caps or floors, or

•	bears one or more such variable rates for one or more periods, or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods.

The amount of original issue discount with respect to a regular certificate bearing a variable rate of interest will accrue in the manner described above under “--Original Issue Discount,” with the yield to maturity and future payments on such regular certificate generally to be determined by assuming that interest will be payable for the life of the regular certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Interest paid based on a variable rate generally will be qualified stated interest to the extent such interest is unconditionally payable at least annually and, if successive variable rates are used, such interest is not significantly accelerated or deferred.

Regular certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans will not qualify as having qualified stated interest where initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount.

Market Discount. A purchaser of a regular certificate also may be subject to the market discount rules of Code Sections 1276 through 1278. Under these sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the regular certificate is exceeded

•	by the then current principal amount of the regular certificate, or

•	in the case of a regular certificate having original issue discount, by the adjusted issue price of such regular certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such regular certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either

•	on the basis of a constant interest rate, or

•	either,

•	in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or

•
in the case of a regular certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

A purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the regular certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. A purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a regular certificate over the interest distributable thereon. The deferred portion of the interest expense in any taxable year generally will not exceed the accrued market discount on the regular certificate for such year. Any such deferred interest expense is, in general, taken into account in the taxable year in which the certificate matures or is disposed of in a taxable transaction . As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. We refer you to “--Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

By analogy to the OID Regulations, market discount with respect to a regular certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of such regular certificate multiplied by the weighted average maturity of the regular certificate (determined as described above in the third paragraph under “--Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. We refer you to “--Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore certificateholders should consult their own tax advisors regarding the application of these rules. Certificateholders should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium. A regular certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such regular certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. This election will apply to all debt obligations acquired by the Regular Certificateholder at a premium held in that taxable year or thereafter, unless revoked with the permission of the IRS. Final Treasury regulations issued under Code Section 171 do not by their terms apply to prepayable debt instruments such as the regular certificates. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the regular certificates, although it is unclear whether the alternatives to the constant interest method described above under “--Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a regular certificate, rather than as a separate deduction item. We refer you to “--Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method. A holder of a debt instrument such as a regular certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election,

•
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium, and

•	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes this election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all premium bonds held or market discount bonds acquired by the holder in the same taxable year or thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Certificateholders should consult their own tax advisors regarding the advisability of making this election.

Treatment of Losses. Regular Certificateholders will be required to report income with respect to regular certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a regular certificate, particularly a subordinated certificate, may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, certificateholders are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. Under Code Section 166, it appears that Regular Certificateholders that are corporations or that otherwise hold the regular certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss such loss with respect to principal sustained during the taxable year on account of any such regular certificates becoming wholly or partially worthless, and that, in general, Regular Certificateholders that are not corporations and do not hold the regular certificates in connection with a trade or business should be allowed to deduct as a short-term capital loss any loss sustained during the taxable year on account of a portion of any such regular certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of regular certificates may be allowed a bad debt deduction at the time that the principal balance of a certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all the mortgage loans remaining in the issuing entity have been liquidated or the applicable class of regular certificates has been otherwise retired. The IRS could also assert that losses on the regular certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. Regular Certificateholders are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such regular certificates. Losses attributable to interest previously reported as income should be deductible under Code Section 166. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on regular certificates.

Sale or Exchange of Regular Certificates. If a Regular Certificateholder sells or exchanges a regular certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the regular certificate. The adjusted basis of a regular certificate generally will equal the cost of the regular certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the regular certificate and reduced by amounts included in the stated redemption price at maturity of the regular certificate that were previously received by the seller, by any amortized premium and by any recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a regular certificate realized by a certificateholder who holds the regular certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the regular certificate has been held for the related capital gain holding period. Such gain will be treated as ordinary income in certain circumstances, including

•
if a regular certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as part of such transaction,

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates, or

•	to the extent that such gain does not exceed the excess, if any, of

•	the amount that would have been includible in the gross income of the holder if its yield on such regular certificate were 110% of the applicable federal rate as of the date of purchase, over

•	the amount of income actually includible in the gross income of such holder with respect to such regular certificate.

In addition, gain or loss recognized from the sale of a regular certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Generally, short-term capital gains of certain non-corporate taxpayers are subject to the same tax rate as the ordinary income of such taxpayers for property held for not more than one year, and long-term capital gains of such taxpayers are subject to a lower maximum tax rate for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Taxation of Residual Certificates

Taxation of REMIC Income. Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of residual certificates (“Residual Holders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Holder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of residual certificates in the REMIC Pool on such day. REMIC taxable income generally is determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that

•	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

•	all bad loans will be deductible as business bad debts, and

•	the limitations on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool's gross income includes interest, original issue discount income, and market discount income, if any, on the mortgage loans, as well as, income earned from temporary investments or reserve assets, reduced by the amortization of any premium on the mortgage loans. In addition, a Residual Certificateholder will recognize additional income due to the allocation of realized losses to the regular certificates due to defaults, delinquencies and realized losses on the mortgage loans. The timing of the inclusion of the income by Residual Certificateholders may differ from the time the actual loss is allocated to the regular certificates. The REMIC Pool's deductions include interest and original issue discount expense on the regular certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC and realized losses on the mortgage loans. The requirement that Residual Holders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding. The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the regular certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding amount of cash because

•	the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular certificates, and

•
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those regular certificates on account of any unaccrued original issue discount relating to those regular certificates.

When there is more than one class of regular certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular certificates when distributions in reduction of principal are being made in respect of earlier classes of regular certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of regular certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular certificates, whereas, to the extent the REMIC Pool consists of fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “--Limitations on Offset or Exemption of REMIC Income.” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon a Residual Holder’s after-tax rate of return. In addition, a Residual Holder’s taxable income during certain periods may exceed the income reflected by such Residual Holder for such periods in accordance with generally accepted accounting principles. Certificateholders should consult their own accountants concerning the accounting treatment of their investment in residual certificates and their tax advisors regarding the specific tax consequences to them of owning residual certificates.

Basis and Losses. The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Holder is limited to the adjusted basis of the residual certificate as of the close of the quarter (or time of disposition of the residual certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a residual certificate is the amount paid for such residual certificate. This adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Holder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Holder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Holder as to whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC Pool.

A Residual Holder will not be permitted to amortize directly the cost of its residual certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which a residual certificate is expected to generate taxable income or net loss to its Residual Holder. Under two safe harbor methods, inducement fees are permitted to be included in income:

•
in the same amounts and over the same period that the Residual Holder uses for financial reporting purposes, provided that such period is not shorter than the period the related REMIC is expected to generate taxable income, or

•
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the related REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption.

If the Residual Holder sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee generally is required to be taken into account at the time of the sale or disposition. A prospective purchaser of a residual certificate should consult with its tax counsel regarding the effect of these regulations.

We refer you to “--Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense. Although REMIC income and expense are anticipated to be computed in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that the Trustee will use for reporting income with respect to the mortgage loans and expenses with respect to the regular certificates and different methods could result in different timing of reporting of taxable income or net loss to Residual Holders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on regular certificates as described above under “--Taxation of Regular Certificates--Original Issue Discount” and “--Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “--Premium.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool in such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans generally is the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool. The accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under “--Taxation of Regular Certificates--Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds their unpaid principal balances, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “--Taxation of Regular Certificates--Premium,” a person that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on mortgage loans originated after September 27, 1985 under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item.

Limitations on Offset or Exemption of REMIC Income. A portion (or all) of the REMIC taxable income includible in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a residual certificate over the daily accruals for such quarterly period of

•
120% of the long-term applicable federal rate that would have applied to the residual certificate (if it were a debt instrument) at the time the residual certificate is issued under Code Section 1274(d), multiplied by

•	the adjusted issue price of such residual certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a residual certificate at the beginning of a quarter is the issue price of the residual certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such residual certificate prior to the beginning of such quarterly period.

The portion of a Residual Holder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Holder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. In computing a net operating loss for a taxable year, no excess inclusion is taken into account. If, during the same taxable year, a taxpayer both recognizes an excess inclusion and incurs a net operating loss, the excess inclusion may not be offset by the net operating loss and is not taken into account in determining the amount of the net operating loss that may be carried to another taxable year. If a net operating loss is carried back or carried over to a taxable year in which an excess inclusion is recognized, the excess inclusion cannot be offset by the net operating loss carryback or carryover and is not included in the calculation of taxable income for net operating loss absorption purposes. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Holder’s excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). We refer you to “--Taxation of Certain Foreign Investors--Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

There are three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax Related Restrictions on Transfer of Residual Certificates.

Disqualified Organizations. If any legal or beneficial interest in a residual certificate is transferred to a Disqualified Organization (as described below), a tax would be imposed in an amount equal to the product of

•	the present value of the total anticipated excess inclusions with respect to such residual certificate for periods after the transfer, and

•	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the residual certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a residual certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit stating that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the IRS if the Disqualified Organization promptly disposes of the residual certificate and the transferor pays income tax at the highest corporate rate on the excess inclusion for the period the residual certificate is actually held by the Disqualified Organization.

In addition, if a “Pass-Through Entity” (as described below) has excess inclusion income with respect to a residual certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of

•	the amount of excess inclusions that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and

•	the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year.

The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the residual certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an Electing Large Partnership (as described below) holds a residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an Electing Large Partnership.

For these purposes, “Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511; “Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity; and an “Electing Large Partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling and Servicing Agreement with respect to a series will provide that no legal or beneficial interest in a residual certificate may be transferred or registered unless

•
the proposed transferee furnishes to the Issuer and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is acquiring its ownership interest for its own account and is not a Disqualified Organization, and

•	the transferor provides a statement in writing to the Issuer and the Trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each residual certificate with respect to a series will bear a legend referring to such restrictions on transfer. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of residual certificates, in which case the transferor would continue to be treated as the owner of the residual certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as described below) to a Residual Holder (other than a Residual Holder who is not a U.S. Person, as defined below under “--Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer,

•
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and

•
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes on each excess inclusion.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “--Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if

•
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future,

•
the transferee represents to the transferor that it understands that, as the holder of the non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due,

•
the transferee represents to the transferor that it will not cause income from the residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person, and

•	one of the two following tests is satisfied: either

First

•	the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest will not exceed the sum of:

•	the present value of any consideration given to the transferee to acquire the residual interest;

•	the present value of the expected future distributions on the residual interest; and

•	the present value of the anticipated tax savings associated with holding the residual interest as the REMIC generates losses; or

Second

•
the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation, a regulated investment company, real estate investment trust, REMIC or cooperative under Subchapter T) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

•	the transferee must agree in writing that any subsequent transfer of the residual interest would be to an eligible “C” corporation and would meet the requirement for a safe harbor transfer; and

•
the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

For purposes of the computation for the first test above, the transferee is assumed to pay tax at the highest corporate rate of tax specified in the Code or, in certain circumstances, the alternative minimum tax rate. Present values generally are computed using a discount rate equal to the short-term federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee. Further, the transfer of a residual interest to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a domestic transferee is not eligible for the first test set out above.

Persons considering the purchase of the residual certificates of a series should consult their advisors regarding the advisability of meeting the safe harbor in any transfer of the residual certificates.

Foreign Investors. The REMIC Regulations provide that the transfer of a residual certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (as described below), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer,

•	the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

•
the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

If the Non-U.S. Person transfers the residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons). To further limit the potential for a Non-U.S. Person to avoid income tax liability, temporary REMIC Regulations also limit the deferral period of the Non-U.S. Person for his share of REMIC net income, including excess inclusion income, that is allocated through a domestic partnership. The Non-U.S. Person’s allocable share of REMIC taxable income or net loss must be recognized for purposes of United States withholding under Sections 871(a), 881, 1441 and 1442 of the Code as if that amount were received on the last day of the partnership’s taxable year, unless recognized sooner under Section 860G(b) of the Code. Additionally, a foreign shareholder of a real estate investment trust or a regulated investment company, a foreign participant in a common trust fund or a foreign patron of a subchapter T cooperative organization must take into account the “excess inclusion income”, as described above, for purposes of United States withholding under Sections 871(a), 881, 1441 and 1442 of the Code, at the same time as the time prescribed for other income from the entity. The excess inclusion is also treated as income from sources within the United States.

Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a residual certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “--Basis and Losses”) of such Residual Holder in such residual certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Holder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that distribution date. Such income will be treated as gain from the sale or exchange of the residual certificate.

Any gain on the sale of a residual certificate will be treated as ordinary income under certain circumstances, including

•
if a residual certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction, or

•	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

In addition, gain or loss recognized from the sale of a residual certificate or termination of the REMIC Pool by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of residual certificates where the seller of the residual certificate, during the period beginning six months before the sale or disposition of the residual certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a residual certificate.

Mark to Market Regulations. The IRS has issued final regulations (the “Mark to Market Regulations”) under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark to market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark to market requirement, a residual certificate is not treated as a security and thus may not be marked to market.

Taxes That May Be Imposed on the REMIC Pool

Prohibited Transactions. Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Holders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

•
the disposition of a qualified mortgage other than for, substitution within two years of the startup day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the startup day, foreclosure, default, or imminent default of a qualified mortgage, bankruptcy or insolvency of the REMIC Pool, or a qualified (complete) liquidation,

•	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

•	the receipt of compensation for services, or

•	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding bullets one and four above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on regular certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause, or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day. In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the startup day. Exceptions are provided for cash contributions to the REMIC Pool

•	during the three months following the startup day,

•	made to a qualified reserve fund by a Residual Holder,

•	in the nature of a guarantee,

•	made to facilitate a qualified liquidation or clean-up call, and

•	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property. The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period not exceeding the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of regular certificates and Residual Holders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. Treasury regulations provide that, except where there is a single Residual Holder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit in a unified administrative proceeding. The Pooling and Servicing Agreement will identify the “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool.

Limitations on Deduction of Certain Expenses

A certificateholder who is an individual, estate, or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the certificateholder’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of

•	3% of the excess, if any, of adjusted gross income over a statutory threshold amount, or

•	80% of the amount of itemized deductions otherwise allowable for such year.

This limitation on overall itemized deductions will be phased out and eliminated by 2010. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such certificateholders who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such certificateholders to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of residual certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of regular certificates, as well as holders of residual certificates, where such regular certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of regular certificates and residual certificates with respect to a REMIC Pool.

Taxation of Certain Foreign Investors

Regular Certificates. Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below) will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person

•
is not a “10-percent shareholder” (within the meaning of Code Section 871(h)(3)(B)) of, or a controlled foreign corporation (described in Code Section 881(c)(3)(C)) related to, the REMIC (or possibly one or more mortgagors), and

•
provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442 with appropriate documentation, signed under penalties of perjury, establishing an exemption from withholding.

The appropriate documentation includes IRS Form W-8BEN, if the Non-U.S. Person is a corporation or individual eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; IRS Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the regular certificate being effectively connected to a United States trade or business; IRS Form W-8BEN or IRS Form W-8IMY if the Non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the regular certificate; and IRS Form W-8IMY, with supporting documentation as specified in the Treasury regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. An intermediary (other than a partnership) must provide IRS Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. If any of the foregoing forms, or any other required documentation, is not provided, 30% withholding will apply. The term “Non-U.S. Person” means any person who is not a U.S. Person. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a regular certificate. A “qualified intermediary” generally is a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

Residual Certificates. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Holders who are Non-U.S. Persons generally should be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Holders may qualify as “portfolio interest,” subject to the conditions described in “--Regular Certificates” above, but only to the extent that

•	the mortgage loans were issued after July 18, 1984, and

•
the issuing entity or segregated pool of assets held thereby (as to which a separate REMIC election will be made), to which the residual certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, mortgage loans will not be, but regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Holder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” We refer you to “--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Holders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the residual certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. We refer you to “--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential” and withholding on amounts of REMIC net income recognized by the Non-U.S. Person. Certificateholders who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning residual certificates.

Backup Withholding

Distributions made on the regular certificates, and proceeds from the sale of the regular certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 at the rate of 28% (increasing to 31% after 2010) on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides IRS Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides IRS Form W-8BEN identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury regulations Section 1.6049-4(c)(1)(ii). Any amounts to be withheld from distribution on the regular certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability. Information reporting requirements may also apply regardless of whether withholding is required. Prospective certificateholders are encouraged to consult their own tax advisors regarding the application to them of information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of market discount will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of regular certificates or beneficial owners who own regular certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of regular certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular Series of regular certificates. Holders through nominees must request such information from the nominee.

The IRS’ Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Holder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Holders, furnished annually, if applicable, to holders of regular certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Holders, furnished annually to holders of regular certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made

General

In the event that no election is made to treat an issuing entity (or a segregated pool of assets held thereby) with respect to a series of certificates as a REMIC, in the opinion of Stradley, Ronon, Stevens & Young LLP, the issuing entity will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no Retained Interest with respect to the mortgage loans underlying the certificates of a series, and where such certificates are not designated as “Stripped Certificates,” the holder of each such certificate in such Series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the issuing entity represented by its certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “--Recharacterization of Servicing Fees.” Accordingly, the holder of a certificate of a particular Series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with such certificateholder’s method of accounting. A certificateholder generally will be able to deduct its share of the Servicing Fee and all administrative and other expenses of the issuing entity in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that issuing entity. However, certificateholders who are individuals, estates or trusts who own certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the issuing entity, to the extent that such deductions, in the aggregate, do not exceed two percent of a certificateholder’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of

•	3% of the excess, if any, of adjusted gross income over a statutory threshold amount, or

•	80% of the amount of itemized deductions otherwise allowable for such year.

These limitations will be phased out and eliminated by 2010.

As a result, such certificateholders holding certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such certificates with respect to interest at the Pass-Through Rate or as discount income on such certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such certificateholders to be subject to significant additional tax liability. Moreover, where there is Retained Interest with respect to the mortgage loans underlying a series of certificates or where the servicing fees are in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “--Stripped Certificates” and “--Recharacterization of Servicing Fees,” respectively.

Tax Status

In the opinion of Stradley, Ronon, Stevens & Young LLP, except as described below with respect to Stripped Certificates:

•
A certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans. . .secured by an interest in real property which is. . .residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that certificate is of the type described in such section of the Code.

•
A certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A) to the extent that the assets of the related issuing entity consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

•
A certificate owned by a REMIC will be considered to represent an “obligation (including any participation or certificate of beneficial ownership therein) which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related issuing entity consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

There is no assurance that the treatment described above is proper. Accordingly, certificateholders are urged to consult their own tax advisors concerning the effects of these arrangements on the characterization of a certificateholder’s investment for federal income tax purposes.

Premium and Discount

Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a certificate will be determined generally as described above under “--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium.”

Original Issue Discount. The original issue discount rules of Code Sections 1271 through 1275 will be applicable to a certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of non-corporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than the statutory de minimis exception, including a payment of points that is currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser” rates on the mortgage loans. We refer you to “--Stripped Certificates” below regarding original issue discount on Stripped Certificates.

Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, the original yield to maturity of the certificates calculated based on the Prepayment Assumption for the mortgage loans underlying the certificates will be utilized for purposes of such accrual and will take into account events that occur during the calculation period. There are no regulations indicating how the Prepayment Assumption is determined. The Conference Committee Report to the 1986 Act provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of the certificates. No representation is made that any certificate will prepay at the Prepayment Assumption or at any other rate. The requirement of using a prepayment assumption for the purpose of calculating OID only applies to debt instruments collateralized by other debt instruments that are subject to prepayment rather than direct ownership interests in debt instruments, (and, in tax years beginning after August 5, 1997, to any pool of debt instruments the yield on which may be affected by reason of prepayments.) However, no other legal authority provides guidance with regard to the proper method for accruing OID on obligations that are subject to prepayment, and, until further guidance is issued, the trustee intends to calculate and report OID under the method described in "--Taxation of Regular Certificates--Original Issue Discount.”

Market Discount. Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificate--Market Discount,” except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fees paid to a servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. Recently issued IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “--Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the certificates, and the original issue discount rules of the Code would apply to the holder thereof. While certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a certificateholder, except that the income reported by a cash method holder may be slightly accelerated. We refer you to “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Certificates

Upon sale or exchange of a certificate, a certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the mortgage loans and other assets represented by the certificate. In general, the aggregate adjusted basis will equal the certificateholder’s cost for the certificate, increased by the amount of any income previously reported with respect to the certificate and decreased by the amount of any losses previously reported with respect to the certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the certificate was held as a capital asset. However, gain on the sale of a certificate will be treated as ordinary income under certain circumstances, including (i) if a certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General. Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” The certificates will be subject to those rules if

•
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of a Retained Interest or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

•
the depositor or any of its affiliates is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “--Recharacterization of Servicing Fees” above), and

•	a class of certificates are issued in two or more classes representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to a servicer, to the extent that such fees represent reasonable compensation for services rendered. See the discussion above under “--Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to stripped certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “--General,” subject to the limitation described therein.

Code Section 1286 treats a stripped bond or a stripped coupon generally as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate mortgage loans, in the opinion of Stradley, Ronon, Stevens & Young LLP,

•
the issuing entity will be treated as a grantor trust under subpart E, Part I of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i), and

•	each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. Although it is possible that computations with respect to Stripped Certificates could be made in one of the ways described below under “--Taxation of Stripped Certificates--Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single certificateholder in a single transaction should be treated as a single debt instrument. Accordingly, for OID purposes, all payments on any Stripped Certificates should be aggregated and treated as though they were made on a single debt instrument. The Pooling and Servicing Agreement will require that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations provide for treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment indicates that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, assuming it is not an interest-only or super-premium Stripped Certificate. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either

•	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or

•	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described above under “Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates. No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Stradley, Ronon, Stevens & Young LLP, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(4)(A), “obligation[s] . . . principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) and “loans . . . secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates.

Original Issue Discount. Except as described above under “--General,” each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a stripped certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to the related income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “stripped certificateholder”) in any taxable year likely will be computed generally as described above under “--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount” and “--Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation as described above under “--General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to the stripped certificateholder, presumably under the Prepayment Assumption, other than qualified stated interest.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a stripped certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by the stripped certificateholder’s Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize a loss (which may be a capital loss) equal to such portion of unrecoverable basis.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, these regulations may lead to different timing of income inclusion than would be the case under the OID Regulations for non-contingent debt instruments. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Certificateholders should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the stripped certificateholder’s adjusted basis in such Stripped Certificate, as described above under “--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates.” To the extent that a subsequent purchaser’s purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a stripped certificateholder other than an original stripped certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One class of Stripped Certificates. When a certificateholder purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the stripped certificateholder may be treated as the owner of

•
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan,

•	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan, or

•
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder.

Treasury regulations regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, stripped certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The servicer or trustee will furnish, within a reasonable time after the end of each calendar year, to each certificateholder or stripped certificateholder at any time during such year, such information (prepared on the basis described above) as is necessary to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amount required to be reported by the servicer or trustee, as the case may be, may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The servicer or trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding may be required in respect of any reportable payments, as described above under “--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding.”

Reportable Transactions

A penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective certificateholders are advised to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Taxation of Certain Foreign Investors

To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates.”

OTHER TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Federal Income Tax Consequences,” potential certificateholders should consider the state, local and foreign income tax consequences of the acquisition, ownership, and disposition of the certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential certificateholders should consult their own tax advisors regarding the various state, local and foreign tax consequences of an investment in the certificates.

ERISA CONSIDERATIONS

ERISA imposes requirements on employee benefit plans (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested) (collectively, “Plans”) subject to ERISA and on persons who are fiduciaries of those Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of those Plans. ERISA also imposes duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of the Plan (subject to exceptions not here relevant). Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of these plans may be invested in certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any governmental or church plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

On November 13, 1986, the United States Department of Labor (the “DOL”) issued final regulations concerning the definition of what constitutes the assets of a Plan (Labor Reg. Section 2510.3-101). Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an “equity” investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation, partnership or other entity in which a Plan invests will not be deemed for purposes of ERISA to be assets of the Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is, in general, a security that is widely held, freely transferable and registered under the Securities and Exchange Act of 1934, as amended. In the event that the certificates are treated as equity interests, no assurance can be given to potential Plan investors that the certificates will constitute “publicly-offered securities” within the meaning of the DOL regulations.

On August 17, 2006, the President of the United States signed into law the Pension Protection Act of 2006 (the “PPA”). Among other things, the PPA amended ERISA to provide that the term “plan assets” means plan assets as defined in DOL Regulations Section 2510.3-101, except that under such regulations the assets of any entity shall not be treated as plan assets if, immediately after the most recent acquisition of any equity interest in the entity, less than 25% of the total value of each class of equity interest in the entity is held by “benefit plan investors” (disregarding the value of any equity interest held by a person who has discretionary authority or control with respect to the assets of the entity or any person who provides investment advice for a fee with respect to such assets, or any affiliate of such person). The PPA provides that an entity shall be considered to hold plan assets only to the extent of the percentage of the equity interest held by benefit plan investors. The PPA defines the term “benefit plan investor” as meaning an employee benefit plan subject to ERISA, any plan to which Section 4975 of the Code applies, and any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity. As of the date of this prospectus, the DOL has not modified its plan assets regulations to reflect the provisions of the PPA. No assurance can be given to potential Plan investors that the assets of the Issuing Entity will not constitute “plan assets” for purposes of ERISA and the prohibited transaction rules of the Code.

In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons (“Parties in Interest” or “Party in Interest”) having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries of the Plan. Because loans held by the issuing entity may be deemed Plan assets of each Plan that purchases certificates, an investment in the certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

The DOL has granted certain underwriters individual administrative exemptions (the “Underwriter Exemptions”) from some of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of securities which are certificates in pass-through trusts that consist of receivables, loans and other obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions, as amended by the DOL on July 21, 1997, November 13, 2000, August 22, 2002 and March 20, 2007, contain an expanded definition of “security” which includes a pass-through certificate or trust certificate that represents a beneficial ownership interest in the assets of an issuer which is a trust which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemption also provides that the term “security” includes a debt instrument that is issued by, and is an obligation of, an issuer with respect to which the underwriter is either (i) the sole underwriter or the manager or co-manager of the underwriting syndicate, or (ii) a selling or placement agent. The Underwriter Exemptions contain an expanded definition of “trust” which means an issuer which is a trust, including an owner trust, grantor trust or a REMIC which is operated as a trust.

While each Underwriter Exemption is an individual exemption separately granted to a specific underwriter, the terms and conditions which generally apply to the Underwriter Exemptions are substantially the following:

•
the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•
the rights and interest evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the same issuer, unless the securities are issued in a “designated transaction,” as defined below;

•
the certificates acquired by the Plan have received a rating at the time of the acquisition that is one of the three (or in the case of “designated transactions,” four) highest generic rating categories from S&P, Moody’s, Fitch Ratings (“Fitch”), DBRS Limited or its affiliate, DBRS, Inc. (individually or collectively, “Dominion”) or any successors thereto;

•	the trustee must not be an affiliate of any other member of the Restricted Group, as defined below, other than an underwriter;

•
the sum of all payments made to and retained by the underwriters in connection with the distribution or placement of the certificates represents not more than reasonable compensation for underwriting or placing the certificates; the sum of all payments made to and retained by the pool sponsor pursuant to the assignment of the obligations (or interests therein) to the issuer represents not more than the fair market value of the loans; the sum of all payments made to and retained by the servicer and any subservicer represents not more than reasonable compensation for that person’s services under the agreement pursuant to which the obligations (or interests therein) are pooled and reimbursements of that person’s reasonable expenses in connection therewith;

•	the Plan investing in the certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the SEC under the Securities Act of 1933, as amended; and

•
in the event that the obligations used to fund an issuer have not been transferred to the issuer on the closing date, additional obligations (as specified in the Underwriter Exemptions) may be transferred to the issuer during the Funding Period in exchange for amounts credited to the pre-funding account, provided that the Pre-Funded Amount does not exceed 25% of the initial aggregate principal amount of the certificates and provided that other conditions set forth in the Underwriter Exemptions are satisfied.

In a case where the certificates are backed by Issuing Entity Assets that are fully secured one-to-four family residential, home equity, manufactured housing, multi-family, mixed use, cooperative or commercial loans which are described in the Underwriter Exemptions as “designated transactions,” the Underwriter Exemptions permit the certificates issued by the issuing entity in such transactions to be rated in one of the highest four rating categories by S&P, Moody’s, Fitch or Dominion and/or to be subordinated. Issuing Entity Assets will be considered to be “designated transactions” unless otherwise specified in the related prospectus supplement.

In addition, one subset of designated transactions, residential (one-to-four family) and home equity loans, may be less than fully secured, provided that:

•	the rights and interests evidenced by the certificates issued in such transactions are not subordinated to the rights and interests evidenced by securities of the same issuing entity;

•
certificates issued in such transactions that are acquired by the Plan have received a rating from S&P, Moody’s, Fitch or Dominion at the time of such acquisition that is in one of the two highest generic ratings categories; and

•
at the time of issuance of the certificates in such transactions, each loan included in the corpus or assets of the related issuing entity has a loan-to-value ratio or combined loan-to-value ratio that does not exceed 125%.

Moreover, the Underwriter Exemptions generally provide relief from self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates as to which the fiduciary (or its affiliate) is an obligor on the receivables contained in the issuer provided that, among other requirements:

•
in the case of an acquisition in connection with the initial issuance of certificates, at least 50% of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the issuer is acquired by persons independent of the Restricted Group;

•	the fiduciary (or its affiliate) is an obligor with respect to 5% or less of the fair market value of the obligations or receivables contained in the issuer;

•	the Plan’s investment in each class of certificates does not exceed 25% of all of the certificates of that class outstanding at the time of the acquisition; and

•
immediately after the acquisition, no more than 25% of the assets of the Plan with respect to which the person is a fiduciary is invested in certificates representing an interest in an issuer containing assets sold or serviced by the same entity.

The Underwriter Exemptions do not apply to Plans sponsored by the depositor, the related Underwriter, the trustee, the servicer, any insurer for the loans, any obligor for more than 5% of the fair market value of obligations or receivables contained in the issuer, or any affiliate of these parties (the “Restricted Group”).

The prospectus supplement for each series of certificates will indicate the classes of certificates, if any, offered thereby as to which it is expected that an Underwriter Exemption will apply.

In the event that certificates do not meet the requirements of the Underwriter Exemptions solely because they are subordinate securities or fail to meet a minimum rating requirement under the Underwriter Exemptions, certain Plans may be eligible to purchase certificates pursuant to Prohibited Transaction Class Exemption (or “PTCE”) 95-60 issued by the DOL, which permits insurance company general accounts, as defined in PTCE 95-60, to purchase such certificates if they otherwise meet all of the other requirements of the Underwriter Exemptions.

Any Plan fiduciary who proposes to cause a Plan to purchase certificates should consult with its counsel concerning the impact of ERISA and the Code, the applicability of the Underwriter Exemptions, and the potential consequences in their specific circumstances, prior to making this investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

The related prospectus supplement for each series of certificates will specify which, if any, of the classes of certificates offered thereby constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Classes of certificates that qualify as “mortgage related securities” will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts, and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulations to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of those entities. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any of those entities relating to “mortgage related securities,” securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Approximately twenty-one states adopted this legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any legislation affect the validity of any contractual commitment to purchase, hold or invest in securities, or require the sale or other disposition of securities, so long as the contractual commitment was made or the securities were acquired prior to the enactment of the legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in securities without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations prescribed by the applicable federal authority. In this connection, federal credit unions should review the National Credit Union Administration (“NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities and the NCUA’s regulation “Investment and Deposit Activities” (12 C.F.R. Part 703), which sets forth restrictions on investment by federal credit unions in mortgage related securities (in each case whether or not the class of securities under consideration for purchase constituted a “mortgage related security”).

All depository institutions considering an investment in the certificates (whether or not the class of certificates under consideration for purchase constitutes a “mortgage related security”) should review the Federal Financial Institutions Examination Council’s Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the “Policy Statement”) setting forth, in relevant part, securities trading and sales practices deemed unsuitable for an institution’s investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including “mortgage related securities,” which are “high-risk mortgage securities” as defined in the Policy Statement. According to the Policy Statement, these “high-risk mortgage securities” include securities not entitled to distributions allocated to principal or interest, or subordinated securities. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a “high-risk mortgage security,” and whether the purchase (or retention) of this type of product would be consistent with the Policy Statement.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular certificateholder, including, but not limited to “prudent investor” provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” or in securities that are issued in book-entry form.

There may be other restrictions on the ability of some types of investors, including depository institutions, either to purchase securities or to purchase securities representing more than a specified percentage of the investor’s assets. Certificateholders should consult their own legal advisors in determining whether and to what extent the certificates constitute legal investments for those certificateholders.

METHOD OF DISTRIBUTION

Certificates are being offered hereby in series from time to time (each series evidencing or relating to a different issuing entity) through any of the following methods:

•	by negotiated firm commitment underwriting and public reoffering by underwriters;

•	by agency placements through one or more placement agents primarily with institutional investors and dealers; and

•	by placement directly by the depositor with institutional investors.

A prospectus supplement will be prepared for each series which will describe the method of offering being used for that series and will set forth the identity of any underwriters thereof and either the price at which the series is being offered, the nature and amount of any underwriting discounts or additional compensation to the underwriters and the proceeds of the offering to the depositor, or the method by which the price at which the underwriters will sell the certificates will be determined. Each prospectus supplement for an underwritten offering will also contain information regarding the nature of the underwriters’ obligations, any material relationship between the depositor and any underwriter and, where appropriate, information regarding any discounts or concessions to be allowed or reallowed to dealers or others and any arrangements to stabilize the market for the certificates so offered. In firm commitment underwritten offerings, the underwriters will be obligated to purchase all of the certificates of that series if any certificates of that type are purchased. Certificates may be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters and agents may be entitled under agreements entered into with the depositor to indemnification by the depositor against specified civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

If a series is offered other than through underwriters, the prospectus supplement relating thereto will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and purchasers of certificates of that series.

LEGAL MATTERS

Certain legal matters relating to the certificates of each series, including specific federal income tax consequences with respect thereto, will be passed upon for the depositor by Stradley, Ronon, Stevens & Young, LLP, 2600 One Commerce Square, Philadelphia, PA 19103.

FINANCIAL INFORMATION

A new issuing entity will be formed with respect to each series of certificates and no issuing entity will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any issuing entity will be included in this prospectus or in the related prospectus supplement.

RATING

It is a condition to the issuance of the certificates of each series offered hereby and by the related prospectus supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies (each, a “Rating Agency”) specified in the related prospectus supplement.

Any rating of the certificates offered hereby would be based on, among other things, the adequacy of the value of the Issuing Entity Assets and any credit enhancement of that class and will reflect that Rating Agency’s assessment solely of the likelihood that holders of a class of certificates of that class will receive payments to which those certificateholders are entitled under the related Pooling and Servicing Agreement. The rating will not constitute an assessment of the likelihood that principal prepayments on the related loans will be made, the degree to which the rate of prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of certificates. The rating should not be deemed a recommendation to purchase, hold or sell certificates, inasmuch as it does not address market price or suitability for a particular investor. Each certificate rating should be evaluated independently of any other certificate rating. The rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause the investor to experience a lower than anticipated yield or that an investor purchasing a certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios.

There is also no assurance that any rating will remain in effect for any given period of time or that it may not be lowered or withdrawn entirely by the Rating Agency in the future if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Issuing Entity Assets or any credit enhancement of a series, the rating might also be lowered or withdrawn among other reasons, because of an adverse change in the financial or other condition of a credit enhancement provider or a change in the rating of that credit enhancement provider’s long term debt.

The amount, type and nature of credit enhancement, if any, established for a series of certificates will be determined on the basis of criteria established by each Rating Agency rating classes of that series. These criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. This analysis is often the basis upon which each Rating Agency determines the amount of credit enhancement required for each class. There can be no assurance that the historical data supporting any actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of loans. No assurance can be given that values of any mortgaged properties have remained or will remain at their levels on the respective dates of origination of the related loans. If the residential real estate markets should experience an overall decline in property values resulting in the outstanding principal balances of the loans held by a particular issuing entity and any secondary financing on the related mortgaged properties becoming equal to or greater than the value of the mortgaged properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the loans and, accordingly, the rates of delinquencies, foreclosures and losses of any issuing entity. To the extent that these losses are not covered by credit enhancement, the losses will be borne, at least in part, by the holders of one or more classes of the certificates of the related series.

AVAILABLE INFORMATION

The depositor has filed with the SEC a Registration Statement under the Securities Act of 1933, as amended, covering the certificates. This prospectus, which forms a part of the Registration Statement, and the prospectus supplement relating to each series of certificates contain summaries of the material terms of the documents referred to in this prospectus and in the prospectus supplement, but do not contain all of the information in the Registration Statement pursuant to the rules and regulations of the SEC. For further information, reference is made to the Registration Statement and its exhibits. The Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 233 Broadway, New York, New York 10279. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet website that contains reports, information statements and other information regarding the registrants that file electronically with the SEC, including the depositor. The address of that internet website is http://www.sec.gov.

At such time as may be required under relevant SEC rules and regulations, we may provide static pool information in response to Item 1105 of Regulation AB under the Securities Act (17 C.F.R. 229.1105) through an Internet Web site. If we determine to do so, the prospectus supplement accompanying this prospectus will disclose the specific Internet address where the information is posted.

This prospectus and any applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus and the prospectus supplement nor an offer of the securities to any person in any state or other jurisdiction in which the offer would be unlawful.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

All documents subsequently filed by or on behalf of the issuing entity referred to in the accompanying prospectus supplement with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of the certificates issued by the issuing entity shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of the filing of these documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Neither the depositor nor the servicer for any series intends to file with the SEC periodic reports for the related issuing entity following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities Exchange Act of 1934, as amended.

The trustee or any other entity specified in the related prospectus supplement on behalf of any issuing entity will provide without charge to each person to whom this prospectus is delivered, on the written or oral request of that person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Additionally, the trustee will provide a copy of the Pooling and Servicing Agreement (without exhibits) relating to any series without charge upon written request of a holder of record of a certificate of that series. These requests should be directed to the corporate trust office of the trustee or the address of the other entity specified in the accompanying prospectus supplement. Included in the accompanying prospectus supplement is the name, address, telephone number, and, if available, facsimile number of the office or contact person at the corporate trust office of the trustee or that other entity.

INDEX OF DEFINED TERMS

1986 Act	75
Accrual Certificates	28
AIV	21
APR	18
Available Funds	28
Bankruptcy Code	43
BIF	49
CERCLA	63
Certificate Account	49
Certificates Index	37
Claimable Amount	71
Clearstream	39
Code	73
Combined Loan-to-Value Ratio	18
Debt-to-Income Ratio	21
Disqualified Organization	86
DOL	100
Dominion	101
DTC	37
Electing Large Partnership	86
EPA	63
Equity One	15
Equity One Standards	20
Euroclear	39
Fannie Mae	57
Federal Reserve	19
FHA	16
Fitch	101
Freddie Mac	57
Full Doc	21
Funding Period	51
Garn-St Germain Act	66
HUD	68
Insurance Proceeds	49
Insured Expenses	49
IRS	75
Issuing Entity Assets	15
Liquidation Expenses	50
Liquidation Proceeds	50
Lite Doc	21
Loan Indices	37
Mark to Market Regulations	89
Mixed Use Properties	17
Moody’s	43
Mortgage	48
NCUA	103
Non-U.S. Person	91
OID	76
OID Regulations	76
Parties in Interest	100
Party in Interest	100
Pass-Through Entity	86
Pass-Through Rate	28
Percentage Interests	57
Permitted Investments	43
PFH	19
Plans	99
Policy Statement	103
Pooling and Servicing Agreement	15
PPA	100
Pre-Funded Amount	51
Prepayment Assumption	77
Prime Rate	37
Principal Prepayments	29
Property Improvement Loans	68
PTCE	102
Purchase Price	26
Rating Agency	104
RCRA	64
Record Date	27
Regular Certificateholder	76
Relief Act	67
REMIC	28
REMIC Certificates	73
REMIC Pool	73
REMIC Regulations	73
Residual Holders	82
Restricted Group	102
Retained Interest	27
S&P	44
SAIF	49
SEC	16
Secured Creditor Exclusion	63
SI	21
Single Family Properties	17
SMMEA	102
Stripped Certificates	95
Subsequent Loans	51
Title I Loans	68
Title I Program	68
Title V	67
Treasury	73
Treasury Index	36
U.S. Person	88
Underwriter Exemptions	100
VA	16

Popular ABS Mortgage Pass-Through Trust 2007-A
as Issuing Entity

$428,632,000
(Approximate)

Mortgage Pass-Through Certificates, Series 2007-A

Popular ABS, Inc.
as Depositor

Equity One, Inc.
as Servicer and Sponsor

Popular Mortgage Servicing, Inc.
as Subservicer

PROSPECTUS SUPPLEMENT

Dated May [ ], 2007

Deutsche Bank Securities